SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            CAPITAL BANK CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

( )  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

(X) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: $13,211.73

     2)  Form, Schedule, or Registration Statement No.: Form S-4(333-65853)

     3)  Filing Party: Capital Bank Corporation

     4)  Date Filed: 10/19/98

                                   CAPITAL BANK
                             4400 FALLS OF NEUSE ROAD
                          RALEIGH, NORTH CAROLINA 27609



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MARCH 26, 1999



      Capital Bank will hold a special meeting of shareholders at The Cardinal Club, First Union Capitol Center, 28th Floor, Raleigh, North Carolina, at 1:30 p.m. local time on March 26, 1999, to vote on the following proposals:

      1. The Agreement and Plan of Reorganization and Share Exchange, dated as of August 12, 1998, between Capital Bank and Capital Bank Corporation, and the transactions contemplated by the Agreement, including the holding company reorganization of Capital Bank by which its shareholders will exchange their shares of Capital Bank stock for shares of Capital Bank Corporation stock on a one-for-one basis.

      2. The proposal to issue up to 1,216,000 shares of Capital Bank Corporation Common Stock to the shareholders of Home Savings Bank of Siler City, Inc., SSB, in connection with Capital Bank Corporation's acquisition of Home Savings.

      3. Any other matters that properly come before this special meeting, or any adjournments or postponements of this special meeting.

      Record holders of Capital Bank Common Stock at the close of business on February 8, 1999, will receive notice of and may vote at the special meeting, including any adjournments or postponements. The Agreement for the holding company reorganization requires approval by a majority of the shares of Capital Bank Common Stock outstanding on February 8, 1999. The approval of the issuance of Capital Bank Corporation stock in the Home Savings acquisition requires the affirmative vote of a majority of those shares present, in person or by proxy, at the special meeting. Holders of Capital Bank Common Stock may exercise dissenters' rights under Article 13 of the North Carolina Business Corporation Act. We have attached a copy of that law as an appendix to the accompanying Joint Proxy Statement-Prospectus.

      PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MATTERS THAT YOU WILL VOTE ON AT THE SPECIAL MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          Allen T. Nelson, Jr.
                                          Secretary

Raleigh, North Carolina
February 17, 1999

                    HOME SAVINGS BANK OF SILER CITY, INC., SSB
                             300 EAST RALEIGH STREET
                         SILER CITY, NORTH CAROLINA 27344



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MARCH 29, 1999


      Home Savings Bank of Siler City, Inc., SSB will hold a special meeting of shareholders at its offices on 300 East Raleigh Street, in Siler City, North Carolina, at 12:00 noon local time on March 29, 1999, to vote on the following proposals:

      1. The Agreement and Plan of Reorganization and Share Exchange with Capital Bank Corporation, dated as of September 29, 1998, and the transactions contemplated by the Agreement, including the share exchange by which Capital Bank Corporation (the holding company for Capital Bank) will acquire all of the outstanding stock of Home Savings.

      2. Any other matters that properly come before this special meeting, or any adjournments or postponements of this special meeting.

      Record holders of Home Savings Common Stock at the close of business on February 12, 1999, will receive notice of and may vote at the special meeting, including any adjournments or postponements. The Agreement with Capital Bank Corporation requires approval by a majority of the shares of Home Savings Common Stock outstanding on February 12, 1999. Holders of Home Savings Common Stock may exercise dissenters' rights under Article 13 of the North Carolina Business Corporation Act. We have attached a copy of that law as an appendix to the accompanying Joint Proxy Statement-Prospectus.

      PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MATTERS THAT YOU WILL VOTE ON AT THE SPECIAL MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          Jack L. Tanner
                                          Corporate Secretary

Siler City, North Carolina
February 17, 1999

[CAPITAL BANK LOGO]                               [HOME SAVINGS BANK
                                                   OF SILER CITY, SSB. LOGO]


                               ACQUISITION PROPOSED

                           YOUR VOTE IS VERY IMPORTANT

      The Boards of Directors of Capital Bank Corporation and Home Savings Bank of Siler City, Inc., SSB have agreed that Capital Bank Corporation will acquire Home Savings by exchanging shares of Capital Bank Corporation common stock for all outstanding Home Savings stock.

      Before this transaction can be completed, Home Savings and Capital Bank shareholders must vote to approve it. We are sending you this Joint Proxy Statement-Prospectus to ask you to vote in favor of the transaction.

      Home Savings shareholders would receive 1.28 shares of common stock of Capital Bank Corporation for each share of Home Savings that they own just before the transaction. On February 11, 1999, Capital Bank stock closed at $10.50 per share, making the value of 1.28 shares of Capital Bank common stock equal to $13.44 on that date. Home Savings stock closed at $11.25 per share on the same date.

      Shortly before the transaction, we expect that Capital Bank Corporation will become the bank holding company for Capital Bank, currently a North Carolina commercial bank, and that the value of Capital Bank Corporation stock will equal the value of Capital Bank stock just prior to that transaction. Capital Bank shareholders are separately being asked to approve the reorganization of Capital Bank into a bank holding company as a prerequisite to completion of the Home Savings acquisition.

      Whether or not you plan to attend the shareholders' meetings, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, we will vote your proxy in favor of the holding company reorganization of Capital Bank and in favor of the acquisition of Home Savings by Capital Bank Corporation. By signing the proxy, you also authorize us to vote in our discretion for any procedural motions, such as a motion for adjournment, that may come up at the meetings.

      THE DATE, TIME AND PLACE OF THE CAPITAL BANK SHAREHOLDERS' MEETING IS:

March 26, 1999
1:30 p.m. eastern time
The Cardinal Club
First Union Capitol Center
28th Floor
Raleigh, North Carolina

      THE DATE, TIME AND PLACE OF THE HOME SAVINGS SHAREHOLDERS' MEETING IS:

March 29, 1999
12:00 noon eastern time
Home Savings' Offices
300 East Raleigh Street
Siler City, North Carolina

      This Joint Proxy Statement-Prospectus provides you with detailed information about the Capital Bank holding company reorganization and the acquisition by Capital Bank Corporation of Home Savings. We encourage you to read this entire document carefully.

--------------------------------------------------------------------------------
THE BOARDS OF DIRECTORS OF CAPITAL BANK AND HOME SAVINGS UNANIMOUSLY RECOMMEND A VOTE "FOR" THE PROPOSALS DESCRIBED IN THIS DOCUMENT.
--------------------------------------------------------------------------------

JAMES A. BECK                             EDWIN E. BRIDGES
PRESIDENT AND CHIEF EXECUTIVE OFFICER     PRESIDENT AND CHIEF EXECUTIVE OFFICER
CAPITAL BANK                              HOME SAVINGS BANK OF SILER CITY,
RALEIGH, NORTH CAROLINA                   INC., SSB
                                          SILER CITY, NORTH CAROLINA



      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS JOINT PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF ANY OF THE PARTIES, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

      AN INVESTMENT IN CAPITAL BANK CORPORATION STOCK WILL INVOLVE CERTAIN RISKS, INCLUDING A POSSIBLE LOSS OF INVESTMENT. SEE "RISK FACTORS" ON PAGE 9.

      JOINT PROXY STATEMENT-PROSPECTUS DATED FEBRUARY 17, 1999 AND FIRST MAILED TO SHAREHOLDERS ON FEBRUARY 17, 1999

                                TABLE OF CONTENTS

SUMMARY........................................................................3
RISK FACTORS...................................................................9
MARKET PRICES AND DIVIDEND POLICIES...........................................12
SELECTED HISTORICAL FINANCIAL DATA............................................15
RECENT DEVELOPMENTS...........................................................17
CAPITAL BANK AND HOME SAVINGS UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL INFORMATION.........................................................18
GENERAL INFORMATION...........................................................22
REORGANIZATION OF CAPITAL BANK INTO A HOLDING COMPANY.........................25
DESCRIPTION OF THE HOLDING COMPANY AGREEMENT..................................26
  Capital Bank................................................................26
  Capital Bank Corporation....................................................26
  Reasons for the Reorganization..............................................26
  Holding Company Effective Date..............................................26
  Actions at the Holding Company Effective Date...............................27
  Conditions to the Holding Company Reorganization............................27
  Termination.................................................................28
  Exchange of Stock Certificates..............................................28
  Effect of the Holding Company Reorganization on Capital Bank's Stock
  Option Plans................................................................28
  Federal Income Tax Consequences of Holding Company Reorganization...........29
  Accounting Treatment of the Holding Company Reorganization..................30
CAPITAL BANK CORPORATION'S SHARE EXCHANGE WITH HOME SAVINGS BANK..............31
  General.....................................................................31
  Background of and Reasons for the Exchange..................................31
  Recommendation of the Home Savings Board....................................35
  Recommendation of the Capital Bank Board....................................35
  Opinion of Home Savings'Financial Advisor...................................35
  Opinion of Capital Bank's and Capital Bank Corporation's Financial Advisor..39
  Effective Time of the Exchange..............................................45
  Distribution of Consideration...............................................46
  Conditions to Consummation of the Exchange..................................47
  Regulatory Approval.........................................................48
  Waiver, Amendment, and Termination..........................................48
  Conduct of Business Pending the Exchange....................................51
  Management and Operations After the Exchange................................52
  Effect on Certain Employees and Benefit Plans...............................52
  Federal Income Tax Consequences of the Exchange.............................55
  Accounting Treatment........................................................56
  Expenses and Fees...........................................................56
  Resales of Capital Bank Corporation Common Stock............................57
  Option Agreement............................................................57
DISSENTERS'RIGHTS.............................................................60
DESCRIPTION OF CAPITAL BANK CORPORATION CAPITAL STOCK.........................63
COMPARISON OF THE RIGHTS OF SHAREHOLDERS......................................65
PRO FORMA CONSOLIDATED CAPITALIZATION.........................................73
INFORMATION ABOUT CAPITAL BANK AND CAPITAL BANK CORPORATION...................73
INFORMATION ABOUT HOME SAVINGS................................................86
REGULATION AND SUPERVISION....................................................88
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS OF CAPITAL BANK.................................................93
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION OF HOME SAVINGS
BANK OF SILVER CITY, INC., SSB...............................................106
LEGAL MATTERS................................................................116
EXPERTS......................................................................116
FORWARD LOOKING STATEMENTS...................................................116
WHERE YOU CAN GET MORE INFORMATION...........................................116
INFORMATION INCORPORATED BY REFERENCE........................................118

Index to Financial Statements................................................F-1

Appendix I:     Agreement and Plan of Reorganization and Share Exchange -
                Holding Company Reorganization

Appendix II:    Agreement and Plan of Reorganization and Share Exchange - Home
                Savings Acquisition

Appendix III:   Opinion of Baxter Fentriss and Company

Appendix IV:    Opinion of Interstate/Johnson Lane Corporation

Appendix V:     Article 13 of North Carolina Business Corporation Act regarding
                Dissenters' Rights

                                     SUMMARY

      THIS SUMMARY HIGHLIGHTS THE MATERIAL TERMS OF THIS JOINT PROXY STATEMENT-PROSPECTUS. TO UNDERSTAND THE CAPITAL BANK HOLDING COMPANY REORGANIZATION AND THE HOME SAVINGS ACQUISITION FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THESE TRANSACTIONS, YOU SHOULD READ THIS ENTIRE DOCUMENT, AND THE DOCUMENTS WE REFER YOU TO, CAREFULLY. SEE "WHERE YOU CAN GET MORE INFORMATION." (PAGE 116)

CAPITAL BANK WILL REORGANIZE INTO A HOLDING COMPANY STRUCTURE (PAGE 26)

      Under a holding company reorganization agreement between Capital Bank and Capital Bank Corporation, all of the outstanding shares of Capital Bank stock will be automatically converted into the right to receive shares of Capital Bank Corporation stock in a one-for-one exchange. As a result, Capital Bank will be owned by Capital Bank Corporation and Capital Bank will continue its current business and operations as a North Carolina bank using its current name. So, for example, if you hold 100 shares of Capital Bank common stock, you would receive 100 shares of Capital Bank Corporation common stock in the holding company reorganization. The total cost of forming the holding company is estimated to be $50,000. The cost will be borne by Capital Bank.

CAPITAL BANK CORPORATION WILL ACQUIRE HOME SAVINGS - EXCHANGE RATIO TO BE 1.28 SHARES OF CAPITAL BANK CORPORATION COMMON STOCK FOR EACH HOME SAVINGS SHARE (PAGE 31)

      If the share exchange with Home Savings is completed, Home Savings shareholders will receive 1.28 shares of Capital Bank Corporation common stock for each share of Home Savings stock that they own. On February 11, 1999, the closing price of Capital Bank common stock was $10.50 making the value of 1.28 shares of Capital Bank common stock equal to $13.44. Because the market price of Capital Bank stock fluctuates, you will not know when you vote what the shares will be worth when issued in the share exchange. After the share exchange, the former Home Savings shareholders will own about 32% of Capital Bank Corporation's common stock.

      The table below illustrates how many shares Capital Bank Corporation will issue in the share exchange to shareholders of Home Savings assuming a Home Savings shareholder currently owns the number of shares in the left column.

                                       Shares of
          Shares of                  Capital Bank
       Home Savings                  Corporation
           Owned                    to be Received
           -----                    --------------
             100                           128
             500                           640
           1,000                         1,280
          10,000                        12,800

SHARE EXCHANGE AND HOLDING COMPANY REORGANIZATION RELATED, BUT INDEPENDENT TRANSACTIONS

      Capital Bank's holding company reorganization and the subsequent share exchange between Capital Bank Corporation and Home Savings are entirely separate transactions, although if the holding company reorganization is not approved, Capital Bank Corporation is not obligated to complete the Home Savings acquisition. As a result, a vote by Capital Bank shareholders against the holding company reorganization is, in effect, also a vote against the Home Savings share exchange. Even if shareholders do not approve the holding company reorganization, Capital Bank and Home Savings could nevertheless pursue a separate acquisition transaction, but without the benefit of the holding company structure. If Capital Bank and Home Savings were to enter into a separate acquisition transaction, that transaction would have to be approved by shareholders in separate meetings and by banking regulatory authorities.

FEDERAL INCOME TAX CONSEQUENCES (PAGES 29 AND 55)

      We have structured the transactions so that neither Capital Bank nor Home Savings shareholders would recognize any gain or loss for federal income tax purposes. Capital Bank Corporation and Home Savings need not complete the share exchange unless they receive an opinion from PricewaterhouseCoopers LLP that the Home Savings shareholders will not recognize any gain or loss for federal income tax purposes as a result of the share exchange. Capital Bank's lawyers will furnish an opinion that the Capital Bank shareholders will not recognize any gain or loss for federal income tax purposes as a result of the holding company reorganization. These opinions are not binding on the Internal Revenue Service.

SINCE TAX MATTERS CAN BE COMPLICATED, AND TAX RESULTS MAY VARY AMONG SHAREHOLDERS, WE URGE YOU TO CONTACT YOUR OWN TAX ADVISOR TO UNDERSTAND FULLY HOW THE TRANSACTIONS WILL AFFECT YOU.

CAPITAL BANK CORPORATION DIVIDEND POLICY FOLLOWING THE SHARE EXCHANGE (PAGE 12)

      You should not expect to receive any dividends from Capital Bank Corporation for the next several years. Capital Bank has not paid any dividends to date, although Home Savings has paid dividends in prior years, including a special dividend in 1996. The Board of Capital Bank Corporation may decide from time to time whether to pay dividends after evaluating business and financial results and other factors, such as legal restrictions.

BOARDS RECOMMEND SHAREHOLDER APPROVAL (PAGE 35)

      The Boards of Directors of both banks believe that the holding company reorganization and share exchange are in the best interests of shareholders and unanimously recommend that the shareholders vote "FOR" approval of each transaction.

      The Home Savings Board believes that shareholders of both banks will have a stake in a larger, better capitalized community bank with the ability to serve depositors in a wider area of the Research Triangle of North Carolina, including Chatham County. This transaction should allow the combined company to increase market share and geographic reach, position Capital Bank Corporation to manage planned growth by adding experienced personnel from Home Savings and increase the number of its branch offices.

      The Board of Directors of Capital Bank believes that the share exchange will help fulfill its long-term goals of enhancing shareholder value, establishing a presence in an under-utilized contiguous market, adding services, and generating growth in assets and deposits. The Board also believes that a holding company structure will open up attractive opportunities to maintain growth, without sacrificing its hometown philosophy and way of doing business.

EXCHANGE RATIO FAIR TO SHAREHOLDERS, ACCORDING TO TWO INVESTMENT BANKING FIRMS (PAGES 35, 39)

      In deciding to approve the share exchange between Capital Bank Corporation and Home Savings, our Boards considered opinions from our respective financial advisors as to the fairness of the exchange ratio from a financial point of view. Home Savings received an opinion from Baxter Fentriss and Company, and Capital Bank received an opinion from Interstate/Johnson Lane Corporation. These opinions are attached as Appendices III and IV to this Joint Proxy Statement-Prospectus.

     In connection with delivering these opinions, our financial advisors performed a variety of analyses. The analyses included:

      o comparing Home Savings and Capital Bank historical stock prices and other financial information to each other and to those of other selected companies,

      o comparing the financial terms of the share exchange to those of other publicly announced transactions, and

      o estimating the relative values and contributions of Home Savings and Capital Bank based on past and estimated future performances and anticipated benefits of the share exchange.

CAPITAL BANK SPECIAL MEETING (PAGE 22)

      Capital Bank will hold its special meeting of shareholders to vote on the holding company reorganization and Capital Bank Corporation's authority to issue shares in the Home Savings share exchange at 1:30 p.m. on Friday, March 26, 1999, at The Cardinal Club, First Union Capitol Center, 28th Floor, Raleigh, North Carolina.

HOME SAVINGS SPECIAL MEETING (PAGE 23)

      Home Savings will hold its special meeting of shareholders at 12:00 noon on Monday, March 29, 1999, at Home Savings' offices, 300 East Raleigh Street, Siler City, North Carolina. The purpose of the Home Savings special meeting is to vote on the share exchange with Capital Bank Corporation.

THE COMPANIES (PAGES 73, 86)

HOME SAVINGS BANK OF SILER CITY, INC., SSB
300 EAST RALEIGH STREET
SILER CITY, NORTH CAROLINA  27344
(919) 742-4186

      Home Savings is a North Carolina state savings bank headquartered in Siler City, North Carolina. Home Savings was organized as a North Carolina mutual savings and loan association in 1950 under the name Home Savings and Loan Association and was converted from mutual to stock form on November 14, 1995.

CAPITAL BANK
4400 FALLS OF NEUSE ROAD
RALEIGH, NORTH CAROLINA  27609
(919) 878-3100

      Capital Bank is a state-chartered commercial bank organized under the laws of the State of North Carolina. Capital Bank's main office is in Raleigh, North Carolina at the address above. Capital Bank has four branch offices, two in Cary and two in Sanford, North Carolina.

CAPITAL BANK CORPORATION
4400 FALLS OF NEUSE ROAD
RALEIGH, NORTH CAROLINA
(919) 878-3100

      Capital Bank Corporation is a North Carolina corporation formed to be the owner of all of Capital Bank's shares. If Capital Bank shareholders approve the holding company reorganization agreement, then Capital Bank Corporation will own all of the shares of Capital Bank and the former Capital Bank shareholders will become the owners of all of Capital Bank Corporation's shares.

AGREEMENTS GOVERNING THE TRANSACTIONS ARE ATTACHED

      We have attached both the holding company reorganization agreement and the share exchange agreement as Appendices I and II at the back of this Joint Proxy Statement-Prospectus. We encourage you to read these agreements as they are the legal documents that govern the transactions.

MAJORITY VOTE REQUIRED TO APPROVE THE TRANSACTIONS (PAGES 22, 31)

      Approval of the holding company reorganization requires the affirmative vote of the holders of at least a majority of the outstanding shares of Capital Bank common stock. Likewise, approval of the share exchange requires the affirmative vote of the holders of at least a majority of Home Savings' outstanding shares of common stock. In either case, a shareholder's failure to vote will have the effect of a vote against approval of the transaction. As required by Nasdaq Stock Market rules, Capital Bank shareholders are also voting on whether to permit Capital Bank Corporation to issue its shares in the Home Savings share exchange.

      Directors and executive officers of Capital Bank own about 15% of the shares that may be cast at the meeting, and we expect them to vote in favor of the holding company reorganization and to permit the issuance of shares. Directors and executive officers of Home Savings together own about 13% of the shares that may be cast at the meeting, and we also expect them to vote in favor of the share exchange.

      Brokers who hold shares as nominees, or in "street name," will not have the authority to vote such shares in either the holding company reorganization or the share exchange unless they receive instructions from the shareholder whose account they hold.

      If we receive shareholder approvals, we currently expect to complete the holding company reorganization and the share exchange in March 1999, particularly since we have received approvals from all regulatory authorities.

RECORD DATES FOR MEETINGS ARE FEBRUARY 8, 1999 (CAPITAL BANK) AND FEBRUARY 12, 1999 (HOME SAVINGS)

      If you owned shares of Capital Bank at the close of business on February 8, 1999, or of Home Savings at the close of business on February 12, 1999, you may vote on the matters to be considered at your shareholders' meeting.

      On February 8, 1999, there were 2,477,651 shares of Capital Bank common stock and on February 12, 1999, there were 922,686 shares of Home Savings' common stock outstanding. Each Capital Bank and Home Savings shareholder will have one vote at the meetings for each share of stock they owned on such dates.

INTERESTS OF MANAGEMENT IN THE SHARE EXCHANGE (PAGE 52)

     Members of Home Savings' and Capital Bank's management and Board of Directors have interests in the share exchange in addition to their interests as shareholders of Capital Bank and Home Savings generally.

      Among the matters for you to consider is Capital Bank Corporation's intention to employ Edwin E. Bridges, currently the President and Chief Executive Officer of Home Savings, for an annual salary of $107,000. The agreement will provide for employment for a five-year initial term and for severance benefits equal to the salary remaining under his agreement if his employment is terminated without cause and is not due to Mr. Bridges' death. In addition, Mr. Bridges and John F. Grimes, currently a director of Home Savings, will become directors of Capital Bank Corporation, assuming completion of the holding company reorganization and share exchange.

STOCK OPTION AGREEMENT (PAGE 57)

     In connection with the share exchange, Home Savings granted to Capital Bank an option to purchase up to 183,615 shares of Home Savings stock at a price of $11.75 per share. Capital Bank may exercise this option if and when events occur that are related to the potential acquisition of Home Savings by someone other than Capital Bank Corporation. The option is intended to increase the likelihood that Home Savings and Capital Bank Corporation will complete the share exchange by making it more difficult and expensive for any third party to acquire control of Home Savings.

CONDITIONS TO THE SHARE EXCHANGE (PAGE 47)

      The completion of the share exchange depends upon meeting a number of conditions, including the following:

      o the approval of Capital Bank shareholders of the holding company reorganization,

      o     the approval of Capital Bank and Home Savings shareholders and

      o the assurances of Capital Bank Corporation's independent accountants that the share exchange will qualify for pooling of interests accounting treatment.

TERMINATION OF THE SHARE EXCHANGE AGREEMENT (PAGE 48)

      Either party may terminate the agreement if any of the following occurs:

      o     the share exchange is not completed by June 30, 1999,

      o     the approvals of shareholders are not received,

      o the other party does not satisfy its obligations under the share exchange agreement or

      o the number of shares dissenting from the share exchange, if any, prevents pooling of interests accounting treatment.

POOLING OF INTERESTS ACCOUNTING TREATMENT TO BE USED (PAGE 56)

      We expect the share exchange to qualify as a pooling of interests, which means that after the transactions we will treat our banks as if they had always been combined for accounting and financial reporting purposes. This is important to shareholders since we expect the pooling method of accounting to positively impact our financial condition over time. Use of the alternative method - purchase accounting - would not likely have had the same positive financial impact.

DISSENTERS' RIGHTS (PAGE 60)

      Shareholders who vote against or abstain from voting and properly exercise their dissenters' rights prior to the special shareholders' meetings have the right to receive a cash payment for the fair value of their stock. In order to exercise these rights, shareholders must comply with Article 13 of the North Carolina Business Corporation Act, which is attached as Appendix V to this Joint Proxy Statement-Prospectus. If you wish to dissent, please read this information carefully as you must take affirmative steps to preserve your rights.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGES 12-14)

      Shares of Capital Bank common stock are listed on the Nasdaq SmallCap Market under the symbol "CBKN" and shares of Home Savings are listed on the OTC Bulletin Board under the symbol "HSSC". On September 29, 1998, the last full trading day prior to the public announcement of the proposed exchange, Capital Bank stock closed at $12.75 per share and Home Savings stock closed at $11.75 per share. On February 11, 1999, Capital Bank stock closed at $10.50 per share and Home Savings stock closed at $11.25 per share.

LISTING OF CAPITAL BANK CORPORATION COMMON STOCK

      Capital Bank Corporation will list its shares, including those to be issued in connection with the holding company reorganization and the share exchange, on the Nasdaq SmallCap Market under the symbol "CBKN". Nasdaq will first have to approve our application for this listing.

OPERATIONS AFTER THE EXCHANGE (PAGE 52)

      Following the completion of the transactions, Capital Bank and Home Savings will operate as separate subsidiary banks of Capital Bank Corporation and will continue to use their own names. Capital Bank Corporation anticipates that within the first year after closing, Home Savings will merge into Capital Bank and discontinue the use of the Home Savings name.

EXCHANGE OF SHARE CERTIFICATES (PAGE 22)

     Certificates representing shares of Capital Bank or Home Savings stock will not automatically represent shares of Capital Bank Corporation stock. Shareholders will need to exchange their Capital Bank and Home Savings stock certificates for Capital Bank Corporation stock certificates after the transaction is completed. We will mail you information following the date on which we complete the transactions.

      COMPARATIVE PER SHARE DATA

      Comparative per share data below provides the Capital Bank and Home Savings' shareholders with information about the value of their shares prior to the exchange as opposed to the value of their shares after the exchange and once the two banks are combined. Shareholders can use this comparative information to help them evaluate, from a financial perspective, whether to vote in favor of the transaction. Shareholders should also consider the other factors discussed in this Joint Proxy Statement-Prospectus, including the long-term prospects associated with the combined banks as opposed to Home Savings' ability to independently maintain its competitiveness in its market.

      Capital Bank's basic and diluted net income and historical per share data for the year ended December 31, 1997 includes results of operations for the period from June 20, 1997, its opening date, to December 31, 1997. Home Savings' basic and diluted net income historical per share data for the year ended December 31, 1997 includes results of operations for the year ended September 30, 1997. The proposed transactions will be accounted for on a pooling of interests basis, and the pro forma data is derived in accordance with such method. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of each of the periods presented and should not be construed as representative of future operations.

      The Home Savings equivalent per share amounts are computed by multiplying the combined amounts by the exchange ratio of 1.28 so that the per share amounts equate to the respective values for one share of Home Savings Common Stock. The periods presented for Home Savings are the nine month period ended September 30, 1998 and the fiscal year ended September 30, 1997. You should not rely on the pro forma information as necessarily indicative of historical results we would have experienced had we been combined or of future results we will have after the share exchange. Also you should not rely on the nine-month information as indicative of results for the entire year.

                                                                               HOME
                                                               COMBINED      SAVINGS
                               HISTORICAL PER SHARE DATA      PRO FORMA     EQUIVALENT
                              ----------------------------    PER SHARE     PRO FORMA
                              CAPITAL BANK    HOME SAVINGS       DATA     PER SHARE DATA
                              ------------    ------------   ----------   --------------
NINE MONTH PERIOD ENDED
SEPTEMBER 30, 1998
   Net income, basic...          $ (0.33)     $ 0.20     $ (0.17)      $ (0.22)
   Net income, diluted.            (0.33)       0.20       (0.17)        (0.22)
   Dividends...........              ---        0.40        0.10          0.13
   Book value..........             9.81       10.62        9.33         11.94

YEAR ENDED DECEMBER 31, 1997
   Net income, basic...          $ (0.29)     $ 0.45     $ (0.09)      $ (0.11)
   Net income, diluted.            (0.29)       0.44       (0.09)        (0.11)
   Dividends...........           ---           0.50        0.12          0.16
   Book value..........            10.07       10.33        9.43         12.07

                                   RISK FACTORS

      IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT-PROSPECTUS, YOU SHOULD CONSIDER THE FOLLOWING MATERIAL RISK FACTORS CAREFULLY BEFORE DECIDING HOW TO VOTE AT THE CAPITAL BANK AND HOME SAVINGS SPECIAL MEETINGS. IF ANY OF THE EVENTS DESCRIBED BELOW OCCUR, OUR BUSINESS, FINANCIAL CONDITION, OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN THAT EVENT, THE TRADING PRICE OF CAPITAL BANK CORPORATION COMMON STOCK MAY DECLINE, IN WHICH CASE THE VALUE OF YOUR INVESTMENT MAY DECLINE AS WELL. PLEASE SEE PAGE 116 UNDER "FORWARD LOOKING STATEMENTS" FOR ADDITIONAL INFORMATION TO BEAR IN MIND BEFORE CASTING YOUR VOTE.

      WE HAVE NOT BEEN PROFITABLE SINCE WE OPENED IN JUNE 1997

      Capital Bank was incorporated under the laws of the State of North Carolina on May 30, 1997 and opened on June 20, 1997. As a result, Capital Bank has minimal operating history against which to compare historical performance. To date, Capital Bank has operated at a loss in each reporting period. From June 20, 1997 to December 31, 1997, Capital Bank had a net loss of $722,000 and from January 1, 1998 to September 30, 1998, Capital Bank had a net loss of $813,000. These results are consistent with Capital Bank's management projections and are also consistent with the performance of most banks of its type that are in their first three to four years of operations. Although Capital Bank is making every reasonable effort to reach a level of profitability, Capital Bank cannot predict with certainty its future profitability.

      WE DEPEND HEAVILY ON OUR CEO, JIM BECK

      Capital Bank currently depends heavily on the services of its Chief Executive Officer, James A. Beck, and a number of other key management personnel. Even though Capital Bank carries a $2 million key man life insurance policy on Mr. Beck, the loss of his services or of other key personnel could affect Capital Bank in a material and adverse way. Capital Bank's success will also depend in part on its ability to attract and retain additional qualified management personnel who have experience both in sophisticated banking matters and in operating a small to mid-size bank. Competition for such personnel is strong in the banking industry and Capital Bank may not be successful in attracting or retaining the personnel it requires. Capital Bank attempts to effectively compete in this area by offering financial packages that include incentive-based compensation and the opportunity to join in the rewarding work of building a new bank.

      GOVERNMENT REGULATIONS MAY PREVENT OR IMPAIR OUR ABILITY TO PAY DIVIDENDS, ENGAGE IN ACQUISITIONS OR OPERATE IN OTHER WAYS

      Current and future legislation and the policies established by federal and state regulatory authorities will affect Capital Bank's operations. Capital Bank Corporation will be subject to supervision and periodic examination by the Board of Governors of the Federal Reserve System and the North Carolina State Banking Commission. Home Savings, as a state savings bank, also receives regulatory scrutiny from the North Carolina Administrator of Savings Banks. Banking regulations, designed primarily for the protection of depositors, may limit our growth and the return to you, our investors, by restricting our activities, such as:

      o     the payment of dividends to our shareholders;
      o     possible mergers with or acquisitions by other institutions;
      o     our desired investments;
      o     loans and interest rates;
      o     interest rates paid on our deposits;
      o     the possible expansion of our branch offices;
      o     our ability to provide securities or trust services.

      Capital Bank Corporation may be able to overcome some of these regulatory hurdles as a bank holding company, but will have to comply with other federal and state laws and regulations and could face enforcement actions by regulatory agencies. Capital Bank Corporation cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on its business. The cost of compliance with regulatory requirements may adversely affect Capital Bank's ability to operate profitably. (See page 88)

      OUR TRADING VOLUME HAS BEEN LOW COMPARED WITH LARGER BANKS

      The trading volume in Capital Bank stock on the Nasdaq SmallCap Market has been comparable to other similarly-sized banks since trading began in December 1997. Nevertheless, this trading is relatively low when compared with more seasoned companies listed on the Nasdaq SmallCap Market or other stock exchanges. Thus, the market in Capital Bank stock is limited in scope relative to other companies. In addition, we cannot say with any certainty that an active and liquid trading market for Capital Bank Corporation stock will develop.

      WE COMPETE WITH MUCH LARGER COMPANIES FOR SOME OF THE SAME BUSINESS

      The banking and financial services business in Capital Bank's market areas is highly competitive and is becoming more competitive as a result primarily of:

      o     changes in regulation;
      o     changes in technology and product delivery systems; and
      o the accelerating pace of consolidation among financial services providers.

      Capital Bank Corporation may not be able to compete effectively in its markets, and its results of operations could be adversely affected by the nature or pace of change in competition. Capital Bank Corporation will compete for loans, deposits and customers with various bank and nonbank financial services providers, many of which are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services. (See page 73)

      A HOME SAVINGS SHAREHOLDER WILL SEE THE IMMEDIATE ELIMINATION OF DIVIDENDS AND REDUCED INCOME PER SHARE

      After the share exchange, Home Savings shareholders will experience an immediate decline in their share of the combined institution's net income since the net income per share for Home Savings is currently higher than the expected net income per share of the combined institution, which is below zero. While we expect this difference to reverse itself over time, we cannot assure you that will be the case. Also, Home Savings shareholders will no longer receive dividends when they become shareholders of Capital Bank Corporation. In June, 2000, the regulatory restrictions on Capital Bank's ability to pay dividends ends. Thereafter, management may determine to authorize the payment of dividends. (See page 12)

      IT IS POSSIBLE THAT THE HOME SAVINGS ACQUISITION MAY NOT PRODUCE THE RESULTS WE EXPECT

      The exchange with Home Savings involves numerous risks, including:

      o combining Home Savings' operations and services into Capital Bank Corporation's;

      o the fact that focusing on the combination may divert our attention from other business concerns;

      o     potential loss of Home Savings' key employees; and

      o     the risk that Home Savings will not perform as expected.

Capital Bank Corporation will achieve the anticipated benefits from the exchange only if it can successfully integrate the business into its operations. Such integration will require substantial attention from management and may interrupt certain of Capital Bank Corporation's operations and business cycles. Capital Bank Corporation cannot assure you that it can successfully integrate Home Savings into its operations. Furthermore, Capital Bank Corporation cannot assure you that Home Savings will contribute favorably to its operations and financial condition. The risks associated with the share exchange could adversely affect Capital Bank Corporation's financial condition in a material way.

      SOME HOME SAVINGS' DIRECTORS AND EXECUTIVE OFFICERS WILL RECEIVE SUPPLEMENTAL BENEFITS FROM THE SHARE EXCHANGE

      In considering the Home Savings Board's recommendation of the approval and adoption of the share exchange agreement, Home Savings shareholders should be aware that some of Home Savings' directors and executive officers have interests in the exchange in addition to their interests as Home Savings shareholders. For example, Edwin A. Bridges, currently president and chief executive officer of Home Savings, will receive an employment agreement from Capital Bank Corporation. The Board of Directors considered these interests, together with other relevant factors, in recommending the approval and adoption of the share exchange agreement. (See page 52)

      THE YEAR 2000 COMPUTER BUG HAS CAUSED US TO SPEND TIME AND MONEY TO MAKE SURE WE ARE NOT ADVERSELY AFFECTED

      Through September 30, 1998, Capital Bank has spent $12,000 toward becoming Year 2000 compliant. Home Savings estimates that it will spend approximately $50,000 to become Year 2000 compliant (an amount which is not expected to be material to its business) and that approximately $31,000 has been incurred to date. Like many other companies, we expect to incur additional expenditures over the next year to address this issue and have taken various actions to understand the nature and work required to make our systems Year 2000 compliant. Capital Bank continues to evaluate the estimated costs and has commenced portions of the work required to achieve compliance. While compliance has and will involve additional costs, budgeted to be $43,000 in total, Capital Bank believes, based on current information, that it will achieve Year 2000 compliance without a material adverse effect on its business. We cannot assure you, however, that our estimates of costs involved will prove to be accurate or that we will have resolved all Year 2000 related issues. Further, the Year 2000 problem could impair customers' ability to repay their loan obligations. Loan defaults caused by the Year 2000 problem would adversely affect the business of Capital Bank, Home Savings and Capital Bank Corporation. Thus, despite our work and planning on this issue, it is still possible that either Capital Bank or Home Savings could experience a significant negative effect on its businesses.
(See pages 76 and 113)

                       MARKET PRICES AND DIVIDEND POLICIES

      CAPITAL BANK

      Capital Bank Common Stock has traded publicly on the Nasdaq SmallCap Market since December 18, 1997. The prices shown below do not include commissions or other expenses charged by brokers. The following table sets forth the high and low sale price information of Capital Bank Common Stock for the periods indicated:
                                                          HIGH        LOW
                                                          ----        ---

      YEAR ENDED DECEMBER 31, 1997
      Fourth Quarter (beginning on December 18, 1997)    $13.50     $11.375

      YEAR ENDED DECEMBER 31, 1998
      First Quarter
      Second Quarter                                     $16.00     $12.75
      Third Quarter                                       18.125     15.50
      Fourth Quarter                                      16.75      12.00
                                                          13.00      10.50
      YEAR ENDING DECEMBER 31, 1999
      First Quarter (through February 11, 1999)           10.75      10.50
----------------------

      As provided under North Carolina banking law, Capital Bank has been prohibited from paying any dividends on its stock since the Bank's inception in June 1997 and will continue to be so prohibited until late June 2000. This prohibition will, in turn, restrict Capital Bank Corporation's ability to pay dividends. After the exchange, the only funds available to Capital Bank Corporation for use in paying dividends would be dividends received from Capital Bank and Home Savings. Because Capital Bank is not permitted to pay any dividends until approximately June 2000, Capital Bank Corporation will not be able to use funds from Capital Bank to pay dividends to Capital Bank Corporation stockholders prior to that date. In addition, the Administrator of the North Carolina Savings Institutions Division must grant its prior written approval before Home Savings may pay dividends (see page 88). Accordingly, Home Savings would be restricted in its ability to pay dividends to Capital Bank Corporation after consummation of the share exchange, further restricting Capital Bank Corporation's ability to pay dividends to its stockholders after consummation of the exchange.

      In addition, North Carolina corporate law precludes any distribution to shareholders, including the payment of a dividend, if, after giving effect to the distribution, Capital Bank Corporation:

      o would not be able to pay its debts as they become due in the usual course of business, or

      o its total assets would be less than the sum of its total liabilities.

      Future dividends will be determined by Capital Bank Corporation's Board of Directors in light of circumstances existing from time to time, including Capital Bank Corporation's:

      o     growth,

      o     financial condition and results of operations,

      o     the continued existence of the restrictions described above, and

      o     other factors that the Board of Directors considers relevant.

      HOME SAVINGS

      Home Savings Common Stock trades publicly on the OTC Bulletin Board. The following table presents quarterly information on the price range of Home Savings Stock for the calendar periods indicated. The table indicates the high and low bid information for Home Savings Common Stock as obtained from Bloomberg, L.P. The prices shown below do not include commissions or other expenses charged by brokers. Home Savings was a mutual savings bank without stock prior to its conversion to a stock savings bank on November 14, 1995.

                                                    HIGH           LOW
                                                    ----           ---
      YEAR ENDED DECEMBER 31, 1996
      First Quarter                                $13.50        $12.50
      Second Quarter                                14.50         13.25
      Third Quarter                                 16.50         11.50
      Fourth Quarter                                13.00         12.375

      YEAR ENDED DECEMBER 31, 1997
      First Quarter                                $12.875       $12.375
      Second Quarter                                13.375        12.125
      Third Quarter                                 13.75         13.50
      Fourth Quarter                                15.00         13.75

      YEAR ENDED DECEMBER 31, 1998
      First Quarter                                $14.875       $13.50
      Second Quarter                                13.625        12.25
      Third Quarter                                 12.875        11.75
      Fourth Quarter                                14.00         11.75

      YEAR ENDING DECEMBER 31, 1999
      First Quarter (through February 11, 1999)     13.00         11.25

      Since its conversion from mutual to stock form, Home Savings has paid five regular dividends at the declared regular dividend rate of $.20 per share, and has received approval from the North Carolina Administrator of Savings Banks to pay an additional regular $.20 dividend on February 26, 1999. On August 12, 1996, Home Savings also paid a special dividend of $4.80 per share, and on August 19, 1997, the Home Savings Board declared a $.30 per share dividend, consisting of the regular semiannual dividend of $.20 per share and a special dividend of $.10 per share. There can be no assurance that, in the event that the share exchange with Capital Bank Corporation is not consummated, regular dividends or special dividends would continue to be paid in the future. Home Savings is required to obtain the prior written approval of the Administrator of the North Carolina Savings Institutions Division before the payment of a dividend. Written approval also is required before a savings bank, such as Home Savings which has been in stock form for less than five years following its conversion from mutual form, may declare or pay a cash dividend on its capital stock in an amount in excess of 50% of the greater of (a) Home Savings' net income for the most recent fiscal year end or (b) the average of Home Savings' net income after dividends for the most recent fiscal year end and not more than two of the immediately preceding fiscal year ends. These restrictions would restrict Home Savings' ability to pay dividends to Capital Bank Corporation, after consummation of the exchange, and accordingly would restrict Capital Bank Corporation's ability to pay dividends to its stockholders after consummation of the exchange. There can be no assurance that dividends would continue to be paid by Home Savings in the future if the exchange is not consummated. The declaration, payment and amount of any such future dividends would depend upon business conditions, operating results, capital, reserve requirements, regulatory authorizations and the consideration of other relevant factors by Home Savings' Board of Directors.

                        SELECTED HISTORICAL FINANCIAL DATA

      THIS SECTION PRESENTS SELECTED HISTORICAL FINANCIAL DATA OF CAPITAL BANK AND HOME SAVINGS. YOU SHOULD READ CAREFULLY THE FINANCIAL STATEMENTS INCLUDED IN THIS JOINT PROXY STATEMENT-PROSPECTUS, INCLUDING THE NOTES TO THE FINANCIAL STATEMENTS. THE SELECTED DATA IN THIS SECTION IS NOT INTENDED TO REPLACE THE FINANCIAL STATEMENTS.

      SELECTED FINANCIAL DATA OF CAPITAL BANK

      Capital Bank derived the operations data below for the period from June 20, 1997 to December 31, 1997 and the 11 day period ended June 30, 1997, and the financial condition data below as of December 31, 1997, from the audited financial statements in this Joint Proxy Statement-Prospectus. Those financial statements were audited by PricewaterhouseCoopers LLP, independent auditors. Capital Bank derived the operations data below for the nine month periods ended September 30, 1997 and 1998, and the balance sheet data as of September 30, 1997 and 1998, from the unaudited financial statements included in this Joint Proxy Statement-Prospectus. Capital Bank's management believes that the unaudited historical financial statements contain all adjustments needed to present fairly the information included in those statements, and that the adjustments made consist only of normal recurring adjustments. You should not rely on the nine-month information as necessarily indicative of results for the entire year.

                                           AS OF AND FOR THE     AS OF AND FOR
                                             PERIODS ENDED       PERIOD ENDED
                                              SEPTEMBER 30,       DECEMBER 31,
                                              -------------       ------------
                                           1998         1997           1997
                                           ----         ----           ----
                                                (IN THOUSANDS, EXCEPT PER
                                                  SHARE AND RATIO DATA)
SELECTED FINANCIAL CONDITION DATA:
   Total assets...................     $100,064       $53,900       $ 68,904
   Loans receivable, net..........       63,359        17,736         26,638
   Mortgage-backed securities.....        8,239         1,654          5,357
   Investments....................        8,309        12,163         14,175
   Federal funds sold.............       11,810        16,667         16,787
   Deposits.......................       75,095        27,988         43,386
   Shareholders' equity...........       24,314        25,271         24,956
SELECTED OPERATING DATA:
   Net interest income............       $2,339         $ 546         $1,147
   Provision for loan loss........          518           135            270
   Other operating income.........          472            45            146
   Other operating expense........        3,106           866          1,746
   Net income (loss)..............         (813)         (410)          (722)
PER SHARE DATA:
   Net income (loss), basic.......       $(0.33)       $(0.17)      $  (0.29)
   Net income (loss), diluted.....        (0.33)        (0.17)         (0.29)
SELECTED RATIOS:
   Return on average assets.......        (1.32%)       (3.06%)        (2.61%)
   Return on average equity.......        (4.43%)       (6.45%)        (5.74%)
   Equity to total assets.........        24.30%        46.88%         36.22%

      SELECTED CONSOLIDATED FINANCIAL DATA OF HOME SAVINGS

      Home Savings derived the operations data below for the years ended September 30, 1996, 1997 and 1998, and the financial condition data as of September 30, 1997 and 1998, from the audited financial statements in this Joint Proxy Statement-Prospectus. Those financial statements were audited by PricewaterhouseCoopers LLP, independent auditors. Home Savings derived the operations data for the years ended September 30, 1994 and 1995, and the financial condition data as of September 30, 1994, 1995 and 1996, from audited financial statements that are not included in this Joint Proxy Statement-Prospectus. Note that Home Savings' dividend payout ratio and dividends declared per share for the year ended September 30, 1996 excludes a special dividend of $4.80 per share paid in 1996. In addition, Home Savings' net income (loss) per share (diluted) for the year ended September 30, 1996 was calculated from the date of conversion. All averages presented have been calculated on a monthly basis unless otherwise stated.

                                                       AS OF SEPTEMBER 30,
                                           -------------------------------------------
                                           1998       1997     1996     1995      1994
                                           ----       ----     ----     ----      ----
                                                            (in thousands)
SELECTED FINANCIAL CONDITION DATA:
   Total assets........                   $59,709   $56,380   $52,514  $47,785   $43,969
   Loans receivable, net                   30,284    31,556    30,034   30,074    29,653
   Mortgage-backed securities               4,029     4,985     5,640    1,719     1,888
   Investments.........                    10,650    12,510    13,450    5,997     1,642
   Federal funds sold..                    11,750     5,050       975    1,750     3,350
   Deposits............                    49,045    45,396    41,667   41,369    38,211
   Stockholders' Equity                     9,804     9,533     9,337    5,409     4,855

                                                            YEARS ENDED
                                                           SEPTEMBER 30,
                                           -------------------------------------------
                                           1998       1997     1996     1995      1994
                                           ----       ----     ----     ----      ----
                                                  (in thousands, except ratio data)
SELECTED OPERATING DATA:
   Net interest income.                     1,573     1,680     1,843    1,489     1,488
   Provision for loan loss                     30       ---       ---      ---       ---
   Other operating income                      84        78        77       60        72
   Other operating expense                  1,258     1,167     1,594      683     1,733
   Net income (loss)...                     $ 245      $399      $120     $553      ($20)
   Net income (loss) per share
        basic..........                     $ .27     $ .45     $ .07       --        --
   Net income (loss) per share
        diluted........                     $ .27       .44       .07       --        --
   Dividends declared per
        share..........                       .40       .50       .40       --        --
SELECTED RATIOS:
   Return on average assets                  0.42%     0.73%     0.21%    1.22%    (0.05)%
   Return on average equity                  2.51%     4.17%     0.97%   10.78%    (0.49)%
   Average equity to average assets         16.68%    17.62%    21.89%   11.33%     9.11%
   Interest rate spread for period           1.99%     2.35%     2.36%    2.83%     3.13%
   Net interest margin.                      2.79%     3.20%     3.43%    3.38%     3.51%

                               RECENT DEVELOPMENTS

      On February 5, 1999, Capital Bank issued a press release with respect to its earnings for its fourth quarter and year ended December 31, 1998. On February 3, 1999, Home Savings issued a press release with respect to its earnings for its first quarter ended December 31, 1998. Certain operating and balance sheet data for these periods for both Capital Bank and Home Savings, as contained in the press releases, are set forth below.

                                           CAPITAL BANK             HOME SAVINGS
                                           ------------             ------------
                                          As of and for the         As of and for
                                             years ended         the quarter ended
                                             December 31,            December 31,
                                             ------------            ------------
                                           1998      1997          1998      1997
                                           ----      ----          ----      ----
                                            (in thousands, except per share data)
Total assets............................ $120,831  $68,904      $ 59,458 $  58,030
Loans receivable, net...................   80,295   26,638        29,026    31,684
Mortgage-backed securities..............    9,739    5,357         8,665     4,922
Investments.............................   12,557   14,175         6,610     9,550
Federal funds sold......................    4,500   16,787        11,900     9,700
Deposits................................   88,603   43,386        48,740    46,972
Shareholders' equity....................   23,939   24,956         9,864     9,751

Net interest income.....................   $3,264   $1,147          $382      $360
Provision for loan loss.................      752      270            10         -
Other operating income..................    1,084      146            15        27
Other operating expense.................    4,515    1,746           407       276
Net income (loss).......................   (1,124)    (722)          (10)       66

Net income (loss) per share, basic
and diluted.............................   $(0.45)  $(0.29)       $(0.01)     $.07

Return on average assets (annualized)...    (1.25%)  (2.61%)       (0.07%)    0.46%
Return on average equity (annualized)...    (4.60%)  (5.74%)       (0.41%)    2.74%
Equity to total assets..................    19.81%   36.22%        16.60%    16.80%

      The 1997 operating results for Capital Bank only reflect the six month and ten day period since the Bank opened for business on June 20, 1997. The results for 1998, therefore, necessarily reflect increases in income and expenses, among other things. Capital Bank reported a net loss of $106,000, or $.04 per share, in the quarter ended December 31, 1998, which compares with a net loss of $198,000, or $.08 per share, in Capital Bank's quarter ended September 30, 1998. In the year ended December 31, 1998 for Capital Bank, net income (loss) per share, basic and diluted, includes $205,000, or $.08 per share, for nonrecurring expenses attributable to certain transactions, including the holding company reorganization and the Home Savings share exchange.

      In the 1998 fourth quarter, Capital Bank's provision for loan losses was $234,000 and for the full 1998 year was $752,000. This compares with $135,000 in the 1997 fourth quarter and $270,000 for the full 1997 year. This increase is due principally to the 1998 full year of operations and significant growth in loan activity in 1998 as compared with 1997.

      Home Savings reported a net loss for its quarter ended December 31, 1998 of $10,130, or $.01 per share, which compares with net income of $66,354, or $.07 per share, for its quarter ended December 31, 1997. The net loss in the most recent quarter is primarily due to expenses associated with the pending share exchange, compensation and employee benefit expenses relating to Home Savings' ESOP and an increase in the provision for loan losses from a negligible amount to $10,000.

                     CAPITAL BANK AND HOME SAVINGS UNAUDITED
                PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

      Set forth below are unaudited pro forma financial data of Capital Bank and Home Savings combined. Information for Capital Bank has been derived from the unaudited interim financial statements as of and for the nine months ended September 30, 1998 included in this Joint Proxy Statement-Prospectus. Information for Home Savings has been derived from the audited financial statements, as of and for the year ended September 30, 1998, also included in this Joint Proxy Statement-Prospectus. The proposed transaction with Home Savings is reflected under the pooling of interests method of accounting. This information is not necessarily indicative of the results that actually would have occurred. All amounts have been derived based upon Home Savings' fiscal year which ends on September 30 and Capital Bank's fiscal year which ends on December 31; conforming Home Savings' year end to that of Capital Bank would not materially impact the amounts set forth below.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                                SEPTEMBER 30, 1998
                                  (IN THOUSANDS)

                                                                             PRO FORMA COMBINED
                                                  HOME SAVINGS              CAPITAL BANK AND HOME
                                                    BANK OF     PRO FORMA         SAVINGS
                                CAPITAL BANK       SILER CITY  ADJUSTMENTS  BANK OF SILER CITY
                                ------------       ----------  -----------  ------------------
ASSETS
   Cash and Due from Banks........  $ 3,382          $1,092        $ ---           $4,474
   Investment Securities..........   16,548          14,678          ---           31,226
   Federal Funds Sold.............   11,810          11,750          ---           23,560
   Loans and Leases, net..........   63,359          30,284          ---           93,643
   Premises and Equipment.........    2,338             285          ---            2,623
   Intangible Assets..............    1,887             ---          ---            1,887
   Deferred Income Taxes..........      ---             246          ---              246
   Other Assets...................      740           1,374          370(1)         2,484
                                   --------        --------         ----         --------
   Total Assets................... $100,064        $ 59,709         $370         $160,143
                                   ========        ========         ====         ========
LIABILITIES
   Noninterest Bearing Demand.....  $ 7,856         $   ---        $ ---           $7,856
   Savings and Interest Bearing
     Demand.......................   19,152          11,861          ---           31,013
   Time Deposits..................   48,087          37,184          ---           85,271
                                   --------        --------         ----         --------
   Total Deposits.................   75,095          49,045          ---          124,140
   Other Liabilities..............      655             861        1,137(2)         2,653
                                   --------        --------         ----         --------
   Total Liabilities..............   75,750          49,906        1,137          126,793
                                   --------        --------         ----         --------
SHAREHOLDERS' EQUITY
   Common Stock...................   12,388             923        4,984(3)        18,295
   Surplus........................   13,285           8,176       (4,984)(3)       16,477
   Retained Earnings..............  (1,535)             945         (981)(4)       (1,571)
   Unearned ESOP Shares...........      ---           (123)          ---             (123)
   Deferred Stock Awards..........      ---           (214)          214(5)           ---
   Accumulated other comprehensive
      income......................     176              96           ---              272
                                   --------        --------         ----         --------
   Total Shareholders' Equity.....  24,314           9,803          (767)          33,350
                                   --------        --------         ----         --------
   Total Liabilities and
   Shareholders' Equity........... $100,064         $59,709        $ 370         $160,143
                                   ========        ========         ====         ========

----------------------
(1) Adjustment for deferred tax benefit resulting from acceleration of Home Savings' director and executive retirement plans in accordance with change in control provisions. Such benefits will be recognized only if the combined entity achieves profitable operations in future periods.
(2) Adjustment for Capital Bank's and Home Savings' investment advisor fees and acceleration of Home Savings' director and executive retirement plans in accordance with change in control provisions.
(3) Adjustment for issuance of Capital Bank Corporation shares.

(4) The table below summarizes non-recurring charges (net of applicable tax benefits) resulting from the Exchange and the acceleration of certain Home Savings' director and executive benefit plans due to change in control provisions.


               Management recognition plan                       $ 132
               Executive employment contract                       310
               Investment advisor fees                             235
               Health benefits                                      62
               Other retirement liabilities                        242
                                                                ------
                                                                $  981
                                                                ======

(5) Acceleration of vesting of Home Savings' prior awards due to change in control.

            PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS (1)
                    NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)
                       (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                    PRO FORMA
                                                                    COMBINED
                                                                 CAPITAL BANK AND
                                                  HOME SAVINGS     HOME SAVINGS
                                                 BANK OF SILER    BANK OF SILER
                                  CAPITAL BANK        CITY             CITY
                                  ------------        ----             ----
INTEREST INCOME
   Loans....................         $3,083         $1,916            $4,999
   Investment securities and
        federal funds sold..          1,293          1,138             2,431
                                      -----          -----             -----
   Total interest income....          4,376          3,054             7,430
INTEREST EXPENSE
   Deposits.................          2,037          1,827             3,864
   ESOP note................            ---             14                14
                                      -----          -----             -----
   Total interest expense...          2,037          1,841             3,878

Net interest income before
  provision for loan lossess.         2,339          1,213             3,552
Provision for loan losses...            518             30               548
                                      -----          -----             -----
Net interest income after
  provision for loan losses...        1,821          1,183             3,004
                                      -----          -----             -----

Noninterest income..........            472             55               527
Noninterest expenses........          3,106            981             4,087
                                      -----          -----             -----

Net income (loss) before taxes         (813)           257             (556)
Income taxes................            ---             79                79
                                      -----          -----             -----

Net income (loss)...........         $ (813)         $ 178            $ (635)
                                      =====          =====             =====

Net income (loss) per common
  share, basic..............        $ (0.33)         $ .20           $ (0.12)(2)
                                      =====          =====             =====

Net income (loss) per share,
  assuming dilution.........        $ (0.33)         $ .20           $ (0.12)(2)
                                      =====          =====             =====

---------------------
(1) The table below summarizes non-recurring charges (net of applicable tax benefits) resulting from the Exchange and the acceleration of certain director and executive benefit plans due to change in control provisions. These changes have not been reflected in the above pro forma information.


               Management recognition plan                       $ 132
               Executive employment contract                       310
               Investment advisor fees                             235
               Health benefits                                      62
               Other retirement liabilities                        242
                                                                ------
                                                                $  981
                                                                ======

(2) Adjusted for exchange ratio of 1.28 shares of Capital Bank Corporation stock for each share of Home Savings stock.

              PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                          PERIOD ENDED DECEMBER 31, 1997
                                   (UNAUDITED)
                       (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                      PRO FORMA
                                                                                      COMBINED
                                                                                   CAPITAL BANK AND
                                                                    HOME SAVINGS     HOME SAVINGS
                                                                    BANK OF SILER    BANK OF SILER
                                                    CAPITAL BANK        CITY(1)          CITY
                                                    ------------        ----             ----
INTEREST INCOME
   Loans..............................................  $  815       $  2,485           $3,300
   Investment securities and federal funds sold.......   1,002          1,380            2,382
   Total interest income..............................   1,817          3,865            5,682
INTEREST EXPENSE
   Deposits...........................................     663          2,164            2,827
   Borrowed funds.....................................       6            ---                6
   ESOP note..........................................      --             20               20
   Total interest expense.............................     669          2,184            2,853

Net interest income before provision for loan losses..   1,148          1,681            2,829
Provision for loan losses.............................     270            ---              270

Net interest income after provision for loan losses...     878          1,681            2,559

Noninterest income....................................     146             78              224
Noninterest expenses..................................   1,746          1,167            2,913

Net income before taxes...............................   (722)            592             (130)
Income taxes..........................................     --             193              193

Net income (loss).....................................$  (722)        $   399          $  (323)

Net income (loss) per common share, basic.............$ (0.29)        $  0.45          $ (0.09) (2)

Net income (loss) per common share, assuming
    dilution..........................................$ (0.29)        $  0.44          $ (0.09) (2)

-----------------------
(1) Income statement amounts are presented for the period from June 20, 1997 (opening day) to December 31, 1997 for Capital Bank and for the year ended September 30, 1997 for Home Savings.

(2) Adjusted for exchange ratio of 1.28 shares of Capital Bank Corporation stock for each share of Home Savings stock.

                               GENERAL INFORMATION

CAPITAL BANK SPECIAL MEETING

      GENERAL. This Joint Proxy Statement-Prospectus is being furnished to the shareholders of Capital Bank in connection with the solicitation by the Board of Directors of Capital Bank of proxies for use at the Capital Bank special meeting of Shareholders. The purposes of the Capital Bank special meeting are to consider and vote on (a) the adoption and approval of the Agreement and Plan of Reorganization and Share Exchange, dated as of August 12, 1998 (the "Holding Company Agreement") pursuant to which Capital Bank will become a wholly-owned subsidiary of Capital Bank Corporation and (b) the approval of the issuance of shares of Capital Bank Corporation Common Stock to Home Savings shareholders, in connection with Home Savings' proposed share exchange with Capital Bank Corporation.

      The principal executive offices of both Capital Bank Corporation and Capital Bank are located at 4400 Falls of Neuse Road, Raleigh, North Carolina 27609. Their telephone number is (919) 878-3100.

      This Joint Proxy Statement-Prospectus is first being mailed to shareholders on or about February 17, 1999.

      Record Date; Voting Rights. Capital Bank Shareholders of record at the close of business on February 8, 1999 (the "Capital Bank Record Date") are entitled to vote at the Capital Bank special meeting, or at any adjournment or postponement. As of the Capital Bank Record Date, there were 2,477,651 shares of Capital Bank Common Stock outstanding and entitled to vote held of record by 909 persons. Each share of Capital Bank Common Stock entitles the holder to one vote on each matter submitted to a vote at the meeting. Pursuant to the Bylaws of Capital Bank, a majority of the votes entitled to be cast by holders of Capital Bank Common Stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting.

      The affirmative vote of the holders of a majority of the issued and outstanding shares of Capital Bank Common Stock is required by Article 11 of the North Carolina Business Corporation Act (the "NCBCA") to approve the Holding Company Agreement and the reorganization of Capital Bank into a holding company, as provided in that agreement. The approval of the issuance of Capital Bank Corporation stock to the Home Savings shareholders requires the affirmative vote of a majority of the Capital Bank shareholders present, in person or by proxy, at the Capital Bank special meeting.

      The principal officers and directors of Capital Bank, together with their affiliates, beneficially owned, directly or indirectly, as of September 30, 1998, an aggregate of 366,973 shares of Capital Bank Common Stock (excluding 54,550 shares subject to outstanding stock options) constituting approximately 14.8% of such shares outstanding and entitled to vote on that date. Of that amount, non-employee directors own 352,173 shares of Capital Bank Common Stock (excluding 43,750 shares subject to outstanding stock options), or approximately 14.2% of the total, and principal officers of Capital Bank own 14,800 of such shares (excluding 10,800 shares subject to outstanding stock options), or less than one percent of the total.

      James A. Beck, currently the sole director and officer of Capital Bank Corporation, owns one share of Capital Bank Corporation Common Stock, or 100% of the total, with nominal value. We expect that Capital Bank Corporation will cancel Mr. Beck's share after consummation of the holding company reorganization. The result will be that the same persons who held Capital Bank Common Stock before the transaction (except if anyone exercises dissenters' rights) will own Capital Bank Corporation Common Stock after the transaction without any change in the number of their shares.

      SOLICITATION, REVOCATION AND USE OF PROXIES. A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAPITAL BANK TO COMPLETE, DATE, SIGN, AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

      You have three choices on each proposal to be voted at the Capital Bank special meeting. By checking the appropriate box on the proxy card you may:

      o vote "FOR" the Holding Company Agreement and the issuance of the Capital Bank Corporation stock in the Home Savings acquisition;

      o vote "AGAINST" the Holding Company Agreement and the issuance of the Capital Bank Corporation stock in the Home Savings acquisition; or

      o     "ABSTAIN" from voting altogether.

      Since we need a majority of all outstanding Capital Bank shares to vote FOR the Holding Company Agreement, if you do not submit a proxy card or alternatively, vote in person at the Capital Bank special meeting you will, in effect, have voted AGAINST the Holding Company Agreement and the reorganization of Capital Bank into a holding company. In addition, if you abstain, that will also be, in effect, a vote AGAINST the proposal, although your shares would still be counted toward the required quorum for the meeting.

      To approve the issuance of Capital Bank Corporation stock in the Home Savings acquisition, we need a majority of those voting, either in person or by proxy, to vote FOR the proposal. Therefore, if you do not submit a proxy card or vote in person, you will not be counted towards the quorum requirement, although if a quorum is otherwise present at the meeting, in person or by proxy, your failure to vote would have no outcome on the final vote. If you abstain from voting on this proposal, that would have the effect of a vote against the proposal.

      You may revoke your proxy at any time before it is actually voted at the Capital Bank special meeting by delivering written notice of revocation to the Secretary of Capital Bank, Allen T. Nelson, Jr., 4400 Falls of Neuse Road, Raleigh, NC 27609, by submitting a subsequently dated proxy, or by attending the special meeting and withdrawing the proxy. Each unrevoked proxy card properly executed and received prior to the close of the special meeting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted "FOR" the adoption of the Holding Company Agreement and the issuance of shares to the Home Savings shareholders.

      The expense of preparing, printing and mailing this Joint Proxy Statement-Prospectus will be shared equally by Capital Bank and Home Savings. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of Capital Bank without additional compensation. Capital Bank will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of Capital Bank Common Stock.

HOME SAVINGS' SPECIAL MEETING

      GENERAL . This Joint Proxy Statement-Prospectus is being furnished to shareholders of Home Savings as of February 17, 1999, and is accompanied by a form of proxy which is solicited by the Board of Directors of Home Savings for use at the Home Savings' special meeting to be held on March 29, 1999 and at any adjournment or postponement thereof. At the Home Savings' special meeting, Home Savings' shareholders will be asked to vote on a proposal to approve the Agreement and Plan of Reorganization and Share Exchange

(the "Exchange Agreement") with Capital Bank and Capital Bank Corporation, and the share exchange between Home Savings and Capital Bank Corporation shareholders (the "Exchange").

      RECORD DATE; VOTING RIGHTS. Shareholders of record at the close of business on February 12, 1999 (the "Home Savings Record Date") are entitled to vote at the Home Savings special meeting or at any adjournment or postponement thereof. On the Home Savings' Record Date there were 922,686 shares of Home Savings' Common Stock outstanding which were held by approximately 260 holders of record. Each share of Home Savings' Common Stock outstanding on the Home Savings Record Date is entitled to one vote on the proposal regarding the Exchange. Approval of the Exchange will require the affirmative vote of an absolute majority of the shares of Home Savings' Common Stock entitled to vote at the Home Savings' special meeting. Failure of the holder of Home Savings' Common Stock to vote such shares, as well as abstentions and broker nonvotes will have the same effect as a vote "AGAINST" the Exchange. As of the Home Savings' Record Date, the directors and executive officers of Home Savings and their affiliates owned a total of approximately 106,715 shares or 11.44% of Home Savings' Common Stock, all of which are expected to be voted in favor of the Exchange.

      The shares of Home Savings' Common Stock represented by properly executed proxies received at or prior to the Home Savings' special meeting will be voted as directed by the shareholders, unless revoked as described below. If no instructions are given, such proxies will be voted "FOR" the Exchange. Such vote will constitute a waiver of the shareholders' right to dissent in any other matters properly presented at the Home Savings' special meeting or any adjournment or postponement thereof, that may be properly voted on. Home Savings is not aware of any other matters to be presented at the Home Savings' special meeting. This proxy is being solicited for the Home Savings' special meeting and any adjournment or postponement thereof and will not be used for any other meeting. The presence of a shareholder at the Home Savings' special meeting will not automatically revoke such shareholders' proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise (a) by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Edwin E. Bridges, the President of Home Savings, at 300 East Raleigh Street, Siler City, North Carolina 27344 prior to the Home Savings' special meeting or
(b) by attending the Home Savings' special meeting and voting in person. A proxy will not be revoked by the death or incapacity of the shareholder executing it unless, before the shares are voted, notice of death or incapacity is filed with the President of Home Savings or other person authorized to tabulate votes. Whether or not they plan to attend the Home Savings' special meeting, HOLDERS OF HOME SAVINGS' COMMON STOCK ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

AUTHORIZATION TO VOTE ON ADJOURNMENT AND OTHER MATTERS

      By signing a proxy, Capital Bank and Home Savings shareholders will be authorizing the proxyholder to vote in his discretion regarding any procedural motions which may come before the special meetings. For example, this authority could be used to adjourn the special meetings if Capital Bank or Home Savings believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to shareholders. However, proxies voted against the proposals will not be used to adjourn the special meetings. Neither bank has any plans to adjourn the meetings at this time, but intend to do so, if needed, to promote shareholder interests.

              REORGANIZATION OF CAPITAL BANK INTO A HOLDING COMPANY

      THE FOLLOWING INFORMATION DESCRIBES MATERIAL ASPECTS OF THE PROPOSED REORGANIZATION OF CAPITAL BANK INTO A HOLDING COMPANY NAMED CAPITAL BANK CORPORATION. THE HOLDING COMPANY AGREEMENT IS ATTACHED AS APPENDIX I.

GENERAL

      Capital Bank Corporation and Capital Bank entered into the Holding Company Agreement pursuant to which Capital Bank Corporation will become a bank holding company with Capital Bank as its wholly-owned subsidiary (the "Holding Company Reorganization"). A copy of the Holding Company Agreement is attached as Appendix I to this Joint Proxy Statement-Prospectus. Capital Bank Corporation is a newly-formed North Carolina corporation that was organized by Capital Bank for the purpose of effecting the Holding Company Reorganization and, therefore, has no operating history. If the Holding Company Reorganization is approved by the holders of Capital Bank Common Stock, and subject to the satisfaction of all other conditions set forth in the Holding Company Agreement, including receipt of all required regulatory approvals, all of the outstanding shares of Capital Bank Common Stock (other than shares held by shareholders exercising dissenters' rights, if any) will be converted into the right to receive an equal number of shares of Capital Bank Corporation Common Stock in a one-for-one exchange.

      After the effective date of the Holding Company Reorganization, Capital Bank will continue its existing business and operations as a wholly-owned subsidiary of Capital Bank Corporation. The consolidated assets, liabilities, shareholders' equity and income of Capital Bank Corporation immediately following the effective date will be the same as those of Capital Bank immediately prior to the effective date. The Board of Directors of Capital Bank Corporation is, and upon the Effective Date will continue to be, comprised of the current members of the Board of Directors of Capital Bank. However, Edwin E. Bridges and John F. Grimes will be appointed to the Board of Directors of Capital Bank Corporation following consummation of the Exchange. The executive officers of Capital Bank Corporation are, and upon the effective date of the Holding Company Reorganization will continue to be, substantially the same as the current executive officers of Capital Bank. Capital Bank will continue to operate under the name "Capital Bank" and its deposit accounts will continue to be insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC"). The corporate existence of Capital Bank will continue unaffected and unimpaired by the Holding Company Reorganization, except that all of the outstanding shares of Capital Bank Common Stock (other than shares held by shareholders exercising dissenters' rights, if any) will be owned by Capital Bank Corporation. The current shareholders of Capital Bank will own all of the outstanding shares of Capital Bank Corporation Common Stock after completion of the Holding Company Reorganization.

VOTE REQUIRED

      Approval of the Holding Company Agreement requires the approval of a majority of the issued and outstanding shares of Capital Bank. The required vote of shareholders is based upon the number of outstanding shares of Capital Bank Common Stock, and not the number of those shares that are actually voted. Accordingly, as we previously explained, anything but a vote "FOR" the proposal will have the effect of a vote "AGAINST" the proposal. That is why your vote is very important. The failure to submit a proxy card or to vote in person at the special meeting or an abstention from voting will have the same effect as a "NO" vote with respect to this proposal.

           THE CAPITAL BANK BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED
           THE PROPOSED HOLDING COMPANY REORGANIZATION AND UNANIMOUSLY
                  RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION
                         OF THE HOLDING COMPANY AGREEMENT

                   DESCRIPTION OF THE HOLDING COMPANY AGREEMENT

CAPITAL BANK

      Capital Bank was incorporated under the laws of the State of North Carolina on May 30, 1997, and commenced operations as a state-chartered banking corporation on June 20, 1997. Capital Bank is not a member of the Federal Reserve System and has no subsidiaries. As of September 30, 1998, Capital Bank had assets of approximately $100 million, net loans outstanding of approximately $63 million and deposits of approximately $75 million.

CAPITAL BANK CORPORATION

      Capital Bank Corporation was incorporated on August 10, 1998 at the direction of the Board of Directors of Capital Bank to become a bank holding company with Capital Bank as its wholly-owned subsidiary. Capital Bank Corporation, upon the approval by the Board of Governors of the Federal Reserve System of Capital Bank Corporation's application for approval to become a bank holding company, will be subject to regulation by the Federal Reserve. Upon consummation of the Holding Company Reorganization, Capital Bank Corporation will have no significant assets other than the shares of Capital Bank's capital stock acquired in the Holding Company Reorganization, and will have no significant liabilities. Initially, Capital Bank Corporation will neither own nor lease any property, but will instead use the premises, equipment and furniture of Capital Bank. At the present time, Capital Bank Corporation does not intend to employ any persons other than certain executive officers, but will utilize the support staff of Capital Bank from time to time. Additional employees will be hired as appropriate, to the extent Capital Bank Corporation expands its business in the future.

REASONS FOR THE REORGANIZATION

      Capital Bank's Board of Directors believes that the formation of a holding company creates a more flexible organizational structure that could provide benefits such as more options for funding Capital Bank's growth, the ability to accommodate distinct subsidiaries for additional lines of business and increased efficiency with regard to acquisition activities. Capital Bank has no current plans for additional lines of business, but might consider such options in the future. Also, Capital Bank has no current plans for funding additional growth, although it evaluates acquisition opportunities on a regular basis. Effecting any such acquisition may necessitate additional capital funding. A holding company structure would be consistent with Capital Bank's stated strategy of positioning Capital Bank to seize opportunities that it expects to result from the consolidation of the financial services industry.

HOLDING COMPANY EFFECTIVE DATE

      The date and time on which the Holding Company Reorganization is effective will be the first business day following the date on which Capital Bank Corporation files Articles of Share Exchange in accordance with the NCBCA. We refer to this date and time as the "Holding Company Effective Date."

ACTIONS AT THE HOLDING COMPANY EFFECTIVE DATE

      The Holding Company Reorganization will be accomplished through the following steps:

      o Capital Bank Corporation has been incorporated as a North Carolina corporation. The primary purpose of Capital Bank Corporation is to become the bank holding company for Capital Bank.

      o At the Holding Company Effective Date, Capital Bank Corporation will exchange shares of its Common Stock for all the shares of Capital Bank Common Stock issued and outstanding immediately prior to the Holding Company Effective Date on a one-for-one basis. As an example, if a Capital Bank shareholder owned 100 shares of Capital Bank stock before the Holding Company Effective Date, he or she would receive 100 shares of Capital Bank Corporation in the Holding Company Reorganization.

      o Not more than 20 days following the Holding Company Effective Date, Capital Bank Corporation will cause Wachovia Bank, N.A. (or its successor, Boston Equiserve), the transfer agent for Capital Bank Common Stock (the "Exchange Agent"), to mail to each former shareholder of Capital Bank of record immediately prior to the Holding Company Effective Date written instructions and transmittal materials for use in surrendering shares of Capital Bank Common Stock to the Exchange Agent.

      o Upon the proper delivery to the Exchange Agent by a Capital Bank shareholder of his or her Capital Bank share certificates, the Exchange Agent will register in the name of such shareholder the shares of Capital Bank Corporation Common Stock and deliver new share certificates to the Capital Bank shareholder.

      o Capital Bank shareholders have the right to dissent from the Holding Company Reorganization if they follow the procedure in the NCBCA. We have explained that procedure under "Dissenters' Rights" beginning on page 60 and have also included a copy of the statute itself in Appendix V to this Joint Proxy Statement-Prospectus.

CONDITIONS TO THE HOLDING COMPANY REORGANIZATION

      The Holding Company Agreement provides that the obligations of Capital Bank and Capital Bank Corporation to consummate the Holding Company Reorganization are subject to the satisfaction of the following conditions:

      o the approval of the Holding Company Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Capital Bank Common Stock;

      o the approval by the Federal Reserve Board of Capital Bank Corporation's application to become a holding company under the Bank Holding Company Act of 1956 (the "BHC Act");

      o the receipt of all other consents and approvals and the satisfaction of all other requirements necessary to the consummation of the Holding Company Reorganization;

      o the receipt of a favorable opinion from Capital Bank's legal counsel as to the federal income tax consequences of the Holding Company Reorganization; and

      o expiration of any waiting period required by any supervisory authority to complete the transaction.

Although we have received approval from the Federal Reserve Board under the BHC Act, there are no assurances that all conditions will be satisfied and that the Holding Company Reorganization will be consummated.

TERMINATION

      The Holding Company Agreement may be terminated prior to the Holding Company Effective Date if:

      o any condition precedent to the Holding Company Reorganization has not been fulfilled or waived;

      o any action, suit, proceeding or claim has been instituted, made or threatened relating to the Holding Company Agreement which makes consummation of the transaction inadvisable in the opinion of the Board of Directors of Capital Bank or Capital Bank Corporation;

      o the number of shares of Capital Bank Common Stock owned by dissenting shareholders, if any, makes consummation inadvisable in the opinion of Capital Bank or Capital Bank Corporation; or

      o for any other reason, consummation of the transaction is inadvisable in the opinion of the Board of Directors of Capital Bank or Capital Bank Corporation.

EXCHANGE OF STOCK CERTIFICATES

At the Holding Company Effective Date, a certificate representing one share of Capital Bank Common Stock will represent the right to be exchanged for one share of Capital Bank Corporation Common Stock, except for certificates representing Capital Bank shares whose holders, if any, have exercised dissenters' rights. After the Holding Company Effective Date, shareholders will exchange their present certificates for new certificates representing shares of Capital Bank Corporation Common Stock. Capital Bank shareholders will be notified by Capital Bank Corporation as to the procedure for the exchange of Capital Bank Common Stock certificates for Capital Bank Corporation Common Stock certificates. Your present stock certificates will for all purposes after the Holding Company Effective Date, until exchanged with the Transfer Agent, evidence only the exchange rights for which the Holding Company Agreement provides or, if applicable, the rights of a dissenting shareholder.

EFFECT OF THE HOLDING COMPANY REORGANIZATION ON CAPITAL BANK'S STOCK OPTION
PLANS

      GENERAL. On June 19, 1997, the Board of Directors of Capital Bank adopted, and on April 29, 1998, the Capital Bank shareholders approved, the Capital Bank Incentive Stock Option Plan (the "ISO Plan") and the Capital Bank Nonqualified Stock Option Plan (the "NQSO Plan") (individually, a "Plan" or collectively, the "Plans"). On October 15, 1998 the Capital Bank Corporation Board of Directors and sole shareholder approved the following actions:

      o     Capital Bank Corporation's assumption of the Plans;

      o amendments to the Plans to eliminate restrictions applicable to bank stock plans, but not holding company stock option plans, under the North Carolina banking laws (for example, restrictions on the number of shares allocable to any single optionee, restrictions on the total number of shares that may be issued under the Plans, restrictions relating to the cashless exercise of options, and, in the case of the NQSO Plan, restrictions on the stock purchase price); and

      o     the reservation of additional shares for issuance under the Plans.

      PURPOSES. The purposes of the Plans are to advance the interests of Capital Bank Corporation by making shares of Capital Bank Corporation's stock available for purchase by persons who are in a position to make significant contributions to the success of Capital Bank Corporation. An effect of this arrangement is to further align the interests of these persons with those of Capital Bank Corporation's shareholders.

      NUMBER OF SHARES. In conjunction with the Holding Company Reorganization, Capital Bank Corporation will reserve additional shares for issuance under the Plans so that a total of 200,000 shares of Common Stock will be available for issuance under each Plan. If any option granted under a Plan expires or terminates for any reason without having been exercised in full, the unpurchased shares of Common Stock subject to the expired or terminated option will be available for future options under that Plan.

      ELIGIBLE RECIPIENTS. The ISO Plan permits grants of incentive stock options to officers and employees designated by the committee administering the Plan, while the NQSO Plan permits grants of nonqualified stock options to officers, employees designated by the committee administering the Plan, directors and local board members. In determining the eligibility of an employee to receive options under each Plan, the committee may take into account the position and responsibilities of the employee, the nature of the services rendered by the employee, the employee's present and potential contributions to the success of the acquisition, and such other factors as the committee deems relevant.

      ADMINISTRATION. Both Plans provide for administration by a Board-appointed committee, consisting of two or more non-employee directors. The Compensation Committee of Capital Bank Corporation's Board of Directors has assumed all responsibilities with regard to administering the Plans. In general, the Compensation Committee has broad discretionary authority regarding the Plans, including the authority:

      o to determine which persons shall be granted options and the amount of such options,

      o to determine and construe the terms and provisions of the agreements and other documents by which options are granted and accepted, and

      o to make all other determinations that the Compensation Committee deems necessary or desirable for the administration of the Plans.

      OPTIONS HELD BY CAPITAL BANK DIRECTORS AND OFFICERS. As of the Capital Bank Record Date, directors and officers of Capital Bank held an aggregate of 54,550 shares of Capital Bank Common Stock subject to presently exercisable stock options. An additional 45,200 shares of Capital Bank Common Stock, subject to outstanding stock options that are not presently exercisable, are held by executive officers of Capital Bank.

FEDERAL INCOME TAX CONSEQUENCES OF THE HOLDING COMPANY REORGANIZATION

      Capital Bank expects to receive an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. to the effect that, among other things:

      o The proposed Holding Company Reorganization will constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

      o No gain or loss will be recognized by Capital Bank's shareholders on the receipt of Capital Bank Corporation's Common Stock in exchange for their Capital Bank Common Stock.

      o The basis of each Capital Bank shareholder in Capital Bank Corporation's Common Stock received by such shareholder will be the same as the basis of Capital Bank Common Stock surrendered in exchange therefor.

      o The holding period of Capital Bank Corporation's Common Stock received by each Capital Bank shareholder will include the holding period of the Capital Bank Common Stock surrendered in exchange therefor, provided that the Capital Bank Common Stock is held as a capital asset at the effective time of the Holding Company Reorganization.

      o If a Capital Bank shareholder dissents from the Holding Company Reorganization and receives cash in exchange for his Capital Bank Common Stock, the receipt of such cash will be a taxable transaction and will be treated as a distribution and redemption of his shares, subject to the provisions and limitations of Sections 301 and 302 of the Code.

      The opinion assumes, among other things, that the Holding Company Reorganization will be consummated as described in the Holding Company Agreement, and that payment to dissenters will not exceed the fair market value of the Capital Bank Corporation Common Stock issued in the Holding Company Reorganization as of the Effective Time.

      The tax opinion will not address state or local tax consequences, and shareholders are advised to consult their own tax advisors for advice on these matters.

      The tax opinion is not binding on the Internal Revenue Service.

ACCOUNTING TREATMENT OF THE HOLDING COMPANY REORGANIZATION

      The Holding Company Reorganization is expected to be characterized as, and treated similarly to, a "pooling of interests" (rather than a "purchase") for financial reporting and related purposes, with the result that the accounts of Capital Bank and Capital Bank Corporation will be combined.

                  CAPITAL BANK CORPORATION'S SHARE EXCHANGE WITH
                                HOME SAVINGS BANK

      THE FOLLOWING INFORMATION DESCRIBES MATERIAL ASPECTS OF THE PROPOSED TRANSACTION BY WHICH CAPITAL BANK CORPORATION WOULD ACQUIRE ALL OF THE STOCK OF HOME SAVINGS BANK OF SILER CITY, INC., SSB BY A SHARE EXCHANGE UNDER THE EXCHANGE AGREEMENT. THE EXCHANGE AGREEMENT IS ATTACHED AS APPENDIX II.

GENERAL

      The Exchange Agreement provides for the Exchange which, when effective, will result in the conversion of each share of Home Savings Common Stock then issued and outstanding (excluding shares held by Capital Bank or Capital Bank Corporation or as to which Home Savings shareholders have exercised dissenters' rights) into the right to receive 1.28 newly issued shares of Capital Bank Corporation's no par value common stock for each Home Savings share, rounded up or down to the nearest whole share.

      As of the Home Savings Record Date, Home Savings had 922,686 shares of Home Savings Common Stock outstanding. Based upon the exchange ratio, upon consummation of the Exchange, Capital Bank Corporation will issue approximately 1,181,038 shares of Capital Bank Corporation Common Stock. Accordingly, Capital Bank Corporation would then have outstanding approximately 3,658,689 shares of Common Stock.

BACKGROUND OF AND REASONS FOR THE SHARE EXCHANGE

      HOME SAVINGS

      HISTORY. Home Savings was chartered in 1950 as a mutual savings and loan association and since that time has grown to its present size of approximately $60.0 million in assets as of September 30, 1998. Home Savings believes that the lack of significant growth during its 48-year history is due primarily to the historical slow growth of the economy of Chatham County, its primary service area, although growth in this area has somewhat accelerated in recent years. Chatham County is primarily an agricultural county with some light industry. The financial crisis of the 1980s which affected savings and loan associations throughout the country was weathered by Home Savings.

      In the early 1990s, Home Savings' Board of Directors began to consider a strategic long-term plan for Home Savings and considered an affiliation with a commercial bank located in an adjoining county that had a small presence in Chatham County. A transaction known as a conversion-acquisition was initiated on December 30, 1993 when Home Savings entered into an agreement providing for its conversion from mutual-to-stock form and its simultaneous acquisition by a commercial bank. However, due to objections to this form of transaction by both federal and state regulatory authorities, which objections culminated on November 22, 1994 in a moratorium on such transactions declared by the Office of Thrift Supervision ("OTS"), the agreement was ultimately terminated and abandoned on March 31, 1995. Thereafter, the Board of Directors re-examined its strategic alternatives, affirmed its earlier decision that, as a mutually-owned institution, Home Savings' alternatives were limited and determined that a conversion from mutual to stock form was the best alternative for Home Savings to increase its capital base for lending and investment purposes. Accordingly, on November 14, 1995, the conversion was effected after the sale of approximately $9 million in common stock to the members and local community in Chatham County.

      ASSESSMENT OF ITS STRATEGY. As a shareholder owned institution, Home Savings' Board of Directors continued to assess its strategic position, mindful of its fiduciary duties to its shareholders. Faced with increasing competition from other financial intermediaries in its market, Home Savings' Board of Directors determined that the best manner of serving its customers and establishing a positive financial influence in its market was to affiliate with a larger financial institution. Home Savings was periodically contacted regarding its interest in an affiliation by some independent financial institutions with a presence in or adjacent to Chatham County but nothing definitive was proposed or suggested by any such party and pursuant to OTS regulations, nothing definitive could be proposed until twelve months had expired from the date of mutual to stock conversion.

      In the Spring of 1997, management of Home Savings entered into discussions with a neighboring financial institution with which it had previously considered the conversion-acquisition. One other financial institution, significantly larger than both Home Savings and this third party financial institution and with an existing presence in Home Savings' market, also indicated an interest but did not follow with a specific proposal. During the prior discussions between Home Savings and this third party financial institution, both parties became familiar with the styles of operation and management teams of the other, and Home Savings' management decided to begin private negotiations with this third party financial institution beginning in April 1997, which negotiations culminated in an Agreement and Plan of Merger dated June 13, 1997.

      PRIOR TRANSACTION. That transaction was approved by the shareholders of Home Savings and received all federal and state regulatory approvals and was scheduled to close in January 1998. The transaction provided for the shareholders of Home Savings to elect either stock in the acquiring third party financial institution or cash or a combination of stock and cash. That transaction permitted Home Savings to terminate it if the acquiring third party financial institution's stock price exceeded certain predetermined parameters which, management of Home Savings believed, would result in a significant dilution in value to the Home Savings' shareholders electing to take stock in the transaction should the transaction be consummated at such increased values. It was deemed necessary to negotiate such parameters because the acquiror offered, and Home Savings accepted, a value of $15.50 per share, payable in cash, stock or a combination thereof, of the acquiring third party financial institution.

      Beginning in December 1997 and continuing into January 1998, during the 20-day period of time predetermined to price the value of the acquiror's stock, prices in the acquiror's stock began to rise dramatically and resulted in a 20-day average price far in excess of the limitations deemed reasonable by management of Home Savings and its financial advisors. Attempts were made to renegotiate the exchange and to increase the number of shares to be received by the shareholders of Home Savings but such attempts failed as the acquiror refused to consider increasing the value for Home Savings' shareholders. Accordingly, on January 28, 1998, Home Savings exercised its unilateral option to terminate the transaction in light of the diluted value that would result from the lesser number of shares to be received by Home Savings' shareholders should it have elected to consummate the transaction. Home Savings had granted the acquiror an option to purchase 19.9% of newly issued shares of Home Savings and as a result of the unilateral termination of the transaction by Home Savings, the Option Agreement, in accordance with its terms, expired with no shares under option having been exercised by the acquiror.

      RECONSIDERATION OF STRATEGY. After terminating the transaction with the third party financial institution, the Board of Directors began to consider its strategic alternatives. The growth and profitability of Home Savings continued to lag and Home Savings incurred some nonrecurring expenses as a result of attempting to effect the previous transaction with the third party financial institution. These expenses negatively impacted earnings. Additionally, other operational matters requiring significant amounts of capital needed attention. Except for the infusion of capital from its mutual-to-stock conversion in 1995, the strategic position of Home Savings had remained unchanged. Growth remained slow and there was no lessening of the competitive factors affecting a small, one office financial institution.

      ENGAGEMENT OF FINANCIAL ADVISOR. Accordingly, during April of 1998, Edwin
E. Bridges, the President of Home Savings, discussed with Baxter Fentriss & Company, Richmond, Virginia ("Baxter Fentriss") the possibility of engaging Baxter Fentriss to evaluate its alternatives and on May 1, 1998 the Board of Directors decided to do so. Baxter Fentriss specializes in community-oriented financial institutions and had served as Home Savings' financial advisor in both its mutual-to-stock conversion and in its transaction with the other third party financial institution. Home Savings asked Baxter Fentriss to study the strategic position of Home Savings and to analyze its business, operations, financial condition and prospects. Baxter Fentriss was also to assess various strategic options available that would maximize shareholder value and advise Home Savings regarding its likely value in a merger, acquisition, business combination or reorganization. If a change of control of Home Savings was determined to be in the shareholders' best interest, Baxter Fentriss was to assist Home Savings in identifying potential acquirors, to initiate confidential discussions with potential acquirors and assist potential acquirors in developing bids.

      It was determined by the Board of Directors, after discussions with Baxter Fentriss, that a change of control of Home Savings was in the shareholders' best interest. Accordingly, Baxter Fentriss developed and prepared a confidential offering memorandum and upon receipt of executed confidentiality agreements from interested acquirors, distributed that memorandum in June 1998. Baxter Fentriss had identified parties to contact based on its knowledge of parties who could have an interest in acquiring Home Savings.

      DISCUSSIONS ENSUE WITH POTENTIAL ACQUIRORS. Based upon that memorandum, which required initial bids to be received by August 10, discussions ensued with three independent financial institutions, one of which was the financial institution with which Home Savings had previously entered into an agreement but terminated such agreement in January 1998. Baxter Fentriss met with the Home Savings Board on August 17 to go over the offers. Following that meeting, the three parties were asked to increase their bids, two of whom did so. On August 28, 1998, Baxter Fentriss met with the Home Savings Board to update them on such changes.

      CAPITAL BANK OFFER RECOMMENDED. These discussions conducted by Baxter Fentriss resulted in the proposal by Capital Bank as being the proposal that would result in the greatest maximization of shareholder value since it provided the highest financial offer based on the market value of its stock and the exchange ratio provided. In addition, Baxter Fentriss provided information on stock liquidity, trading volume and Capital Bank's lower market price to book value (from which Baxter Fentriss concluded that Capital Bank had greater potential for stock market appreciation) and considered the market of Capital Bank (Wake and Lee Counties, North Carolina) as having greater growth potential than that of the other two bidders who are located in rural markets outside of the growth areas of Raleigh and the Research Triangle, North Carolina.

      BOARD CONSIDERS AND NEGOTIATES CAPITAL BANK OFFER. The Board of Directors acknowledged the expertise of Baxter Fentriss as a financial expert and considered all factors presented by Baxter Fentriss in reaching its conclusion that the proposal by Capital Bank was the one that maximized shareholder value. However, the Board of Directors desired to learn more about the prospects of Capital Bank and therefore appointed a committee to consider due diligence issues of Capital Bank in light of the fact that it was a newly chartered commercial bank and did not have a presence in Chatham County although it was acknowledged that Chatham County was a logical extension of Capital Bank's markets in Wake and Lee Counties.

      Direct discussions between senior management of Home Savings and Capital Bank then occurred. Following direct discussions between management of Home Savings and Capital Bank, representatives of both parties entered into discussions regarding a definitive agreement. The Board of Directors of Home Savings considered all factors, including the lack of profitability and dividends by Capital Bank and the fact that the pro forma net income per share for Home Savings' shareholders would go from a positive to a negative number. The discussions by the Board of Directors led them to the conclusion that a combination with Capital Bank would greatly enhance future profitably and the affiliation with a commercial bank franchise with an expanded market scope and line of products and services would better enhance future prospects of the combined entity. The Board of Directors believed this would eventually result in an increase in the price per share of the stock to be received by the shareholders of Home Savings.

      APPROVAL OF CAPITAL BANK OFFER. After a thorough review by the Home Savings Board of the proposed definitive agreement at a meeting in which each director had received a copy, on September 28, 1998 the Exchange Agreement was unanimously approved by the Board of Directors of Home Savings. The Board rejected the other two bids, both of which were also stock-for-stock exchanges, since neither reached the market value of the Capital Bank offer. Each of these other two bidders had been invited to increase their offer prior to the Board's acceptance of the Capital Bank bid. One slightly increased its bid, while the other refused to do so. Notwithstanding the one increased bid from the one bidder, it still did not compare favorably with the Capital Bank offer.

      CAPITAL BANK

      The terms of the share exchange, including the exchange ratio, are the result of arm's-length negotiations between representatives of Capital Bank and Home Savings. In reaching its decision to approve the Exchange Agreement, the Capital Bank Board consulted with its legal advisors regarding the terms of the transaction, with its financial advisor regarding the financial aspects of the proposed transaction and the fairness of the exchange ratio, and with management of Capital Bank, and, without assigning any relative or specific weights, considered a number of factors which the Capital Bank Board deemed material, both from a short-term and long-term perspective, including the following:

      o the information presented to the directors by the management of Capital Bank concerning the business, operations, earnings, asset quality, and financial condition of Home Savings, including the composition of the earning assets portfolio of Home Savings;

      o the financial terms of the share exchange, including the relationship of the value of the consideration issuable in the share exchange to the market value, tangible book value, and earnings per share of Home Savings common stock;

      o the nonfinancial terms of the share exchange, including the treatment of the share exchange as a tax-free reorganization for federal income tax purposes and arrangements relating to the continued involvement of the management and the Home Savings Board with Capital Bank Corporation;

      o the likelihood of the share exchange being approved by applicable regulatory authorities without undue conditions or delay;

      o the attractiveness of the market position of Home Savings in the market in which it operates;

      o the report of Interstate/Johnson Lane Corporation ("IJL") reviewing a comparison of Home Savings to selected peer bank thrifts and of premiums paid in other transactions; and

      o the opinion rendered by IJL as to the fairness, from a financial point of view, of the exchange ratio to the holders of Capital Bank Common Stock.

      The foregoing discussion is not intended to be exhaustive but includes all of the material factors considered by the Capital Bank Board in determining to recommend that shareholders approve the Exchange

Agreement, including the issuance of shares of Capital Bank Corporation Common Stock pursuant to the Exchange Agreement. The Capital Bank Board did not quantify or otherwise attempt to assign relative or specific weights to the factors considered in reaching its determination that the Exchange Agreement, the Exchange, and the issuance of shares of Capital Bank Corporation Common Stock pursuant to the Exchange Agreement are in the best interests of shareholders.

RECOMMENDATION OF THE HOME SAVINGS BOARD

      The Board of Directors of Home Savings has unanimously approved the Exchange Agreement and the Exchange contemplated thereby and believes that the Exchange is fair to, and in the best interests of, Home Savings and its shareholders. Home Savings' Board of Directors, therefore, unanimously recommends that the holders of Home Savings Stock vote "FOR" approval of the Exchange Agreement and the Exchange contemplated thereby. In making its recommendations, the Board of Directors of Home Savings has considered, among other things, the opinion of Baxter Fentriss that Capital Bank's proposal is fair to Home Savings' shareholders from a financial point of view. See "Opinion of Home Savings' Financial Advisor" below.

RECOMMENDATION OF THE CAPITAL BANK BOARD

      The Board of Directors of Capital Bank has unanimously approved the Exchange Agreement and believes that each transaction is fair to, and in the best interests of, Capital Bank and its shareholders. Capital Bank's Board of Directors, therefore, unanimously recommends that the holders of Capital Bank stock vote "FOR" approval of the issuance of shares under the Exchange Agreement and the Holding Company Reorganization. In making its recommendations, the Board of Directors of Capital Bank has considered, among other things, the opinion of IJL that the Exchange is fair to Capital Bank's shareholders from a financial point of view.

OPINION OF HOME SAVINGS' FINANCIAL ADVISOR

      Baxter Fentriss has acted as financial advisor to Home Savings in connection with the Exchange. Baxter Fentriss assisted Home Savings in identifying prospective acquirors. On September 29, 1998, Baxter Fentriss delivered to Home Savings its opinion that as of such date, and on the basis of matters referred to herein, the consideration to be paid to holders of Home Savings Common Stock in the Exchange is fair, from a financial point of view, to the holders of Home Savings Common Stock. In rendering its opinion, Baxter
Fentriss:

      o     consulted with the management of Home Savings and Capital Bank,

      o reviewed the draft Exchange Agreement and certain publicly-available information on the parties; and

      o reviewed certain additional materials made available by the management of the respective banks.

      In addition, Baxter Fentriss discussed with the management of Home Savings and Capital Bank their respective businesses and outlook. No limitations were imposed by Home Savings' Board of Directors upon Baxter Fentriss with respect to the investigation made or procedures followed by it in rendering its opinion. The full text of Baxter Fentriss' written opinion is attached as Appendix III to this Joint Proxy Statement-Prospectus and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Baxter Fentriss in connection therewith.

      Baxter Fentriss' opinion is directed to Home Savings' Board of Directors, and is directed only to the fairness, from a financial point of view, of the consideration received. It does not address Home Savings' underlying business decision to effect the Exchange, nor does it constitute a recommendation to any Home Savings' shareholder as to how such shareholder should vote with respect to the Exchange or as to any other matter.

      Baxter Fentriss' opinion was one of many factors taken into consideration by Home Savings' Board of Directors in making its determination to approve the Exchange Agreement, and the receipt of Baxter Fentriss' opinion is a condition precedent to Home Savings consummating the Exchange. The opinion of Baxter Fentriss does not address the relative merits of the Exchange as compared to any alternative business strategies that might exist for Home Savings or the effect of any other business combination in which Home Savings might engage.

      Baxter Fentriss, as part of its investment banking business, is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. Baxter Fentriss is a nationally recognized advisor to firms in the financial services industry on mergers and acquisitions. Home Savings selected Baxter Fentriss as its financial advisor because Baxter Fentriss is an investment banking firm focusing on bank and thrift transactions, and because of the firm's extensive experience and expertise in transactions similar to the Exchange. Baxter Fentriss is not affiliated with Capital Bank or Home Savings.

      In connection with rendering its opinion to Home Savings' Board of Directors, Baxter Fentriss performed a variety of financial analyses. In conducting its analyses and arriving at its opinion as expressed herein, Baxter Fentriss considered such financial and other factors as it deemed appropriate under the circumstances including:

      o the historical and current financial condition and results of operations of Capital Bank and Home Savings including interest income, interest expense, interest sensitivity, noninterest income, noninterest expense, earnings, book value, returns on assets and equity, capitalization, the amount and type of non-performing assets, the impact of holding certain non-earning real estate assets, the reserve for loan losses and possible tax consequences resulting from the transaction;

      o     the business prospects of Home Savings and Capital Bank;

      o the economies of Home Savings' and Capital Bank's respective market areas;

      o the historical and current market for Home Savings and Capital Bank Common Stock; and

      o the nature and terms of certain other merger transactions that it believed to be relevant.

      Baxter Fentriss also considered:

      o its assessment of general economic, market, financial and regulatory conditions and trends;

      o     its knowledge of the financial institutions industry;

      o     its experience in connection with similar transactions;

      o     its knowledge of securities valuation generally; and

      o its knowledge of merger transactions in North Carolina and South Carolina (the "Carolinas").

      In connection with rendering its opinion, Baxter Fentriss reviewed:

      o     the Exchange Agreement;

      o     drafts of this Joint Proxy Statement-Prospectus;

      o the Annual Reports to shareholders, including the audited financial statements of Home Savings for the years ended September 30, 1995, 1996 and 1997;

      o the Annual Reports to shareholders, including the audited financial statements of Capital Bank for the period June 20, 1997 through December 31, 1997;

      o unaudited, condensed balance sheets and statements of income as of June 30, 1998; and

      o certain additional financial and operating information with respect to the business, operations and prospects of Capital Bank and Home Savings as it deemed appropriate.

      Baxter Fentriss also:

      o held discussions with members of the senior management of Capital Bank and Home Savings regarding the historical and current business operation, financial condition and future prospects of their respective companies;

      o reviewed the historical market prices and trading activity for the common stock of Home Savings and Capital Bank;

      o compared the results of operations of Home Savings and Capital Bank with those of certain banking companies that it deemed to be relevant;

      o analyzed the pro forma financial impact of the Exchange on Capital Bank; and

      o     analyzed the pro forma financial impact of the Exchange on Home
            Savings.

      The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of fairness, from a financial point of view, of the consideration to holders of Home Savings Common Stock was to some extent a subjective one based on the experience and judgment of Baxter Fentriss and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Baxter Fentriss believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Baxter Fentriss' view of the actual value of Home Savings or Capital Bank.

      In performing its analyses, Baxter Fentriss made numerous assumptions with respect to industry performance, business and economic conditions and other matters, including general market conditions, inflation rates, tax rates and investor return expectations, many of which are beyond the control of Home Savings or Capital Bank. The analyses performed by Baxter Fentriss are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. In rendering its opinion, Baxter Fentriss assumed that, in the course of obtaining the necessary regulatory approvals for the Exchange, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Exchange, on a pro forma basis, to Home Savings or Capital Bank.

      The following is a summary of the material analyses performed by Baxter Fentriss in connection with its opinion.

      STOCK PRICE HISTORY. Baxter Fentriss studied the history of the trading prices and volume for Home Savings and Capital Bank Common Stock and compared that to publicly traded banks and thrifts in North Carolina and to the price offered by Capital Bank. As of June 30, 1998, Home Savings' book value was $10.64.

      COMPARATIVE ANALYSIS. Baxter Fentriss compared the price to earnings multiple, price to assets multiple and price to book multiple of the Capital Bank offer with all other comparable financial (banking and thrift) merger transactions in North and South Carolina for which data was publicly available. The comparative multiples included 34 North and South Carolina financial (banking and thrift) institutions involved in sale or merger transactions during the last three years. Of the 34 transactions, the Exchange ranked third in price to earnings multiple, 14th in price to assets multiple and 27th in price to book multiple.

      PRO FORMA IMPACT. Baxter Fentriss considered the pro forma impact of the transaction on book value and earnings and concluded the transaction should have an immediate positive impact on Capital Bank shareholders (including Home Savings shareholders after the transaction) and would likely be approved by banking regulators. Baxter Fentriss concluded that the transaction would likely be accretive to book value per share for Home Savings shareholders, but would result in a historical dilutive impact on earnings per share to Home Savings shareholders as a result of Capital Bank's losses to date.

      DISCOUNTED CASH FLOW ANALYSIS. Baxter Fentriss performed a discounted cash flow analysis to determine hypothetical present values for a share of Home Savings' common stock as a five and ten year investment. Under this analysis, Baxter Fentriss considered various scenarios for the performance of Home Savings' stock using (a) a range from 8% to 14% in the growth of Home Savings' earnings and dividends and (b) a range from 14 times to 24 times earnings as the terminal value for Home Savings' stock. A range of discount rates from 12% to 15% were applied to these alternative growth and terminal value scenarios. These ranges of discount rates, growth alternatives and terminal values were chosen based upon what Baxter Fentriss, in its judgment, considered to be appropriate taking into account, among other things:

      o     Home Savings' past and current performance;

      o     the general level of inflation;

      o rates of return for fixed income and equity securities in the marketplace generally for companies with similar risk profiles.

      In almost all of the scenarios considered, the present value of a share of Home Savings' common stock was calculated at less than that of the Capital Bank offer. For example, at a 12.5% discount rate, an after tax range of values that could develop ranged from $5.04 to $13.08 per share. Thus, Baxter Fentriss' discounted cash flow analysis indicated that Home Savings shareholders would be in a better financial position by receiving the consideration offered in the Exchange rather than continuing to hold Home Savings' Common Stock.

      Using publicly available information on Capital Bank and applying the capital guidelines of banking regulators, Baxter Fentriss' analysis indicated that the Exchange would not materially dilute the capital and earnings capacity of Capital Bank and would, therefore, likely not be opposed by the banking regulatory agencies from a capital perspective. Furthermore, Baxter Fentriss considered the likely market overlap and the Federal Reserve Board guidelines with regard to market concentration and did not believe there to be a significant issue with regard to possible antitrust concerns.

      Baxter Fentriss has relied, without any independent verification, upon the accuracy and completeness of all financial and other information reviewed. Baxter Fentriss has assumed that all estimates, including those as to possible economies of scale and budgeted income, were reasonably prepared by management, and reflect their best current judgments. Baxter Fentriss did not make an independent appraisal of the assets or liabilities of either Home Savings or Capital Bank, and has not been furnished such an appraisal.

      No company or transaction used as a comparison in the above analysis is identical to Home Savings, Capital Bank or the Exchange. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analysis.

      Baxter Fentriss has been, or will be, paid (a) a fairness opinion fee of $15,000 at the time the opinion is rendered, (b) a fee, based on successful completion of the proposed Exchange, equal to approximately $200,000, or 1.25% of the aggregate consideration received by Home Savings or shareholders of Home Savings (to be offset by the fairness opinion fee of $15,000) and (c) reasonable out-of-pocket expenses for its services. Home Savings has agreed to indemnify Baxter Fentriss against certain liabilities, including certain liabilities under the federal securities laws.

      Baxter Fentriss has previously served as financial advisor to Home Savings during its mutual to stock conversion and its previously terminated transaction. During 1997, Home Savings paid Baxter Fentriss fees equal to approximately $20,000. Baxter Fentriss was engaged by Capital Bank in February 1998 to assist in the acquisition of specific other banking entities or branches. Baxter Fentriss was paid $7,500 by Capital Bank and reimbursed certain out of pocket expenses during 1998. To date, no transactions have occurred under such separate engagement.

OPINION OF CAPITAL BANK'S AND CAPITAL BANK CORPORATION'S FINANCIAL ADVISOR

      IJL was engaged by Capital Bank Corporation to render an opinion with respect to the fairness from a financial point of view to the holders of Capital Bank Corporation Common Stock of the consideration proposed to be paid by Capital Bank Corporation in the Exchange. IJL is a recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Capital Bank Corporation selected IJL to render its opinion on the basis of its experience and expertise in merger transactions, and its reputation in the banking, thrift and investment communities. In the ordinary course of its business, IJL trades the equity securities of Capital Bank and Home Savings for its own account and for the accounts of its customers, and, accordingly, may at any time hold a long or short position in such securities.

      IJL first discussed a possible role as a buy-side financial advisor to Capital Bank on November 25, 1997 when IJL representatives presented the firm's credentials and discussed strategy and potential targets with Capital Bank's management. The presentation was general in nature, and Capital Bank did not engage IJL at that time to contact any specific acquisition candidate(s).

      On or about July 1, 1998, Capital Bank management contacted IJL to discuss the Home Savings Bank Confidential Information Memorandum received from Baxter Fentriss. Capital Bank formally engaged IJL on July 16, 1998 to provide financial advisory services and to render an opinion as to the fairness, from a financial point of view, of the consideration to be paid by Capital Bank's stockholders in the potential acquisition of Home Savings. In that regard, IJL's role included the following:

      o reviewing the financial condition and future prospects of Capital Bank and Home Savings and any other matters which Capital Bank or IJL deemed relevant in order to assist and advise Capital Bank regarding the proposed transaction;
      o analyzing the potential price, terms and other conditions of the transaction;
      o providing sensitivity analyses as to the price and structure of the transaction;
      o researching comparable public thrifts and the current mergers and acquisitions environment for thrifts to evaluate the reasonableness of an offer; and
      o     rendering a fairness opinion to Capital Bank's Board of Directors.

      In connection with its engagement, a preliminary oral opinion dated October 15, 1998 was delivered by IJL to the Capital Bank Corporation Board of Directors (as used in this section, the "Board") to the effect that, as of such date and based upon and subject to certain matters, the consideration to be paid by Capital Bank Corporation in the Exchange with Home Savings was fair to the holders of Capital Bank Corporation Common Stock from a financial point of view. IJL has confirmed its preliminary oral opinion dated October 15, 1998, by delivery of a written opinion attached as Appendix IV. IJL updated certain of its analyses, as necessary, and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.

      THE FULL TEXT OF IJL'S WRITTEN OPINION TO THE BOARD WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF REVIEW BY IJL, IS ATTACHED HERETO AS APPENDIX IV AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS AGREEMENT. THE FOLLOWING SUMMARY OF IJL'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. IJL'S OPINION, WHICH IS ADDRESSED TO THE CAPITAL BANK CORPORATION BOARD, IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF CAPITAL BANK CORPORATION COMMON STOCK OF THE CONSIDERATION TO BE PAID BY CAPITAL BANK CORPORATION IN THE EXCHANGE. IN ADDITION, IJL'S OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE EXCHANGE OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE CAPITAL BANK CORPORATION SPECIAL MEETING.

      In connection with its opinion, IJL, among other things:

      o reviewed certain publicly available financial and other data with respect to Capital Bank and Home Savings, including the consolidated financial statements of Capital Bank and Home Savings for recent fiscal years and interim periods as of September 30, 1998, and certain other relevant financial and operating data relating to Capital Bank and Home Savings made available to IJL from published sources and from the internal records of Capital Bank and Home Savings;

      o reviewed a draft of this Joint Proxy Statement-Prospectus and the Exchange Agreement;

      o reviewed certain historical market prices and trading volumes of Capital Bank and Home Savings as reported by the SmallCap Market of The Nasdaq Stock Market and the OTC Bulletin Board;

      o compared Home Savings from a financial point of view with certain other public companies which IJL deemed to be relevant;

      o considered the financial terms, to the extent publicly available, of selected business combinations in the bank and thrift industries;

      o reviewed and discussed with representatives of management of Capital Bank and Home Savings certain information regarding the business and financial issues of the Exchange, including financial forecasts relating to cost savings and other potential synergies anticipated to result from the Exchange and related assumptions;

      o made inquiries regarding and discussed the due diligence review of Home Savings conducted by Capital Bank with senior executives of Home Savings;

      o made inquiries regarding and discussed the Exchange, the Exchange Agreement and other matters related thereto with Capital Bank's counsel; and

      o performed such other analyses and examinations as IJL deemed appropriate.

      In connection with its review, IJL did not assume any obligation to verify any of the foregoing information and relied on all such information being complete and accurate in all material respects. With respect to the financial forecasts for Capital Bank and Home Savings, IJL assumed, with Capital Bank's consent, for purposes of its opinion that such forecasts were reasonably prepared on bases reflecting at the time of preparation the best available estimates and judgments of Capital Bank's management, as to the cost savings, revenue enhancements and other potential synergies (including the timing, amount and achievability thereof) anticipated to result from the Exchange, and that such forecasts provided a reasonable basis upon which IJL could form its opinion. IJL also assumed, with Capital Bank's consent, that:

      o there were no material changes in Capital Bank's or Home Savings' assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements reviewed by IJL;

      o off-balance sheet activities of Capital Bank and Home Savings will not materially and adversely affect the future financial position or results of operations of Capital Bank or Home Savings;

      o in the course of obtaining the necessary regulatory and third party consents for the Exchange, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Exchange or the transactions contemplated thereby;

      o the Exchange will be consummated in accordance with the terms and provisions of the Exchange Agreement, without any amendments to, and without any waiver by Capital Bank of, any of the material conditions to its obligations thereunder.

IJL noted that it is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and IJL assumed, with Capital Bank's consent, that such allowances for each of Capital Bank and Home Savings are in the aggregate adequate to cover such losses. In addition, IJL did not assume responsibility for reviewing any individual credit files or making an independent evaluation, appraisal or physical inspection of the assets or individual properties of Capital Bank or Home Savings, nor was IJL furnished with any such evaluations or appraisals. Finally, IJL's opinion was based on economic, monetary and market and other conditions as in effect on, and the information made available to IJL as of, the date thereof. These conditions included, but were not limited to, Capital Bank's status as a financial institution in existence less than two years and with assets less than $100 million. IJL also noted that, as a start-up financial institution, Capital Bank has yet to record a profit. Furthermore, due to their small capital base and relative illiquidity, start-up financial institutions have not been active acquirors of other financial institutions. Although IJL evaluated the consideration to be paid by Capital Bank in the Exchange to the holders of Home Savings from a financial point of view, IJL was not requested to, and did not, recommend the specific consideration payable in the Exchange. No other limitations were imposed by Capital Bank on IJL with respect to the investigations made or procedures followed by IJL in rendering its opinion.

      Set forth below is a summary of the material analyses performed by IJL in connection with its opinion delivered to the Capital Bank Corporation Board on October 15, 1998.

      PRO FORMA DILUTION ANALYSIS. Using management's earnings per share ("EPS") estimates for Capital Bank of $0.08 in 1999 and $0.51 in 2000 and using EPS estimates prepared by Capital Bank management and IJL for Home Savings of $0.49 in 1999 and $0.75 in 2000 reflecting ongoing operations and estimates as to the cost savings and other potential synergies anticipated to result from the Exchange prepared by Capital Bank's management, IJL compared estimated EPS for Capital Bank on a stand-alone basis to the estimated EPS for Capital Bank on a pro forma combined basis for calendar years 1999 and 2000. In addition, IJL prepared a pro forma balance sheet, for the periods ending at the transaction close, originally estimated December 1998, and for calendar years 1999 and 2000. IJL noted that, based upon estimates of Capital Bank's management of cost savings, revenue enhancements and operating synergies and after giving effect to certain assumptions as to, among other things, the number of shares outstanding in each respective period, and assuming a transaction closing by March 31, 1999, the Exchange could be expected to be accretive to Capital Bank's EPS in calendar year 1999 by approximately 175%, and to Capital Bank's EPS in calendar year 2000 by approximately 16.2%. In calculating Capital Bank's EPS, IJL did not assume that any shares would be repurchased by Capital Bank in calendar years 1999 and 2000.

      COMPARABLE COMPANY ANALYSIS. Based on publicly available information and earnings estimates, IJL reviewed and compared actual and estimated selected financial, operating and stock market information and financial ratios of Home Savings and a group of six thrifts consisting of:

      o     AF Bankshares, Inc.;

      o     Anson Bancorp, Inc.;

      o     Mitchell Bancorp, Inc.;

      o     Mutual Community Savings Bank, Inc.;

      o     Scotland Bancorp, Inc.; and

      o     Wake Forest Federal Savings & Loan Association (the "Comparable
            Thrifts").

The Comparable Thrifts were selected on the following criteria: thrifts located in North Carolina, holding less than $100 million in assets, for which market data and financial information were publicly available.

      IJL noted for Capital Bank's Board that, among other things:

      o Home Savings had a common equity to total assets ratio of 16.4% at September 30, 1998, as compared to the average for the Comparable Thrifts of 24%;

      o Home Savings had a return on average assets and a return on average equity for the latest twelve months ended September 30, 1998 of 0.42% and 2.51%, respectively, as compared to the average for the Comparable Thrifts of 0.87% and 4.71%, respectively;

      o Home Savings had an efficiency ratio (defined as noninterest expenses divided by net interest income plus noninterest income, before taking into account any goodwill amortization) of 77.3% for its fiscal year ended September 30, 1998, as compared to the average for the Comparable Thrifts of 65.2%;

      o Home Savings, as of November 24, 1998, had a price to book ratio and a price to tangible book ratio implied from the Exchange of 1.39x and 1.39x, respectively, based on the balance sheet at September 30, 1998, as compared to the average for the comparable Thrifts of 1.02x and 1.03x, respectively; and

      o Home Savings, as of November 24, 1998, had a price to earnings ratio implied from the Exchange of 31.0x, adjusted for non-recurring items and based on the EPS for the latest twelve months ended September 30, 1998, as compared to the average for the comparable Thrifts of 25.5x.

      ANALYSIS OF SELECTED COMPARABLE BANK AND THRIFT EXCHANGE TRANSACTIONS. IJL reviewed the consideration paid for 21 transactions in the Southeast (defined as Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) announced since 1996 with seller total assets less than $100 million. In addition, IJL reviewed the consideration paid in the following 6 transactions announced since 1996 in North Carolina (Acquiror/Target):

      o     Centura Banks, Inc./Scotland Bancorp, Inc.;

      o     First Western Bank/Mitchell Bancorp;

      o     First Charter Corporation/HFNC Financial Corp.;

      o     Triangle Bancorp/United Federal Savings Bank;

      o     First Citizens BancShares, Inc./First Savings Financial Corporation;
            and

      o Clyde Savings Bank SSB/Tryon Federal Savings and Loan Association (collectively, the "Comparable Transactions").

For each company merged or to be merged in such transactions, IJL compiled figures illustrating, among other things, transaction price to latest 12 months earnings per share, transaction price to book value, transaction price to tangible book value, and the ratio of premium over tangible book value to core deposits.

      The figures for the Comparable Transactions represent announced deals in North Carolina from January 1, 1996 through November 23, 1998. The ratios are as follows:

      o an average excluding high and low of transaction price to latest 12 months' earnings per share of 32.8x;

      o an average excluding high and low of transaction price to book value of 1.39x;

      o an average excluding high and low of transaction price to tangible book value of 1.39x; and

      o an average excluding high and low of premium over tangible book value to core deposits of 20.8%.

The figures for the 21 Southeast transactions represent announced deals in the Southeast from January 1, 1996 through November 23, 1998. The ratios are as follows:

      o an average excluding high and low of transaction price to latest 12 months' earnings per share of 27.9x;

      o an average excluding high and low of transaction price to book value of 1.68x;

      o an average excluding high and low of transaction price to tangible book value of 1.68x; and

      o an average excluding high and low of premium over tangible book value to core deposits of 9.1%.

In comparison, based upon an assumed exchange ratio of 1.28 shares of Capital Bank for each share of Home Savings, representing shares of Capital Bank with a value of $11.25 per share as of November 24, 1998, the consideration to be paid to the holders of Home Savings represented a ratio of transaction price to latest 12 months' earnings per share, adjusted for certain nonrecurring items, of 31.0x, a ratio of transaction price to book value of 1.39x, a ratio of transaction price to tangible book value of 1.39x and a ratio of tangible premium to core deposits of 7.8%.

      No other company or transaction used in the above analysis as a comparison is identical to Capital Bank, Home Savings or the proposed Exchange. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or public trading multiples of the companies to which Capital Bank, Home Savings and the Exchange are being compared.

      OTHER ANALYSES. In addition, IJL analyzed the historical financial performance of Home Savings and analyzed its deposit market share, its loan portfolio and a break-down of its lending activities, as well as a history of its non-performing assets.

      The foregoing is a summary of the material analyses performed by IJL in connection with its preliminary oral opinion delivered to the Capital Bank Corporation Board on October 15, 1998. The summary set forth above does not purport to be a complete description of the analyses performed by IJL. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. IJL believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses. In addition, IJL may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be IJL's view of the actual values of Capital Bank, Home Savings or the combined company. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

      In performing its analyses, since it had no internal projections for Home Savings or estimates from any independent third party, IJL made numerous assumptions with respect to industry performance, regulatory, general business and economic conditions and other matters, many of which are beyond the control of Capital Bank and Home Savings. These changes could include new accounting pronouncements, different reserve requirements or minimum capital levels, along with interest rate changes or economic events. For example, IJL assumed that the business environment in which Home Savings operates would not change materially and would continue its general trend. IJL also made assumptions with respect to potential cost savings, synergies, write-offs and Capital Bank's ability to deploy capital. The analyses performed by IJL are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of IJL's analysis of the fairness of the consideration to be paid by Capital Bank from a financial point of view in connection with the delivery of IJL's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. IJL used in its analyses estimates by Capital Bank management and estimates by IJL and projections prepared by Capital Bank and Home Savings as to the cost savings and other potential synergies anticipated to result from the Exchange. Such projections and estimates are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

      Pursuant to the terms of IJL's engagement, Capital Bank has agreed to pay IJL a fee equal to approximately $50,000, or 3/8 of one percent of the total consideration paid for Home Savings, of which $15,000 was payable upon the execution of IJL's letter of engagement as financial advisor. Capital Bank also has agreed to reimburse IJL for its reasonable out-of-pocket expenses, including the fees and expenses of IJL's legal counsel. Capital Bank has agreed to indemnify IJL, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

      IJL has performed various financial advisory and investment banking services for Capital Bank in the past, for which IJL has received compensation, and may provide such services to Capital Bank in the future. IJL received a management fee of approximately $156,000 relating to the initial public offering of Capital Bank's common stock in June 1997 and IJL's retail financial consultants received aggregate commissions of approximately $554,000 in that offering.

EFFECTIVE TIME OF THE EXCHANGE

      Subject to the conditions to the obligations of the parties to effect the Exchange (including, without limitation, the receipt of all required approvals of governmental and regulatory authorities), the Exchange will become effective (the "Exchange Effective Time") when Articles of Share Exchange are filed with the North Carolina Secretary of State.

      We cannot give any assurance that the necessary shareholder and regulatory approvals can be obtained or that other conditions precedent to the Exchange can or will be satisfied. Home Savings, Capital Bank Corporation and Capital Bank anticipate that all conditions to consummation of the Exchange will be satisfied so that the Exchange can be consummated in early March 1999.

      The Board of Directors of either Home Savings or Capital Bank Corporation generally may terminate the Exchange Agreement if we do not complete the Exchange on or before June 30, 1999, unless extended by the written mutual agreement of Home Savings, Capital Bank Corporation and Capital Bank.

DISTRIBUTION OF CONSIDERATION

      As soon as reasonably practicable, but in any event no more than 20 days following the Exchange Effective Time, Capital Bank Corporation will cause the Exchange Agent to mail to each former shareholder of Home Savings of record immediately prior to the Exchange Effective Time ("Home Savings Record Holder") written instructions and transmittal materials (including, without limitation, a return mailing envelope addressed to the Exchange Agent (collectively, a "Transmittal Letter") for use in surrendering certificates representing shares of Home Savings Common Stock outstanding at the Exchange Effective Time to the Exchange Agent).

      HOME SAVINGS SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL LETTER.

      Upon surrender to the Exchange Agent of Certificates for Home Savings Common Stock, together with a properly completed Transmittal Letter, there will be issued and mailed to each Home Savings Record Holder a certificate or certificates representing the number of shares of Capital Bank Corporation Common Stock to which such holder is entitled. Capital Bank Corporation will not be obligated to deliver the consideration to which any Home Savings Record Holder is entitled as a result of the Exchange until the holder surrenders such holder's Certificates representing the shares of Home Savings Common Stock together with a properly completed Transmittal Letter. If a dividend or other distribution is declared by Capital Bank Corporation on Capital Bank Corporation Common Stock, the record date for which is at or after the Exchange Effective Time, the declaration will include dividends or other distributions on all shares of Capital Bank Corporation Common Stock issuable pursuant to the Exchange Agreement. However, no dividend or other distribution payable after the Exchange Effective Time with respect to Capital Bank Corporation Common Stock will be paid to the holder of any unsurrendered Home Savings Common Stock Certificate until the holder duly surrenders such Certificate. Upon surrender of such Home Savings Common Stock Certificate, a Capital Bank Corporation Common Stock certificate, together with all undelivered dividends or other distributions, if any (without interest) will be delivered and paid with respect to the shares represented by such Certificate. In the event any Home Savings Common Stock Certificate has been lost, stolen, destroyed or is otherwise missing, the Exchange Agent will issue in exchange for such lost, stolen, or destroyed Certificate a certificate representing the shares of Capital Bank Corporation Common Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Exchange Agent or Capital Bank Corporation pursuant to the provisions of applicable North Carolina law (including, without limitation, a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Exchange Agent and Capital Bank Corporation.)

      At the Exchange Effective Time, the stock transfer books of Home Savings will be closed to holders of Home Savings Common Stock and no transfer of shares of Home Savings Common Stock by such holder will thereafter be made or recognized.

CONDITIONS TO CONSUMMATION OF THE EXCHANGE

      Consummation of the Exchange is subject to various conditions, including

      o receipt of the approval of the shareholders of Home Savings of the Exchange Agreement,

      o receipt of certain regulatory approvals required for consummation of the Exchange,

      o receipt by Home Savings of a written legal opinion from Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. and by Capital Bank Corporation and Capital Bank of a written legal opinion from Moore and Van Allen, PLLC,

      o receipt by Home Savings of a written opinion of Baxter Fentriss and by Capital Bank Corporation and/or Capital Bank of a written opinion of IJL as to the fairness of the Exchange from a financial point of view,

      o approval of the shares of Capital Bank Corporation Common Stock issuable pursuant to the Exchange for listing on the Nasdaq SmallCap Market,

      o the registration statement with respect to the Capital Bank Corporation Common Stock being issued to Home Savings shareholders being declared effective under the Securities Act of 1933,

      o the accuracy, as of the date of the Exchange Agreement and as of the Exchange Effective Time, of the representations and warranties of Home Savings and Capital Bank and Capital Bank Corporation as set forth in the Exchange Agreement,

      o the performance of all agreements and the compliance with all covenants of Home Savings and Capital Bank Corporation as set forth in the Exchange Agreement,

      o receipt by Capital Bank Corporation of assurances, in a form satisfactory to it, from PricewaterhouseCoopers LLP to the effect that the Exchange will qualify for pooling-of-interests accounting treatment,

      o the absence of any law or order or any action taken by any court, governmental, or regulatory authority of competent jurisdiction prohibiting, restricting, or making illegal the consummation of the transactions contemplated by the Exchange Agreement,

      o receipt by Capital Bank Corporation and Capital Bank of agreements from each affiliate of Home Savings, and

      o satisfaction of certain other conditions, including the receipt of various certificates from the officers of Home Savings and Capital Bank Corporation and Capital Bank.

      We are unable to provide assurance as to when or if all of the conditions precedent to the Exchange can or will be satisfied or waived by the party permitted to do so, although as of the date of this Joint Proxy Statement-Prospectus, we have received all regulatory approvals. Except in limited circumstances, in the event the Exchange is not effected on or before June 30, 1999, the Exchange Agreement may be terminated and the Exchange abandoned by the Board of Directors of either Home Savings or Capital Bank Corporation and Capital Bank. If the Capital Bank shareholders do not approve the Holding Company Reorganization, then it may be necessary to postpone or adjourn the Home Savings special meeting without completing the Exchange at that time since it is a prerequisite to the Exchange that Capital Bank be reorganized into Capital Bank Corporation.

REGULATORY APPROVAL

      The Exchange may not proceed in the absence of receipt of the requisite regulatory approvals. Applications for the approvals described below have been submitted to the appropriate regulatory authorities and approvals have been received.

      Home Savings, Capital Bank Corporation and Capital Bank are not aware of any material governmental approvals or actions that are required for consummation of the Exchange, except as described in this Joint Proxy Statement-Prospectus. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

      The Exchange is subject to the prior approval of the Federal Reserve Board, pursuant to Section 3 of the BHC Act which approval was granted on November 30, 1998. In evaluating the Exchange, the Federal Reserve Board was required to consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibited the Federal Reserve Board from approving the Exchange if:

      o it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

      o its effect in any section of the country could be to substantially lessen competition or to tend to create a monopoly, or if it would result in a restraint of trade in any other manner, unless the Federal Reserve Board should find that any anti-competitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

      The Exchange may not be consummated until the 30th day (which the Federal Reserve Board reduced, in accordance with applicable law, to 15 days) following the date of the Federal Reserve Board approval, during which time the United States Department of Justice is afforded the opportunity to challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction should specifically order otherwise.

      The Exchange is also subject to the prior approval of the Administrator of the North Carolina Savings Institution Division (the "Administrator") pursuant to Chapter 54C of the North Carolina General Statutes and the regulations promulgated thereunder. The required application was submitted to the Administrator on December 1, 1998, along with such other information, including certain filings, documents and reports as requested by the Administrator. The required filing fee in the amount of $3,000 was also submitted with the application.

      Any regulatory approval that imposes material changes to the Exchange Agreement or other material conditions could necessitate a resolicitation of shareholder approval.


WAIVER, AMENDMENT, AND TERMINATION

      To the extent permitted by law, the Exchange Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of the Board of Directors of each of the parties before or after approval of the matters relating to the Exchange Agreement required to be approved by the Home Savings shareholders. However, no amendment may be made which modifies the number of shares of Capital Bank Corporation Common Stock into which each share of Home Savings Common Stock will be converted without the further approval of the Home Savings shareholders. In addition, prior to or at the Exchange Effective Time, either Home Savings or Capital Bank Corporation, or both, acting through their respective Boards of Directors, may:

      o waive any default in the performance of any term of the Exchange Agreement by the other party,

      o waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Exchange Agreement, and

      o waive any of the conditions precedent to the obligations of such party under the Exchange Agreement,

except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation and provided that such waiver would not adversely affect the interests of the waiving party or its shareholders. No such waiver will be effective unless written and unless executed by a duly authorized officer of Home Savings or Capital Bank Corporation as the case may be.

      The Exchange Agreement may be terminated and the Exchange abandoned at any time prior to the Exchange Effective Time, notwithstanding the provisions of the Exchange Agreement and the approval of the Exchange Agreement by the Home Savings shareholders:

      o by the mutual consent of the Boards of Directors of Home Savings, Capital Bank Corporation, and Capital Bank,

      o by the Home Savings Board, Capital Bank Board or Capital Bank Corporation Board of Directors:

      o in the event Home Savings has violated or failed to fully perform any of its obligations, covenants or agreements contained in Article IV or Article VI of the Exchange Agreement in any material respect or in the event Capital Bank or Capital Bank Corporation has violated or failed to fully perform any of its obligations, covenants or agreements contained in Article V or VI of the Exchange Agreement in any material respect and which has not been cured within 30 days after giving written notice to the breaching party,

      o in the event any representation or warranty of the other party contained in the Exchange Agreement or in any other certificate or writing delivered pursuant to the Exchange Agreement was false or misleading in any material respect when made or has become false or misleading in any material respect and which has not been cured within 30 days after giving written notice to the breaching party,

      o the Home Savings shareholders do not ratify and approve the Exchange Agreement and the transactions contemplated therein,

      o if any of the conditions of the obligations of Capital Bank Corporation, Capital Bank or Home Savings as set forth in the Exchange Agreement shall not have been satisfied or effectively waived in writing, or

      o if the Exchange is not consummated by June 30, 1999, unless such date is extended by mutual written agreement, and

      o by the Capital Bank Board of Directors or Capital Bank Corporation Board of Directors:

      o in the event Capital Bank Corporation's shareholders do not approve the Holding Company Reorganization,

      o if the number of shares dissenting from the Exchange, when coupled with any other shares of Capital Bank Common Stock, Capital Bank Corporation Common Stock and Home Savings Common Stock deemed tainted for pooling of interests purposes, precludes accounting for the Exchange as a pooling of interests, or

      o     if the Home Savings Board of Directors:

      o fails to convene a meeting of Home Savings shareholders to approve the Exchange on or before December 31, 1998 or postpones the date scheduled for the meeting of Home Savings shareholders to approve the Exchange beyond December 31, 1998, except with the written consent of Capital Bank Corporation or Capital Bank,

      o fails to recommend the approval of the Exchange Agreement and the Exchange to the Home Savings shareholders in accordance with the Exchange Agreement, or

      o withdraws or amends or modifies in a manner adverse to Capital Bank or Capital Bank Corporation its recommendation or approval in respect of the Exchange Agreement and the Exchange or fails to reaffirm such recommendation within two business days of a written request by Capital Bank or Capital Bank Corporation.

      If the Exchange is terminated as described above, the Exchange Agreement will become void and have no effect, except that certain provisions of the Exchange Agreement, including those relating to the obligations to maintain the confidentiality of certain information, and return all documents obtained from the other party under the Exchange Agreement, will survive.

CONDUCT OF BUSINESS PENDING THE EXCHANGE

      Pursuant to the Exchange Agreement, Home Savings generally has agreed that Home Savings will:

      o operate its businesses only in the usual and regular course in substantially the same manner as such businesses were previously conducted;

      o preserve intact its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

      o maintain all of its properties and equipment in customary repair, order, and condition, ordinary wear and tear excepted;

      o maintain its books of account and records in the usual, regular, and ordinary manner in accordance with sound business practices applied on a consistent basis;

      o comply in all material respects with all laws, rules, and regulations applicable to it, its properties and to the conduct of its business;

      o continue to maintain in force insurance such as is described in the Exchange Agreement, not modify any bonds or policies of insurance in effect as of the date of the Exchange Agreement unless the same, as modified, provides substantially equivalent coverage, and not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage;

      o provide to Capital Bank and Capital Bank Corporation on a monthly basis Home Savings' market value report on investment portfolios and hedging portfolios; and

      o promptly provide to Capital Bank and Capital Bank Corporation such information about Home Savings financial condition, results of operations, prospects, business, assets, loan portfolios (including, without limitation, changes in loan quality), investments, properties, or operations, as Capital Bank or Capital Bank Corporation reasonably requests.

      Prior to the Exchange Effective Time, Home Savings may not:

      o encourage, solicit or initiate any inquiries or the making of any proposal with respect to any merger, consolidation, or other business combination involving Home Savings or the acquisition of all or any significant part of the assets or capital stock of Home Savings (an "Acquisition Transaction"), or

      o negotiate, explore, or otherwise engage in discussions with any person (other than Capital Bank, Capital Bank Corporation and their representatives) with respect to any Acquisition Transaction, or which may reasonably be expected to lead to a proposal for an Acquisition Transaction, or

      o enter into any Exchange Agreement, arrangement, or understanding with respect to any such Acquisition Transaction or which would require it to abandon, terminate, or fail to consummate the Exchange or any other transaction contemplated by this Exchange Agreement.

MANAGEMENT AND OPERATIONS AFTER THE EXCHANGE

      As soon as practicable following the Exchange and subject to any necessary regulatory and shareholder approval, the Capital Bank Corporation Board will take steps to appoint, or cause to be elected, Edwin E. Bridges and John Grimes, as directors of Capital Bank Corporation. Messrs. Bridges and Grimes shall be compensated in accordance with Capital Bank Corporation's standard arrangements for the compensation of its directors. However, no such compensation shall be paid for services as a director to any director who is at such time being compensated for services as an employee of Capital Bank Corporation, Capital Bank, or Home Savings.

      After the Exchange Effective Time, the current members of Home Savings' Board of Directors may serve as members of Capital Bank's local advisory board for a minimum of five years, subject to satisfactory performance. For such service, these individuals shall be compensated in accordance with Capital Bank's standard arrangements for the compensation of local advisory board members.

EFFECT ON CERTAIN EMPLOYEES AND BENEFIT PLANS

      EFFECT OF THE EXCHANGE ON HOME SAVINGS OPTIONS. At the Exchange Effective Time, each Home Savings Option granted by Home Savings under the Home Savings Stock Plans (each as defined in the Exchange Agreement) that is outstanding at the Exchange Effective Time, whether or not exercisable, will be converted into and become a right with respect to Capital Bank Corporation Common Stock, and Capital Bank Corporation will assume each Home Savings Option, in accordance with the terms of the Home Savings Stock Plan and stock option agreement by which it is evidenced. However, from and after the Exchange Effective Time:

      o Capital Bank Corporation and its Compensation Committee will be substituted for Home Savings and the committee of the Home Savings Board (including, if applicable, the entire Board of Directors of Home Savings) administering such Home Savings Stock Plan;

      o each Home Savings Option assumed by Capital Bank Corporation may be exercised solely for shares of Capital Bank Corporation Common Stock;

      o the number of shares of Capital Bank Corporation Common Stock subject to such Home Savings Option will be equal to the number of shares of Home Savings Common Stock subject to such Home Savings Option immediately prior to the Exchange Effective Time multiplied by 1.28 and rounding down to the nearest whole share; and

      o the per share exercise price under each such Home Savings Option will be adjusted by dividing the per share exercise price under each such Home Savings Option by 1.28 and rounding to the nearest cent.

      EMPLOYMENT OF HOME SAVINGS EMPLOYEES. Provided he remains employed as President of Home Savings at the Exchange Effective Time, Home Savings will enter into an amended and restated Employment Agreement with Edwin E. Bridges for an initial term of five years. The employment term will be automatically renewed on a monthly basis until written notification otherwise is given by the Board of Directors of Home Savings or, upon a subsequent merger of Home Savings with and into Capital Bank, by the Board of Directors of Capital Bank. Pursuant to the Employment Agreement, Bridges is to serve as Home Savings' President while Home Savings remains a wholly-owned subsidiary of Capital Bank Corporation and as the Market Executive for Chatham County upon a merger of Home Savings into Capital Bank. Mr. Bridges is to receive a base salary at least equal to $107,000 per annum with minimum annual increases of not less than 6% during the term of the Employment Agreement. Additionally, Mr. Bridges is to receive:

      o     health insurance coverage for the remainder of his natural life;

      o     five weeks of paid vacation per year;

      o reimbursement for his civic and country club dues provided Mr. Bridges is responsible for all personal expenses;

      o reimbursement for all business expenses for him to attend two conferences annually sponsored by either the American Bankers Association, the North Carolina Bankers Association or the Independent Bankers Association of America;

      o reimbursement for all reasonable expenses incurred by him in the performance of his duties for Home Savings and documented to the reasonable satisfaction of Home Savings pursuant to established policies;

      o disability and life insurance and other benefits available generally to employees of Home Savings pursuant to the employee benefit plans and programs for all employees; and

      o a monthly travel and mileage allowance in the amount of $250 per month.

      The Employment Agreement may be terminated prior to the expiration of its term by Home Savings with or without cause or upon Mr. Bridges' death or disability or voluntarily by Mr. Bridges upon 60 days written notice. If Mr. Bridges' employment is terminated without cause and is not due to death, Home Savings must give him 90 days written notice of such termination and he will then be entitled to his compensation and benefits as if the agreement were in effect for the remainder of the term. At any time during the term of the Employment Agreement, either Mr. Bridges may elect, or Home Savings may elect to cause Mr. Bridges, to perform such duties as may be customarily performed by public relations/marketing consultants in the financial services industry. In such event, Mr. Bridges would be entitled to receive for such services equivalent benefits as provided in the Employment Agreement for the balance of the then current term of the Employment Agreement; provided, however, that Mr. Bridges' right to continued health insurance coverage shall not be affected by such election. In addition to the foregoing, the Employment Agreement contains certain confidentiality and noncompete provisions which impact Mr. Bridges' ability, for three years after any termination of his employment with Home Savings, to compete with Home Savings or to be in any way involved with the management of a business that is engaged in the operation of a bank or similar financial institution within a 60 mile radius of Siler City, North Carolina.

      Provided they remain employed by Home Savings at the Exchange Effective Time, Capital Bank will in good faith use its best efforts to locate suitable positions for and offer employment to all other employees of Home Savings ("Home Savings Employees") at an office of Capital Bank or Home Savings located within a reasonable commuting distance from their respective job locations at the Exchange Effective Time. The employment so offered by Capital Bank shall be at such compensation as that of the Home Savings Employee at the Exchange Effective Time. Notwithstanding the foregoing, or anything else in this Exchange Agreement, Capital Bank shall have no obligation with respect to any specific Home Savings Employee, except for obligations relating to severance payments and the employee stock ownership plan. Each such Home Savings Employee's employment shall be on an "at-will" basis. Nothing in the Exchange Agreement shall be deemed: (a) to constitute an Employment Agreement with any such person, (b) to obligate Capital Bank to employ any such person for any specific period of time or in any specific position, or (c) to restrict Capital Bank's right to terminate the employment of any such person at any time and for any reason satisfactory to Capital Bank.

      EMPLOYEE SEVERANCE. Pursuant to the Exchange Agreement, Home Savings Employees (other than Edwin E. Bridges whose severance benefits are provided for in his written Employment Agreement) whose employment is terminated by Capital Bank within one year of the Exchange Effective Time (unless termination of such employment is for cause as determined in Capital Bank's absolute discretion) will be entitled to a severance payment from Capital Bank equal in amount to one week's regular salary for each year such employee was employed by Home Savings, subject to a minimum of three weeks severance.

      EMPLOYEE STOCK OWNERSHIP PLAN. Capital Bank Corporation intends to assume the Home Savings Employee Stock Ownership Plan ("Home Savings ESOP"), and, thereafter, to terminate the Home Savings ESOP at the earliest practicable time permitted by applicable legal and accounting authority (including without limitation the applicable requirements for the transactions contemplated by the Exchange Agreement to be treated as a pooling of interests for accounting purposes), all at Capital Bank Corporation's discretion. Capital Bank Corporation intends to continue to make ESOP loan payments substantially consistent with Home Savings' past practices, and Capital Bank Corporation will not terminate the Home Savings ESOP until all loan balances due under the Home Savings ESOP have been paid in full.

      EMPLOYEE BENEFITS. Except as otherwise provided in the Exchange Agreement, all Home Savings Employees shall be entitled to receive all employee benefits and to participate in all benefit plans provided by Capital Bank Corporation and Capital Bank on the same basis (including costs) and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of Capital Bank Corporation and Capital Bank. However, each Home Savings Employee shall be given credit for his or her full years of service with Home Savings for purposes of entitlement to vacation and sick leave and for purposes of eligibility and vesting (but not for benefit accrual purposes) under any Capital Bank Corporation and Capital Bank benefit plans. There shall be no exclusion from coverage under the Capital Bank Corporation and Capital Bank health insurance plan as a result of pre-existing conditions to the extent such conditions were covered under any health insurance plan maintained by Home Savings prior to the Exchange Effective Time.

      PENSION PLAN. At the Exchange Effective Time (a) Home Savings shall fund any deficits existing in the Home Savings defined benefit pension plan ("Pension Plan"), and (b) Home Savings' Board of Directors shall adopt a resolution to terminate the Pension Plan, effective before the Exchange Effective Time or as soon after the Exchange Effective Time as possible, in accordance with the terms of the Pension Plan and the requirements of the Employee Retirement Income Security Act of 1974 and the Code.

      Home Savings had previously committed to providing continued health insurance for Jack Tanner, a director and the former Managing Officer of Home Savings, and Gayle Loggins, an employee of Home Savings, for the remainder of their lives with coverage at least equivalent to the group health insurance coverage generally provided to all active, full-time employees of Home Savings. However, this obligation to provide or pay for health insurance coverage may be partially or wholly fulfilled by any Medicare, employer or similar coverage for which Tanner or Loggins is eligible in the future to the extent of any coverage provided thereby at no cost thereto.

      As of September 30, 1998, there were outstanding options to acquire 49,298 shares of Home Savings' Common Stock. Such options, to the extent not exercised prior to the Exchange Effective Time, will be converted into and become rights with respect to Capital Bank Corporation's Common Stock and Capital Bank Corporation will assume each such stock option, in accordance with the terms of the particular stock option plan under which it was issued and stock option agreement by which it is evidenced. In addition, each share of Home Savings' Common Stock held by the Trustee under the Home Savings Bank of Siler City, Inc., SSB 1995 Management Recognition Plan (the "MRP") will be converted at the Exchange Effective Time into shares of Capital Bank Corporation's Common Stock as provided therein. Such shares will thereafter continue to be held and be subject to the MRP and delivered to the respective participants at such times that the shares of restricted stock as defined in the MRP, become vested and nonforfeitable under the MRP. The Exchange Agreement contains provisions concerning other benefits to be provided to employees and directors of Home Savings, including: (a) the payment of severance payments for Home Savings' Employees whose employment is terminated following the Exchange Effective Time, (b) employee benefits after the Exchange Effective Time, and (c) the assumption of certain Home Savings' benefit plans and agreements.

FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE

      The Exchange is intended to qualify as a reorganization for federal income tax purposes under Section 368(a) of the Code. The obligation of the parties to consummate the Exchange is conditioned on the receipt of an opinion in form and substance reasonably satisfactory to Capital Bank Corporation and Home Savings from PricewaterhouseCoopers LLP which serves as Capital Bank's and Home Savings' independent public accountant, to the effect that the Exchange will constitute such a reorganization. A copy of such opinion has been delivered to Capital Bank Corporation and Home Savings. In delivering its opinion, PricewaterhouseCoopers LLP, has received and relied upon certain representations contained in certificates of officers of Home Savings and Capital Bank Corporation and certain other information, data, documentation and other materials as it deems necessary. The tax opinion is based upon customary assumptions contained therein.

      Neither Capital Bank nor Home Savings intends to seek a ruling from the IRS as to the federal income tax consequences of the Exchange. Home Savings' shareholders should be aware that the opinion of PricewaterhouseCoopers LLP will not be binding on the IRS or the courts. Home Savings' shareholders also should be aware that some of the tax consequences of the Exchange are governed by provisions of the Code as to which there are no final regulations and little or no judicial or administrative guidance. There can be no assurance that future legislation, administrative rulings, or court decisions will not adversely affect the accuracy of the statements contained herein.

      The tax opinion states that, provided the assumptions stated therein are satisfied, the Exchange will constitute a reorganization as defined in Section 368(a) of the Code, and the following federal income tax consequences will result:

      o No gain or loss will be recognized by the Home Savings shareholders upon receipt of Capital Bank Corporation Common Stock;

      o The aggregate federal income tax basis of Capital Bank Corporation Common Stock received by each Home Savings shareholder will be the same as the aggregate federal income tax basis of the Home Savings Common Stock; and

      o The holding period of the shares of the Capital Bank Corporation Common Stock received by each Home Savings shareholder will include the period for which the exchanged Home Savings Common Stock was held as a capital asset by each Home Savings shareholder on the date of the Exchange.

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE TO THE SHAREHOLDERS OF CAPITAL BANK CORPORATION, TO CAPITAL BANK CORPORATION AND TO

HOME SAVINGS AND DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF ALL POTENTIAL TAX EFFECTS OF THE EXCHANGE. THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR SHAREHOLDER SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS:

      o     DEALERS IN SECURITIES,

      o     BANKS,

      o     INSURANCE COMPANIES,

      o     TAX-EXEMPT ORGANIZATIONS,

      o     NON-UNITED STATES PERSONS,

      o SHAREHOLDERS WHO DO NOT HOLD THEIR SHARES OF CAPITAL BANK CORPORATION COMMON STOCK AS CAPITAL ASSETS WITHIN THE MEANING OF
            SECTION 1221 OF THE CODE, AND

      o SHAREHOLDERS WHO ACQUIRED THEIR SHARES OF CAPITAL BANK CORPORATION COMMON STOCK PURSUANT TO THE EXERCISE OF OPTIONS OR OTHERWISE AS COMPENSATION.

IN ADDITION, THE DISCUSSION DOES NOT ADDRESS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. MOREOVER, THE TAX CONSEQUENCES TO HOLDERS OF CAPITAL BANK CORPORATION OPTIONS, IF ANY, ARE NOT DISCUSSED. THE DISCUSSION IS BASED UPON THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. ALL OF THE FOREGOING IS SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. HOME SAVINGS SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE TO THEM.

ACCOUNTING TREATMENT

      It is anticipated that the Exchange will be accounted for as a pooling of interests, and the parties will not consummate the Exchange if such accounting treatment is not available. Under the pooling of interests method of accounting, the recorded amounts of the assets and liabilities of Home Savings will be carried forward at their previously recorded amounts, and current and prior period financial statements will be restated for all periods as though Home Savings and Capital Bank Corporation had been combined at the beginning of the earliest period presented.

      There are certain other criteria that must be satisfied in order for the Exchange to qualify as a pooling of interests, some of which cannot be satisfied until after the Exchange Effective Time. In addition, it is a condition to closing that Capital Bank Corporation receive assurances, in a form satisfactory to it, from PricewaterhouseCoopers LLP to the effect that the Exchange will qualify for pooling of interests accounting treatment.

EXPENSES AND FEES

      The Exchange Agreement provides that each of the parties will bear and pay its own expenses in connection with the transactions contemplated by the Exchange Agreement, including legal, accounting and financial advisory fees. All expenses associated with the printing and mailing of this Joint Proxy Statement-Prospectus will be shared by Capital Bank and Home Savings equally.

RESALES OF CAPITAL BANK CORPORATION COMMON STOCK

      Capital Bank Corporation Common Stock to be issued to shareholders of Home Savings in connection with the Exchange will be registered under the Securities Act of 1933, as amended. All shares of Capital Bank Corporation Common Stock received by Home Savings Record Holders and all shares of Capital Bank Corporation Common Stock issued and outstanding immediately prior to the Exchange Effective Time as a result of the Holding Company Reorganization will be freely transferable upon consummation of the Exchange by those shareholders who were not "affiliates" of Home Savings or who are "affiliates" of Capital Bank Corporation. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with Home Savings (generally, this will include executive officers, directors, and 10% or greater shareholders).

OPTION AGREEMENT

      Capital Bank and Home Savings entered into a Stock Option Agreement, dated as of September 29, 1998 (the "Option Agreement"), pursuant to which Capital Bank was granted an option to purchase up to 183,615 shares of Home Savings Common Stock (19.9% of the currently outstanding Home Savings Common Stock) at a price per share equal to $11.75 (the "Option"). If the Option was exercised in full, the shares subject to the Option would represent approximately 16.6% of the currently outstanding Home Savings Common Stock (after giving effect to the issuance of such option shares). The effect of the Option Agreement could be to deter potential third party bidders from making offers to acquire Home Savings since the issuance of the additional shares to Capital Bank upon exercise of the Option could make it prohibitively expensive to a third party to acquire control of Home Savings.

      Subject to applicable law and regulatory restrictions, Capital Bank may exercise the Option, in whole or in part, if, but only if a Purchase Event (as defined below) has occurred, provided that written notice of such exercise as required by the Option Agreement is provided within 60 days following such Purchase Event (or such later period as provided in the Option Agreement).

      As defined in the Option Agreement, "Purchase Event" means any of the following events or transactions occurring after the date of signing the Option
Agreement:

       (a) Home Savings or any subsidiary of Home Savings, without having received Capital Bank's prior written consent, shall have entered into an agreement with any person, whereby such person would (x) merge or consolidate, or enter into any similar transaction, with Home Savings or any Home Savings Subsidiary, (y) purchase, lease or otherwise acquire all or substantially all of the assets of Home Savings or any Home Savings Subsidiary or (z) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Home Savings or any Home Savings Subsidiary;

      (b) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of the Home Savings Common Stock (the term "beneficial ownership" for purposes of the Option Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the regulations promulgated thereunder);

      (c) any corporation, person, partnership, trust, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) solicits, or announces its intentions to solicit, proxies or consents of stockholders of Home Savings in opposition to any recommendation of the Board of Directors of Home Savings;

      (d) a "change of control" (as would be required to be reported in response to Item 5(f) of Schedule 14A or Regulation 14A promulgated under the Exchange Act) of Home Savings occurs;

      (e) Home Savings breaches any of its obligations under the Exchange Agreement; or

      (f) any person (x) shall have made a bona fide proposal to Home Savings by public announcement or written communication that is or becomes the subject of public disclosure to acquire Home Savings or any Home Savings Subsidiary by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction,
            (y) shall have commenced a bona fide tender or exchange offer to purchase shares of Home Savings Common Stock such that upon consummation of such offer such person would own or control 20% or more of the outstanding shares of Home Savings Common Stock, or (z) shall have filed an application or notice with any federal or state regulatory agency for clearance or approval to engage in any transaction described in clause (a) or (b) above, and thereafter the holders of Home Savings Common Stock shall have not approved the Exchange Agreement and the transactions contemplated thereby at the meeting of such shareholders held for such purposes which shall have not been held or shall have been canceled prior to termination of the Exchange Agreement.

      If more than one of the transactions giving rise to a Purchase Event under the Option Agreement is undertaken or effected, then all such transactions shall give rise only to one Purchase Event, which Purchase Event shall be deemed continuing for all purposes under the Option Agreement until all such transactions are abandoned. As used in the Option Agreement, "person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

      As defined in the Option Agreement, "Exercise Termination Event" means each of the following: (a) the time and date on which the Exchange becomes effective; (b) termination of the Exchange in accordance with the provisions thereof prior to the occurrence of the Purchase Event; or (c) the passage of six months after termination of the Exchange Agreement if such termination follows the occurrence of a Purchase Event or is due to a breach by Home Savings of any covenant contained therein.

      As provided in the Option Agreement, if Capital Bank is entitled to and wishes to exercise the Option, it is obligated to send to Home Savings written notice (the date of which being herein referred to as the "Notice Date") specifying (a) the total number of shares it will purchase pursuant to such exercise and (b) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase. However, if prior notification to or approval of the Federal Reserve Board or any other governmental authority, regulatory or administrative agency or commission, domestic or foreign, is required in connection with such purchase, Capital Bank is obligated to promptly file the required notice or application for approval and expeditiously process the same. The period of time that otherwise would run pursuant to the prior sentence, will run instead from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have passed.

      Certain regulatory approvals may be required before an acquisition of Home Savings Common Stock pursuant to an exercise of the Option could be completed.

      Neither of the parties to the Option Agreement may assign any of its rights or obligations under the Option Agreement or the Option created thereunder to any other person, without the express written consent of the other party. However, if a Purchase Event shall have occurred and be continuing, Capital Bank may assign in whole or in part its rights and obligations thereunder.

      In the event of any change in the Home Savings Common Stock by reasons of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Home Savings Common Stock purchasable upon exercise of the Option will be appropriately adjusted.

                                DISSENTERS' RIGHTS

      Article 13 (entitled "Dissenters' Rights") of the NCBCA sets forth the rights of the Capital Bank shareholders who object to the Holding Company Reorganization and the Home Savings shareholders who object to the Exchange. The following is a summary of the material terms of the statutory procedures to be followed by (a) a holder of Capital Bank Common Stock in order to dissent from the Holding Company Reorganization and perfect dissenters' rights under the NCBCA, and (b) a holder of Home Savings Common Stock in order to dissent from the Exchange and perfect dissenters' rights under the NCBCA. A copy of Article 13 of the NCBCA is attached as Appendix V hereto. For purposes of this Summary, "Company" shall refer to Capital Bank or Home Savings, as the case may be, and "Transaction" shall refer to the Holding Company Reorganization or the Exchange, as the case may be.

      If either a Capital Bank shareholder or a Home Savings shareholder elects to exercise such a right to dissent and demand appraisal, such shareholder must satisfy each of the following conditions:

            (a) such Shareholder must give to the Company and the Company must actually receive, before the vote on approval or disapproval of the Transaction is taken, written notice (the "Notice") of such Shareholder's intent to demand payment for such Shareholder's shares if the Transaction is effectuated (this Notice must be in addition to and separate from any proxy or vote against the Transaction; neither voting against, abstaining from voting, nor failing to vote on the Transaction will constitute a Notice within the meaning of the NCBCA); and

            (b) such Shareholder must not vote in favor of the Transaction (a failure to vote will satisfy this requirement, but a vote in favor of the Transaction, by proxy or in person, or the return of a signed proxy which does not specify a vote against approval of the Transaction or direction to abstain, will constitute a waiver of such Shareholder's Dissenters' Rights).

      If the requirements of (a) and (b) above are not satisfied and the Transaction becomes effective, a Company Shareholder will not be entitled to payment for such Shareholder's shares under the provisions of Article 13 of the NCBCA.

      Any Notices should be addressed if to Capital Bank, to Capital Bank, P.O. Box 18949, Raleigh, North Carolina 27601, attention: Allen T. Nelson, Jr., and if to Home Savings, to Home Savings Bank of Siler City, Inc., SSB, 300 East Raleigh Street, Siler City, North Carolina 27344, attention: Edwin E. Bridges. The Notice must be executed by the holder of record of shares of Company Common Stock as to which Dissenters' Rights are to be exercised. A beneficial owner may assert Dissenters' Rights only if he dissents with respect to all Company Common Stock of which he is the beneficial owner. With respect to shares of Company Common Stock which are owned of record by a voting trust or by a nominee, the beneficial owner of such shares may exercise Dissenters' Rights if such beneficial holder also submits to the Company the record holder's written consent to such exercise not later than the time such beneficial holder asserts the Dissenters' Rights. A record owner, such as a broker, who holds shares of Company Common Stock as a nominee for others, may exercise Dissenters' Rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner, provided such record owner dissents with respect to all Company Common Stock beneficially owned by any one person. In such case, the Notice submitted by such broker as record owner must set forth the name and address of the Shareholder who is objecting to the Transaction and demanding payment for such person's shares.

      If the Transaction creating Dissenter's Rights is approved, the Company will be required to mail by registered or certified mail, return receipt requested, a written notice (the "Dissenters' Notice") to all

Shareholders who have satisfied the requirements of (a) and (b) above. The Dissenters' Notice must be sent no later than ten days after the Shareholder approval of the Transaction, and must:

      o state where the payment demand must be sent and where and when certificates for shares of Company Common Stock must be deposited;

      o     supply a form for demanding payment;

      o set a date by which the Company must receive the payment demand (not fewer than 30 days nor more than 60 days after the Dissenters' Notice is mailed); and

      o     include a copy of Article 13 of the NCBCA.

      A Shareholder who receives a Dissenters' Notice must demand payment and deposit such Shareholder's share certificates in accordance with the terms of the Dissenters' Notice. A Shareholder who demands payment and deposits such Shareholder's share certificates retains all other rights of a Shareholder until these rights are canceled or modified by the Transaction. A Shareholder who does not demand payment or deposit such Shareholder's share certificates where required, each by the date set in the Dissenters' Notice, is not entitled to payment for their shares under the NCBCA.

      Within 30 days after receipt of a demand for payment, the Company is required to pay each dissenting Shareholder the amount the Company estimates to be the fair value of such Shareholder's shares, plus interest accrued from the effective date of the Transaction to the date of payment. The payment must be accompanied by:

      o the Company's most recent available balance sheet, income statement and statement of cash flows as of the end of or for the fiscal year ending not more than 16 months before the date of payment, and the latest available interim financial statements, if any;

      o an explanation of how the Company estimated the fair value of the shares;

      o     an explanation of the interest calculation;

      o a statement of the dissenters' right to demand payment (as described below); and

      o     a copy of Article 13 of the NCBCA.

      If the Transaction is not consummated within 60 days after the date set for demanding payment and depositing share certificates, the Company must, pursuant to the NCBCA, return the deposited certificates. If after returning the deposited certificates the Transaction is consummated, the Company must send a new Dissenters' Notice and repeat the payment demand procedure.

      A Shareholder may, however, notify the Company in writing of such Shareholder's own estimate of the fair value of his shares and amount of interest due, and demand payment of the excess of such Shareholder's estimate of the fair value of such Shareholder's shares over the amount previously paid by the Company if: (a) the Shareholder believes that the amount paid is less than the fair value of the Company Common Stock or that the interest is incorrectly calculated; (b) the Company fails to make payment of its estimate of fair value to a Shareholder within 30 days after receipt of a demand for payment; or (c) the Exchange not having been consummated, the Company does not return the deposited certificates within 60 days after the date set for demanding payment. A Shareholder waives the right to demand payment unless such Shareholder notifies the Company of such Shareholder's demand in writing within 30 days of the Company's payment of its estimate of fair value (with respect to clause (a) above) or the Company's failure to perform (with respect to clauses (b) and (c) in this paragraph). A Shareholder who fails to notify the Company of his demand within such 30-day period shall be deemed to have withdrawn such Shareholder's dissent and demand of payment.

      If a demand for payment remains unsettled, the dissenting Shareholder may commence a proceeding within 60 days after the earlier of (a) the date of his payment demand or (b) the date payment is made, by filing a complaint with the Superior Court Division of the North Carolina General Court of Justice to determine the fair value of the shares and accrued interest. If the dissenting Shareholder does not commence the proceeding within such 60-day period, the dissenting Shareholder shall be deemed to have withdrawn the dissent and demand for payment.

      The court in such an appraisal proceeding will determine all costs of the proceeding and assess the costs as it finds equitable. The proceeding is to be tried as in other civil actions; however, the dissenting Shareholder will not have the right to a trial by jury. The court may also assess the fees and expenses of counsel and expenses for the respective parties, in the amounts the court finds equitable: (a) against the Company if the court finds that it did not comply with the statutes; or (b) against the Company or the dissenting Shareholder, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith. If the court finds that the services of counsel for any dissenting Shareholder were of substantial benefit to other dissenting Shareholders, and that the fees for those services should not be assessed against the Company, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenting Shareholders who were benefited.

      THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE NCBCA RELATING TO THE RIGHTS OF DISSENTING SHAREHOLDERS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPLICABLE SECTIONS OF THE NCBCA, WHICH ARE INCLUDED AS APPENDIX V TO THIS JOINT PROXY STATEMENT-PROSPECTUS. SHAREHOLDERS INTENDING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE URGED TO REVIEW CAREFULLY APPENDIX V AND TO CONSULT WITH LEGAL COUNSEL SO AS TO BE IN STRICT COMPLIANCE THEREWITH.

      If the number of shares of Home Savings Common Stock held by Home Savings Shareholders dissenting from the Exchange would preclude accounting for the Exchange as a pooling-of-interests, Capital Bank Corporation will have no obligation to consummate the Exchange. In that regard, Capital Bank Corporation currently anticipates that if more than 92,268 shares of Home Savings Common Stock dissent from the Exchange, Capital Bank Corporation would not consummate the Exchange. The Exchange Agreement provides that Home Savings will establish an escrow fund with an independent third party from which all payments to dissenting Home Savings shareholders (if any) will be made. Neither Capital Bank Corporation nor Capital Bank will contribute any funds to the escrow fund.

      The Holding Company Agreement provides that if the Board of Directors of Capital Bank determines that the holders of a sufficient number of shares of Capital Bank Common Stock have dissented from the Holding Company Reorganization so that consummation of the Holding Company Reorganization is inadvisable, the Board of Directors of Capital Bank may terminate the Holding Company Agreement. In that regard, Capital Bank currently anticipates that it would terminate the Holding Company Agreement if more than 247,765 shares of Capital Bank Common Stock dissent from the Holding Company Reorganization. To comply with the requirements for a reorganization under Section 368(a)(1)(B) of the Code, the Holding Company Agreement provides that Capital Bank will establish an escrow fund from which all payments to dissenting Capital Bank shareholders (if any) will be made. Capital Bank Corporation will not contribute any funds to the escrow fund. Section 368(a)(1)(B) applies to the acquisition by one corporation, in exchange solely for all or a part of its voting stock, of stock of another corporation, and no cash consideration may be paid by the acquiror. Accordingly, it is necessary that all cash payments to dissenters of the acquired corporation be paid from funds of the acquired corporation, and not from funds of the acquiring corporation. The escrow fund mechanism described above was included in the Holding Company Agreement to ensure that any and all Capital Bank dissenters would be paid from Capital Bank's funds and that the Holding Company Reorganization would remain eligible for treatment as a reorganization under Section 368(a)(1)(B) of the Code.


              DESCRIPTION OF CAPITAL BANK CORPORATION CAPITAL STOCK

      The following is a summary of the material provisions of Capital Bank Corporation's Articles of Incorporation and Bylaws.

GENERAL

      The Articles of Incorporation of Capital Bank Corporation authorize the issuance of capital stock consisting of 20,000,000 shares of common stock, no par value per share. There is one share of Capital Bank Corporation Common Stock currently issued and outstanding, which is owned by James A. Beck. There is currently no established public trading market for Capital Bank Corporation Common Stock.

      On the Holding Company Effective Date, the currently outstanding share of Capital Bank Corporation Common Stock will be redeemed and canceled, and there will be, subject to the exercise of Dissenters' Rights, 2,477,651 shares outstanding as a result of the exchange of shares of Capital Bank Corporation Common Stock for shares of Capital Bank Common Stock. After consummation of the Exchange, pursuant to which each share of Home Savings Common Stock will be exchanged for 1.28 shares of Capital Bank Corporation Common Stock, Capital Bank Corporation will have 3,658,689 shares outstanding, subject to the exercise of Dissenters' Rights.

      In the future, the authorized but unissued and unreserved shares of Capital Bank Corporation Common Stock will be available for issuance for general purposes, including, but not limited to, possible issuance as stock dividends or stock splits, future mergers or acquisitions, or future private placements or public offerings. Except as otherwise may be required to approve a merger or other transaction in which the additional authorized shares of Capital Bank Corporation Common Stock would be issued, no shareholder approval will be required for the issuance of those shares. See page 65 for a discussion of the rights of the holders of Capital Bank Corporation Common Stock as compared to the holders of Capital Bank Common Stock and as compared to the holders of Home Savings Common Stock.

COMMON STOCK

      GENERAL. Each share of Capital Bank Corporation Common Stock has the same relative rights as, and is identical in all respects to, each other share of Capital Bank Corporation Common Stock.

      DIVIDEND RIGHTS. As a North Carolina corporation, Capital Bank Corporation will not be directly subject to the restrictions on the payment of dividends applicable to Capital Bank or Home Savings. Holders of shares of Capital Bank Corporation's Common Stock will be entitled to receive such cash dividends as the Board of Directors of Capital Bank Corporation may declare out of funds legally available therefor. However, the payment of dividends by Capital Bank Corporation will be subject to the restrictions of North Carolina law applicable to the declaration of dividends by a business corporation. Under such provisions, cash dividends may not be paid if a corporation will not be able to pay its debts as they become due in the usual course of business after making such cash dividend distribution or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain liquidation preferential rights. After the Holding Company Reorganization and the Exchange are consummated, the ability of Capital Bank Corporation to pay dividends to the holders of shares of Capital Bank Corporation Common Stock will, at least initially, be completely dependent upon the amount of dividends Capital Bank and Home Savings pays to Capital Bank Corporation. In addition, it is not likely that Capital Bank Corporation will declare or pay cash dividends in the foreseeable future since earnings, if any, will be used to support growth in earning assets and the opening of branch locations, should such action be pursued. See "Comparison of the Rights of Shareholders - Comparison of the Rights of Holders of Capital Bank Common Stock and Capital Bank Corporation Common Stock - Payment of Dividends" and "Comparison of the Rights of Shareholders - Comparison of the Rights of Holders of Home Savings Common Stock and Capital Bank Corporation Common Stock - Payment of Dividends."

      VOTING RIGHTS. Each share of Capital Bank Corporation Common Stock will entitle the holder thereof to one vote on all matters upon which shareholders have the right to vote. In addition, the Board of Directors of Capital Bank Corporation is classified so that approximately one-third of the directors will be elected each year. Shareholders of Capital Bank Corporation are not entitled to cumulate their votes for the election of directors. See "Comparison of the Rights of Shareholders - Comparison of the Rights of Holders of Capital Bank Common Stock and Capital Bank Corporation Common Stock - Voting Rights" and "Comparison of the Rights of Shareholders - Comparison of the Rights of Holders of Home Savings Common Stock and Capital Bank Corporation Common Stock - Voting Rights."

      LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of Capital Bank Corporation, the holders of shares of Capital Bank Corporation Common Stock will be entitled to receive, after payment of all debts and liabilities of Capital Bank Corporation, all remaining assets of Capital Bank Corporation available for distribution in cash or in kind. In the event of any liquidation, dissolution or winding up of Capital Bank or Home Savings, Capital Bank Corporation, as the holder of all shares of Capital Bank Common Stock upon completion of the Holding Company Reorganization and as the holder of all shares of Home Savings Common Stock upon completion of the Exchange, would be entitled to receive payment of all debts and liabilities of Capital Bank and Home Savings (including all deposits and accrued interest thereon) and all remaining assets of Capital Bank and Home Savings available for distribution in cash or in kind.

      PREEMPTIVE RIGHTS; REDEMPTION. Holders of shares of Capital Bank Corporation Common Stock will not be entitled to preemptive rights with respect to any shares that may be issued. Capital Bank Corporation Common Stock is not subject to call or redemption.

CERTAIN ARTICLES AND BYLAW PROVISIONS HAVING POTENTIAL ANTI-TAKEOVER EFFECTS

      GENERAL. The following is a summary of the material provisions of Capital Bank Corporation's Articles of Incorporation and Bylaws which address matters of corporate governance and the rights of shareholders. Certain of these provisions may delay or prevent takeover attempts not first approved by the Board of Directors of Capital Bank Corporation (including takeovers which certain shareholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders. All references to the Articles of Incorporation and Bylaws are to the Capital Bank Corporation's Articles of Incorporation and Bylaws in effect as of the date of this Joint Proxy Statement-Prospectus.

      CLASSIFICATION OF THE BOARD OF DIRECTORS. The Articles of Incorporation provide that if the number of directors is greater than nine (the number of directors is currently 17 and will be 19 after consummation of the Exchange), the Board of Directors of Capital Bank Corporation shall be divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected (except for the initial directors of Capital Bank Corporation, whose terms may be shorter than three years as necessary to effect the classification process). A director elected to fill a vacancy shall serve for the remainder of the term of the present term of office of the class to which he or she was elected. As a result of the classification of the Board of Directors of Capital Bank Corporation, approximately one-third of the members of the Board of Directors of Capital Bank Corporation will be elected each year, and two annual meetings will be required for Capital Bank Corporation's shareholders to change a majority of the members constituting the Board of Directors of Capital Bank Corporation.

      REMOVAL OF DIRECTORS; FILLING VACANCIES. Capital Bank Corporation's Bylaws provide that (a) shareholders may remove one or more of the directors with or without cause; (b) a director may be removed by the shareholders only if the number of votes cast for the removal exceeds the number of votes cast against the removal; and (c) a director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. Vacancies occurring in the Board of Directors of Capital Bank Corporation may be filled by the shareholders or a majority of the remaining directors, even though less than a quorum, or by the sole remaining director.

      AMENDMENT OF BYLAWS. Subject to certain restrictions described below, either a majority of the Board of Directors or the shareholders of Capital Bank Corporation may amend or repeal the Bylaws. A bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the Board of Directors of Capital Bank Corporation. Generally, the shareholders of Capital Bank Corporation may adopt, amend, or repeal the Bylaws in accordance with the NCBCA.

      SPECIAL MEETINGS OF SHAREHOLDERS. Capital Bank Corporation's Bylaws provide that special meetings of shareholders may be called only by the Chief Executive Officer, President, Secretary or Board of Directors of Capital Bank Corporation, or by the shareholders of Capital Bank Corporation pursuant to the written request of the holders of not less than 10% of all the shares entitled to vote at the meeting. As a result, this provision would prevent shareholders owning less than 10% of the voting power of the outstanding Capital Bank Corporation Common Stock from compelling shareholder consideration of any proposal (such as a proposal for a merger or business combination) over the opposition of Capital Bank Corporation's Board of Directors.

TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for the Capital Bank Corporation Common Stock is expected to be Boston Equiserve, successor to Wachovia Bank, N.A.


                     COMPARISON OF THE RIGHTS OF SHAREHOLDERS

COMPARISON OF THE RIGHTS OF HOLDERS OF CAPITAL BANK COMMON STOCK AND CAPITAL BANK CORPORATION COMMON STOCK

      GENERAL. Upon consummation of the Holding Company Reorganization, shareholders of Capital Bank, other than those shareholders who properly exercise Dissenters' Rights, will become shareholders of Capital Bank Corporation. Certain legal distinctions exist between owning Capital Bank Corporation Common Stock and Capital Bank Common Stock. The shareholders of Capital Bank Corporation will be governed by and subject to the Articles of Incorporation and Bylaws of Capital Bank Corporation rather than the Articles of Incorporation and Bylaws of Capital Bank. Capital Bank Corporation is a corporation governed by the laws of the State of North Carolina applicable to business corporations, while Capital Bank is a commercial bank governed by the banking laws of North Carolina, which incorporate the corporate laws of North Carolina only to the extent they do not conflict with the banking laws. NEITHER THE CAPITAL BANK COMMON STOCK NOR THE CAPITAL BANK CORPORATION COMMON STOCK ARE INSURED BY THE FDIC OR GUARANTEED BY THE ISSUER AND ARE BOTH SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF VALUE.

      The following is a summary of the material differences in the rights of holders of Capital Bank Corporation Common Stock and those of holders of Capital Bank Common Stock. Shareholders should consult with their own legal counsel with respect to specific differences and changes in their rights as shareholders which will result from the proposed Holding Company Reorganization.

      CAPITAL STRUCTURE. Capital Bank's Articles of Incorporation authorize the issuance of up to 20,000,000 shares of common stock, par value $5.00 per share, and there are currently 2,477,651 shares issued and outstanding.

      Capital Bank Corporation's Articles of Incorporation authorize the issuance of up to 20,000,000 shares of no par value common stock. Because the exchange of shares by virtue of the Holding Company Reorganization is to be one-for-one (and Capital Bank Corporation will redeem and cancel the single share previously issued by it for nominal consideration), Capital Bank Corporation will have the same number of shares issued and outstanding immediately after consummation of the Holding Company Reorganization as Capital Bank did before, except to the extent that any shareholders of Capital Bank perfect their appraisal rights of dissent and receive cash rather than Capital Bank Corporation Common Stock.

      VOTING RIGHTS. In general, each holder of Capital Bank Common Stock and Capital Bank Corporation Common Stock is entitled to one vote per share on all matters submitted to a vote of shareholders. In the election of directors, each holder of Capital Bank Common Stock and of Capital Bank Corporation Common Stock has the right to vote the number of shares owned by him or her on the record date for as many persons as there are directors to be elected. Cumulative voting is not available with respect to the election of directors of Capital Bank or Capital Bank Corporation.

      Under North Carolina banking law, Capital Bank may effect a merger with or transfer of all of its assets and liabilities to another bank, or may dissolve, only upon the affirmative vote of the holders of at least two-thirds of Capital Bank's outstanding shares of Common Stock. Under North Carolina corporate law (the effect of which is not altered by Capital Bank Corporation's Articles of Incorporation or Bylaws), Capital Bank Corporation may effect a merger with or transfer of all of its assets and liabilities to another corporation, or may dissolve upon the affirmative vote of the holders of at least a majority of Capital Bank Corporation's outstanding shares of Common Stock.

      DIRECTORS. The Bylaws of both Capital Bank and Capital Bank Corporation provide that the Board of Directors shall have from five to 25, and one to 25, members, respectively. The Boards of Directors of both Capital Bank and Capital Bank Corporation are currently comprised of the same 17 members. Upon consummation of the Exchange, Edwin E. Bridges and John Grimes will be appointed to the Board of Directors of Capital Bank Corporation. The Boards of Directors of both Capital Bank and Capital Bank Corporation may fill vacancies arising in their directorships.

      The Articles of Incorporation of both Capital Bank and Capital Bank Corporation provide that if the number of directors is at least nine, the terms of the directors shall be staggered. Capital Bank and Capital Bank Corporation both currently have staggered Boards of Directors. Pursuant to the Articles of Incorporation, the directors are divided into three classes, each consisting of approximately one-third of the total directors. Each year, one class of the directors comes up for election, resulting in director terms of three years.

      ASSESSMENT. Section 53-42 of the General Statutes of North Carolina provides for the pro rata assessment of holders of capital stock of a state bank in the event that its capital becomes impaired. Such assessment is to be enforced by the sale, to the extent necessary, of the bank stock of any shareholder who fails to pay his or her assessment. Accordingly, the shares of Capital Bank Common Stock are subject to assessment as provided by such statute.

      All shares of Capital Bank Corporation's Common Stock will, upon consummation of the Holding Company Reorganization, be fully paid and non-assessable.

      RIGHTS TO REPURCHASE STOCK. Under the North Carolina banking law, Capital Bank may repurchase its stock only after approval by holders of two-thirds of its outstanding Common Stock and by the North Carolina Banking Commission. Under the BHC Act, no prior approval is required and, therefore, Capital Bank Corporation will be allowed to purchase its own stock in the open market subject to applicable law and the availability of funds therefor. Under certain circumstances, stock repurchases by Capital Bank Corporation will require the prior approval of the Federal Reserve Bank of Richmond. See page 70 for a description of the restrictions on the repurchase by Capital Bank Corporation of its stock. Capital Bank Corporation may consider repurchases of its stock in the future, but there can be no assurance that Capital Bank Corporation will conduct such repurchases.

      PAYMENT OF DIVIDENDS. The ability of Capital Bank to pay dividends on its Common Stock is restricted by North Carolina banking law and by tax considerations related to state-chartered banks. North Carolina law imposes restrictions on the ability of all banks chartered under North Carolina law to pay dividends. Under North Carolina law, no dividend may be declared or paid during Capital Bank's first three years of operations. In the future, Capital Bank will only be able to pay dividends out of undivided profits as determined pursuant to North Carolina General Statutes Section 53-87. In addition, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure the financial soundness of the bank. Although Capital Bank Corporation's ability to pay dividends will not be subject to these restrictions, such restrictions will indirectly affect Capital Bank Corporation because dividends from Capital Bank will be a source of funds of Capital Bank Corporation for the payment of dividends to shareholders of Capital Bank Corporation.

      Capital Bank Corporation will be limited by certain restrictions imposed generally on North Carolina corporations. Subject to certain limitations and exceptions, cash dividends may not be paid if a corporation will not be able to pay its debts as they become due in the usual course of business after making such cash dividend distribution or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain liquidation preferential rights. It is not likely that Capital Bank Corporation will declare or pay cash dividends in the foreseeable future since earnings, if any, will be used to support growth in earnings assets and the opening of branch locations, should such action be pursued.

      LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Articles of Incorporation of both Capital Bank and Capital Bank Corporation eliminate a director's personal liability for breach of duty as a director to the fullest extent permitted by law. As required by North Carolina banking law, the Articles of Incorporation of Capital Bank qualify the elimination of liability for acts or omissions as to which the elimination of liability would be inconsistent with the provisions of North Carolina banking law or the business of banking.

      The Bylaws of both Capital Bank and Capital Bank Corporation provide for indemnification to the fullest extent permitted by law. Under the Federal Deposit Insurance Act, as amended ("FDIA"), both Capital

Bank and Capital Bank Corporation would be prohibited from paying any indemnification with respect to any liability or legal expense incurred by a director, officer, or employee as a result of an action or proceeding by a federal banking agency resulting in a civil money penalty or certain other remedies against such person.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Capital Bank Corporation pursuant to the forgoing provisions, Capital Bank Corporation has been informed that in the opinion of the Securities and Exchange Commission ("SEC"), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      CHANGE IN CONTROL REGULATION. Both Capital Bank and Capital Bank Corporation have opted out of the North Carolina Shareholder Protection Act and the North Carolina Control Share Acquisition Act, each of which, if applicable, would hinder the ability of a third party to acquire control of either company. See page 66 for a brief description of these Acts.

      The acquisition of more than ten percent (10%) of either the outstanding Capital Bank Corporation Common Stock or the outstanding Capital Bank Common Stock may, in certain circumstances, be subject to the provisions of the Change in Bank Control Act of 1978 (the "Change in Bank Control Act"). The FDIC has also adopted a regulation pursuant to the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of an FDIC-insured state-chartered non-member bank, either directly or indirectly through an acquisition of control of its holding company, to provide 60 days' prior written notice and certain financial and other information to the FDIC. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least twenty-five percent (25%) of any class of voting stock or the power to direct the management or policies of the bank or the holding company. However, under FDIC regulations, control is presumed to exist where the acquiring party has voting control of at least ten percent (10%) of any class of voting securities if (a) the bank or holding company has a class of voting securities which is registered under Section 12 of the Exchange Act, or (b) the acquiring party would be the largest holder of a class of voting shares of the bank or the holding company. The statute and underlying regulations authorize the FDIC to disapprove a proposed acquisition on certain specified grounds.

      Prior approval of the Board of Governors of the Federal Reserve Board would be required for any acquisition of control of Capital Bank or Capital Bank Corporation by any bank holding company under the BHC Act. Control for purposes of the BHC Act would be based on, among other things, a twenty-five percent (25%) voting stock test or on the ability of the holding company otherwise to control the election of a majority of the Board of Directors of Capital Bank or Capital Bank Corporation. As part of such acquisition, the acquiring company (unless already so registered) would be required to register as a bank holding company under the BHC Act.

      The Exchange Act requires that a purchaser of any class of a corporation's securities registered under the Exchange Act notify the SEC and such corporation within ten days after its purchases exceed five percent of the outstanding shares of that class of securities. This notice must disclose the background and identity of the purchaser, the source and amount of funds used for the purchase, the number of shares owned and, if the purpose of the transaction is to acquire control of the corporation, any plans to alter materially the corporation's business or corporate structure. In addition, any tender offer to acquire a corporation's securities is subject to the limitations and disclosure requirements of the Exchange Act.

      BYLAW CHANGES. The Bylaws of Capital Bank Corporation are substantially the same as the Bylaws of Capital Bank. Certain differences exist because a few provisions of Capital Bank's Bylaws are required of banks by Chapter 53 of the North Carolina General Statutes and are not required of holding companies formed under the NCBCA. Therefore, although these provisions remain in Capital Bank's Bylaws, they were not incorporated into the Bylaws of Capital Bank Corporation. The provisions of Capital Bank's Bylaws which were not incorporated into the Bylaws of Capital Bank Corporation are that:

      o not less than three-fourths of the directors shall be residents of the State of North Carolina;

      o     all directors are required to own stock of Capital Bank;

      o the Board of Directors has an option to establish and elect local boards of directors for branch offices to serve in an advisory capacity;

      o     every director be required to take an oath; and

      o     active officers and employees give bond.

In addition, Capital Bank Corporation's Bylaws do not include certain bank-specific committees that are included in Capital Bank's Bylaws.

      Upon request, Capital Bank will provide its shareholders with copies of the Bylaws of both Capital Bank and Capital Bank Corporation free of charge. Requests should be made to Allen T. Nelson, Jr., at (919) 874-6321 or mailed to Capital Bank, P.O. Box 18949, Raleigh, North Carolina 27601, Attention: Allen
T. Nelson, Jr.

COMPARISON OF THE RIGHTS OF HOLDERS OF HOME SAVINGS COMMON STOCK AND CAPITAL BANK CORPORATION COMMON STOCK

      GENERAL. Upon consummation of the Exchange, shareholders of Home Savings, other than those shareholders who properly exercise Dissenters' Rights, will become shareholders of Capital Bank Corporation. Certain legal distinctions exist between owning Capital Bank Corporation Common Stock and Home Savings Common Stock. The shareholders of Capital Bank Corporation will be governed by and subject to the Articles of Incorporation and Bylaws of Capital Bank Corporation rather than the Amended and Restated Certificate of Incorporation and Bylaws of Home Savings. Capital Bank Corporation is a corporation governed by the laws of the State of North Carolina applicable to business corporations, while Home Savings is a savings bank governed by the savings bank laws of North Carolina, which incorporate the corporate laws of North Carolina only to the extent they do not conflict with the savings bank laws. NEITHER THE HOME SAVINGS COMMON STOCK NOR THE CAPITAL BANK CORPORATION COMMON STOCK ARE INSURED BY THE FDIC OR GUARANTEED BY THE ISSUER AND ARE BOTH SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF VALUE.

      The following is only a general summary of certain differences in the rights of holders of Capital Bank Corporation Common Stock and those of Home Savings Record Holders. Shareholders should consult with their own legal counsel with respect to specific differences and changes in their rights as shareholders which will result from the Exchange.

      CAPITAL STRUCTURE. Home Savings' Amended and Restated Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of common stock, par value $1.00 per share, and there are currently 922,686 shares issued and outstanding. Capital Bank Corporation's Articles of Incorporation authorize the issuance of up to 20,000,000 shares of no par value common stock, and there will be 2,477,651 shares issued and outstanding following the Holding Company Reorganization, assuming no Dissenters' Rights are exercised. Because the exchange of shares by virtue of the Exchange is to be effected at the rate of
1.28 shares of Capital Bank Corporation Common Stock for each share of Home Savings Common Stock, Capital Bank Corporation will have 3,658,689 shares of Common Stock issued and outstanding after consummation of the

Exchange (except to the extent that any shareholders of Home Savings perfect their appraisal rights of dissent and receive cash rather than Capital Bank Corporation Common Stock in connection with the Exchange).

      VOTING RIGHTS. In general, each holder of Home Savings Common Stock and Capital Bank Corporation Common Stock is entitled to one vote per share on all matters submitted to a vote of shareholders. However, for three years after the effective date of Home Savings conversion from a state-chartered mutual savings bank to a state-chartered stock-owned savings bank (the "Home Savings Conversion Effective Date"), or until November 14, 1998, Home Savings' Amended and Restated Certificate of Incorporation eliminates voting rights with respect to those shares that are beneficially owned by any person in excess of 10% of the total Home Savings Common Stock then outstanding.

      In the election of directors, each holder of Home Savings Common Stock and of Capital Bank Corporation Common Stock has the right to vote the number of shares owned by him or her on the record date for as many persons as there are directors to be elected. Cumulative voting is not available with respect to the election of directors of Home Savings or Capital Bank Corporation.

      Under North Carolina savings bank law, Home Savings may dissolve upon the affirmative vote of the holders of at least two-thirds of its outstanding shares of Common Stock. Under North Carolina corporate law, Capital Bank Corporation may dissolve upon the affirmative vote of the holders of at least a majority of Capital Bank Corporation's outstanding shares of Common Stock.

      DIRECTORS. The Bylaws of Home Savings provide that the Board of Directors of Home Savings shall have from seven to 20 members, and the Board of Directors of Home Savings currently has eight members. The Bylaws of Capital Bank Corporation provide that the Board of Directors of Capital Bank Corporation shall have from one to 25 members, and the Board of Directors of Capital Bank Corporation currently has 17 members. The Boards of Directors of both Home Savings and Capital Bank Corporation may fill vacancies arising in their directorships.

      The Articles of Incorporation of Capital Bank Corporation provide that if the number of directors is at least nine, the terms of the directors shall be staggered. Capital Bank Corporation currently has a staggered Board of Directors. Pursuant to the Articles of Incorporation, Capital Bank Corporation's directors are divided into three classes, each consisting of approximately one-third of the total directors. Each year, one class of the directors comes up for election, resulting in director terms of three years. Home Savings does not have a staggered Board of Directors.

      RIGHTS TO REPURCHASE STOCK. For a period of five years from the Home Savings Conversion Effective Date, Home Savings may not, without the approval of the Administrator, repurchase any of its capital stock. Under the BHC Act, no prior approval is required and, therefore, Capital Bank Corporation will be allowed to purchase its own stock in the open market subject to applicable law and the availability of funds therefor. Under certain circumstances, stock repurchases by Capital Bank Corporation will require the prior approval of the Federal Reserve Bank of Richmond. See page 67 for a description of the restrictions on the repurchase by Capital Bank of its stock. Capital Bank Corporation may consider repurchases of its stock in the future, but there can be no assurance that Capital Bank Corporation will conduct such repurchases.

      PAYMENT OF DIVIDENDS. Home Savings Record Holders are entitled to receive dividends as may be declared by the Board of Directors of Home Savings out of funds legally available therefor. Home Savings' ability to pay such dividends is subject to different statutory and regulatory restrictions than those applicable to Capital Bank Corporation. Although Capital Bank Corporation's ability to pay dividends will not be subject to these restrictions, such restrictions will indirectly affect Capital Bank Corporation because dividends from

Home Savings will be a source of funds of Capital Bank Corporation for the payment of dividends to shareholders of Capital Bank Corporation.

      Capital Bank Corporation will be limited by certain restrictions imposed generally on North Carolina corporations. Subject to certain limitations and exceptions, cash dividends may not be paid if a corporation will not be able to pay its debts as they become due in the usual course of business after making such cash dividend distribution or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain liquidation preferential rights. It is not likely that Capital Bank Corporation will declare or pay cash dividends in the foreseeable future since earnings, if any, will be used to support growth in earnings assets and the opening of branch locations, should such action be pursued.

      LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Articles of Incorporation of both Home Savings and Capital Bank Corporation eliminate a director's personal liability for breach of duty as a director to the fullest extent permitted by law.

      The Bylaws of both Home Savings and Capital Bank Corporation provide for indemnification to the fullest extent permitted by law. Under the FDIA, both Home Savings and Capital Bank Corporation would be prohibited from paying any indemnification with respect to any liability or legal expense incurred by a director, officer, or employee as result of an action or proceeding by a federal banking agency resulting in a civil money penalty or certain other remedies against such person. Currently, there is no pending or threatened litigation involving Capital Bank, Capital Bank Corporation or Home Savings for which indemnification might be sought.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Capital Bank Corporation pursuant to the forgoing provisions, Capital Bank Corporation has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      Limitation of liability and indemnification provisions may discourage or deter shareholders or management from bringing a lawsuit against former directors for breach of duty, even though such action, if successful might otherwise have benefitted the corporation and its shareholders.

      CHANGE IN CONTROL REGULATION. Home Savings is subject to the protection of the North Carolina Shareholder Protection Act and the North Carolina Control Share Acquisition Act. As permitted thereby, Capital Bank Corporation has opted out of both Acts.

      Pursuant to the North Carolina Shareholder Protection Act, no business combination (defined to include any merger, consolidation, share exchange or sale of all or any substantial part of the corporation's assets) involving a corporation which has a class of securities registered under the Exchange Act and any entity that is the beneficial owner, directly or indirectly, of more than 20% of the corporation's voting shares may be consummated unless the holders of 95% of the outstanding voting shares approve the business combination. This provision does not apply if the parties comply with certain requirements relating to the value of the consideration paid in the business combination, the composition of the corporation's board of directors, the disclosure to shareholders regarding the business combination and other procedural matters. Home Savings has not opted out of the Shareholder Protection Act.

      The North Carolina Control Share Acquisition Act applies to a corporation that is incorporated in North Carolina and that has substantial assets in North Carolina, its principal place of business or a principal office within North Carolina, a class of securities registered under the Exchange Act and more than 10% of its shareholders resident in North Carolina or more than 10% of its shares held by North Carolina residents. The

North Carolina Control Share Acquisition Act restricts the voting rights of a person who acquires "control shares" in a subject corporation. Control shares are shares that, when added to all other shares of the subject corporation beneficially owned by a person, would entitle that person to voting power equal to or greater than a stated percentage of all voting power. Without shareholder approval by "disinterested shareholders," the shares acquired by the acquiror have no voting rights. Disinterested shareholders are shareholders other than the acquiror and the employee-directors of the subject corporation. If the shares held by the acquiror are accorded voting rights pursuant to the procedure described above and the acquiror beneficially holds more than 50% of the voting power for the election of directors, each of the corporation's other shareholders have the right to require that the corporation redeem their shares at a price not less than the highest price per share paid by the acquiror for any of its shares. Home Savings has not opted out of the Control Share Acquisition Act.

      The acquisition of more than ten percent of either the outstanding Capital Bank Corporation Common Stock or the outstanding Home Savings Common Stock may, in certain circumstances, be subject to the provisions of the Change in Bank Control Act. The FDIC has also adopted a regulation pursuant to the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of an FDIC-insured state-chartered non-member bank, either directly or indirectly through an acquisition of control of its holding company, to provide 60 days' prior written notice and certain financial and other information to the FDIC. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least 25% of any class of voting stock or the power to direct the management or policies of the bank or the holding company. However, under FDIC regulations, control is presumed to exist where the acquiring party has voting control of at least ten percent (10%) of any class of voting securities if (a) the bank or holding company has a class of voting securities which is registered under Section 12 of the Exchange Act, or (b) the acquiring party would be the largest holder of a class of voting shares of the bank or the holding company. The statute and underlying regulations authorize the FDIC to disapprove a proposed acquisition on certain specified grounds.

      Prior approval of the Federal Reserve would be required for any acquisition of control of Home Savings or Capital Bank Corporation by any bank holding company under the BHC Act. Control for purposes of the BHC Act would be based on, among other things, a twenty-five percent (25%) voting stock test or on the ability of the holding company otherwise to control the election of a majority of the Board of Directors of Home Savings or Capital Bank Corporation. As part of such acquisition, the acquiring company (unless already so registered) would be required to register as a bank holding company under the BHC Act.

      The Exchange Act requires that a purchaser of any class of a corporation's securities registered under the Exchange Act notify the SEC and such corporation within ten days after its purchases exceed 5% of the outstanding shares of that class of securities. This notice must disclose the background and identity of the purchaser, the source and amount of funds used for the purchase, the number of shares owned and, if the purpose of the transaction is to acquire control of the corporation, any plans to alter materially the corporation's business or corporate structure. In addition, any tender offer to acquire a corporation's securities is subject to the limitations and disclosure requirements of the Exchange Act.

      CERTAIN DIFFERENCES IN PROVISIONS OF INCORPORATION DOCUMENTS AND BYLAWS. RESTRICTION ON ACQUISITION. Home Savings' Amended and Restated Certificate of Incorporation provides that for three years after the Home Savings Conversion Effective Date, or until November 14, 1998, no person may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Home Savings. This prohibition does not apply to, among other things, the purchase of securities by underwriters in connection with a public offering of Home Savings' securities, any employee stock benefit plan of Home Savings, or any class or series of preferred stock or other security, other than common stock, as to which, and to the extent, the Board of Directors of Home Savings determines this provision shall not apply. Capital Bank Corporation's Articles of Incorporation contain no such provisions.

      CONSTITUENCY CLAUSE. Home Savings' Amended and Restated Certificate of Incorporation provides that in determining what is in the best interests of Home Savings, the Board of Directors of Home Savings may consider, among other things, the social and economic effects of the matter to be considered (including a change of control) on Home Savings and its employees, customers, creditors and the community in which Home Savings operates. Capital Bank Corporation's Articles of Incorporation contain no such provision.

      BYLAWS. Certain differences exist between the Bylaws of Home Savings and the Bylaws of Capital Bank Corporation. Upon request, Home Savings will provide its shareholders with copies of the Bylaws of both Home Savings and Capital Bank Corporation free of charge. Requests should be made to Edwin E. Bridges, at
(919) 742-4186 or mailed to Home Savings' main office, located at 300 East Raleigh Street, Siler City, North Carolina 27344, Attention: Edwin E. Bridges.


                      PRO FORMA CONSOLIDATED CAPITALIZATION

      The following table presents the pro forma consolidated capitalization of Capital Bank Corporation and Capital Bank, as its subsidiary, at September 30, 1998, adjusted to give effect to the Holding Company Reorganization as described in this Joint Proxy Statement-Prospectus. The authorized number of shares of Common Stock of Capital Bank Corporation is 20,000,000 and 1,181,038 shares are expected to be offered and sold to the Home Savings shareholders in the share exchange.

                                         CAPITAL                             PRO FORMA
                                          BANK      CAPITAL                 CONSOLIDATED
                                      CORPORATION    BANK    ADJUSTMENTS   CAPITALIZATION
                                      -----------    ----    -----------   --------------
                                                           (in thousands)
SHAREHOLDERS' EQUITY:

Common stock.........................   $      1    $12,388    $13,285        $25,674
Additional paid-in capital...........        ---     13,285    (13,285)           ---
Accumulated deficit..................        ---     (1,535)       ---         (1,535)
Accumulated other comprehensive
income, net..........................        ---        176        ---            176
Total shareholders' equity...........   $      1    $24,314    $   ---        $24,315(1)

--------------------------
(1) Does not include shares to be issued to Home Savings' shareholders in connection with the share exchange.

           INFORMATION ABOUT CAPITAL BANK AND CAPITAL BANK CORPORATION

CAPITAL BANK CORPORATION

      GENERAL. Capital Bank Corporation is a business corporation incorporated under the laws of the State of North Carolina on August 10, 1998. The only office of Capital Bank Corporation, and its principal place of business, is located at the administrative office of Capital Bank at 4400 Falls of Neuse Road, Raleigh, North Carolina 27609. Capital Bank Corporation's telephone number is (919) 878-3100.

      Capital Bank Corporation was organized for the purpose of becoming the holding company of Capital Bank. Pursuant to the Holding Company Reorganization, Capital Bank will become a wholly-owned subsidiary of Capital Bank Corporation, Capital Bank Corporation will become a bank holding company, and each shareholder of Capital Bank will, subject to the exercise of Dissenters' Rights, become a shareholder of Capital Bank Corporation without any change in the number of shares owned or percentage ownership.

      Capital Bank Corporation has not yet undertaken any operating business activities and does not currently propose to do so. In the future, Capital Bank Corporation may become an operating company or acquire other commercial banks or bank holding companies, or engage in or acquire such other activities or businesses as may be permitted by applicable law, although there are no present plans or intentions to do so.

      PROPERTY. Initially, Capital Bank Corporation will neither own nor lease any real or personal property but will utilize the premises and property of Capital Bank without the payment of any rental fees to Capital Bank.

      COMPETITION. It is expected that for the near future the primary business of Capital Bank Corporation will be the ongoing business of Capital Bank. Therefore, the competitive conditions to be faced by Capital Bank Corporation will be the same as those faced by Capital Bank. In addition, many banks and financial institutions have formed, or are in the process of forming, holding companies. It is likely that these holding companies will attempt to acquire banks, thrift institutions or companies engaged in bank-related activities. Thus, Capital Bank Corporation will face competition in undertaking any such acquisitions and in operating subsequent to any such acquisitions.

      EMPLOYEES. At the present time, Capital Bank Corporation does not intend to have any employees other than its management. See "Management of Capital Bank Corporation." It will utilize the support staff of Capital Bank from time to time without the payment of any fees to Capital Bank. If Capital Bank Corporation acquires other financial institutions or pursues other lines of business, it may at such time hire additional employees.

CAPITAL BANK

      GENERAL. Capital Bank was incorporated under the laws of the State of North Carolina on May 30, 1997, and commenced operations as a state-chartered banking corporation on June 20, 1997. Capital Bank is not a member of the Federal Reserve System and has no subsidiaries. As of September 30, 1998, Capital Bank had assets of approximately $100.0 million, net loans outstanding of approximately $63.0 million and deposits of approximately $75.0 million. Capital Bank's corporate and main office is located at 4400 Falls of Neuse Road, Raleigh, North Carolina 27609, and its telephone number is (919) 878-3100. In addition to the main office, Capital Bank has four branch offices in Cary and Sanford, North Carolina. The two branch offices in Sanford, North Carolina are currently located at 130 North Steele Street and 2800 Williams Street. The Williams Street location and a branch located at 129 South Steele Street were acquired from an existing banking institution immediately upon Capital Bank's commencement of operations. The two branch offices in Cary, North Carolina are currently located at 1201 Kildaire Farm Road and 915 North Harrison Avenue. The branch at 915 North Harrison Avenue opened on March 23, 1998 and the branch at 1201 Kildaire Farm Road opened on September 14, 1998. Capital Bank may also explore opportunities to add additional service points in the North Carolina market, although no exchange agreements or understandings, written or oral, currently exist other than pursuant to the Exchange Agreement.

      Capital Bank is a community bank currently engaged in the general commercial banking business in Wake and Lee Counties, North Carolina. Wake County has a diversified economic base, comprised primarily of services, retail trade, government and manufacturing and includes the City of Raleigh, the state capital. Lee County is a significant center for various industries, including manufacturing, lumber and tobacco.

      Capital Bank offers a full range of banking services, including checking accounts, savings accounts, NOW accounts, money market accounts and certificates of deposit; loans for real estate, businesses, agriculture, personal uses, home improvement and automobiles; equity lines of credit; credit cards; individual retirement accounts; safe deposit boxes; bank money orders; electronic funds transfer services including wire transfers; traveler's checks; and free notary services to all Capital Bank customers. In addition, Capital Bank provides automated teller machine access to its customers for cash withdrawals through nationwide ATM networks. At present, Capital Bank does not provide the services of a trust department.

      LENDING ACTIVITIES AND DEPOSITS. Capital Bank makes a variety of loans, including loans secured by real estate, loans for commercial purposes and loans to individuals for personal and household purposes. There are no large concentrations of credit to any particular industry. The economic trends of the area served by Capital Bank are influenced by the significant industries within the region. Virtually all Capital Bank's business activity is with customers located in the Cary, Raleigh and Sanford areas. The ultimate collectibility of Capital Bank's loan portfolio is susceptible to changes in the market conditions of this geographic region.

      Capital Bank uses a centralized risk management process to insure uniform credit underwriting that adheres to bank policy. Lending policies are reviewed on a regular basis to confirm that Capital Bank is prudent in setting its underwriting criteria. Credit risk is managed through a number of methods including loan grading of commercial loans, committee approval of larger loans, and class and purpose coding of loans. Management believes that early detection of credit problems through regular contact with Capital Bank's clients coupled with consistent reviews of the borrowers' financial condition are important factors in overall credit risk management.

      The following table sets forth, as of September 30, 1998, the approximate composition of Capital Bank's loan portfolio:

LOAN TYPE                                     AMOUNT        PERCENTAGE
---------                                     ------        ----------
                                          (IN THOUSANDS)
Real Estate............................      $10,065             16%

Commercial.............................       47,454             74

Consumer...............................        6,751             10
                                            --------            ---
          Total........................     $64,270             100%
                                            =======             ===

      The majority of Capital Bank's customers are individuals and small to medium-size businesses located in Wake and Lee Counties, North Carolina and contiguous areas. Capital Bank's deposits and loans are well diversified, with no material concentration in a single industry or group of related industries. The management of Capital Bank does not believe that the deposits or the business of Capital Bank in general are seasonal in nature. The deposits may, however, vary with local and national economic conditions but not enough, management believes, to have a material effect on planning and policy making. Capital Bank attempts to control deposit flow through the pricing of deposits and promotional activities. Management believes that Capital Bank's rates are competitive with those offered by other institutions in Cary, Raleigh and Sanford.

      The following table sets forth the mix of depository accounts at Capital Bank as a percentage of total deposits as of September 30, 1998:

            Non-interest bearing demand...............       10%
            Interest checking.........................        6
            Market rate investment....................       17
            Savings...................................        3
            Time deposits
                  Under $100,000......................       50
                  Equal to or over $100,000...........       14
                                                            ---
                                                            100%
                                                            ===

COMPETITION

      Commercial banking in North Carolina is extremely competitive in large part due to statewide branching. Capital Bank competes in its market areas with some of the largest banking organizations in the state and the country and other financial institutions, such as federally and state-chartered savings and loan institutions and credit unions, as well as consumer finance companies, mortgage companies and other lenders engaged in the business of extending credit. Many of Capital Bank's competitors have broader geographic markets and higher lending limits than Capital Bank and are also able to provide more services and make greater use of media advertising.

      The enactment of legislation authorizing interstate banking has caused great increases in the size and financial resources of some of Capital Bank's competitors. In addition, as a result of interstate banking, out-of-state commercial banks may acquire North Carolina banks and heighten the competition among banks in North Carolina.

      Despite the competition in its market areas, Capital Bank believes that it has certain competitive advantages that distinguish it from its competition. Capital Bank believes that its primary competitive advantages are its strong local identity and affiliation with the community and its emphasis on providing specialized services to small and medium-sized business enterprises, as well as professional and upper-income individuals. Capital Bank offers customers modern, high-tech banking without forsaking community values such as prompt, personal service and friendliness. Capital Bank offers many personalized services and intends to attract customers by being responsive and sensitive to their individualized needs. Capital Bank also relies on goodwill and referrals from shareholders and satisfied customers, as well as traditional media to attract new customers. To enhance a positive image in the community, Capital Bank supports and participates in local events and its officers and directors serve on boards of local civic and charitable organizations.

YEAR 2000 ISSUES

      As the Year 2000 approaches, an important business issue has emerged regarding whether or not existing computer systems and other operating systems can process this date value properly. The problem is the result of computer programs and related logic which use a two digit value to define a particular calendar year (i.e. 99 for 1999). When this logic is used, computer systems cannot recognize the two digit code "00" associated with the Year 2000 as coming after 99. The issue is significant because many computer systems deployed throughout the business world, not just in banks, use software which contain the two digit date logic.

      Before it opened in June 1997, Capital Bank's management made the strategic decision to use an outside data processing company (service bureau) to provide computer processing systems for its primary banking products including loans, deposits, ATM's, check processing and general ledger. The computer software used by the service bureau was developed and is maintained by a third party vendor. This same software is used by many banks throughout the country and uses a five-digit date logic designed to avoid the problems associated with the two digit logic discussed above.

      In addition to the service bureau, Capital Bank utilizes personal computers configured into five local area networks (LANS) which are, in turn, connected to each other through a wide area network (WAN). All equipment was purchased new in 1997 and has subsequently been tested for Year 2000 readiness by an independent consultant. The test results indicate that all equipment will function properly into the Year 2000.

      In addition to the service bureau applications, Capital Bank uses software distributed through the LAN/WAN network for functions such as word processing, E-mail, spreadsheet, teller transactions, document preparation and new account setup. All of these software products are purchased or licensed from third party vendors. It should be noted that Capital Bank does not write or develop any of its own computer applications and all third party vendors have provided Capital Bank with written certification that their software is Year 2000 compliant.

      In addition to receiving these assurances from third party vendors, Capital Bank has instituted a Year 2000 compliance program whereby it is reviewing the Year 2000 issue on a comprehensive, company-wide basis. This program is administered by a project team consisting of executive and senior management as well as a representative from the Board of Directors.

      As of September 30, 1998, Capital Bank had completed its assessment of existing computer systems and applications and had identified mission critical applications. Where possible, Capital Bank is developing plans to test these systems and is in the process of reviewing third party test results. However, the Year 2000 is a global issue which extends beyond the control of Capital Bank and may effect the providers of services such as power and telecommunications. These services are critical to the ongoing operations of Capital Bank and in the unlikely event of an interruption in these services, it is management's opinion that such a failure will be quickly resolved.

      As testing of Capital Bank's mission critical systems is completed, Capital Bank will develop detailed contingency plans as necessary for each system. Capital Bank has developed a general business resumption contingency plan which provides for the implementation of manual processes on a temporary basis should any computer application malfunction on or after January 1, 2000.

      Capital Bank has budgeted $43,000 for the Year 2000 program and has spent approximately $12,000 to date.

      As a lending institution, Capital Bank is exposed to potential risk if borrowers suffer Year 2000 related difficulties and are unable to repay their loans. In July 1998, Capital Bank sent informational material and a Year 2000 questionnaire to all large borrowers which focused on their Year 2000 readiness. During the third quarter 1998, Capital Bank's loan officers and account managers met with these customers to personally review the answers to these questionnaires and to discuss the impact of the Year 2000 on their operations. Capital Bank is currently evaluating the information obtained from these meetings in order to determine what impact, if any, the Year 2000 will have on their financial performance and their ability to make loan payments. Thus far none of Capital Bank's borrowers have reported the expectation of material adverse impacts as a result of the Year 2000 issue.

      Based on the information now available, Capital Bank anticipates that the systems it uses will properly process dates in the Year 2000 and beyond and that the costs incurred in achieving full Year 2000 compliance will not be material to Capital Bank's business, financial condition or results of operation.

PROPERTIES

      The following table sets forth the location and other related information regarding Capital Bank's offices and other properties occupied as of September 30, 1998.

      Offices                 Location                          Status
      -------                 --------                          ------

      Main Office.      4400 Falls of Neuse Road          Leased
                        Raleigh, North Carolina

      Cary Office.      915 North Harrison Avenue         Owned
                        Cary, North Carolina

      Cary Office.      1201 Kildaire Farm Road           Leased real property,
                        Cary, North Carolina              owned improvements

      Sanford Office    2800 Williams Street              Leased
                        Sanford, North Carolina

      Sanford Office    130 North Steele Street           Leased
                        Sanford, North Carolina

EMPLOYEES

      At September 30, 1998, Capital Bank had 46 full-time equivalent employees. None of its employees is represented by any collective bargaining unit. Capital Bank considers relations with its employees to be good.

LEGAL PROCEEDINGS

      In the normal course of its operations, Capital Bank from time to time is party to various legal proceedings. Based upon information currently available, and after consultation with its counsel, management believes that such legal proceedings, in the aggregate, will not have a material adverse effect on Capital Bank's business, financial position or results of operations.

MANAGEMENT AND CERTAIN TRANSACTIONS

      Set forth below are the names and other information pertaining to the directors of Capital Bank:
                                                                YEAR FIRST
                                                                ELECTED
NAME                       POSITION WITH COMPANY      AGE       DIRECTOR
----                       ---------------------      ---       --------

CLASS I

Charles F. Atkins (3)(5)   Director                   48         1997

James A. Beck(1)(3)(4)     President, Chief           45         1997
                           Executive Officer, and
                           Director

Carolyn W. Grant (3)(6)    Director                   47         1997

Oscar A. Keller, Jr.       Director                   76         1997
(1)(3)

Don W. Perry (2)(5)        Director                   39         1997

CLASS II

L.I. Cohen, Jr. (3)(6)     Director                   60         1997

Robert L. Jones (1)(3)(6)  Director                   61         1997

Vernon Malone (3)(5)       Director                   66         1997

J. Rex Thomas (3)(5)       Director                   52         1997

Bruce V. Wainwright (4)    Director                   51         1997

Samuel J. Wornon, III      Director                   55         1997
(1)(4)(6)

CLASS III

Lamar Beach (3)            Director                   69         1997

William C. Burkhardt       Director                   60         1997
(1)(2)(6)

David J. Gospodarek (2)(3) Director                   51         1997

Darleen M. Johns (4)(5)    Director                   50         1997

O.A. Keller, III (1)(3)    Chairman  of the  Board    53         1997
                           of Directors

George R. Perkins, III     Director                   30         1997
(2)(4)
--------------------------
(1)   Member of  Executive Committee
(2)   Member of Audit Committee
(3)   Member of Loan Committee
(4)   Member of Asset and Liability Committee
(5)   Member of Community Reinvestment Committee
(6)   Member of the Compensation Committee


CLASS I

      CHARLES F. ATKINS has served as a director since the Bank's inception. He is currently and has been for the past five years President of CAM-L Corporation, a real estate development/procurement company located in Sanford, North Carolina.

      JAMES A. BECK has served as a director since the Bank's inception. He is currently President and Chief Executive Officer of the Bank, a position he has held since the Bank commenced operations. Mr. Beck served as Chairman, President and Chief Executive Officer of SouthTrust Bank of North Carolina, N.A. from January 1991 until June 1996 when it was merged into the SouthTrust Charlotte-based bank. Mr. Beck served as President and a director of the combined bank until January 1997, when he resigned to join the Bank.

      CAROLYN W. GRANT has served as a director since the Bank's inception. She is currently the Vice President, International Business Development, of Longistics Corp., a privately-held logistics business that operates the foreign trade zone in the Raleigh-Durham area of North Carolina. From 1996 through 1997, Ms. Grant was the Southeast Regional Manager for Plants by Grant-TruGreen/Chemlawn and from 1976 to 1996 was the President and owner of Plants by Grant, Inc., Raleigh, North Carolina. Ms. Grant is a Commissioner of the North Carolina Board of Transportation and a member of the Executive Committee of the Board of Directors of the Greater Raleigh Chamber of Commerce.

      OSCAR A. KELLER, JR. has served as a director since the Bank's inception. He is currently and has been for the past five years President and CEO of Parkview Retirement Home, a retirement facility located in Sanford, North Carolina. Mr. Keller is the father of Oscar A. Keller, III.

      DON W. PERRY has served as a director since the Bank's inception. He is currently and has been for the past five years Assistant Vice President of Lee Brick and Tile, a brick manufacturing company located in Sanford, North Carolina.

CLASS II

      L.I. COHEN, JR. has served as a director since the Bank's inception. He is currently and has been for the past five years Chief Executive Officer of Lee Iron and Metal Co., Inc., a recycling business located in Sanford, North Carolina.

      ROBERT L. JONES has served as a director since the Bank's inception. He is currently and has been for the past five years Chairman of the construction firm Davidson, Jones & Beers Company or its subsidiary, Davidson & Jones Construction Company, each of which is located in Raleigh, North Carolina. Mr. Jones is also a director of Carolina Power & Light Company, a public utility company based in Raleigh, North Carolina.

      VERNON MALONE has served as a director since the Bank's inception. He is a retired educator and serves on the Wake County, North Carolina, Board of Commissioners. Prior thereto, he served as chairman of such board.

      J. REX THOMAS has served as a director since the Bank's inception. He is currently the President of Thomas Commercial Inc., a commercial real estate company located in Raleigh, North Carolina. Prior thereto, Mr. Thomas was for 17 years a partner with Highwoods Properties, a real estate development company located in Raleigh, North Carolina.

      BRUCE V. WAINRIGHT has served as a director since the Bank's inception. He is currently and has been for the past five years President and Owner of Dr. Bruce V. Wainright, D.D.S. P.A.

      SAMUEL J. WORNOM, III has served as a director since the Bank's inception. He is currently and has been for the past five years President of Nouveau Properties, an investment company located in Sanford, North Carolina.

CLASS III

      LAMAR BEACH has served as a director since the Bank's inception. In November 1997, Mr. Beach retired after selling his interests in Spanco Corporation, a textiles corporation located in Sanford, North Carolina, of which he had been President and Chief Executive Officer for more than the past five years.

      WILLIAM C. BURKHARDT has served as a director since the Bank's inception. He is currently and has been for the past ten years President and Chief Executive Officer of Austin Quality Foods, a snack foods company located in Cary, North Carolina. Mr. Burkhardt has also been a member of the Board of Directors of Public Service Company of North Carolina since 1989.

      DAVID J. GOSPODAREK has served as a director since the Bank's inception. He is a Certified Public Accountant and has been a principal in the accounting office of Gospodarek, Lunsford & Associates, Raleigh, North Carolina, for the past five years.

      DARLEEN M. JOHNS has served as a director since the Bank's inception. She is currently and has been for the past five years President and Chief Executive Officer of Alphanumeric Systems, Inc., a computer integration company located in Raleigh, North Carolina.

      O.A. KELLER, III has served as a director and as Chairman of the Board of Directors since the Bank's inception. He is currently and has been for the past five years President and Chief Executive Officer of Earthtec Environmental Corp., an environmental services company located in Sanford, North Carolina and Columbus, Ohio, and Chief Executive Officer of Global Contracting Services, Inc., Columbus, Ohio.

      GEORGE R. PERKINS, III has served as a director since the Bank's inception. He is currently Vice President of Sales for Frontier Spinning Mills, a textiles company, located in Sanford, North Carolina. Between 1993 and 1996, Mr. Perkins was a sales representative for Unifi, Inc., a textile company, headquartered in Greensboro, North Carolina.

DIRECTOR COMPENSATION

    Directors who are also employees of the Bank receive no compensation in their capacities as directors. However, outside directors receive an annual fee of $5,000 ($7,500 in the case of the Chairman of the Board), as long as they attend at least 75% of the meetings of the Board and the Committees on which they serve. Directors of the Bank who are not also employees of the Bank are eligible, pursuant to the Bank's Deferred Compensation Plan for Outside Directors (the "Deferred Compensation Plan"), to defer receipt of any compensation paid to them for their services as a director, including retainer payments, if any, and amounts paid for attendance at meetings. The amount of compensation deferred under the Deferred Compensation Plan by each participating director is increased by 25% and credited to such director's account in the form of shares of Common Stock based on the value per share of the Common Stock on December 31 of each year. Upon the director's death, disability or retirement, or upon a change in control of the Bank, the director will be entitled to withdraw the amounts in his or her account in cash or stock in the Bank's sole discretion.

      EXECUTIVE COMPENSATION. The following tables set forth a summary of compensation of Capital Bank's Chief Executive Officer ("CEO") in fiscal year 1997. No other executive officer earned in excess of $100,000 in salary and bonus during Capital Bank's first fiscal year. Capital Bank began operations in June 1997, although prior thereto (commencing in late January 1997) the CEO performed services for Capital Bank's predecessor in interest from whom he received compensation which was reimbursed by Capital Bank to its predecessor; accordingly, the compensation recorded below is not for a full fiscal year.

                            SUMMARY COMPENSATION TABLE

                                                              LONG-TERM     ALL OTHER
                              ANNUAL COMPENSATION             COMPENSATION  COMPENSATION
                              -------------------             ------------  ------------
                                                              NO. OF
                                                              SECURITIES
NAME AND                                        OTHER         UNDERLYING
PRINCIPAL                                       ANNUAL        OPTIONS
POSITION           YEAR    SALARY      BONUS    COMPENSATION
--------           ----    ------      -----    ------------
James A. Beck,     1997   $121,875    $50,000     (1)         25,000 (2)      $8,011(3)
President and CEO

------------------
(1) Perquisites and other personal benefits received did not exceed the lesser of $50,000 or 10% of salary and bonus compensation.
(2) On January 27, 1997, Mr. Beck was granted an option to acquire up to 25,000 shares of Common Stock at $11.00 per share, 9,000 shares of which are currently vested, with the balance vesting in increments of 4,000 shares per year over the ensuing four years. Such options were granted under Capital Bank's ISO Plan.
(3) Includes $3,311 for health, life and long-term disability insurance, $2,600 in 401(k) contributions and $2,100 in membership dues.


OPTION GRANTS IN THE 1997 FISCAL YEAR

      The following table reflects the stock options granted to date by Capital Bank to the named executive officer pursuant to Capital Bank's ISO Plan in 1997, which is the first fiscal year of Capital Bank's operations. The table sets forth the hypothetical potential realizable values that would exist for the options at the end of their ten-year terms, at assumed rates of stock price appreciation of 5% and 10%. The amounts shown as potential realizable values represent the corresponding increases in the market value of all outstanding shares of Capital Bank Common Stock. The actual value of the options will depend on the market value of Capital Bank's Common Stock. No gain to the option holder is possible without an increase in the stock price, which will benefit all shareholders proportionately. These potential realizable values, based on 5% and 10% appreciation rates prescribed by the FDIC, are not intended to forecast possible future appreciation, if any, of Capital Bank's stock price.

                                                                    POTENTIAL
                                                                    REALIZABLE
                                                                    ---------------
                                                                    VALUE AT
                                                                    ASSUMED ANNUAL
                 INDIVIDUAL GRANTS                                  RATES OF
                                                                    STOCK PRICE
                                                                    APPRECIATION
                                                                    FOR
                                                                    OPTION TERM (1)
                 -------------------------------------------------- -------------------
                               % OF TOTAL
                 NO. OF        OPTIONS
                 SECURITIES    GRANTED TO
                 UNDERLYING    EMPLOYEES     EXERCISE OR
                 OPTIONS       IN FISCAL     BASE PRICE   EXPIRATION
NAME             GRANTED       YEAR          PER SHARE    DATE           5%       10%
----             -------       ----          ---------    ----           --       ---
James A. Beck    25,000 (2)    59.5%         $11.00         2007     $412,500  $550,000

---------------
(1) Potential realizable value of each grant is calculated assuming that the market price of the underlying security appreciates at annualized rates of 5% and 10%, respectively, over the ten-year term of the grant. The assumed annual rates of appreciation of 5% and 10% would result in the value of the Capital Bank Common Stock increasing to $16.50 and $22.00 per share.
(2)   See footnote (2) to the Summary Compensation Table above.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES (1)

      The following table sets forth certain information concerning options to purchase Capital Bank Common Stock held by Mr. Beck during the year ended December 31, 1997 and the value of unexercised options as of December 31, 1997.


                    NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                    UNDERLYING UNEXERCISED      "IN-THE-MONEY" OPTIONS AT
                    OPTIONS AT FISCAL YEAR-END  FISCAL YEAR-END (2)
NAME                (EXERCISABLE/UNEXERCISABLE) (EXERCISABLE/UNEXERCISABLE)
----                --------------------------  ---------------------------

James A. Beck       9,000/16,000                $18,000/$32,000
---------------

(1)   No options were exercised by the CEO in the last fiscal year.

(2) Options are "In-The-Money" if the fair market value of the underlying securities exceeds the exercise price of the options. The value of the options is calculated by subtracting the exercise price from $13.00, the closing market price of the underlying Capital Bank Common Stock as of December 31, 1997, and multiplying the difference by the number of securities underlying the options.

      EMPLOYMENT AGREEMENT. Under an employment agreement effective January 27, 1997, James A. Beck agreed to serve as President and CEO of Capital Bank at an annual salary of $130,000, subject to increase in an amount to be determined by Capital Bank's Board of Directors. Mr. Beck received a cash bonus of $50,000 upon signing his employment agreement. Pursuant to the terms of his employment agreement, Mr. Beck was granted an option to acquire up to 25,000 shares of Capital Bank Common Stock at $11.00 per share, 9,000 shares of which are currently vested, with the balance vesting in increments of 4,000 shares per year over the next four years. Mr. Beck will be eligible for performance bonuses and other benefits available to executives of Capital Bank. The term of his employment is three years, annually renewable for successive three year periods unless Capital Bank furnishes 60 days prior written notice to Mr. Beck before an anniversary date of the agreement, in which event Mr. Beck would be entitled to his salary and bonus for the remaining term. Capital Bank may terminate Mr. Beck's employment for cause, in which event Capital Bank would be required to pay only Mr. Beck's compensation due at termination. Upon a change in control of Capital Bank, Mr. Beck is entitled to compensation equal to three years' salary and bonus. The change in control provision could deter potential third party bidders from making offers to acquire Capital Bank. Mr. Beck has also agreed that during his employment and for two years (or longer in certain cases) thereafter, he will not compete with Capital Bank within its then existing areas of operation.

      CERTAIN TRANSACTIONS. Certain of the directors and executive officers of Capital Bank are customers of and borrowers from Capital Bank in the ordinary course of business. As of December 31, 1997, loans outstanding to directors and executive officers of Capital Bank, and their associates as a group, equaled approximately $3.2 million (approximately 12.83% of equity capital as of that date) and during 1997 did not exceed $5.0 million (or approximately 20% of equity capital) at any time. Total individual and corporate obligations, direct and indirect, for any one director did not exceed 10% of the equity capital of Capital Bank at any time during fiscal 1997. All outstanding loans and commitments included in such transactions are made substantially on the same terms, including rate and collateral, as those prevailing at the time in comparable transactions with other customers. In the opinion of management, these loans do not involve more than normal risk of collectibility, or contain other unfavorable features.

      Capital Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and principal shareholders of Capital Bank, and their associates, on the same terms including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

      Capital Bank reimbursed certain members of the Capital Bank Board of Directors for the expenses incurred by them in connection with the organization of Capital Bank in June 1997. The directors were the guarantors under a line of credit in the amount of $600,000 from Centura Bank to NB Acquisition Corp., an entity established by one of the directors prior to the formation of Capital Bank. NB Acquisition Corp., in turn, loaned such funds to Capital Bank for the payment of organizational expenses. Capital Bank has repaid NB Acquisition Corp. and NB Acquisition Corp. has, in turn, repaid the loan from Centura Bank, in accordance with its terms. The directors have also been released as guarantors.

      Capital Bank purchased a computer network, which consists of hardware and software, from Alphanumeric Systems, Inc., a company owned and operated by Darleen Johns, a member of the Board of Directors. Prior to the purchase, Capital Bank reviewed proposals from Alphanumeric Systems, Inc. and two other competitors and selected Alphanumeric Systems, Inc.'s proposal based on competitive factors. Alphanumeric Systems, Inc. also provides maintenance for Capital Bank's computer network and Capital Bank anticipates purchasing on a competitive basis additional hardware and software from time to time. The aggregate amount of all payments made by Capital Bank to Alphanumeric Systems in 1997 equaled approximately $248,000.

      Davidson, Jones & Beers Company, a construction firm located in Raleigh, North Carolina, of which Robert L. Jones, a director of Capital Bank, is Chairman of the Board, has been engaged by Capital Bank to construct improvements to certain of Capital Bank's offices. In 1997, Capital Bank paid Davidson, Jones & Beers Company approximately $64,000 for such services. Capital Bank believes that the fees paid to Davidson, Jones & Beers Company are comparable to market rates charged in arms-length transactions, based on management's knowledge of, and familiarity with, the construction markets in its areas of operation.

      O.A. Keller, III, the Chairman of the Board of Capital Bank, is the father-in-law of Stephen T. Parascandola, who is an associate at the law firm that serves as principal outside counsel to Capital Bank. In 1997, Capital Bank paid legal fees to such firm for services rendered in 1996 and 1997 in the aggregate amount of approximately $115,000, net of expenses associated with Capital Bank's initial public offering of Capital Bank Common Stock paid from the proceeds of such offering.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table set forth certain information as of September 30, 1998 regarding shares of Common Stock of Capital Bank owned of record or known by Capital Bank to be owned beneficially by (a) each director, (b) each executive officer named in the Summary Compensation Table on page 82 and (c) all directors and executive officers as a group. Except as set forth in the footnotes, the persons listed below have sole voting and investment power with respect to all shares of Capital Bank Common Stock owned by them, except to the extent that such power may be shared with a spouse. The mailing address of each of the directors and executive officers is in care of Capital Bank's address. There are no shareholders known to Capital Bank who own in excess of five percent of Capital Bank Common Stock as of September 30, 1998.

                              Beneficial Ownership (1)
Name                          No. of Shares              Percent of Class
----                          ------------------------   ----------------
Charles F. Atkins (2)               64,500                    2.6%
Lamar Beach (3)                     11,300                    *
James A. Beck(4)                    22,500                    *
William C. Burkhardt(5)             28,000                    1.1%
L. I. Cohen, Jr. (6)                51,000                    2.0%
David J. Gospodarek                  5,500                    *

Carolyn W. Grant (7)                 9,600                    *
Darleen M. Johns                     7,500                    *
Robert L. Jones                     12,500                    *
O. A. Keller, III (8)               47,500                    1.9%
Oscar A. Keller, Jr. (9)            47,750                    1.9%
Vernon Malone                        2,650                    *
George R. Perkins, III (10)         43,773                    1.8%
Donald W. Perry (11)                14,800                    *
J. Rex Thomas (12)                   6,500                    *
Bruce V. Wainright (13)             12,600                    *
Samuel J. Wornom, III (14)          30,500                    1.2%
All directors and
executive officers as a            424,523                    16.8%
group (21 persons) (15)
----------
*Less than one percent
(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the FDIC. Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days of September 30, 1998.
      Beneficial ownership may be disclaimed as to certain of the securities.
      In the case of each director named in the table above, the number of shares shown as beneficially owned includes 2,500 shares of Capital Bank subject to presently exercisable stock options, except for Mr. Keller, III and Mr. Keller, Jr., who hold 5,000 and 3,750 shares subject to presently exercisable options, respectively.

(2) Includes 61,000 shares of Capital Bank Common Stock held by entities for which Mr. Atkins is an officer and the principal shareholder.

(3)   Includes 800 shares of Capital Bank Common Stock held by Mr. Beach's wife.

(4) Includes 500 shares of Capital Bank Common Stock held by Mr. Beck's wife and 12,000 shares held in an Individual Retirement Account. Also includes 9,000 shares of Capital Bank Common Stock subject to options.

(5) Includes 500 shares of Capital Bank Common Stock held by Mr. Burkhardt's wife.

(6) Includes 22,250 shares of Capital Bank Common Stock held by Mr. Cohen's wife and 4,500 shares held in the Profit Sharing Plan of Lee Iron & Metal Co., a company in which Mr. Cohen is the principal shareholder. Mr. Cohen and his wife serve as co-trustees of such Profit Sharing Plan.

(7) Includes 100 shares of Capital Bank Common Stock held by Ms. Grant's child and 3,875 shares held in an Individual Retirement Account.

(8) Includes 18,000 shares of Capital Bank Common Stock held jointly with Mr. Keller's wife, 20,000 shares held in Individual Retirement Accounts and 4,000 shares held by Mr. Keller's children and grandchildren. Oscar A. Keller, Jr. is the father of O. A. Keller, III.

(9) Includes 21,500 shares of Capital Bank Common Stock held jointly with Mr. Keller's wife and 21,500 held by an entity in which Mr. Keller is an officer and principal shareholder.

(10) Includes 14,000 shares owned by Mr. Perkins' father over which Mr. Perkins, III has voting and investment power.

(11) Includes 9,000 shares held jointly with Mr. Perry's wife and 2,300 shares held by his children.

(12) Includes 1,000 shares of Capital Bank Common Stock held by a child of Mr. Thomas.

(13) Includes 100 shares of Capital Bank Common Stock held by Dr. Wainright's wife.

(14) Includes 1,000 shares of Capital Bank Common Stock held in a trust for the benefit of Mr. Wornom's grandchild, for which Mr. Wornom serves as a trustee, and 1,000 shares held by a child of Mr. Wornom.

(15) Includes the shares of Capital Bank Common Stock beneficially owned by the directors of Capital Bank and by four executive officers of Capital Bank who are not also directors. Also includes 54,550 shares of Capital Bank Common Stock subject to options.


                          INFORMATION ABOUT HOME SAVINGS

      Home Savings was organized as a North Carolina mutual savings and loan association in 1950 under the name Home Savings and Loan Association and converted from mutual to stock form on November 14, 1995. Deposits in Home Savings are insured by the FDIC. Home Savings is engaged primarily in the business of attracting deposits from the general public and using such deposits to make mortgage loans secured by residential real estate. Home Savings also makes second mortgage loans secured by the equity in a home, commercial real estate loans, savings account loans and other loans. Home Savings' primary sources of revenue are interest income from its real estate lending activities, consisting primarily of making first mortgage loans for the purchase and refinancing of residential real property. Substantially all of Home Savings' lending and deposit activities are conducted in eastern Randolph County and Chatham County out of its home office.

      At September 30, 1998, Home Savings had total assets of approximately $60 million, total deposits of approximately $49 million and total shareholders' equity of approximately $10 million.

      ADDRESS. The principal and only office of Home Savings is located at 300 East Raleigh Street, Siler City, North Carolina 27344. Its telephone number is
(919) 742-4186.

      BUSINESS. Home Savings is engaged primarily in the business of attracting deposits from the general public and using such deposits to make mortgage loans secured by residential real estate. Home Savings also makes second mortgage loans secured by the equity in a home, commercial real estate loans, savings account loans and other loans. Home Savings' primary sources of revenue are interest income from its real estate lending activities, consisting primarily of making first mortgage loans for the purchase or refinancing of residential real property located primarily in Chatham County and eastern Randolph County, North Carolina. Home Savings also earns revenues from interest on other loans, interest and dividend income from investments, and fees from lending and deposit activities. The major expenses of Home Savings are interest on deposits and general administrative expenses such as salaries, employee benefits, federal deposit insurance premiums and office occupancy and related expenses.

      Home Savings' market area can be characterized as primarily rural in nature. The economy in its service area is diverse, with such major industries as textiles, furniture, food processing, hosiery and agriculture. Because no one industry dominates the local economy, it can be classified as relatively stable. Consistent with Home Savings' emphasis on being a community-oriented financial institution, management estimates that substantially all of Home Savings' deposits were provided by residents in this two-county area and substantially all of its loans were secured by property located in the same area.

      Home Savings operates one full-service office which is located at 300 East Raleigh Street in Siler City. There are no plans for expansion.

      Home Savings has one subsidiary, Home S&L Service Corporation (the "Subsidiary"), established in 1983 for the purpose of offering discount brokerage services. The Subsidiary is presently inactive, and Home Savings presently does not offer such services.

      The business of banking in Chatham County, and in North Carolina as a whole, is extremely competitive with the state laws permitting state-wide branching. Home Savings competes directly for deposits in its market area with other savings institutions, commercial banks, credit unions, brokerage firms and all other organizations and institutions engaged in money market transactions. In its lending activities, Home Savings competes with all other financial institutions, as well as consumer finance companies, mortgage companies and other lenders engaged in the business of extending credit.

      Interest rates, both on loans and deposits, and prices of services are significant competitive factors among financial institutions. Office locations, office hours, customer service, community reputation and continuity of personnel are also important competitive factors. Home Savings' predominant competitors have greater resources, broader geographic markets and higher lending limits. They can offer more products, and can better afford and make more effective use of media advertising, support services and electronic technology than Home Savings. Home Savings depends on its reputation as a community bank in its local market, direct customer contact, its ability to make credit and other business decisions locally, and personalized service to counter these competitive disadvantages. With respect to deposits, Home Savings' primary competitors are four of North Carolina's largest commercial banks, each with a significant state-wide presence. The market share of deposits of Home Savings during the three years ended September 30, 1996 has steadily decreased. Home Savings is predominately a mortgage lending financial institution that funds its loans with savings deposits and finds it difficult to compete with larger commercial banking institutions in its market that offer similar products as well as a full range of commercial and retail banking products.

      Home Savings is periodically assessed insurance premiums by the FDIC in connection with the insurance of deposits. Home Savings is required under North Carolina law to maintain deposit insurance with the FDIC. Home Savings' assessment for the fiscal year ended September 30, 1998 was approximately $28,000. This insurance assessment may be increased within certain parameters established by FDIC's bank rating system.

      As of September 30, 1998, Home Savings employed 10 full-time employees. Home Savings is not a party to a collective bargaining agreement, and considers its relations with employees to be good.

      PROPERTIES. Home Savings owns its office building, which is located at 300 East Raleigh Street, Siler City, North Carolina. The net book value of the property at September 30, 1998 was $285,930.

      LEGAL PROCEEDINGS. There are no material pending legal proceedings to which Home Savings is a party or of which any of its property is the subject, other than ordinary routine litigation incidental to its business.

                            REGULATION AND SUPERVISION

REGULATION OF CAPITAL BANK

      Capital Bank is extensively regulated under both federal and state law. Generally, these laws and regulations are intended to protect depositors and borrowers, not shareholders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business of Capital Bank Corporation, Capital Bank and/or Home Savings.

      STATE LAW. Capital Bank is subject to extensive supervision and regulation by the North Carolina Commissioner of Banks (the "Commissioner"). The Commissioner oversees state laws that set specific requirements for bank capital and regulate deposits in, and loans and investments by, banks, including the amounts, types, and in some cases, rates. The Commissioner supervises and performs periodic examinations of North Carolina-chartered banks to assure compliance with state banking statutes and regulations, and Capital Bank is required to make regular reports to the Commissioner describing in detail the resources, assets, liabilities and financial condition of Capital Bank. Among other things, the Commissioner regulates mergers and consolidations of state-chartered banks, the payment of dividends, loans to officers and directors, record keeping, types and amounts of loans and investments, and the establishment of branches.

      DEPOSIT INSURANCE. As a member institution of the FDIC, Capital Bank's deposits are insured up to a maximum of $100,000 per depositor through the BIF, administered by the FDIC, and each member institution is required to pay semi-annual deposit insurance premium assessments to the FDIC. The BIF assessment rates have a range of 0 cents to 27 cents for every $100 in assessable deposits. Banks with no premium are subject to an annual statutory minimum assessment.

      CAPITAL REQUIREMENTS. The federal banking regulators have adopted certain risk-based capital guidelines to assist in the assessment of the capital adequacy of a banking organization's operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit, and recourse arrangements, which are recorded as off balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages which range from 0% for assets with low credit risk, such as certain U.S. Treasury securities, to 100% for assets with relatively high credit risk, such as business loans.

      A banking organization's risk-based capital ratios are obtained by dividing its qualifying capital by its total risk adjusted assets. The regulators measure risk-adjusted assets, which include off balance sheet items, against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. "Tier 1," or core capital, includes common equity, qualifying noncumulative perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangibles, subject to certain exceptions. "Tier 2," or supplementary capital, includes among other things, limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan and lease losses, subject to certain limitations and less required deductions. The inclusion of elements of Tier 2 capital is subject to certain other requirements and limitations of the federal banking agencies. Banks and bank holding companies subject to the risk-based capital guidelines are required to maintain a ratio of Tier 1 capital to risk-weighted assets of at least 4% and a ratio of total capital to risk-weighted assets of at least 8%. The appropriate regulatory authority may set higher capital requirements when particular circumstances warrant. As of September 30, 1998, Capital Bank was classified as "well-capitalized" with Tier 1 and Total Risk - Based Capital of 31.0% and 32.2% respectively.


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      The federal banking agencies have adopted regulations specifying that they will include, in their evaluations of a bank's capital adequacy, an assessment of the bank's interest rate risk ("IRR") exposure. The standards for measuring the adequacy and effectiveness of a banking organization's IRR management include a measurement of board of director and senior management oversight, and a determination of whether a banking organization's procedures for comprehensive risk management are appropriate for the circumstances of the specific banking organization.

      Failure to meet applicable capital guidelines could subject a banking organization to a variety of enforcement actions, including limitations on its ability to pay dividends, the issuance by the applicable regulatory authority of a capital directive to increase capital and, in the case of depository institutions, the termination of deposit insurance by the FDIC, as well as the measures described under the "Federal Deposit Insurance Corporation Improvement Act of 1991" below, as applicable to undercapitalized institutions. In addition, future changes in regulations or practices could further reduce the amount of capital recognized for purposes of capital adequacy. Such a change could affect the ability of Capital Bank to grow and could restrict the amount of profits, if any, available for the payment of dividends to the shareholders.

      FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991. In December, 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and made significant revisions to several other federal banking statutes. FDICIA provides for, among other things:

      o publicly available annual financial condition and management reports for certain financial institutions, including audits by independent accountants,

      o the establishment of uniform accounting standards by federal banking agencies,

      o the establishment of a "prompt corrective action" system of regulatory supervision and intervention, based on capitalization levels, with greater scrutiny and restrictions placed on depository institutions with lower levels of capital,

      o additional grounds for the appointment of a conservator or receiver, and

      o restrictions or prohibitions on accepting brokered deposits, except for institutions which significantly exceed minimum capital requirements.

FDICIA also provides for increased funding of the FDIC insurance funds and the implementation of risk-based premiums.

      A central feature of FDICIA is the requirement that the federal banking agencies take "prompt corrective action" with respect to depository institutions that do not meet minimum capital requirements. Pursuant to FDICIA, the federal bank regulatory authorities have adopted regulations setting forth a five-tiered system for measuring the capital adequacy of the depository institutions that they supervise. Under these regulations, a depository institution is classified in one of the following capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." An institution may be deemed by the regulators to be in a capitalization category that is lower than is indicated by its actual capital position if, among other things, it receives an unsatisfactory examination rating with respect to asset quality, management, earnings or liquidity.

      FDICIA provides the federal banking agencies with significantly expanded powers to take enforcement action against institutions which fail to comply with capital or other standards. Such action may


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include the termination of deposit insurance by the FDIC or the appointment of a receiver or conservator for the institution. FDICIA also limits the circumstances under which the FDIC is permitted to provide financial assistance to an insured institution before appointment of a conservator or receiver.

      MISCELLANEOUS. The dividends that may be paid by Capital Bank are subject to legal limitations. In accordance with North Carolina banking law, dividends may not be paid unless Capital Bank's capital surplus is at least 50% of its paid-in capital. In addition, Capital Bank may not, in any case, pay any dividends during its first three years of operation. See "Comparison of the Rights of Shareholders - Comparison of the Rights of Holders of Capital Bank Common Stock and Capital Bank Corporation Common Stock - Payment of Dividends."

      Shareholders of banks may be compelled by bank regulatory authorities to invest additional capital in the event their bank's capital shall have become impaired by losses or otherwise. Failure to pay such an assessment could result in a forced sale of a shareholder's bank stock.

      The earnings of Capital Bank will be affected significantly by the policies of the Federal Reserve, which is responsible for regulating the United States money supply in order to mitigate recessionary and inflationary pressures. Among the techniques used to implement these objectives are open market transactions in United States government securities, changes in the rate paid by banks on bank borrowings, and changes in reserve requirements against bank deposits. These techniques are used in varying combinations to influence overall growth and distribution of bank loans, investments, and deposits, and their use may also affect interest rates charged on loans or paid for deposits.

      The monetary policies of the Federal Reserve have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of changing conditions in the national economy and money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of Capital Bank.

      Capital Bank cannot predict what legislation might be enacted or what regulations might be adopted, or if enacted or adopted, the effect thereof on Capital Bank's operations.

REGULATION OF CAPITAL BANK CORPORATION

      FEDERAL REGULATION. Following consummation of the Holding Company Reorganization, Capital Bank Corporation will be subject to examination, regulation and periodic reporting under the BHC Act, as administered by the Federal Reserve. The Federal Reserve has adopted capital adequacy guidelines for bank holding companies on a consolidated basis.

      Capital Bank Corporation will be required to obtain the prior approval of the Federal Reserve to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve approval will be required for Capital Bank Corporation to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after giving effect to such acquisition, it would, directly or indirectly, own or control more than five percent of any class of voting shares of such bank or bank holding company.

      Capital Bank Corporation will be required to give the Federal Reserve prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of Capital Bank Corporation's consolidated net worth. The


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Federal Reserve may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve order or directive, or any condition imposed by, or written agreement with, the Federal Reserve. Such notice and approval is not required for a bank holding company that would be treated as "well capitalized" under applicable regulations of the Federal Reserve, that has received a composite "1" or "2" rating at its most recent bank holding company inspection by the Federal Reserve, and that is not the subject of any unresolved supervisory issues.

      The status of Capital Bank Corporation as a registered bank holding company under the BHC Act will not exempt it from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the federal securities laws.

      In addition, a bank holding company is prohibited generally from engaging in, or acquiring five percent or more of any class of voting securities of any company engaged in, non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve has determined by regulation to be so closely related to banking as to be a proper incident thereto are:

      o     making or servicing loans;

      o     performing certain data processing services;

      o     providing discount brokerage services;

      o     acting as fiduciary, investment or financial advisor;

      o     leasing personal or real property;

      o making investments in corporations or projects designed primarily to promote community welfare; and

      o     acquiring a savings and loan association.

      Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), depository institutions are liable to the FDIC for losses suffered or anticipated by the FDIC in connection with the default of a commonly controlled depository institution or any assistance provided by the FDIC to such an institution in danger of default. This law would be applicable to the extent that Capital Bank Corporation maintains as a separate subsidiary a depository institution, such as Home Savings, in addition to Capital Bank.

      Subsidiary banks of a bank holding company are subject to certain quantitative and qualitative restrictions imposed by the Federal Reserve Act on any extension of credit to, or purchase of assets from, or letter of credit on behalf of, the bank holding company or its subsidiaries, and on the investment in or acceptance of stocks or securities of such holding company or its subsidiaries as collateral for loans. In addition, provisions of the Federal Reserve Act and Federal Reserve regulations limit the amounts of, and establish required procedures and credit standards with respect to, loans and other extensions of credit to officers, directors and principal stockholders of Capital Bank, Capital Bank Corporation, any subsidiary of Capital Bank Corporation and related interests of such persons. Moreover, subsidiaries of bank holding companies are prohibited from engaging in certain tie-in arrangements (with the holding company or any of its subsidiaries) in connection with any extension of credit, lease or sale of property or furnishing of services.

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REGULATION OF HOME SAVINGS

      STATE SAVINGS BANK REGULATION. As a state-chartered savings bank whose deposits are insured by the FDIC, Home Savings is subject to supervision, examination and regulation by the Administrator and the FDIC. While Home Savings is not a member of the Federal Reserve System, Home Savings is also subject to certain regulations of the Federal Reserve. The regulations of these agencies govern most aspects of Home Savings' business, including capital adequacy ratios, reserves against deposits, restrictions on the rate of interest which may be paid on some deposit instruments, limitations on the nature and amount of borrowings, dividends, loans that may be made, the location of branch offices and the nature and scope of Home Savings' activities. Supervision, regulation and examination of Home Savings by the regulatory agencies are generally intended to protect depositors and are not intended for the protection of Home Savings' shareholders.

BRANCHING

      Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle Act"), the Federal Reserve may approve bank holding company acquisitions of banks in other states, subject to certain aging and deposit concentration limits. As of June 1, 1997, banks in one state may merge with banks in another state, unless the other state has chosen not to implement this section of the Riegle Act. These mergers are also subject to similar aging and deposit concentration limits.

      North Carolina "opted-in" to the provisions of the Riegle Act. Since July 1, 1995, an out-of-state bank that did not already maintain a branch in North Carolina was permitted to establish and maintain a DE NOVO branch in North Carolina, or acquire a branch in North Carolina, if the laws of the home state of the out-of-state bank permit North Carolina banks to engage in the same activities in that state under substantially the same terms as permitted by North Carolina. Also, North Carolina banks may merge with out-of-state banks, and an out-of-state bank resulting from such an interstate merger transaction may maintain and operate the branches in North Carolina of a merged North Carolina bank, if the laws of the home state of the out-of-state bank involved in the interstate merger transaction permit interstate merger.

RECENT LEGISLATIVE DEVELOPMENTS

      On September 30, 1996, President Clinton signed the Economic Growth and Regulatory Paperwork Reduction Act of 1996 (the "Growth Act"), which contained a comprehensive approach to recapitalize the FDIC's Savings Association Insurance Fund (the "SAIF") and to assure payment of the Financing Corporation (the "FICO") obligations. Most of Capital Bank's deposits are insured by the FDIC's BIF. Under the Growth Act, banks with deposits that are insured under the BIF are required to pay a portion of the interest due on bonds that were issued by FICO to help shore up the ailing Federal Savings and Loan Insurance Corporation in 1987. The Growth Act stipulates that the BIF assessment rate to contribute toward the FICO obligations must be equal to one-fifth the SAIF assessment rate through year-end 1999, or until the insurance funds are merged, whichever occurs first. The amount of FICO debt service to be paid by all BIF-insured institutions is approximately $0.0126 per $100 of BIF-insured deposits for each year from 1997 through 1999 when the obligation of BIF-insured institutions increases to approximately $0.0240 per $100 of BIF-insured deposits per year through the year 2019, subject in all cases to adjustments by the FDIC on a quarterly basis. The Growth Act also contained provisions protecting banks from liability for environmental clean-up costs; prohibiting credit unions sponsored by Farm Credit System banks; easing application requirements for most bank holding companies when they acquire a thrift or a permissible non-bank operation; easing Fair Credit Reporting Act restrictions between bank holding company affiliates; and reducing the regulatory burden under the Real Estate Settlement Procedures Act, the Truth-in-Savings Act, the Truth-in-Lending Act and the Home Savings Mortgage Disclosure Act.


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                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
               CONDITION AND RESULTS OF OPERATIONS OF CAPITAL BANK

OVERVIEW

      Capital Bank was incorporated under the laws of North Carolina on May 30, 1997 and commenced banking operations on June 20, 1997. Its initial stock offering resulted in gross proceeds to Capital Bank of more than $27 million. On June 20, 1997, Capital Bank opened its main office in Raleigh, North Carolina, and acquired two branch locations in Sanford, North Carolina from another financial institution, including the deposits and selected loans of those branches. On December 1, 1997, Capital Bank announced an agreement in principle to purchase two branch facilities in Cary, North Carolina from Branch Banking and Trust Company ("BB&T"). In March 1998, Capital Bank purchased the real property and improvements associated with one of these facilities and opened it for business on March 23, 1998. On June 5, 1998 Capital Bank assumed the land lease and purchased the improvements associated with the other facility, which opened for business in September 1998. There were no deposits or loans acquired by Capital Bank in connection with these facilities.

      Capital Bank is a full-service community bank. Its profitability depends principally upon its net interest income, provision for loan losses, noninterest income and noninterest expenses.

      INTERIM PERIOD ENDED SEPTEMBER 30, 1998

FINANCIAL CONDITION

      Total assets of Capital Bank for the quarter ended September 30, 1998 were $100.1 million, an increase of 45% compared to December 31, 1997. On September 30, 1998, loans were $64.3 million, up $37.2 million or 137% compared to December 31, 1997. Investment securities were $16.6 million, and Federal funds sold were $11.8 million at period end. During the first nine months, Federal Funds sold declined by $5.0 million as this asset category was redeployed into higher yielding loans and securities. The allowance for loan losses on September 30, 1998 was $909,000 and stood at 1.41% of total loans. Management believes that the amount of the allowance is adequate at this time.

      Deposits on September 30, 1998 were $75.1 million, an increase of $31.7 million or 73% from December 31, 1997. Earning assets represented 92% of total assets on both September 30, 1998 and December 31, 1997. Total stockholders' equity was $24.3 million at September 30, 1998.

RESULTS OF OPERATIONS

Third Quarter 1998 VS. Third Quarter 1997

      Capital Bank incurred a net loss for the quarter ended September 30, 1998 of $198,000 or $.08 per share compared to a loss of $382,000 or $.15 per share in the third quarter of 1997.

      Net interest income in the third quarter was $905,000, up 21% compared to $513,000 in the third quarter of 1997. Capital Bank's net interest margin (net interest income as a percent of average earning assets) was 4.21% in the third quarter of 1998 compared to 4.32% in the third quarter of 1997.

      The provision for loan losses was $173,000 for the third quarter of 1998. This provision was used to build the allowance for loan losses to a prudent level to support Capital Bank's actual and anticipated loan


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growth. At September 30, 1998, the allowance for loan losses was 1.41% of total loans. Loans 30 days or more past due totaled $281,000 and represented .43% of total loans on September 30, 1998.

      Non-interest income for the third quarter of 1998 was $288,000 compared to $44,000 in the third quarter of 1997. The increase in non-interest income is attributable to mortgage origination fees and loan servicing fees associated with accounts receivable financing. These two business activities were new revenue sources in 1998. Also included in noninterest income for the third quarter of 1998 was $60,000 in profits on the sale of securities.

      Non-interest expense was $1,218,000 for the third quarter of 1998 compared with $804,000 in the third quarter of 1997. Salaries and employee benefits represented the largest expense category as Capital Bank must maintain adequate staffing levels in order to meet customer needs and to keep pace with its expected growth. As of September 30, 1998 the Capital Bank had 45 full-time and 2 part-time employees. The increase in third quarter operating expense is primarily associated with opening of two new branches in 1998 and starting a mortgage origination department in April. Although management expects noninterest expense to increase on an absolute basis as Capital Bank continues its growth, these expenses as a percentage of asset size and operating revenue are anticipated to decrease over time.

Year-to-date 1998 VS. Year-to-date 1997

      It should be noted that Capital Bank opened for business on June 20, 1997 and that the 1997 year-to-date results of operations only reflect the 101 day period from June 20 through September 30, 1997. Therefore, all 1998 year-to-date figures reflect a much longer operating period and comparisons to 1997 year-to-date figures are not necessarily indicative of performance trends.

      Capital Bank incurred a net loss for the nine month period ended September 30, 1998 of $813,000 or $.33 per share compared to a loss of $410,000 or $.17 per share in 1997. Net interest income on a year-to-date basis was $2,339,000 in 1998, up 328% when compared to $546,000 in 1997. The provision for loan losses was $518,000 for 1998 compared to $135,000 in 1997. Non-interest income year-to-date was $472,000 in 1998 compared to $45,000 in 1997. The increase in non-interest income is attributable to mortgage origination fees, accounts receivable financing fees, and third quarter profits on the sale of securities. Non-interest expenses for the nine month period ended September 30, 1998 was $3,106,000 compared to $866,000 in 1997. The largest expense category was salaries and employee benefits, which reflects the growth in staffing necessary to generate additional business and revenue and provide quality customer service. Also included is the effect of the initial expenditures for the facilities and equipment for two new branches which opened in 1998. These costs will not be recovered until the branches can produce the level of deposits and loans necessary to contribute to the profitability of Capital Bank.

LIQUIDITY AND CAPITAL RESOURCES

      The Bank's liquidity management involves planning to meet Capital Bank's anticipated funding needs at a reasonable cost. Liquidity management is guided by policies formulated by Capital Bank's senior management and the Asset/Liability Management Committee of the Board of Directors of Capital Bank. Capital Bank had $15.2 million in its most liquid assets, cash and cash equivalents at quarter end. Capital Bank's principal sources of funds are deposits, short term borrowings and capital. Core deposits (total deposits less certificates of deposits in the amount of $100,000 or more), one of the most stable sources of liquidity, together with equity capital funded 88.8% of total assets at September 30, 1998. In addition, Capital Bank has a $7.4 million line of credit with Federal Home Loan Bank of Atlanta and has the ability to take advantage of various funding programs available from that resource.

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

      Stockholder's equity was $24.3 million or $9.81 per share at September 30, 1998. Management believes this level of shareholders' equity provides adequate capital to support Capital Bank's growth for the next 12 months and to maintain a well-capitalized position. At September 30, 1998, Capital Bank had a leverage ratio of 24.2%, a Tier 1 capital ratio of 30.9%, and a total risk-based capital ratio of 32.2%. These ratios far exceed the federal regulatory minimum requirements for a "well-capitalized" bank. Management's challenge is to use this capital to implement a prudent growth strategy of branch and bank acquisitions while growing the existing branch structure through quality service and responsiveness to its customers' needs, although there is no assurance that Capital Bank will meet these objectives.

      PERIOD ENDED DECEMBER 31, 1997

RESULTS OF OPERATIONS

       Capital Bank reported a net loss from operations of $722,000 or $.29 per share in 1997. It is generally expected that a new bank in its start-up phase will operate at a loss and that the amount of the loss should moderate over time as the bank continues to grow. The amount of the 1997 operating loss was in line with management expectations. The operating loss in the third quarter ended September 30, 1997 was $382,000, or $.15 per share and the operating loss in the fourth quarter ended December 31, 1997 was $312,000, or $.13 per share. Both of these quarterly amounts were also in line with management expectations.

      NET INTEREST INCOME. Net interest income is the difference between total interest income and total interest expense and is Capital Bank's principal source of earnings. The amount of net interest income is determined by the volume of interest-earning assets, the level of rates earned on those assets, and the cost of supporting funds. The difference between rates earned on interest earning assets and the cost of supporting funds is measured by the net interest margin. During 1997, average assets were $50,951,000 and the net interest margin was 4.24%.

      PROVISION FOR LOAN LOSSES. The provision for loan losses is the amount charged against earnings for the purpose of establishing an adequate allowance for loan losses. Loan losses are, in turn, charged to this allowance rather than being reported as a direct expense. In 1997, $270,000 was expensed as a loan loss provision. The amount of the allowance for loan losses is established based on management's estimate of the inherent risks associated with lending activities and is regularly reviewed and modified, as necessary. Due to Capital Bank's limited operating history, this estimate is primarily based on industry practices and consideration of local economic factors. The allowance for loan losses was $427,000 on December 31, 1997 and represented approximately 1.58% of total loans outstanding on that date.

      NON-INTEREST INCOME. Non-interest income totaled $146,000 in 1997. Of this amount, $100,000 was associated with service charges on deposit accounts. There were no securities gains or losses taken in 1997.

      NON-INTEREST EXPENSE. Non-interest expense represents the overhead expenses of Capital Bank. Management monitors all categories of non-interest expense in an attempt to improve productivity and operating performance. Non-interest expense was $1,746,000 for the year ended December 31, 1997. Of this amount, $816,000 was salary and benefit expense, $161,000 was occupancy expense, and $328,000 was other operating expenses.

      PROVISION FOR INCOME TAXES. No federal or state income tax expense resulted from the current period due to the generation of net operating losses and the establishment of a valuation allowance against deferred tax assets.

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FINANCIAL CONDITION

      On December 31, 1997 total assets were $68,904,000. Capital Bank's financial condition is measured in terms of its asset and liability composition, asset quality, capital resources, and liquidity. The growth and composition of assets and liabilities in the second half of 1997 reflected generally favorable economic conditions. Capital Bank is not engaged in investment strategies involving derivative financial instruments. Asset and liability management is conducted without the use of forward-based contracts, options, swap agreements or other synthetic financial instruments derived from the value of an underlying asset, reference rate, or index.

      LOAN PORTFOLIO. Total loans were $27,066,000 as of December 31, 1997. Continued low interest rates during 1997, coupled with strong economic growth in the greater Raleigh (including Wake County) and Sanford areas, were key factors in the $15.8 million growth of the loan portfolio in the second half of 1997. At year end, commercial loans, real estate loans, and consumer loans were $14.7 million, $2.3 million, and $10.0 million, respectively. The commercial loan portfolio is comprised mainly of loans to small businesses and there were no significant concentrations of credit.

      Although there were no concentrations of credit to any particular industry, the economic trends of the area served by Capital Bank are influenced by the significant industries within the region. Virtually all Capital Bank's business activity is with customers located in the Raleigh and Sanford areas. The ultimate collectibility of Capital Bank's loan portfolio is susceptible to changes in the market conditions of this geographic region.

      Capital Bank uses a centralized risk management process to insure uniform credit underwriting that adheres to Capital Bank policy. Lending policies are reviewed on a regular basis to confirm that Capital Bank is prudent in setting its underwriting criteria. Credit risk is managed through a number of methods including loan grading of commercial loans, committee approval of larger loans, and class and purpose coding of loans. Management believes that early detection of credit problems through regular contact with Capital Bank's clients coupled with consistent reviews of the borrowers' financial condition are important factors in overall credit risk management.

      During 1997, the management charged off $6,000 of loans as uncollectible. At December 31, 1997 the allowance for loan losses as a percentage of total loans was 1.58%. Management believes the allowance for loan losses of $427,000 provides adequate coverage of the potential loss exposure in the loan portfolio.

      INVESTMENT SECURITIES. Investment securities represent the second largest component of earning assets. On December 31, 1997, investments, including securities available for sale and securities held to maturity, totaled $19,532,000. Of this amount, 58% was classified as "available for sale" with the remaining 42% classified as "held to maturity." This distribution allows flexibility in the management of interest rate risk, liquidity, and loan portfolio growth.

      MONEY MARKET INVESTMENTS. At year-end 1997, Capital Bank had $16,787,000 in short-term money market investments.

      LIABILITIES. During 1997, Capital Bank relied on deposits and excess liquidity to fund its earning assets.

      DEPOSITS. Total deposits on December 31, 1997 were $43,386,000. Of this amount, $6,118,000 was in the form of non-interest bearing demand deposits and $37,268,000 in interest bearing deposits. Balances in certificates of deposit $100,000 and over were $3,889,000 at year-end.

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      DEBT. Capital Bank had no short-term or long-term borrowings on December
31, 1997.

LIQUIDITY AND CAPITAL RESOURCES

       In June 1997, Capital Bank completed its initial public offering of common stock. The offering, net of issuance costs, raised $26,042,000. At year-end total shareholders' equity, excluding unrealized gains (losses) on securities of $5,000 (net of taxes), was $24,951,000. The North Carolina Banking Commission and the FDIC prohibit the payment of any dividends during Capital Bank's first three years of operation. Capital Bank did not pay any dividends to its shareholders in 1997. It is not likely Capital Bank will declare or pay cash dividends in the foreseeable future since earnings, if any, would be used to support growth in earning assets and the opening of branch locations, should such action be pursued. Within the framework established by federal banking law for regulatory capital requirements, Capital Bank is categorized as "well capitalized" which is the highest regulatory classification.

ASSET/LIABILITY MANAGEMENT

       Asset/liability management functions to maximize profitability within established guidelines for interest rate risk, liquidity, and capital adequacy. Measurement and monitoring of liquidity, interest rate risk, and capital adequacy are performed centrally through the Asset/Liability Management Committee, and reported under guidelines established by management, the Board of Directors and regulators. Oversight on asset/liability management matters is provided by the Board of Directors of Capital Bank through its Asset/Liability Management Committee.

      At December 31, 1997, Capital Bank had $19,428,000, or 28% of total assets, in its most liquid assets, cash and short-term investments. Capital Bank's principal sources of funds are deposits and capital. Core deposits (total deposits less certificates of deposit in denominations of $100,000 or more) together with equity capital funded 94% of total assets at December 31, 1997.

      The tables below shows the major categories of interest earning assets, and interest bearing liabilities, the average balance and interest earned or paid, the average yield/rate on daily average balances outstanding, net interest earnings and net yields on interest earning assets for the period beginning June 20, 1997 and ending December 31, 1997 and for the period beginning January 1, 1998 and ending September 30, 1998.

      Average Balances, Interest Earned or Paid, and Interest Yields/Rates
                                 (in thousands)

                             Period from June 20, 1997 to    Period from January 1, 1998 to
                                  December 31, 1997                September 30, 1998

                           Average                 Yield/     Average       Yield/
                           Balance (1)  Interest  Rate (2)   Balance (1)   Rate (2)  Interest
                           -----------  --------  --------   -----------   --------  --------
Investment securities.... $11,542      $  393      6.43%      $20,584      $   950     6.15%
Commercial loans.........   9,282         435      8.82%       31,910        2,100     8.77%
Consumer loans...........   6,574         296      8.47%       12,862          848     8.79%
Residential mortgages....   1,785          84      8.86%        2,172          135     8.29%
Federal funds sold.......  20,211         594      5.31%        8,460          343     5.41%
Other ...................   1,557          14      4.59%           --           --       --
                            -----          --      ----         -----          ---     ----

  Total interest earning
     assets..............  50,951       1,816      6.71%       75,988        4,376     7.68%
                                        -----      ----                      -----     ----

Cash and due from banks..   1,777                               2,127
Other assets.............   2,895                               4,543
Reserve for loan losses..    (271)                               (654)
                            -----                               -----

    Total assets......... $55,352                             $82,005
                          =======                             =======

Savings and interest
  bearing demand deposits
  and other.............. $ 8,865         166      3.52%      $15,756          465     3.94%
Time deposits less than
  $100,000...............  14,553         440      5.69%       29,644        1,286     5.78%
Time deposits $100,000
  and greater............   2,242          63      5.29%        6,596          286     5.78%
                            -----          --      ----         -----          ---     ----

   Total interest bearing
     liabilities.........  25,660         669      4.91%       51,996        2,037     5.22%
                                        -----      ----                      -----     ----

Demand deposits..........   3,842                               4,720
Other liabilities........     711                                 810
                           ------                              ------

    Total liabilities....  30,213                              57,526
Shareholders' equity.....  25,139                              24,479
                           ------                              ------

Total liabilities and
 shareholders equity..... $55,352                             $82,005
                          =======                             =======

Net interest spread......            $  1,147      1.80%                   $ 2,339     2.45%
                                     ========                              =======

Net interest margin......                          4.24%                               4.10%


Notes:
     (1) Average balances for loans includes any non-performing loans.
     (2) All yield/rate information has been annualized.

     (3) Net interest spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities.
     (4) Net interest margin represents net interest income divided by average interest earning assets.

                               Investment Portfolio

The following table shows the maturities of securities available for sale and securities held to maturity as of December 31, 1997 and September 30, 1998. Mortgage backed securities are included in each of the categories based on forecasted average life. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay these obligations.

                              At September 30, 1998
                  Securities Available For Sale Portfolio Data
                                 (in thousands)

                                 1 Year or Less          1 - 5 Years        5 - 10 Years      Total
                                Amount     Yield      Amount     Yield     Amount   Yield     Amount
                                ------     -----      ------     -----     ------   -----     ------
Obligations of US Government
  Agencies..............       $     -        -      $ 6,102     6.05%    $     -      -     $ 6,102
Mortgage Backed Securities           -        -          557     6.35%      7,682   5.96%      8,239
                               -------               -------              -------            -------
                               $     -               $ 6,659              $ 7,682            $14,341
                               =======               =======              =======            =======

                   Securities Held To Maturity Portfolio Data
                                 (in thousands)
                          Obligations of US Government

  Agencies..............       $     -        -       $2,000     6.35%    $     -      -      $2,000
                               =======               =======              =======            =======

                              At December 31, 1997
                  Securities Available For Sale Portfolio Data
                                 (in thousands)

                                 1 Year or Less          1 - 5 Years        5 - 10 Years      Total
                                Amount     Yield      Amount     Yield     Amount   Yield     Amount
                                ------     -----      ------     -----     ------   -----     ------
US Treasury Securities..       $     -        -       $3,014     6.03%    $     -      -    $  3,014
Obligations of US Government
  Agencies..............             -        -        3,006     6.26%          -      -       3,006
Mortgage Backed Securities           -        -            -        -       5,357   6.55%      5,357
                               -------               -------              -------            -------
                               $     -                $6,020              $ 5,357           $ 11,377
                               =======               =======              =======            =======

                   Securities Held To Maturity Portfolio Data
                                 (in thousands)

Obligations of US Government
  Agencies..............       $     -        -       $8,002     6.24%    $     -      -    $  8,002
                               =======               =======              =======            =======


                                 Loans Portfolio
                                  (in thousands)

The following table shows significant loan categories as of September 30, 1998 and December 31, 1997.

                                      September 30,         December 31,
                                          1998                  1997
                                          ----                  ----
Commercial.........................   $   47,398            $  14,715
Consumer...........................       14,910               10,054
Residential mortgages..............        1,960                2,296
                                      -----------           ----------
 ...................................       64,268               27,065
Less allowance for loan losses.....          909                  427
                                      -----------           ----------
Loans, net.........................   $   63,359            $  26,638
                                      ===========           ==========


The following tables show the amount of commercial loans outstanding as of September 30, 1998 and December 31, 1997, which mature or reprice within the time frames shown below.

                                      September 30,         December 31,
                                          1998                  1997
                                          ----                  ----
Commercial loans:
Due within one year................   $  30,377             $   8,812
Due one through five years.........      14,117                 5,251
Due after five years...............       2,904                   652
                                      -----------           ----------
                                      $  47,398             $  14,715
                                      ===========           ==========

Commercial loans:
Interest rates are floating or
  adjustable.......................   $  36,120             $   8,309
Interest rates are fixed or
  predetermined....................      11,278                 6,406
                                      ---------             ---------
                                      $  47,398             $  14,715
                                      =========             =========


On December 31, 1997, there were no non-accruals, past due or restricted loans. There were no potential problem loans, impaired loans, or foreign loans outstanding.

                         Summary of Loan Loss Experience

The following table shows changes in the allowance for loan losses arising from loans charged off and recoveries on loans previously charged off by loan category and additions to the allowance which have been charged to operating expenses.

                                                          Period from           Period from
                                                       June 20, 1997 to     January 1, 1998 to
                                                      December 31, 1997     September 30, 1998
                                                                  (in thousands)
Average amount of loans outstanding during the year.....$    17,641          $     46,944
                                                        ===========          ============

Allowance for loan loss balance at beginning of period..$        --          $        427
Adjustment for loans acquired...........................        163                    --
Loans charged off:
    Commercial..........................................         --                   (35)
    Consumer............................................         (6)                   (9)
    Residential mortgages...............................         --                    --
                                                        -----------          ------------

Total loans charged off.................................         (6)                  (44)
Recoveries of loans previously charged off..............         --                     8
                                                        -----------          ------------

Net loans charged off...................................         (6)                  (36)
Additions to allowance charged to operating expense.....        270                   518
                                                        -----------          ------------

Balance at end of period................................$       427          $        909
                                                        ===========          ============

Ratio of net chargeoffs during period to average loans..
outstanding.............................................       0.03%                 0.08%
                                                        ===========          ============


Management has allocated the allowance for loan losses by loan category. This allocation is based on management's assessment of the risk associated with the different types of lending activities and is not intended to be management's judgment as to future loan losses by loan type.

                                Allocation of Allowance for Loan Losses

                           September 30, 1998             December 31, 1997
                           ------------------             -----------------
                                              (In thousands)
                                          % to                         % to
                        Amount         Total Loans    Amount       Total Loans
                        ------         -----------    ------       -----------

Commercial............  $616              74%          $125            54%
Consumer..............   149              23%            50            37%
Residential mortgage..     6               3%            25             9%
Unallocated...........   138              --            227            --
                        ----              ---           ---           ---
                        $909              100%         $427           100%
                        ====              ====         ====           ====

                                     Deposits

Capital Bank has a base of time deposits, principally certificates of deposits and money market investment accounts, primarily obtained from customers in North Carolina. The following table shows the maturities of certificates of deposit in amounts of $100,000 or more.

                                    September 30,           December 31,
                                        1998                    1997
                                        ----                    ----
Maturity                                        (In thousands)
--------
Three months or less................  $    972                $    966
Over three months to twelve months..     8,028                   1,091
Over twelve months..................     1,641                   1,832
                                      --------                --------
                                      $ 10,641                $  3,889
                                      ========                ========


The ratio of net income to average shareholders' equity and to average total assets, and certain other ratios is presented below.

                                    September 30,           December 31,
                                        1998                    1997
                                        ----                    ----
Return on average assets..........     -1.32%                  -1.30%
Return on average shareholders'
  equity..........................     -4.43%                  -2.87%
Avg. Shareholders' equity to
  average assets..................     29.85%                  45.42%

 QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

      Capital Bank utilizes an outside asset liability management advisory firm to help management evaluate interest rate risk and develop asset liability management strategies. One tool which is used is a computer simulation model which projects Capital Bank's performance under different interest rate scenarios. Analyses are prepared quarterly which evaluate Capital Bank's performance in a base strategy which reflects its 1998 and 1999 operating plan. Three interest rate scenarios (FLAT, RISING and DECLINING) are applied to the base strategy to determine the effect of changing interest rates on net interest income. The September 30, 1998 analysis of Capital Bank shows it to be "asset sensitive".

      For the upcoming twelve month period in the FLAT rate scenario, Capital Bank is projected to earn $5.1 million in net interest income. In the RISING rate scenario, which contemplates a 300 basis point increase in interest rates over a twelve month period, the Bank is expected to see its annualized net interest income improve by $319 thousand, or 6.24%. Conversely, the Bank will see a decline in earnings of $345 thousand, or 6.76%, if rates declined 300 basis points.

      The assumptions and parameters used in the simulation include the following:

      o September 30, 1998 balance sheet data and October 1998 interest rate forecasts from SunTrust Banks, Inc. Office of the Economist.

      o Spreads on all loan, investment and deposit products were based on actual spreads as of September 30, 1998 and are assumed to remain constant throughout the analysis.

      o Prepayment speeds of mortgage whole loans and mortgage-backed securities are consistent with "consensus" Wall Street expectations for all rate environments modeled.

      o NOW and Savings accounts are assumed to be fixed rate and pay off per an eight year decay schedule. This methodology produces pricing changes of only 1-2 basis points per month in these accounts in the RISING and DECLINING rate environments. Money Market accounts are variable rate but do not change more than 12.5 basis points monthly. NOW and Savings are subject to a maximum rate of 5.50%.

      o Monthly changes in loans and deposits are per Capital Bank's 1998 budget adjusted for year-to-date actual performance.

      o Securities are assumed to run off with all called and matured securities assumed to be reinvested in the same product.

EFFECTS OF INFLATION

      Inflation can have a significant effect on the operating results of all industries. However, management believes the inflationary factors are not as critical to the banking industry as they are to other industries, due to the high concentration of relatively short-duration monetary assets in the banking industry. Inflation does, however, have some impact on Capital Bank's growth, earnings and total assets, and on its need to closely monitor capital levels.

      Interest rates are significantly affected by inflation, but it is difficult to assess the impact, since neither the timing nor the magnitude of the changes in the various inflation indices coincides with changes in interest rates. Inflation does impact the economic value of longer-term interest-bearing assets and liabilities, but Capital Bank attempts to limit its long-term assets and liabilities.

YEAR 2000

      See page 76 for a discussion of concerns relating to Year 2000 matters.

RECENT ACCOUNTING DEVELOPMENTS

      Capital Bank adopted SFAS No. 130, "Reporting Comprehensive Income" on January 1, 1998. SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The 1997 financial statements have been restated to reflect this adoption.

       Capital Bank adopted SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information" on January 1, 1998. SFAS No. 131 specifies revised guidelines for determining an entity's operating segments and the type and level of financial information to be disclosed.

      Capital Bank will adopt the provisions of SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" effective with the fiscal quarter beginning July 1, 1999. Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998. This Statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that derivatives be recognized as either assets or liabilities in the statement of financial position and be measured at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and whether or not the derivative is designated as a hedging instrument. This Statement is effective for fiscal years beginning after June 15, 1999 with initial application in the first quarter of the fiscal year. SFAS No. 133 is not expected to have a material effect on Capital Bank's financial statements.

      Capital Bank will adopt the provisions of SFAS No. 134 "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" on January 1, 1999. The adoption of this statement is not expected to have a material effect on Capital Bank's financial statements.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
                  OF HOME SAVINGS BANK OF SILER CITY, INC., SSB

OVERVIEW

      The principal business of Home Savings consists of attracting deposits from the local public and investing these funds in real estate loans primarily collateralized by one-to-four family residences located in Chatham and eastern Randolph Counties in North Carolina. Home Savings' profitability depends primarily on net interest income, which is the difference between the interest income it earns on its loan and investment portfolios and the interest expense it pays on deposits. Home Savings' profitability, to a lesser extent, is also affected by other operating income and expenses. Other operating income consists of fees earned on loan originations and customer deposit account service charges. Other operating expense consists of compensation and employee benefits, federal deposit insurance premiums, occupancy and equipment, data processing and other expenses.


      YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

      FINANCIAL CONDITION

      Consolidated assets of Home Savings increased to $59,709,000 at September 30, 1998, an increase of $3,329,000 or 5.9% from September 30, 1997.
Consolidated assets were $56,380,000 at September 30, 1997, an increase of $3,866,000 or 7.4% from September 30, 1996. The increases in total consolidated assets in 1998, 1997 and 1996 were primarily due to Home Savings investing new funds received from depositors and investors into federal funds sold.

      Net loans receivable amounted to $30,284,000 at September 30, 1998, a 4.0% decrease from September 30, 1997. Net loans receivable were $31,556,000 at September 30, 1997, which was an increase of $1,522,000 from September 30, 1996.

      Investment and mortgage-backed securities totaled $14,678,000, $17,495,000 and $19,090,000 at September 30, 1998, 1997 and 1996, respectively. The decreases in 1998 and 1997 were a result of calls and maturities of investments.

      Deposits increased to $49,000,000 at September 30, 1998 from $45,400,000 at September 30, 1997, a 7.9% increase. This growth was fueled by competitive pricing on nine-month certificates of deposit. Deposits increased $3,729,000 or 8.9% from September 30, 1996 to September 30, 1997. This growth was also driven by competitive pricing offered on certificates of deposit.

      Retained income amounted to $945,000 at September 30, 1998, $1,062,000 at September 30, 1997 and $1,109,000 at September 30, 1996. From September 30, 1997 to September 30, 1998 retained income was increased by income of $245,000 and decreased by $362,000 in dividends. Retained income as a percentage of Home Savings' total consolidated assets at September 30, 1998 was 1.6%. Shareholders' equity increased to $9,804,000 from $9,533,000 in 1997.

      OPERATING RESULTS

      NET INCOME. Net income for the year ended September 30, 1998 was $245,000 compared to net income of $400,000 and $120,000 for the years ended September 30, 1997 and 1996, respectively. The decrease in net income in 1998 is primarily attributable to the decrease in net interest income and increases in the provision for loan losses and other operating expenses. The increase in net income in 1997 as compared to

1996 is primarily attributable to the fact that $584,000 of compensation expense on ESOP shares and a special SAIF assessment of approximately $256,000 were recognized in 1996.

      NET INTEREST INCOME. Net interest income decreased $139,000 to $1,542,000 from $1,681,000 in 1997. This decrease was the result of a decrease in the yield on interest earning assets coupled with an increase in, and rate paid on, interest earning liabilities. The overall decrease was partially offset by an increase in average interest bearing assets. There was a decrease in net interest income of $162,000 in 1997 from $1,843,000 in 1996. The decrease was the result of decreases in both the interest earning assets and the yield on those assets coupled with an increase in interest bearing liabilities. Overall decrease in net interest margin from 3.43% to 2.79% for the years ended September 30, 1996 to September 30, 1998 was due to a $9.3 million increase in average balance of federal funds which have lower yields than loans receivable. Loans receivable did not have a significant increase in average balances from 1996 to 1998. In addition, there has been a $5.7 million increase in average balances of Certificates of Deposits which are a higher cost liability than savings and NOW accounts which have not increased significantly during the period.

      INTEREST INCOME. Interest income amounted to $4,024,000 in 1998, $3,865,000 in 1997 and $3,992,000 in 1996. Home Savings has experienced fluctuations in its average interest-earning assets and its yields have decreased from 7.43% in 1996 to 7.36% in 1997 and 7.14% in 1998. The fluctuations reflect the changes in prevailing market interest rates over the three year period.

      INTEREST EXPENSE. Interest expense amounted to $2,451,000 in 1998, $2,184,000 in 1997 and $2,149,000 in 1996. The increase in 1998 can be attributed to a $3,977,000 increase in interest-bearing liabilities coupled with a 13 basis point increase in the average rate on those liabilities. The increase in expense for 1997 can be attributed to a $1,232,000 increase in interest-bearing liabilities offset by a 6 basis points decrease in the average rate paid.

      PROVISION FOR LOAN LOSSES. The provision for loan losses was $30,000 in 1998 due to a significant increase in the number of loans past due 90 days or more. Home Savings made no provision for loan losses during the two years ended September 30, 1997. Management's decision to make limited or no provisions is due to overall portfolio quality and current economic conditions.

      OTHER OPERATING INCOME. Other operating income amounted to $84,000 in 1998 and $78,000 in 1997 and 1996.

      OTHER OPERATING EXPENSES. Other operating expenses amounted to $1,257,842 in 1998, $1,167,000 in 1997 and $1,595,000 in 1996. The increase in 1998 was primarily due to increases in ESOP compensation and data processing fees. Data processing fees increased primarily as a result of Year 2000 related systems upgrades. The decrease in 1997 was primarily attributable to Home Savings' nonrecurring assessment of approximately $256,000 to recapitalize the SAIF and $584,000 in compensation expense recorded on ESOP shares recognized in 1996.

      INCOME TAXES. Home Savings' effective income tax rate was 33.6% for the year ended September 30, 1998, 32.5% for the year ended September 30, 1997 and 63.2% for the year ended September 30, 1996. The high rate in 1996 is primarily related to the tax effect of the difference between the average fair value and cost of ESOP shares released.

CAPITAL RESOURCES AND LIQUIDITY

      At September 30, 1998, Home Savings had total tangible capital to total tangible assets of 16%, which is in excess of the 5% required under regulations promulgated by the Administrator (the "Administrator's

Regulations"). At September 30, 1998, Home Savings had total risk based capital of $9,995,000 and leverage capital and Tier 1 risk-based capital of $9,708,000, all of which were in excess of each regulatory requirement.

      The Administrator's Regulations require savings banks to maintain liquid assets equal to at least 10% of total assets. The computation of liquidity under the Administrator's Regulations allows the inclusion of investments with readily marketable value, including investments with maturities in excess of five years. Home Savings' liquidity ratio at September 30, 1998, as computed under the Administrator's Regulations, was 55.74%.

      Home Savings' primary sources of internally generated funds are principal and interest payments on loans receivable, cash flows generated by operations and principal payments on investment and mortgage-backed securities. External sources of funds through September 30, 1998, have been solely from increases in deposits. Home Savings completed its conversion from mutual to stock form on November 15, 1995, and received approximately $8,515,000 in net proceeds. Home Savings has invested these funds in U.S. Government and agency obligations of varying maturities. Home Savings believes that it will have sufficient funds available to meet its anticipated future loan commitments.

ASSET/LIABILITY MANAGEMENT

      Home Savings strives to achieve consistent net interest income and reduce its exposure to adverse changes in interest rates by matching the terms to repricing of its interest-sensitive assets and liabilities. Factors beyond Home Savings' control, such as market interest rates and competition, may also have an impact on Home Savings' interest income and interest expense.

      In the absence of any other factors, the overall yield or return associated with Home Savings' earning assets generally will increase from existing levels when interest rates rise over an extended period of time, and conversely interest income will decrease when interest rates decrease. In general, interest expense will increase when interest rates rise over an extended period of time, and conversely interest expense will decrease when interest rates decrease. Therefore, by controlling the increases and decreases in its interest income and interest expense which are brought about by changes in market interest rates, Home Savings can significantly influence its net interest income.

      Home Savings' asset/liability management may be analyzed by examining the extent to which its assets and liabilities are interest rate sensitive. Interest rate sensitivity is a measure of the difference between amounts of interest-earning assets and interest-bearing liabilities which either reprice or mature within a given period of time. The difference, or the interest rate repricing "gap," provides an indication of the extent to which an institution's interest rate spread will be affected by changes in interest rates. A gap is considered positive when the amount of interest-rate sensitive assets exceeds the amount of interest-rate sensitive liabilities, and is considered negative when the amount of interest-rate sensitive liabilities exceed the amount of interest-rate sensitive assets. Generally, during a period of rising interest rates, a negative gap within shorter maturities would adversely affect net interest income, while a positive gap within shorter maturities would result in an increase in net interest income, and during a period of falling interest rates, a negative gap within shorter maturities would result in an increase in net interest income while a positive gap within shorter maturities would result in a decrease in net interest income. Also, changes in interest rates could have a significant effect on Home Savings' liquidity.

      At September 30, 1998, Home Savings' one year cumulative interest sensitivity gap as a percentage of total interest-earning assets was a negative 32.50%. At September 30, 1998, Home Savings' five year cumulative interest sensitivity gap as a percentage of total interest-earning assets was 21.34%. The negative interest sensitivity gap through five years presently exists in an interest rate environment that is experiencing downward pressure on interest rates. Accordingly, Home Savings has benefitted from the negative gap. If rates should increase in the period subsequent to 1999, Home Savings would need to manage its cost of funds through longer terms for interest bearing liabilities and alternative sources. Home Savings would also need to look for interest earning assets with higher rates, such as adjustable rate mortgages. If Home Savings is unable to satisfactorily manage its interest earning assets and interest bearing liabilities, it could experience reduced net interest income and net income during the five year period.

      A static interest rate "gap" analysis may not be an accurate indicator of how net interest income will react to changes in interest rates. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not react uniformly to changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities typically fluctuate in advance of changes in general market interest rates, while interest rates on other types may lag behind changes in general market rates. As an example, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as "interest rate caps") which limit changes in interest rates on a short-term basis over the life of the asset. In the event of a change in interest rates, prepayment and early withdrawal levels could also deviate significantly from those assumed in calculating the interest rate gap. The ability of many borrowers to service their debt may also decrease in the event of an interest rate increase.

      The following table sets forth the amounts of interest-earnings assets and interest-bearing liabilities outstanding at September 30, 1998, which are projected to reprice or mature in each of the future time periods shown. Except as stated below, the amounts of assets and liabilities shown which reprice or mature within a particular period were determined in accordance with the contractual terms of the asset or liability. Loans with adjustable rates are shown as being due at the end of the next upcoming adjustment period. Passbook accounts, money market deposit accounts, and NOW or other transaction accounts are assumed to be subject to immediate repricing and depositor availability and have been placed in the shortest period. No prepayment assumptions have been utilized for any other interest-earning assets or interest-bearing liabilities. The interest rate sensitivity of Home Savings' assets and liabilities illustrated in the following table would vary substantially if different assumptions were used or if actual experience differs from that indicated by such assumptions.

                             AS OF SEPTEMBER 30, 1998
GAP ANALYSIS
DOLLARS IN THOUSANDS

                                       3 MONTHS   4 TO 12   1 TO 5
                                        OR LESS    MONTHS   YEARS   >5 YEARS    TOTALS
                                        -------    ------   -----   --------    ------
Interest earning assets:
      Real estate loans:
            Fixed rate                   $  67   $ 4,069   $ 1,826   $19,041   $ 25,003
            Adjustable rate                ---     4,122       ---       ---      4,122
      Loans secured by deposits -
        adjustable                         ---       222       ---       ---        222
      Interest-bearing deposits            534       ---       ---       ---        534
      Federal funds sold                11,750       ---       ---       ---     11,750
      Investment and mortgage-backed
        securities                         ---       ---    10,707     4,984     15,691
                                        ------     -----    ------    ------     ------
Total interest earning assets           12,351     8,413    12,533    24,025     57,322
                                        ======     =====    ======    ======     ======
Interest bearing liabilities:
      Deposits
            Passbook savings             3,153       ---       ---       ---      3,153
            NOW and money market         8,708       ---       ---       ---      8,708
              accounts
            Fixed maturity deposits      8,750    18,721     5,635       ---     33,106
            ESOP Loan                       58       ---        58         7        123
                                        ------     -----    ------    ------     ------

Total interest bearing liabilities      20,669    18,721     5,693         7     45,090
                                        ------    ------     -----   -------     ------

Interest sensitivity gap per period   $(8,318)  $(10,308)   $6,840   $24,018    $12,232
                                      ========  =========   ======   =======    =======

Cumulative gap                        $(8,318)  $(18,626) $(11,787   $12,232

Cumulative gap as a % of interest      -14.51%   -32.50%   -20.56%    21.34%
earning assets

Cumulative gap as a % of total assets  -13.93%   -31.20%   -19.74%    20.48%

NET INTEREST INCOME

      Net interest income represents the difference between income derived from interest-earning assets and the interest expense on interest-bearing liabilities. Net interest income is affected by both (a) the difference between the rates of interest earned on interest-earning assets and the rates paid on interest-bearing liabilities ("interest rate spread") and (b) the relative amounts of interest-earning assets and interest-bearing liabilities, which is sometimes referred to as the "net earning balance."

      The following table sets forth information relating to average balances of Home Savings' assets and liabilities for the years ended September 30, 1998, 1997, and 1996. The tables reflect the average yield on assets and the average cost of liabilities for the periods indicated (derived by dividing income or expense by the monthly average balance of assets or liabilities, respectively) as well as the "net interest margin" (which reflects the impact of the net earning balance) for the periods shown.

                                                              YEAR ENDED SEPTEMBER 30,
                                               1998                           1997                            1996
                                   Average              Average    Average             Average    Average              Average
                                   Balance  Interest  Yield/Rate   Balance  Interest  Yield/Rate  Balance   Interest  Yield/Rate
                                   -------  --------  ----------   -------  --------  ----------  -------   --------  ----------
(Dollars in Thousands)
ASSETS:
Interest-earning assets:
  Interest-bearing deposits          $ 496      $ 26      5.19%      $ 537     $  30      5.60%    $5,238      $307      5.86%
  Federal funds sold                11,207       593      5.29       3,546       176      4.97      1,910       100      5.24
  Investment and mortgage-
     backed-securities              13,489       869      6.44      17,781     1,174      6.60     16,394     1,093      6.67
  Loans receivable,
     net3, 4                        31,155     2,536      8.14      30,671     2,485      8.10     30,171     2,492      8.26
                                    ------     -----      ----      ------     -----      ----     ------     -----      ----
Total interest-earning              56,346     4,024      7.14      52,535     3,865      7.36     53,713     3,992      7.43
  assets
Non-interest earning assets          2,005                           1,772                          2,673
                                   -------                         -------                        -------
  TOTAL                            $58,352                         $54,307                        $56,388
                                   =======                         =======                        =======
LIABILITIES AND
STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
  Certificates of deposits         $35,721    $2,009      5.62     $31,652    $1,743      5.51    $29,989    $1,699      5.67
  Savings accounts                   3,183        96      3.01       3,306        99      3.01      3,573       105      2.94
  NOW accounts                       8,458       326      3.86       8,338       315      3.78      8,200       298      3.63
  ESOP note payable and other          251        20      8.07         340        27      7.92        643        47      7.31
                                    ------     -----      ----      ------     -----      ----     ------     -----      ----
Total interest-bearing
  liabilities                       47,613     2,451      5.15      43,636     2,184      5.01     42,404     2,149      5.07
Non-interest-bearing
  liabilities                        1,007                           1,102                          1,638
Stockholders' equity                 9,732                           9,569                         12,345
                                   -------                         -------                        -------
  TOTAL                            $58,352                         $54,307                        $56,388
                                   =======                         =======                        =======
Net interest income
and interest rate spread(1)                   $1,573      1.99%               $1,681      2.35%              $1,843      2.36%
                                              ======      ====                ======      ====               ======      ====

Net interest-earning assets
  and net interst margin(2)         $8,733                2.79%     $8,899                3.20%   $11,309                3.43%
                                    ======                ====      ======                ====    =======                ====

(1) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(2) Net interest margin represents income divided by average interest-earning assets.

(3) Nonperforming loans are included in the calculation of average balances.

(4) Interest income for loans receivable includes loan fees.


RATE/VOLUME ANALYSIS

      The following table analyzes the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. The table distinguishes between (a) changes attributable to volume (changes in volume multiplied by the prior period's rate), and (b) changes attributable to rate (changes in rate multiplied by the prior period's volume). The rate/volume changes (changes in rate multiplied by changes in volume) have been allocated to the rate and volume columns using the absolute values of the rate and volumes columns.

                                       Year Ended September 30,
                               1998 vs. 1997             1997 vs. 1996
                               -------------             -------------
                            Increase (Decrease)       Increase (Decrease)
                              Attributable to           Attributable to

                          Volume   Rate      Net    Volume      Rate      Net
                          ------   ----      ---    ------      ----      ---
INTEREST INCOME ON:
Interest-bearing           $ (2)  $ (2)    $ (4)    $(264)     $(13)   $(277)
deposits
Federal funds                405     12      417        81       (5)       76
Investments                (277)   (28)    (305)        92      (11)       81
Loans Receivable              39     12       51        41      (48)      (7)
                              --     --       --        --      ----      ---
Total interest income on
   interest-earning assets   165    (6)      159      (50)      (77)    (127)
                             ---    ---      ---      ----      ----    -----
INTEREST EXPENSES ON:
Certificates of deposit      228     37      265        92      (48)       44
Savings accounts             (4)      0      (4)       (9)         3      (6)
NOW and money market
accounts                       5      8       13         5        12       17
ESOP note payable            (7)      0      (7)      (23)         3     (20)
                             ---      -      ---      ----         -     ----
Total interest expense
on interest- bearing
liabilities                  222     45      267        65      (30)       35
                             ---     --      ---        --      ----       --
Increase (decrease) in
net interest  income       $(57)  $(51)   $(108)    $(115)     $(47)   $(162)
                           =====  =====   ======    ======     =====   ======

LOAN PORTFOLIO

The following table sets forth the composition of Home Savings' loan portfolio by type of loan at the dates indicated.

                                                 AT SEPTEMBER 30,
                            -----------------------------------------------------------
                                  1998                1997                1996
                            ------------------  -----------------  --------------------
                                      Percent            Percent               Percent
                            Amount    of Total  Amount   of Total   Amount    of Total
                            ------    --------  ------   --------   ------    --------
                                              (Dollars in Thousands)
Real estate loans:
  Residential:
     Owner occupied         $25,947    84.12%   $26,189    81.15%  $24,977      80.31%
     Nonowner occupied        2,797     9.07     3,401     10.54     3,800      12.22
   Commercial real estate     1,670     1.97     1,645      5.10       712       2.29
   Residential construction     210     0.68       719      2.23     1,230       3.95
      Total real estate      30,624    99.28    31,954     99.02    30,719      98.77
        loans
                             ------   ------    ------   -------    ------    -------
Other:
   Savings account              223     0.72       318      0.98       383       1.23
                             ------   ------       ---   -------       ---    -------
      Total gross loans      30,847   100.00%   32,272    100.00%   31,102     100.00%
                             ------   -------   ------   --------   ------    --------
Less:
   Unearned fees and          (206)              (215)               (196)
                                                                     -----
discounts
   Loans in process           (148)              (223)               (593)
   Allowance for losses       (309)              (278)               (280)
                              -----              -----               -----
       Total reductions       (563)              (716)             (1,068)
                              -----              -----             -------
       Total loans          $30,284             $31,556            $30,034
         receivable, net    =======             =======            =======

      The following table sets forth the contractual maturities or repricings of Home Savings' commercial and construction loan portfolio at September 30, 1998. The table does not include prepayments or scheduled principal repayments. Amounts in the table are net of loans in process, and in thousands.

                                                    2003 AND
                                  1999  2000-2003  THEREAFTER   TOTAL
                                  ----  ---------  ----------   -----
Commercial Real Estate            $11     $117       $1,541    $1,669
Construction/permanent loans                            210       210

      The following table sets forth the dollar amount at September 30, 1997 of certain loans maturing or repricing on or after September 30, 1998 by type of interest rate calculation.

                                          FIXED     ADJUSTABLE
                                          -----     ----------
                                            (In Thousands)
      Commercial Real Estate               $492      $1,166
      Construction/permanent loans          210


      The following table sets forth information with respect to non-performing assets identified by Home Savings, including accruing loans 90 days past due, nonaccrual loans and foreclosed assets at the dates indicated.


                                               AT SEPTEMBER 30,
                                         1998      1997       1996
                                         ----      ----       ----
                                          (Dollars in Thousands)

      Total delinquent 90 days or more   $418      $343       $525
      Nonaccrual loans                    ---        45         45
                                         ----      ----       ----
        Total nonperforming assets       $418      $388       $570
                                         ====      ====       ====
      Nonperforming loans to
        total loans                     1.37%     1.22%      1.88%
      Nonperforming assets to
        total assets                     .70%     0.69%      1.09%
      Total assets                    $59,709   $56,380    $52,514
      Total loans, gross              $30,592   $31,834    $30,314

      As of September 30, 1998 management of Home Savings is not aware of any loans which are not disclosed above where known information about possible credit problems causes management to have serious doubts as to the ability of the borrower to comply with the present loan repayment terms.

      At September 30, 1998 and during the year then ended, there were no material loans that management of Home Savings considered impaired.

YEAR 2000

      Home Savings is nearing the completion of its Year 2000 assessment. This assessment included confirming with all significant vendors their state of preparedness, as well as evaluating the potential risks associated with its major customers. Management has received assurances from all vendors except Home Savings' public utility company that they will be compliant and Home Savings estimates that no material exposure exists relating to its customer base. However, these assurances are not legally enforceable. Management is actively seeking assurance from the public utility company that has yet to respond to any similar inquiries. Since Home Savings is almost exclusively a home mortgage lender and has no major commercial loan customers, Home Savings does not believe it is necessary to contact individual mortgagees in connection with the Year 2000 issue. Management believes that due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of third-party suppliers, Home Savings is unable to fully determine at this time whether the consequences of Year 2000 failures will have a material impact on the results of its operations, liquidity or financial condition.

      Home Savings estimates total costs of becoming Year 2000 compliant to be $50,000. As of November 1, 1998 costs of approximately $31,000 have been incurred. This amount includes most of the equipment needed to be compliant, along with the related software, training and assessments from the service bureau. Management estimates that the remainder of the initial estimate will be used for final preparations for the Year 2000. All equipment is scheduled to be installed by December 31, 1998 and it is expected that testing will be completed by the end of the first calendar quarter in 1999.

      In the event of a worst case scenario, Home Savings has developed a contingency plan. This plan includes having a portable generator and the ability to operate without access to the service bureau. Management plans to gather sufficient information from the service bureau prior to January 1, 2000 to serve as the base for manual operations. Management believes manual operations are feasible for a limited amount of time given the size of the institution and the nature of their customers.

IMPACT OF INFLATION AND CHANGING PRICES

      The financial statements and accompanying footnotes have been prepared in accordance with generally accepted accounting principles ("GAAP"), which require the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The assets and liabilities of Home Savings are primarily monetary in nature and changes in interest rates have a greater impact on Home Savings' performance than do the effects of inflation.

IMPACT OF RECENT ACCOUNTING STANDARDS

      Home Savings adopted SFAS No. 128 "Earnings Per Share", on October 1, 1997. SFAS No. 128 requires Home Savings to change its method of computing, presenting and disclosing earnings per share information. Upon adoption, all prior period data presented was restated to conform to the provisions of SFAS No. 128.

      Home Savings adopted SFAS No. 130, "Reporting Comprehensive Income" on October 1, 1998. SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements.

      Home Savings adopted SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information" on October 1, 1998. SFAS No. 131 specifies revised guidelines for determining an entity's operating segments and the type and level of financial information to be disclosed.

      Home Savings will adopt the provisions of SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" effective with the fiscal quarter beginning July 1, 1999. Home Savings has not historically participated in any hedging or derivative instruments, and the impact of adoption is not expected to be material.

      Home Savings will adopt the provisions of SFAS No. 134 "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" on January 1, 1999. The adoption of this statement is not expected to have a material effect on Home Savings' financial statements.

                                  LEGAL MATTERS

      The validity of the shares of Capital Bank Corporation's Common Stock offered hereby has been passed upon for Capital Bank Corporation by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. Certain legal matters related to this offering have been passed upon for Home Savings by Moore & Van Allen, PLLC, Raleigh, North Carolina.


                                     EXPERTS

      The financial statements of Capital Bank as of December 31, 1997 and for the period then ended have been included herein and in the Registration Statement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

      The consolidated financial statements of Home Savings as of September 30, 1998 and 1997 and for each of the years in the three-year period ended September 30, 1998, have been included herein and in the Registration Statement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                            FORWARD LOOKING STATEMENTS

      We have made forward looking statements in this Joint Proxy Statement-Prospectus about the financial condition, results of operations, and business of Capital Bank Corporation following the consummation of the Exchange and the Holding Company Reorganization that are subject to risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among other things, the following possibilities:

      o deposit attrition, customer loss, or revenue loss following the Exchange and the Holding Company Reorganization is greater than expected;

      o competitive pressure in the banking industry increases significantly;

      o costs or difficulties related to the integration of the business of Capital Bank Corporation and Home Savings are greater than expected;

      o     changes in the interest rate environment reduce margins;

      o general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality;

      o     changes occur in the regulatory environment; and

      o     changes occur in business conditions and the rate of inflation.

When used in this Joint Proxy Statement-Prospectus, the words "believes," "estimates," "plans," "expects," "should," "may," "might," "outlook," and "anticipates," and similar expressions as they relate to Capital Bank Corporation, or its management are intended to identify forward looking statements.


                        WHERE YOU CAN GET MORE INFORMATION

      Each of Capital Bank and Home Savings files reports under the Exchange Act with the FDIC. These reports include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These reports, as well as annual proxy statements mailed to shareholders and other information are available for you to inspect and copy, after paying a prescribed fee, at the FDIC's public reference facilities at the Registration, Disclosure and Securities Operations Unit, 550 17th Street, N.W., Room 6043, Washington, DC 20429. The Registration, Disclosure and Securities Operations Unit telephone number is (202) 898-8908 and their fax number is (202) 898-3909. After the Holding Company Reorganization and the Exchange are completed, Capital Bank and Home Savings will no longer file these reports with the FDIC. Instead, Capital Bank Corporation will begin filing such reports with the SEC.

      Capital Bank Corporation has filed with the SEC a Registration Statement under the Securities Act regarding the shares of Capital Bank Corporation's Common Stock to be issued in the Holding Company Reorganization and the Exchange. This Joint Proxy Statement-Prospectus is part of that registration statement and does not contain all of the information contained in the Registration Statement since certain portions have been omitted as the SEC permits. If you would like more information about Capital Bank Corporation and the Capital Bank Corporation stock being issued, please refer to the Registration Statement and its exhibits which you may read, without charge, at the SEC's public reference facility at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can make copies of all or any part of the Registration Statement at the SEC's office in Washington, D.C. upon payment of prescribed SEC fees. In addition, copies of the exhibits to the Registration Statement may be obtained from Allen T. Nelson, Jr., Secretary of Capital Bank, 4400 Falls of Neuse Road, Raleigh, North Carolina 27609 (919) 878-3100.

      We expect Capital Bank Corporation to be subject to the informational requirements of the Exchange Act and to file reports, proxy statements and other information with the SEC. You can inspect and copy these materials, after they have been filed, at the SEC's Public Reference Section, Room 1204, 450 Fifth Street, N.W., Washington, DC 20549, and at the following Regional Offices of the
SEC: New York Regional Office, Room 1028, Federal Building, 26 Federal Plaza, New York, New York 10006; and Chicago Regional Office, Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604. You may also copy this material at the Public Reference Section of the SEC, 450 Fifth Street, N.W. Washington, DC 20549 at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as Capital Bank Corporation, that file electronically with the SEC. The address of the SEC's Web site is (http://www.sec.gov).

                      INFORMATION INCORPORATED BY REFERENCE

      The SEC allows us to incorporate by reference information into this Joint Proxy Statement-Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC or FDIC. The information incorporated by reference is deemed to be part of this Joint Proxy Statement-Prospectus, except for any information superseded by information in this Joint Proxy Statement-Prospectus. This Joint Proxy Statement-Prospectus incorporates by reference: (i) Home Savings' Annual Report on Form 10-KSB for the year ended September 30, 1998, and (ii) Home Savings' Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998, each of which has been filed with the FDIC and is included as an exhibit to the Registration Statement of which this Joint Proxy Statement-Prospectus is a part.

      Documents incorporated by reference are available from Home Savings without charge, excluding all exhibits, unless we have specifically incorporated by reference such an exhibit in this Joint Proxy Statement-Prospectus. Home Savings shareholders may obtain documents incorporated by reference in this Joint Proxy Statement-Prospectus by requesting them in writing or by telephone from Edwin E. Bridges, Home Savings Bank of Siler City, Inc., SSB, 300 East Raleigh Street, Siler City, North Carolina 27344. If you would like to request documents from Home Savings, please do so by March 15, 1999 to receive them before the special meetings.

                             ---------------------

      WHEN DECIDING HOW TO CAST YOUR VOTE, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT-PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS. THIS JOINT PROXY STATEMENT-PROSPECTUS IS DATED FEBRUARY 17, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THE JOINT PROXY STATEMENT-PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF CAPITAL BANK CORPORATION COMMON STOCK SHALL CREATE ANY IMPLICATION TO THE CONTRARY.


                                             INDEX TO FINANCIAL STATEMENTS


CAPITAL BANK

ANNUAL FINANCIAL STATEMENTS

Report of Independent Accountants................................................................       F-2
Balance Sheet as of December 31, 1997............................................................       F-3
Statement of Operations for the period from June 20, 1997 (opening) to December 31, 1997.........       F-4
Statement of Changes in Shareholders' Equity for the period from June 20, 1997 (opening) to
       December 31, 1997.........................................................................       F-5
Statement of Cash Flows for the period from June 20, 1997 (opening) to December 31, 1997.........       F-5
Notes to Financial Statements....................................................................       F-6

INTERIM FINANCIAL STATEMENTS (UNAUDITED)
Balance Sheets as of September 30, 1998 (unaudited) and December 31, 1997........................       F-14
Statements of Operation for the nine months ended September 30, 1998 (unaudited)
       and the period from June 20, 1997 (opening) to December 31, 1997..........................       F-15
Statements of Cash Flows for the nine months ended September 30, 1998 (unaudited)
       and the period from June 20, 1997 (opening) to December 31, 1997..........................       F-16
Notes to Financial Statements....................................................................       F-17

HOME SAVINGS BANK OF SILER CITY, INC., SSB

ANNUAL FINANCIAL STATEMENTS

Report of Independent Accountants................................................................       F-18
Consolidated Statements of Financial Condition as of September 30, 1998 and 1997.................       F-19
Consolidated Statements of Operations for the years ended September 30, 1998,
       1997 and 1996.............................................................................       F-20
Consolidated Statements of Changes in Shareholders' Equity for the years ended
       September 30, 1998, 1997 and 1996.........................................................       F-21
Consolidated Statements of Cash Flows for the years ended  September 30, 1998,
       1997 and 1996.............................................................................       F-22
Notes to Consolidated Financial Statements.......................................................       F-24


REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Shareholders
Capital Bank


We have audited the accompanying balance sheet of Capital Bank as of December 31, 1997 and the related statements of operations, changes in shareholders' equity and cash flows for the period from June 20, 1997 to December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Bank as of December 31, 1997 and results of its operations and its cash flows for the period from June 20, 1997 to December 31, 1997 in conformity with generally accepted accounting principles.



COOPERS & LYBRAND L.L.P.

By: /s/ PricewaterhouseCoopers LLP



Raleigh, North Carolina
February 27, 1998, except for Notes 8 and 13, for which the date is September 29, 1998

CAPITAL BANK
BALANCE SHEET
DECEMBER 31, 1997

                                             ASSETS
 Cash and cash equivalents:
     Cash and due from banks                                                                       $     2,641,244
     Federal funds sold                                                                                 16,787,000
                                                                                                     --------------
               Total cash and cash equivalents                                                          19,428,244

 Securities:
     Available for sale                                                                                  6,020,050
     Held to maturity (estimated market value of $8,003,590)                                             8,001,646
 Mortgage-backed securities available for sale                                                           5,356,612
 Federal Home Loan Bank Stock                                                                              153,300
 Loans:
     Commercial                                                                                         14,715,200
     Consumer                                                                                           10,054,387
     Residential mortgages                                                                               2,296,088
                                                                                                     --------------
                                                                                                        27,065,675
     Less allowance for loan losses                                                                      (427,272)
                                                                                                     --------------
     Net loans                                                                                          26,638,403
                                                                                                     --------------

 Accrued interest receivable                                                                               452,879
 Premises and equipment:
     Furniture and equipment                                                                               425,665
     Automobiles                                                                                            40,572
     Leasehold improvements                                                                                107,809
     Construction in progress                                                                              153,862
                                                                                                     --------------
                                                                                                           727,908
     Less accumulated depreciation                                                                        (62,594)
                                                                                                     --------------
                                                                                                           665,314
                                                                                                     --------------

 Deposit premium and goodwill, net                                                                       2,049,518
 Other assets                                                                                              138,281
                                                                                                     --------------
               Total assets                                                                        $    68,904,247
                                                                                                     ==============

                              LIABILITIES AND SHAREHOLDERS' EQUITY
 Demand deposits                                                                                   $     6,118,274
 Savings and interest bearing demand deposits                                                           11,955,612
 Time deposits less than $100,000                                                                       21,422,779
 Time deposits $100,000 and greater                                                                      3,889,392
                                                                                                     --------------
               Total deposits                                                                           43,386,057

 Accrued interest payable                                                                                  211,478
 Other liabilities                                                                                         351,027
                                                                                                     --------------
               Total liabilities                                                                        43,948,562
                                                                                                     --------------

 Commitments and contingencies (Notes 7, 8, 9, 10 and 13)

 Shareholders' equity:
     Common stock, $5 par value; 20,000,000 shares authorized, 2,477,651 shares
       issued and outstanding                                                                           12,388,255
     Surplus                                                                                            13,284,673
     Accumulated other comprehensive income                                                                  4,963
     Accumulated deficit                                                                                 (722,206)
                                                                                                     --------------
               Total shareholders' equity                                                               24,955,685
                                                                                                     --------------
                                                                                                   $    68,904,247
                                                                                                     ==============


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

CAPITAL BANK

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JUNE 20, 1997 TO DECEMBER 31, 1997


 Interest income:
     Loans and fees on loans                                                                        $      815,199
     Federal funds sold                                                                                    594,405
     Securities                                                                                            407,172
                                                                                                     --------------
               Total interest income                                                                     1,816,776
                                                                                                     --------------

 Interest expense:
     Short-term borrowings                                                                                   6,436
     Deposits                                                                                              662,957
                                                                                                     --------------
               Total interest expense                                                                      669,393
                                                                                                     --------------

               Net interest income                                                                       1,147,383

 Provision for loan losses                                                                                 270,000
                                                                                                     --------------
               Net interest income after provision for loan losses                                         877,383
                                                                                                     --------------

 Other operating income:
     Service charges and fees                                                                              100,401
     Other fees and income                                                                                  46,070
                                                                                                     --------------
               Total other operating income                                                                146,471
                                                                                                     --------------

 Other operating expenses:
     Personnel                                                                                             816,469
     Advertising                                                                                           101,609
     Occupancy                                                                                             161,299
     Data processing                                                                                        43,795
     Legal                                                                                                  94,049
     Director fees                                                                                          86,384
     Amortization of intangibles                                                                           114,108
     Other                                                                                                 328,347
                                                                                                     --------------
               Total other operating expenses                                                            1,746,060
                                                                                                     --------------

               Net loss                                                                                   (722,206)

 Other Comprehensive income:
     Unrealized gains on securities available for sale                                                       4,963
                                                                                                     --------------
               Comprehensive loss                                                                   $     (717,243)
                                                                                                     ==============
 Net loss per share - basic and diluted                                                             $        (0.29)
                                                                                                     ==============
 Comprehensive loss per share - basic and diluted                                                   $        (0.29)
                                                                                                     ==============


 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

CAPITAL BANK
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM JUNE  20, 1997 TO DECEMBER  31, 1997



                                                                Accumulated
                                                                  Other          Stock
                                Common                         Comprehensive  Subscriptions    Accumulated
                                 Stock          Surplus           Income        Receivable       Deficit         Total
                             --------------   -------------   --------------  -------------   ------------   -------------
 Balance at June  19,
     1997                    $  12,234,335    $ 13,175,035    $     -         $  (982,800)    $    -         $ 24,426,570


 Issuance of stock                 153,920         184,704          -               -              -              338,624

 Proceeds from stock
     subscriptions                  -               -               -              982,800         -              982,800

 Commissions paid on
     issuance of stock              -             (75,066)          -               -              -             (75,066)

 Change in unrealized
      gain
     on available for
          sale
     securities, net of
          taxes                     -               -                 4,963         -              -                4,963

 Net loss during period             -               -               -               -           (722,206)       (722,206)
                               ------------    ------------    -------------    -----------    -----------     -----------

 Balance at December  31,
     1997                    $  12,388,255    $ 13,284,673    $       4,963   $     -         $ (722,206)    $ 24,955,685
                               ============    ============    =============    ===========    ===========     ===========

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JUNE  20, 1997 TO DECEMBER  31, 1997

 Cash flows used in operating  activities                                                                $  (2,080,826)
                                                                                                          --------------

 Cash flows from investing activities:
     Net increase in loans                                                                                 (16,163,645)
     Additions to premises and equipment                                                                      (478,501)
     Purchase of Federal Home Loan Bank stock                                                                 (153,300)
     Purchase of securities available for sale                                                             (11,528,184)
     Purchase of securities held-to-maturity                                                                (8,004,531)
     Proceeds from maturities of securities available for sale                                                  155,255
     Net cash received from branch acquisitions                                                              10,289,408
                                                                                                          --------------
               Net cash used by investing activities                                                       (25,883,498)
                                                                                                          --------------

 Cash flows from financing activities:
     Net increase in deposits                                                                                20,091,837
     Net decrease in short-term borrowings                                                                    (525,000)
     Proceeds received from sale of stock, net of costs                                                         263,558
     Proceeds received from stock subscriptions                                                                 982,800
                                                                                                          --------------
               Net cash provided by financing activities                                                     20,813,195
                                                                                                          --------------

 Net change in cash and cash equivalents                                                                    (7,151,129)

 Cash and cash equivalents at beginning of period                                                            26,579,373
                                                                                                          --------------

 Cash and cash equivalents at end of period                                                              $   19,428,244
                                                                                                          ==============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

CAPITAL BANK
NOTES TO FINANCIAL STATEMENTS

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS - Capital Bank (the "Bank") was incorporated under the laws of North Carolina on May 30, 1997 and commenced operations on June 20, 1997. The Bank operates through its corporate office in Raleigh, North Carolina and two branches in Sanford, North Carolina. The Bank is a locally-owned community bank engaged in general commercial banking, providing a full range of banking services. The majority of the Bank's customers are expected to be individuals and small to medium-size businesses. The Bank's primary source of revenue is interest earned from loans to customers and from invested cash and securities.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS AND CERTAIN SIGNIFICANT ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents include demand and time deposits (with original maturities of 90 days or less) at other institutions and Federal funds sold. Generally, Federal funds are purchased and sold for one-day periods.

SECURITIES - Investments in certain securities are classified into three categories and accounted for as follows:

        1. Debt securities that the institution has the positive intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost;

        2. Debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings;

        3. Debt and equity securities not classified as either held to maturity securities or trading securities are classified as available for sale securities and reported at fair value, with unrealized gains and losses reported as a separate component of shareholders' equity.

The classification of securities is generally determined at the date of purchase. Gains and losses on sales of securities, computed based on specific identification of the adjusted cost of each security, are included in other income at the time of the sales.

Premiums and discounts on debt securities are recognized in interest income on the level interest yield method over the period to maturity.

LOANS AND ALLOWANCE FOR LOAN LOSSES - Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

A loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Uncollateralized loans are measured for impairment based on the present value of expected future cash flows discounted at the historical effective interest rate, while all collateral-dependent loans are measured for impairment based on the fair value of the collateral.

At December 31, 1997, and during the period then ended, there were no loans material to the financial statements considered to be impaired.

The Bank uses several factors in determining if a loan is impaired. The internal asset classification procedures include a thorough review of significant loans and lending relationships and include the accumulation of related data. This data includes loan payment status, borrowers' financial data and borrowers' operating factors such as cash flows, operating income or loss, etc.

CAPITAL BANK
NOTES TO FINANCIAL STATEMENTS

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED) - The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions and trends that may affect the borrowers' ability to pay. Significant loan origination and commitment fees and certain direct origination costs are deferred and are amortized over the contractual life of the related loans using the level yield method.

INCOME RECOGNITION ON IMPAIRED AND NONACCRUAL LOANS - Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. If a loan or a portion of a loan is classified as doubtful or as partially charged off, the loan is generally classified as nonaccrual. Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt.

Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance (generally a minimum of six months) by the borrower, in accordance with the contractual terms of interest and principal.

While a loan is classified as nonaccrual and the future collectibility of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to the principal outstanding, except in the case of loans with scheduled amortizations where the payment is generally applied to the oldest payment due. When the future collectibility of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan had been partially charged-off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

FORECLOSED ASSETS - Any assets acquired as a result of foreclosure are valued at the lower of the recorded investment in the loan or fair value less estimated costs to sell. The recorded investment is the sum of the outstanding principal loan balance and foreclosure costs associated with the loan. Any excess of the recorded investment over the fair value of the property received is charged to the allowance for loan losses. Valuations will be periodically performed by management and any subsequent write-downs due to the carrying value of a property exceeding its estimated fair value less estimated costs to sell are charged against other expenses.

PREMISES AND EQUIPMENT - Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed by the straight-line method based on estimated service lives of assets. Useful lives range from 5 to 7 years for furniture and equipment. The cost of leasehold improvements is being amortized using the straight-line method over the terms of the related leases. Repairs and maintenance are charged to expense as incurred.

Upon disposition, the asset and related accumulated depreciation or amortization are relieved and any gains or losses are reflected in operations.

INTANGIBLE ASSETS - Deposit premium and goodwill arising from the branch acquisition completed on June 20, 1997 of $2,000,000 and $163,626, respectively, before accumulated amortization of $114,108 at December 31, 1997, are being amortized on a straight-line basis over ten years. These lives were estimated by management at the time the assets were acquired using information available at that time and are subject to re-evaluation as new information becomes available. Amortization expense recognized during the period ended December 31, 1997 was $114,108.

CAPITAL BANK
NOTES TO FINANCIAL STATEMENTS

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS (CONTINUED) The Bank evaluates intangible assets for potential impairment by analyzing the operating results, trends and prospects of the Bank. The Bank also takes into consideration recent acquisition patterns within the banking industry and any other events or circumstances which might indicate potential impairment.

INCOME TAXES - Deferred tax asset and liability balances are determined by application to temporary differences of the tax rate expected to be in effect when taxes will become payable or receivable. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if the Bank cannot determine that the benefits will more likely than not be realized.

ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES - In June 1996, the Financial Accounting Standards Board issued Statement No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS No. 125"). This Statement establishes new criteria for determining whether a transfer of financial assets should be accounted for as a sale or as a pledge of collateral in a secured borrowing. This Statement also establishes new accounting requirements for pledged collateral. The Statement is effective for certain transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. Statement of Financial Accounting Standards No. 127 defers the effective date of certain provisions of SFAS No. 125 until January 1, 1998. The Bank does not anticipate a significant effect on operations or its financial position from the adoption of these Statements.

NET LOSS PER SHARE - Net loss per share is computed on the weighted average number of shares outstanding during the period. The weighted average number of shares outstanding was 2,475,546 for the period ended December 31, 1997.

As of December 31, 1997, the Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share". In accordance with SFAS 128, the Bank has presented both basic and diluted EPS on the face of the Statement of Operations. Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. For loss periods, diluted EPS is the same as basic EPS due to the fact that including common stock equivalents in the calculation of diluted EPS would be anitdilutive.


COMPREHENSIVE INCOME - As of December 31, 1997 the Bank adopted Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income." As required by the SFAS No. 130, prior year information has been modified to conform with the new presentation. Comprehensive income includes net income and all other changes to the Bank's equity, with the exception of transactions with shareholders ("Other Comprehensive Income"). The Bank's only component of comprehensive income relates to unrealized gains and losses on securities available for sale. The Bank's total comprehensive income (loss) for the period ended December 31, 1997 was $(717,243).

NEW PRONOUNCEMENTS - The Financial Accounting Standards Board has recently issued Statement No. 131 "Disclosures about Segments of an Enterprise and Related Information". This statement will be adopted effective January 1, 1998, with appropriate restatements or disclosures for prior periods. The adoption of this statement is not expected to have a significant effect on operations or financial position.


2.     ORGANIZATION AND SIGNIFICANT ACTIVITIES

The Bank was organized on December 12, 1996 and commenced a public subscription offering on February 17, 1997. The offering resulted in gross proceeds of $27,254,161 from the sale of 2,477,651 shares.

On June 20, 1997, the Bank acquired the two branches located in Sanford, North Carolina from a large community bank. A summary of the acquisition is as follows:

        Deposits assumed                                         $   23,294,220
        Deposit premium paid                                        (2,000,000)
        Loans acquired                                             (10,908,384)
        Goodwill recorded                                               163,626
        Net other assets acquired                                     (260,054)
                                                                  --------------

                     Net cash received                           $   10,289,408
                                                                  ==============

CAPITAL BANK
NOTES TO FINANCIAL STATEMENTS

2.     ORGANIZATION AND SIGNIFICANT ACTIVITIES (CONTINUED)

In accordance with the rules and regulations of the North Carolina Commissioner of Banks, all expenditures of the Bank prior to commencing operations are charged against surplus. The operating expenses, principally personnel and occupancy, amounted to $437,017, and expenses related to the offering aggregated $1,069,150.

3.     SECURITIES

Securities at December 31, 1997 are summarized as follows:

                                                                             GROSS            GROSS          ESTIMATED
                                                          AMORTIZED       UNREALIZED        UNREALIZED         MARKET
                                                            COST             GAINS            LOSSES           VALUE
                                                        --------------   --------------   ---------------  ---------------
        U.S. Government and agency securities:
           Held to maturity                             $   8,001,646    $       1,944    $      -         $    8,003,590
           Available for sale                               5,993,458           26,592           -              6,020,050
                                                         -------------    -------------    --------------    -------------
                                                           13,995,104           28,536           -             14,023,640

        Mortgage backed securities:
           Available for sale                               5,378,241          -                  21,629        5,356,612
                                                         -------------    -------------    --------------    -------------

                   Total                                $  19,373,345    $      28,536    $       21,629   $   19,380,252
                                                         =============    =============    ==============    =============

All U.S. Government and agency securities mature after one year and within five years as of December 31, 1997. Expected maturities for mortgage-backed securities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

4.     FEDERAL HOME LOAN BANK STOCK

The Company, as member of the Federal Home Loan Bank System, is required to maintain an investment in capital stock of the FHLB in an amount equal to the greater of 1% of its outstanding home loans or 5% of its outstanding FHLB advances. No ready market exists for the FHLB stock, and it has no quoted market value. The balance of Federal Home Loan Bank Stock held at December 31, 1997 was $153,300.

5.     LOANS AND ALLOWANCE FOR LOAN LOSSES

A summary of activity in the allowance for loan losses for the period ended December 31, 1997 is as follows:


        Balance at beginning of period                         $      -
        Adjustment for loans acquired                                 163,626
        Provision for loan losses                                     270,000
        Loans charged-off, net of $0 recoveries                       (6,354)
                                                                --------------

        Balance at end of period                               $      427,272
                                                                ==============

At December 31, 1997 there were no nonperforming assets.

In the normal course of business certain directors and executive officers of the Bank, including their immediate families and companies in which they have an interest, may be loan customers. Total loans to such groups at December 31, 1997, and activity during the period ended December 31, 1997, is summarized as follows:

        Beginning balance                                     $    1,538,062
        New loans                                                  3,412,570
        Principal repayments                                     (1,741,276)
                                                               --------------

        Ending balance                                        $    3,209,356
                                                               ==============

CAPITAL BANK
NOTES TO FINANCIAL STATEMENTS

5.     LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

In addition, such groups had available lines of credit in the amount of $250,000 at December 31, 1997. The Bank paid an aggregate of approximately $312,000 to companies owned by members of the board of directors for equipment and construction and consulting services.

6.     INCOME TAXES

No federal or state income tax expense resulted from the current period due to the generation of net operating losses and the establishment of a valuation allowance against deferred tax assets.

The difference between income tax and the amount computed by applying the statutory federal income tax rate of 34% was primarily a result of the establishment of the valuation allowance on the net deferred tax assets for the period ended December 31, 1997.

Significant components of deferred tax assets and liabilities at December 31, 1997 are as follows

          Deferred tax assets (liabilities):
             Preopening expenditures                             $     178,000
             Reserve for bad debts                                     105,000
             Amortization                                               14,000
             Directors fees                                             34,000
             Net operating loss                                        161,000
                                                                  -------------
                       Total deferred tax assets                       492,000
             Valuation allowance                                     (479,000)
             Depreciation                                             (13,000)
                                                                  -------------
                       Net deferred tax assets                   $     -
                                                                  =============

The net operating losses expire in 2012 for federal tax purposes and in 2002 for state tax purposes.

7.     LEASES

The Bank has noncancelable operating leases for its corporate office, branch locations, and an automobile that expire at various times through 2007. Future minimum lease payments under the leases for years subsequent to December 31, 1997 are $148,863 for 1998, $137,751 for 1999, $85,497 for 2000, $31,200 for
2001 and 2002, and $153,400 thereafter.

8.     REGULATORY MATTERS AND RESTRICTIONS

The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios, as set forth in the table below. Management believes, as of December 31, 1997 that the Bank meets all capital adequacy requirements to which it is subject. As of March 31, 1998, the date of the most recent regulatory exam, the Bank was categorized as "well capitalized".

The Bank, as a North Carolina banking corporation, may pay dividends only out of undivided profits as determined pursuant to North Carolina General Statues
Section 53-87. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of the Bank.

CAPITAL BANK
NOTES TO FINANCIAL STATEMENTS

8.     REGULATORY MATTERS AND RESTRICTIONS (CONTINUED)

To be categorized as well capitalized the Bank must maintain minimum amounts and ratios. The Bank's actual capital amounts and ratios as of December 31, 1997 and the minimum requirements are presented in the table below.


                                                                                                 To Be Well Capitalized
                                                                                                Under Prompt Corrective
                                                       Actual             Adequacy Purposes        Action Provisions
                                                ----------------------  ----------------------  -------------------------
                                                  Amount       Ratio      Amount       Ratio        Amount        Ratio
                                                ------------  --------  ------------  --------  ---------------  --------
                                                                          (dollars in thousands)
        Total Capital (to Risk Weighted
             Assets)                            $    23,328      68.80%  $    2,713       8.00%  $       3,391      10.00%
        Tier I Capital (to Risk Weighted
             Assets)                                 22,901      67.54        1,356       4.00           2,034       6.00
        Tier I Capital (to Average Assets)           22,901      42.12        2,175       4.00           2,719       5.00

9.     EMPLOYEE BENEFIT PLANS

The Bank's Board of Directors has approved an incentive stock option plan and a nonqualified stock option plan for the benefit of its employees and its employees and directors, respectively. The plans are pending shareholder and regulatory approval. The Board has reserved 122,500 and 122,500 shares, respectively, under the aforementioned plans.

Grants of options will be made by the Board or the Compensation Committee. All grants must be at no less than fair market value on the date of grant, must be exercised no later than 10 years from the date of grant, and may be subject to some vesting provisions.

For the period ended December 31, 1997, there were 42,000 options granted. At December 31, 1997 there were 42,000 options outstanding, of which 13,000 will be exercisable upon approval of the plans by the shareholders and regulators. The weighted average exercise price of options granted, forfeited, outstanding and exercisable was $11.00 at December 31, 1997.

The Bank instituted a 401(k) plan for the benefit of its employees, which includes provisions for employee contributions, subject to limitation under the Internal Revenue Code, with the Company to match contributions up to 6% of the employee's salary. The Plan provides that employees' contributions are 100% vested at all times and the Bank's contributions vest 25% during the third year of service, an additional 25% during the fourth year of service and the remaining 50% during the fifth year of service. Further, the Bank may make additional contributions on a discretionary basis. Aggregate contributions for 1997 were $18,595.

The Bank intends to account for its Plans under the provisions of APB Opinion No. 25. However, the Bank is required to disclose the pro forma effects on net income regarding the new fair value based method. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 1997: dividend yield, zero; expected volatility of 15%; risk free interest rate of 5.75%; and expected life of 6 years. Had compensation cost for the Bank's stock-based compensation plans, as described above, been determined consistent with SFAS No. 123, the Bank's net loss and loss per share would have been increased by $28,119 or $.01 per share. The compensation costs disclosed here may not be representative of the effects of pro forma net income in future years.

10. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF CREDIT RISK

The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. At December 31, 1997, these financial instruments were comprised entirely of unused lines of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

CAPITAL BANK
NOTES TO FINANCIAL STATEMENTS

10. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF CREDIT RISK (CONTINUED)

The Bank's exposure to credit loss in the event of nonperformance by the other party is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making these commitments as they do for on-balance sheet instruments. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management's credit evaluation of the borrower. Collateral held varies but may include trade accounts receivable, property, plant, and equipment and income-producing commercial properties. Since many unused lines of credit expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Unused lines of credit and outstanding letters of credit were $5,634,000 and $239,000, respectively, at December 31, 1997. The Bank does not anticipate any losses as a result of these transactions.

The Bank's lending in concentrated primarily in Wake and Lee counties in North Carolina. Credit has been extended to certain of the Bank's customers through multiple lending transactions.

11.   FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS No. 107"), requires the disclosure of estimated fair values for financial instruments. Quoted market prices, if available, are utilized as an estimate of the fair value of financial instruments. Because no quoted market prices exist for a significant part of the Bank's financial instruments, the fair value of such instruments has been derived based on management's assumptions with respect to future economic conditions, the amount and timing of future cash flows and estimated discount rates. Different assumptions could significantly affect these estimates. Accordingly, the net amounts ultimately collected could be materially different from the estimates presented below. In addition, these estimates are only indicative of the values of individual financial instruments and should not be considered an indication of the fair value of the Bank taken as a whole.

The fair values of cash and due from banks, Federal funds sold, interest bearing deposits in banks and accrued interest receivable/payable are equal to the carrying value due to the nature of the financial instruments. The fair value of the Bank's loans is determined by discounting the scheduled cash flows through the loan's estimated maturity using estimated market discount rates that most reflect the credit and interest rate risk inherent in the loan. The fair value of the Bank's loan portfolio at December 31, 1997 was $27,118,231, while the carrying value was $27,065,675.

The fair value of deposits with no stated maturities, such as savings deposits, and interest bearing demand deposits, are equal to the amount payable. The fair value of time deposits, such as certificates of deposit and Individual Retirement Accounts, are based on the discounted contractual cash flows. The discount rate is estimated using rates currently offered for deposits of similar maturities. The fair value of certificates of deposit and individual retirement accounts was $25,381,574 at December 31, 1997, compared to a carrying value of $25,312,171.

There is no material difference between the carrying amount and estimated fair value of off-balance sheet items totaling $5,873,000 at December 31, 1997.

The Bank's remaining assets and liabilities are not considered financial instruments.

CAPITAL BANK
NOTES TO FINANCIAL STATEMENTS

12.   STATEMENT OF CASH FLOWS - INFORMATION

The following is a reconciliation of net loss with the cash flows used in operating activities:

          Net loss                                                                    $       (722,206)
          Adjustments to reconcile net income to net cash provided by operating activities:
             Amortization of deposit premium and goodwill                                       114,108
             Depreciation                                                                        62,595
             Amortization of premium on securities, net                                           4,115
             Provision for loan losses                                                          270,000
             Changes in assets and liabilities:
               Accrued interest receivable                                                    (390,014)
               Accrued interest payable                                                        (22,683)
               Other assets                                                                   (128,034)
               Other liabilities                                                            (1,268,707)
                                                                                        ----------------

                       Cash flows used in operating activities                        $     (2,080,826)
                                                                                        ================

The Bank paid interest expense aggregating $457,915 during the period ending December 31, 1997.

13.  SUBSEQUENT EVENT


On September 29, 1998, Capital Bank signed an Agreement and Plan of Reorganization and Share Exchange with Home Savings Bank of Siler City, Inc., SSB (Home Savings). The Plan calls for the issuance of approximately 1,180,000 shares of Capital Bank stock in exchange for all the outstanding shares of Home Savings. The exchange will be accounted for as a pooling of interests and is expected to be completed by March 31, 1999.


14.   DEPOSITS

The following table shows the maturities of all time deposits in each of the next five year periods (in thousands):

         Year        Amount
         ----        ------
         1998    $  11,055
         1999       13,940
         2000          311
         2001            6
         2002            -
                  --------
         Total    $ 25,312
                  ========


                                  CAPITAL BANK
                                  BALANCE SHEET
                    September 30, 1998 and December 31, 1997
                              (Dollars In thousands)

                                                   September 30, 1998      December 31, 1997
                                                   -----------------    --------------------
                                                     (unaudited)           (audited)
ASSETS Cash and cash equivalents:
       Cash and due from banks                              $ 3,382             $ 2,641
       Federal funds sold                                    11,810              16,787
                                                   -----------------    ----------------
               Total cash and cash equivalents               15,192              19,428

Securities
       Available for sale, at fair value                     14,341              11,377
       Held-to-maturity, at amortized cost (market value
          $2,230 at September 30, 1998)                       2,207               8,155
                                                   -----------------    ----------------
       Total Securities                                      16,548              19,532

Loans-net of unearned income                                 64,268              27,065
      Allowance for loan losses                                (909)               (427)
                                                   -----------------    ----------------
              Net loans                                      63,359              26,638

Premises and equipment, net                                   2,338                 665
Accrued interest receivable                                     544                 453
Deposit premium and goodwill, net                             1,887               2,050
Other assets                                                    196                 138
                                                   -----------------    ----------------

      Total assets                                        $ 100,064            $ 68,904
                                                   =================    ================



LIABILITIES
Deposits
      Demand, non-interest bearing                          $ 7,856             $ 6,118
      Savings and interest bearing demand deposits           19,152              11,956
      Time deposits                                          48,087              25,312
                                                   -----------------    ----------------
              Total deposits                                 75,095              43,386

Accrued interest payable                                        234                 211
Other liabilities                                               421                 351
                                                   -----------------    ----------------
      Total liabilities                                      75,750              43,948

STOCKHOLDERS' EQUITY
Common stock, par value $5; 20,000,000 shares
  authorized; 2,477,651 shares issued and outstanding        12,388              12,388
Surplus                                                      13,285              13,285
Accumulated deficit                                          (1,535)               (722)
Accumulated other comprehensive income                          176                   5

                                                   -----------------    ----------------
      Total stockholders' equity                             24,314              24,956
                                                   -----------------    ----------------

      Total liabilities and stockholders' equity          $ 100,064            $ 68,904
                                                   =================    ================

                                  CAPITAL BANK
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)
                    (In thousands except for per share data)

                                                        Three              Three
                                                       months ended     months ended       Nine months ended  From June 20, 1997 to
                                                   September 30, 1998 September 30, 1997  September 30, 1998   September 30, 1997
                                                   -----------------    ----------------   -----------------    -----------------
Interest income:
      Loans and fees on loans                               $ 1,319               $ 310             $ 3,083              $ 332
      Securities                                                300                 117                 950                117
      Federal funds                                              92                 367                 343                407
                                                   -----------------    ----------------   -----------------  -----------------

          Total interest income                               1,711                 794               4,376                856
                                                   -----------------    ----------------   -----------------  -----------------
Interest expense:
      Deposits                                                  806                 274               2,037                303
      Short-term borrowings                                       -                   7                   -                  7
                                                   -----------------    ----------------   -----------------  -----------------
          Total interest expense                                806                 281               2,037                310
                                                   -----------------    ----------------   -----------------  -----------------

          Net interest income                                   905                 513               2,339                546
Provision for loan losses                                       173                 135                 518                135
                                                   -----------------    ----------------   -----------------  -----------------

      Net interest income after provision
         for loan losses                                        732                 378               1,821                411
                                                   -----------------    ----------------   -----------------  -----------------

Noninterest income:
      Service charges and fees                                   94                  43                 201                 44
      Other fees and income                                     134                   1                 211                  1
      Gain on sale of securities                                 60                   -                  60                  -
                                                   -----------------    ----------------   -----------------  -----------------

          Total other income                                    288                  44                 472                 45
                                                   -----------------    ----------------   -----------------  -----------------

Noninterest expenses:
      Salaries and employee benefits                            635                 381               1,684                407
      Occupancy                                                  94                  46                 241                 47
      Equipment expense                                          55                  35                 180                 35
      Advertising                                                54                  72                 154                 83
      Office expense                                             20                  31                  76                 31
      Professional fees                                          56                  45                 112                 45
      Communications and data processing                         74                  39                 158                 46
      Amortization of intangibles                                54                  54                 162                 54
      Other                                                     176                 101                 339                118
                                                   -----------------    ----------------   -----------------  -----------------

          Total other expenses                                1,218                 804               3,106                866
                                                   -----------------    ----------------   -----------------  -----------------

          Income (loss) before income tax
             expense                                           (198)               (382)               (813)              (410)
Income tax expense                                                -                   -                   -                  -
                                                   -----------------    ----------------   -----------------  -----------------

Net income (loss)                                            $ (198)             $ (382)             $ (813)            $ (410)
                                                   =================    ================   =================  =================

Weighted average shares outstanding                           2,478               2,478               2,478              2,471
                                                   =================    ================   =================  =================

Net  loss per share-basic and diluted                       $ (0.08)            $ (0.15)            $ (0.33)           $ (0.17)
                                                   =================    ================   =================  =================

                                  CAPITAL BANK
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (In thousands)

                                                  Nine months ended   From June 20, 1997 to
                                                  September 30, 1998    September 30, 1997
                                                   -----------------     ----------------
Cash flows from operating activities:
Net income (loss)                                            $ (813)             $ (410)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
         Amortization of deposit premium and goodwill           162                  60
         Depreciation                                           175                  30
         Amortization of securities premium
             (discount), net                                     15                   2

         Provision for loan losses                              518                 136
         Changes in assets and liabilities:
            Accrued interest receivable                         (91)               (211)
            Accrued interest payable                             23                 (21)
            Other assets                                        (58)                 (6)
            Other liabilities                                    70                (379)
                                                           ---------            --------

               Net cash used in operating activities              1                (799)

Cash flows from investing activities:
Purchases of securities available-for-sale                   (7,246)             (5,653)
Purchases of securities held-to-maturity                          -              (8,005)
Net increase in loans                                       (37,238)             (7,226)
Additions to premises and equipment                          (1,848)               (465)
Proceeds from maturities of securities available for sale     1,445                   -
Proceeds from maturities of securities held to maturity       6,000                   -
Proceeds from sale of securities available for sale           2,995                   -
Purchase of Federal Home Loan Bank stock                        (54)                  -
                                                           ---------            --------

               Net cash used in investing activities        (35,946)            (21,349)

Cash flows from financing activities
Net increase in deposits                                     31,709               4,694
Net decrease in short-term borrowings                             -                (525)
Proceeds received from stock subscriptions                        -                 606
                                                           ---------            --------

               Net cash provided by financing activities     31,709               4,775

Net change in cash and cash equivalents                      (4,236)            (17,373)
                                                           ---------            --------

Cash and cash equivalents at beginning of period             19,428              36,869
                                                           ---------            --------

Cash and cash equivalents at end of period                 $ 15,192             $19,496
                                                           =========            ========
Supplemental disclosures of cash flow information:
     Cash paid during the period of interest               $  2,014             $   282
                                                           =========            ========

CAPITAL BANK
Notes to the Financial Statements

1. Significant Accounting Policies and Interim Reporting


The significant accounting policies followed by the Bank for interim financial reporting are consistent with the accounting policies followed for annual financial reporting. These unaudited consolidated financial statements have been prepared in accordance with Rule 10-01 of Regulation S-X, and in management's opinion, all adjustments necessary for a fair presentation (all of which were of a normal recurring nature) have been included. The accompanying financial statements do not purport to contain all the necessary financial disclosures that might otherwise be necessary in the circumstances and should be read in conjunction with the financial statements and notes thereto for the period from June 20, 1997 to December 31, 1997. The results of operations for the six-month period ended September 30, 1998 are not necessarily indicative of the results to be expected for the full year.

2. Operations

Capital Bank (the "Bank") was incorporated under the laws of North Carolina on May 30, 1997 and commenced operations on June 20, 1997. The Bank operates through its corporate office in Raleigh, North Carolina, one branch in Cary, North Carolina and two branches in Sanford, North Carolina. The Bank is a locally-owned community bank engaged in general commercial banking, providing a full range of banking services. The majority of the Bank's customers are individuals and small to medium-size businesses. The Bank's primary source of revenue is interest earned from loans to customers and from invested cash and securities.

3. Changes in Accounting Principles

As of December 31, 1997, the Bank adopted statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." In accordance with SFAS 128, the Bank has presented both basic and diluted EPS on the face of the Statement of Operations. Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. For loss periods, diluted EPS is the same as basic EPS due to the fact that including common stock equivalents in the calculation of diluted EPS would be antidilutive.


      On January 1, 1998, the Bank adopted Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income." As required by the SFAS No. 130, prior year information will be modified to conform with the new presentation. Comprehensive income includes net income and all other changes to the Bank's equity, with the exception of transactions with shareholders ("Other Comprehensive Income"). The Bank's only components of other comprehensive income relate to unrealized gains and losses on securities available for sale. The Bank's total comprehensive income (loss) for the three and nine month periods ended September 30, 1998 was $(72,000) and $(642,000), respectively, and $(402,000) and $(374,000) for the three months ended September 30, 1997 and the period from June 20 to September 30, 1997, respectively. Information concerning the Bank's other comprehensive income for the periods ended September 30, 1998 and 1997 is as follows:



                                                                      Nine months                   Three months
                                                                    ended September 30           ended September 30,
                                                                     1998       1997              1998         1997
                                                                     ----       ----              ----         ----

Unrealized gains/(losses) on securities available for sale         $171,000     $8,000          $126,000      $8,000
Reclassification of gains recognized in net income                        0          0                 0           0
Income tax expense (benefit) relating to unrealized gains
  on available for sale securities                                        0          0                 0           0
                                                                   --------     ------          --------      ------
Other comprehensive income                                         $171,000     $8,000          $126,000      $8,000
                                                                   ========     ======          ========      ======


On January 1, 1998, the Bank adopted SFAS 131, "Disclosure about Segments of an Enterprises and Related Information." SFAS 131 establishes standards for determining an entity's operating segments and the type and level of financial information to be disclosed in both annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. No changes were made to the financial statements or related disclosures as a result of adopting SFAS 131.

Statement of Financial Accounting standards No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998. This Statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that derivatives be recognized as either assets or liabilities in the statement of financial position and be measured at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and whether or not the derivative is designed as a hedging instrument. This Statement is effective for fiscal years beginning after June 15, 1999 with initial application in the first quarter of the Bank's financial statements.

Statement of Financial Accounting Standards No. 134, Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise, was issued in October 1998. This Statement amends existing classification and accounting treatment of mortgage-backed securities, retained after mortgage loans held for sale are securitized, for entities engaged in mortgage banking activities. These securities previously were classified and accounted for as trading and now may be classified as held-to-maturity or available-for-sale, also. This statement is effective for the first fiscal quarter beginning after December 15, 1998. SFAS No. 134 is not expected to have material effect on the Bank's financial statements.

                        Report of Independent Accountants


October 16, 1998

The Board of Directors
Home Savings Bank of Siler City, Inc., SSB
Siler City, North Carolina


In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of operations, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Home Savings Bank of Siler City, Inc., SSB and Subsidiary at September 30, 1998 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Savings Bank's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP

By: /s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Consolidated Statements of Financial Condition
September 30, 1998 and 1997
--------------------------------------------------------------------------------

                                      Assets                                   1998                 1997
Cash and cash equivalents:
   Cash and due from banks                                                  $      558,002      $       498,641
   Interest-bearing deposits                                                       534,187              459,862
   Federal funds sold                                                           11,750,000            5,050,000
                                                                         ------------------  -------------------
      Total cash and cash equivalents                                           12,842,189            6,008,503

Investment securities - available for sale                                       7,089,625            6,950,296
Mortgage backed securities - available for sale                                  4,028,830            4,985,300
Investment securities held-to-maturity, estimated market values of
   $3,578,800 and  $5,530,000 in 1998 and 1997, respectively                     3,560,000            5,560,000
Loans receivable, less allowance for loan losses of $308,725 and
   $278,490 in 1998 and 1997, respectively                                      30,284,208           31,555,709
Premises and equipment, net                                                        284,930              293,627
Federal Home Loan Bank of Atlanta stock, at cost which
 approximates market                                                               355,000              346,500
Deferred income taxes                                                              246,311              433,484
Accrued interest and dividends receivable                                          182,014              198,695
Prepaid expenses and other assets                                                  836,012               47,626
                                                                         ------------------  -------------------
                                                                           $    59,709,119     $     56,379,740
                                                                         ==================  ===================
                       Liabilities and Stockholders' Equity
Liabilities:
   Deposits                                                                $    49,045,252     $     45,395,847
   Accrued interest payable                                                        237,151              130,278
   Other liabilities                                                               500,212            1,075,932
   ESOP note payable                                                               122,970              244,570
                                                                         ------------------  -------------------
      Total liabilities                                                         49,905,585           46,846,627
                                                                         ------------------  -------------------
Commitments  (Note 12)

Stockholders' equity:
   Common stock, $1 par value, 5,000,000 shares authorized, 922,686
     shares issued and outstanding                                                 922,686              922,686
   Additional paid-in capital                                                    8,176,384            8,144,111
   Retained income, substantially restricted                                       945,372            1,062,008
   Unearned ESOP shares                                                           (122,970)            (244,570)
   Deferred stock awards                                                          (213,635)            (292,771)
   Unrealized gain (loss) on available for sale securities, net of taxes            95,697              (58,351)
                                                                         ------------------  -------------------
      Total stockholders' equity                                                 9,803,534            9,533,113
                                                                         ------------------  -------------------
                                                                           $    59,709,119     $     56,379,740
                                                                         ==================  ===================

                 Theaccompanying notes are an integral part of these
                    consolidated financial statements.

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Consolidated Statements of Operations
Years Ended September 30, 1998, 1997 and 1996
--------------------------------------------------------------------------------

                                                                  1998                   1997                  1996
Interest and dividend income:
   Loans receivable                                           $       2,535,817     $       2,485,164      $       2,491,791
   Investment securities and bank deposits                            1,197,110             1,028,726              1,189,629
   Mortgage-backed securities                                           290,631               351,464                310,088
                                                          ---------------------- --------------------- ----------------------
      Total interest and dividend income                              4,023,558             3,865,354              3,991,508
Interest expense:
   Deposits                                                           2,430,739             2,157,731              2,102,145
   ESOP note payable                                                     14,417                20,462                 46,490
   Other                                                                  5,846                 6,484                      -
                                                          ---------------------- --------------------- ----------------------
      Total interest expense                                          2,451,002             2,184,677              2,148,635
                                                          ---------------------- --------------------- ----------------------
      Net interest income                                             1,572,556             1,680,677              1,842,873
Provision for loan losses                                                30,235                     -                      -
                                                          ---------------------- --------------------- ----------------------
      Net interest income after provision for loan losses             1,542,321             1,680,677              1,842,873
                                                          ---------------------- --------------------- ----------------------
Other operating income:
   Loan fees and charges                                                 13,783                17,780                 18,560
   Deposit fees and charges                                              35,219                38,409                 32,342
   Other                                                                 35,121                22,298                 26,675
                                                          ---------------------- --------------------- ----------------------
      Total other operating income                                       84,123                78,487                 77,577
                                                          ---------------------- --------------------- ----------------------
Other operating expenses:
   Compensation and employee benefits                                   493,222               491,603                330,930
   Compensation expense on ESOP shares                                  117,414                72,386                584,223
   Directors' fees                                                       38,807                40,168                 42,883
   Amortization of MRP deferred compensation                             79,136                75,000                      -
   Conversion/acquisition expenses                                       95,724               116,465                      -
   Occupancy and equipment                                               45,618                40,642                 36,239
   Federal deposit insurance premiums                                    28,426                19,829                349,219
   Data processing                                                      115,195                77,998                 67,577
   Other                                                                244,300               232,787                183,527
                                                          ---------------------- --------------------- ----------------------
      Total other operating expenses                                  1,257,842             1,166,878              1,594,598
                                                          ---------------------- --------------------- ----------------------
Income before income taxes                                              368,602               592,286                325,852

Income tax expense                                                      123,948               192,704                205,824
                                                          ---------------------- --------------------- ----------------------
Net income                                                     $        244,654       $       399,582       $        120,028
                                                          ====================== ===================== ======================
Net income per common share:
Basic                                                           $           .27        $          .45         $          .07 (1)
                                                          ====================== ===================== ======================
Assuming dilution                                               $           .27        $          .44         $          .07 (1)
                                                          ====================== ===================== ======================

(1) Calculated from date of conversion, see Note 14.

                 Theaccompanying notes are an integral part of these
                    consolidated financial statements.

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Consolidated Statements of Changes in Stockholders' Equity
Years Ended September 30, 1998, 1997 and 1996
--------------------------------------------------------------------------------


                                                                                    Retained
                                                                 Additional          Income-         Unearned         Deferred
                                                 Common           Paid-in         Substantially        ESOP            Stock
                                                 Stock            Capital          Restricted         Shares           Awards
                                            ----------------- -----------------  ---------------- ---------------- ---------------
Balance September 30, 1995                        $        -        $        -    $    5,408,573       $        -       $       -
Issuance of shares of common stock                   896,339         7,618,578                 -         (717,070)              -
Net income for the year ended
   September 30, 1996                                      -                 -           120,028                -               -
Change in unrealized loss on available
   for sale securities, net of taxes                       -                 -                 -                -               -
Cash dividends paid ($5.20 per share)                      -                 -        (4,419,822)               -               -
Release of ESOP shares                                     -           166,921                 -          417,302               -
Issuance of deferred stock awards                     26,347           355,685                 -                -        (382,032)
Change in market value of deferred
   stock awards                                            -           (14,261)                -                -          14,261
                                            ----------------- -----------------  ---------------- ---------------- ---------------
Balance September 30, 1996                           922,686         8,126,923         1,108,779         (299,768)       (367,771)
Net income for the year ended
   September 30, 1997                                      -                 -           399,582                -               -
Change in unrealized loss on available
   for sale securities, net of taxes                       -                 -                 -                -               -
Cash dividends paid ($.50 per share)                       -                 -          (446,353)               -               -
Release of ESOP shares                                     -            17,188                 -           55,198               -
MRP Amortization                                           -                 -                 -                -          75,000
                                            ----------------- -----------------  ---------------- ---------------- ---------------
Balance September 30, 1997                           922,686         8,144,111         1,062,008         (244,570)       (292,771)
Net income for the year ended
   September 30, 1998                                      -                 -           244,654                -               -
Change in unrealized loss on available
   for sale securities, net of taxes                       -                 -                 -                -               -
Cash dividends paid ($.40 per share)                       -                 -          (361,290)               -               -
Release of ESOP shares                                     -            32,273                 -          121,600               -
MRP Amortization                                           -                 -                 -                -          79,136
                                            ----------------- -----------------  ---------------- ---------------- ---------------
Balance September 30, 1998                        $  922,686    $    8,176,384     $     945,372    $    (122,970)   $   (213,635)
                                            ================= =================  ================ ================ ===============


                                             Unrealized Gain
                                                (Loss) on
                                                Available
                                                for Sale
                                               Securities             Total
                                            ------------------  -------------------
Balance September 30, 1995                       $          -     $      5,408,573
Issuance of shares of common stock                          -            7,797,847
Net income for the year ended
   September 30, 1996                                       -              120,028
Change in unrealized loss on available
   for sale securities, net of taxes                 (153,681)            (153,681)
Cash dividends paid ($5.20 per share)                       -           (4,419,822)
Release of ESOP shares                                      -              584,223
Issuance of deferred stock awards                           -                    -
Change in market value of deferred
   stock awards                                             -                    -
                                            ------------------  -------------------
Balance September 30, 1996                           (153,681)           9,337,168
Net income for the year ended
   September 30, 1997                                       -              399,582
Change in unrealized loss on available
   for sale securities, net of taxes                   95,330               95,330
Cash dividends paid ($.50 per share)                        -             (446,353)
Release of ESOP shares                                      -               72,386
MRP Amortization                                            -               75,000
                                            ------------------  -------------------
Balance September 30, 1997                            (58,351)           9,533,113
Net income for the year ended
   September 30, 1998                                       -              244,654
Change in unrealized loss on available
   for sale securities, net of taxes                  154,048              154,048
Cash dividends paid ($.40 per share)                        -             (361,290)
Release of ESOP shares                                      -              153,873
MRP Amortization                                            -               79,136
                                            ------------------  -------------------
Balance September 30, 1998                     $       95,697     $      9,803,534
                                            ==================  ===================

                 Theaccompanying notes are an integral part of these
                    consolidated financial statements.

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Consolidated Statements of Cash Flows
Years Ended September 30, 1998, 1997 and 1996
--------------------------------------------------------------------------------

                                                                             1998                1997               1996
Cash flows from operating activities:
   Net income                                                          $         244,654   $         399,582   $        120,028
   Adjustments to reconcile net income to net
     cash provided by operating activities:
      Depreciation                                                                20,362              22,213             15,816
      ESOP compensation                                                          117,414              72,386            584,223
      Provision for loan losses                                                   30,235                   -                  -
      Net accretion and amortization of discount and premium on investments
        and mortgage-backed securities                                            (9,846)            (13,005)           (10,659)
      MRP amortization                                                            79,136              75,000                  -
      Net gain on sale of loans                                                   (2,395)                  -                  -
      Deferred income tax provision (benefit)                                     89,008             (80,002)            45,600
      Changes in operating assets and liabilities:
        Accrued interest and dividends receivable                                 16,681               9,295           (114,296)
        Prepaid expenses and other assets                                       (788,386)            109,701             89,905
        Accrued interest payable                                                 106,873              29,690            (38,915)
        Other liabilities                                                       (575,720)            (40,312)           247,966
                                                                       ------------------  ------------------ ------------------
      Net cash (used in) provided by operating activities                       (671,984)            584,548            939,668
                                                                       ------------------  ------------------ ------------------
Cash flows from investing activities:
   Purchase of Federal Home Loan Bank of Atlanta stock                            (8,500)            (29,600)            (4,200)
   Maturity of certificate of deposit                                                  -             200,000            100,000
   Purchase of certificate of deposit                                                  -                   -           (100,000)
   Maturities of investment securities available-for-sale                      6,000,000           1,000,000          2,000,000
   Purchases of investment securities available-for-sale                      (5,999,375)           (999,688)        (2,966,035)
   Maturities of investment securities held-to-maturity                        2,000,000           2,000,000                  -
   Purchases of investment securities held-to-maturity                                 -          (1,000,000)        (6,559,375)
   Purchases of mortgage-backed securities available-for-sale                          -                   -         (3,577,281)
   Purchases of mortgage-backed securities held-to-maturity                            -                   -         (1,105,590)
   Principal payments received on mortgage-backed securities available
       for sale                                                                1,078,575             769,855            548,276
   Principal payments received on mortgage-backed securities held-to-
       maturity                                                                        -                   -             45,713
   Loan originations, net of principal repayments                              1,243,661          (1,521,343)            39,494
   Purchases of equipment                                                        (11,665)             (1,215)           (10,184)
                                                                       ------------------  ------------------ ------------------
      Net cash provided by (used in) investing activities                      4,302,696             418,009        (11,589,182)
                                                                       ------------------  ------------------ ------------------
Cash flows from financing activities:
   Net change in deposits                                                      3,649,405           3,728,904            297,521
   Net proceeds from issuance of stock                                                 -                   -          8,514,917
   Cash dividends paid                                                          (361,290)           (446,353)        (4,419,822)
   Principal payments on ESOP note payable                                       (85,141)            (55,198)          (417,302)
                                                                       ------------------  ------------------ ------------------
           Net cash provided by financing activities                           3,202,974           3,227,353          3,975,314

Net increase (decrease) in cash and cash equivalents                           6,833,686           4,229,910         (6,674,200)
Cash and cash equivalents, beginning of year                                   6,008,503           1,778,593          8,452,793
                                                                       ------------------  ------------------ ------------------
Cash and cash equivalents, end of year                                 $      12,842,189   $       6,008,503  $       1,778,593
                                                                       ==================  ================== ==================

                 Theaccompanying notes are an integral part of these
                    consolidated financial statements.

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Consolidated Statements of Cash Flows (Continued)
Years Ended September 30, 1998, 1997 and 1996
--------------------------------------------------------------------------------

                                                                          1998         1997         1996
Supplemental disclosusres of cash flow information:
   Cash paid during the year for:
     Interest                                                         $ 2,344,129  $ 2,154,987  $ 2,187,550
     Income taxes                                                         484,839       77,371      245,821

Supplemental schedule of noncash investing and financing: activities:
   Funding of MRP plan                                                          -            -      367,771

   Transfer of securities to available for sale:
     Investment securities                                                      -            -    2,779,233
     Mortgage-backed securities                                                 -            -    6,000,000

   Issuance of deferred stock awards                                            -            -      382,032

   Reduction of ESOP note payable from dividends on allocated shares       36,459            -            -

                 Theaccompanying notes are an integral part of these
                    consolidated financial statements.

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

1.    Basis of Presentation and Summary of Significant Accounting Policies

      Nature of Operations

      Home Savings Bank of Siler City, Inc., SSB (the "Savings Bank") operates one office in central North Carolina. The Savings Bank's principal business activity is to accept deposits from the general public and to make conventional first mortgage loans for the purchase of real estate or for the refinancing of loans secured by real estate. These loans, and the securities portfolio, are the Savings Bank's primary source of revenue. Substantially all of the Savings Bank's lending activity is with customers located in Chatham, Randolph, Guilford and Orange counties in central North Carolina.

      Use of Estimates in the Preparation of Financial Statements

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at September 30, 1998 and 1997 and the reported amounts of revenues and expenses during the years ended September 30, 1998, 1997 and 1996. Actual results could differ from those estimates.

      Basis of Presentation

      The consolidated financial statements include the accounts of the Savings Bank and its wholly-owned subsidiary, Home S&L Service Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

      Cash and Cash Equivalents

      Cash and cash equivalents include demand and time deposits (with original maturities of ninety days or less) at other institutions and Federal funds sold. Generally, Federal funds are purchased and sold for one-day periods.

      Investment and Mortgage-Backed Securities

      Investments in certain securities are classified into three categories and accounted for as follows: (1) debt securities that the Savings Bank has the positive intent and the ability to hold to maturity are classified as held-to-maturity and reported at amortized cost; (2) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings; (3) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available for sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of equity.

      Premiums and discounts on debt securities are recognized in interest income on the level interest yield method over the period to maturity.

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      Loans  Receivable and Allowance for Loan Losses

      Loans receivable are stated at the amount of unpaid principal, reduced by an allowance for loan losses and net deferred loan origination fees. Interest is calculated by using the simple interest method on daily balances of the principal amount outstanding. Deferred loan fees and costs are amortized to interest income over the contractual life of the loan using the interest method.

      A loan is considered impaired, based on current information and events, if it is probable that the Savings Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Uncollateralized loans are measured for impairment based on the present value of expected future cash flows discounted at the historical effective interest rate, while all collateral-dependent loans are measured for impairment based on the fair value of the collateral.

      The Savings Bank uses several factors in determining if a loan is impaired. The internal asset classification procedures include a thorough review of significant loans and lending relationships and the accumulation of related data. This data includes loan payment status, borrowers' financial data and borrowers' operating factors such as cash flows, operating income or loss, etc. At September 30, 1998 and 1997 and during the years then ended, there were no loans material to the consolidated financial statements that were considered impaired as defined.

      The allowance for loan losses is established through a provision for loan losses charged to expense to reduce the recorded balance of loans to their estimated net realizable value or fair value, as applicable. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on the evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature, quality and volume of the loan portfolio, review of specific problem loans, and current economic conditions and trends that may affect the borrowers' ability to pay. Accrual of interest is discontinued on loans
      (1) which are past due 90 days or more if collateral is inadequate to cover principal and interest, or (2) immediately if management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection is doubtful.

      Premises and Equipment

      Premises and equipment are carried at cost less accumulated depreciation. The provision for depreciation is computed using the straight-line method over the estimated useful lives of the various classes of assets. Useful lives range from 10 to 30 years for buildings and 5 to 10 years for furniture and equipment. Repairs and maintenance are charged to expense as incurred.

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      Foreclosed Assets

      Assets acquired as a result of foreclosure are valued at the lower of the recorded investment in the loan or fair value less estimated costs to sell. The recorded investment is the sum of the outstanding principal loan balance and foreclosure costs associated with the loan. Any excess of the recorded investment over the fair value of the property received is charged to the allowance for loan losses. Valuations are periodically performed by management and any subsequent write-downs due to the carrying value of a property exceeding its estimated fair value are recorded as a valuation allowance with a corresponding charge to other operating expenses.

      Income Taxes

      Deferred tax asset and liability balances are determined by application to temporary differences of the tax rate expected to be in effect when taxes will become payable or receivable. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years.

      New Accounting Pronouncements

      The Savings Bank adopted SFAS No. 130, "Reporting Comprehensive Income" on October 1, 1998. SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements.

      The Savings Bank adopted SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information" on October 1, 1998. SFAS No. 131 specifies revised guidelines for determining an entity's operating segments and the type and level of financial information to be disclosed.

      The Savings Bank will adopt the provisions of SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" effective with the fiscal quarter beginning July 1, 1999. This Statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that derivatives be recognized as either assets or liabilities in the statement of financial position and be measured at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and whether or not the derivative is designated as a hedging instrument. This Statement is effective for fiscal years beginning after June 15, 1999 with initial application in the first quarter of the fiscal year. SFAS No. 133 is not expected to have a material effect on the Savings Bank's financial statements.

      Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise", was issued in October 1998. This Statement amends existing classification and accounting treatment of mortgage-backed securities, retained after mortgage loans held for sale are securitized, for entities engaged in mortgage banking activities. These securities previously were classified and accounted for as trading and now may be classified as held-to-maturity or available-for-sale, also. This Statement is effective for the first fiscal quarter beginning after December 15, 1998. SFAS No. 134 is not expected to have material effect on the Bank's financial statements.

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

2.    Investment and Mortgage-Backed Securities

      A summary of investment and mortgage-backed securities at September 30, 1998 and 1997 is as follows:

                                                                  Gross             Gross            Estimated
                                             Amortized         Unrealized        Unrealized            Market
                                                Cost              Gains            Losses              Value
                                          ----------------- ------------------ ----------------  -------------------
1998:
Held-to-maturity:
   Federal Home Loan Bank bonds:
     Due after one through five years       $    3,560,000      $      18,800       $        -     $      3,578,800
                                          ----------------- ------------------ ----------------  -------------------
Available for sale:
   Federal Farm Credit Bank Note:
     Due after on through five years        $    1,000,000      $       9,400       $        -     $      1,009,400

   Federal Home Loan Bank bonds:
     Due after one through five years            6,000,000             80,225                -            6,080,225
                                          ----------------- ------------------ ----------------  -------------------
                                            $    7,000,000      $      89,625       $        -     $      7,089,625
                                          ----------------- ------------------ ----------------  -------------------
Mortgage-backed securities:
   GNMA Certificates                         $     528,236      $      19,216       $        -       $      547,452
   FNMA Certificates                               931,778             18,279                -              950,057
   FHLMC Certificates                            2,501,560             33,038            3,277            2,531,321
                                          ----------------- ------------------ ----------------  -------------------
                                            $    3,961,574      $      70,533     $      3,277     $      4,028,830
                                          ----------------- ------------------ ----------------  -------------------


                                      F-27

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


                                                                    Gross             Gross            Estimated
                                              Amortized          Unrealized        Unrealized            Market
                                                 Cost               Gains            Losses              Value
                                          -----------------  ------------------ ----------------  -------------------
1997:
Held-to-maturity:
   Federal Home Loan Bank bonds:
     Due after one through five years       $    3,560,000        $         -     $     20,000     $      3,540,000
     Due after five through ten years            1,000,000                  -                -            1,000,000
     Due after ten years                         1,000,000                  -           10,000              990,000
                                          -----------------  ------------------ ----------------  -------------------
                                            $    5,560,000        $         -     $     30,000     $      5,530,000
                                          -----------------  ------------------ ----------------  -------------------
Available for sale:
   U.S. Treasury notes:
     Due within one year                    $    1,989,092        $         -     $      8,983     $      1,980,109
   Federal Home Loan Bank bonds:
     Due within one year                           999,688                312                -            1,000,000
     Due after one through five years            4,000,000                  -           29,813            3,970,187
                                          -----------------  ------------------ ----------------  -------------------
                                            $    6,988,780        $       312     $     38,796     $      6,950,296
                                          -----------------  ------------------ ----------------  -------------------
Mortgage-backed securities:
   GNMA Certificates                        $      666,603        $    18,075     $         --     $        684,678
   FNMA Certificates                             1,361,271                 --           15,976            1,345,295
   FHLMC Certificates                            3,014,275                 --           58,948            2,955,327
                                          -----------------  ------------------ ----------------  -------------------
                                            $    5,042,149        $    18,075     $     74,924     $      4,985,300
                                          -----------------  ------------------ ----------------  -------------------



      Expected maturities for mortgage-backed securities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

3. Loans Receivable

      Loans receivable at September 30, 1998 and 1997 consist of the following:

                                                             1998                1997
Real estate loans:
   Residential owner occupied                           $    25,947,306     $   26,189,421
   Residential non-owner occupied                             2,796,681          3,401,412
   Commercial                                                 1,669,845          1,645,086
   Construction loans                                           210,413            718,681
Loans collateralized by deposits                                222,956            317,593
                                                        ----------------    ---------------
                                                             30,847,201         32,272,193
Less:
   Undisbursed portion of construction loans                    (47,922)          (223,212)
   Net deferred loan origination fees                          (206,346)          (214,782)
   Allowance for loan losses                                   (308,725)          (278,490)
                                                        ----------------    ---------------
Loans receivable, net                                   $    30,284,208     $   31,555,709
                                                        ================    ===============

      The Savings Bank originates both adjustable and fixed interest rate loans. The adjustable rate loans have interest rate adjustment limitations and are generally indexed to the current market rate at the date of adjustment. Future market factors may affect the correlation of the interest rate adjustment with the rates the Savings Bank pays on the short-term deposits that have been primarily utilized to fund these loans.


      The Savings Bank does not originate or purchase specifically for resale, material amounts of loans. There were no loans held for sale at September 30, 1998 and 1997.


      A summary of the allowance for loan losses for the years ended September 30, 1998, 1997 and 1996, is as follows:

                                              1998            1997            1996
Balance, beginning of year                  $ 278,490       $ 279,659       $ 279,659
Provision charged against income               30,235               -               -
Loans charged off, net of recoveries                -          (1,169)              -
                                           -----------     -----------      ----------
Balance, end of year                        $ 308,725       $ 278,490       $ 279,659
                                           ===========     ===========      ==========

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      The following is a summary of nonperforming loans at September 30, 1998 and 1997:

                                                          1998             1997

Loans 90 days past due and still accruing interest      $ 417,979        $ 343,000
Nonaccrual loans                                                -           45,000
                                                        ----------      -----------
                                                        $ 417,979        $ 388,000
                                                        ==========      ===========


      During the years ended September 30, 1998, 1997 and 1996, the Savings Bank sold loans with principal balance of $ 19,635, $0 and $0, respectively. There were no loans held for sale as of September 30, 1998 and 1997.


4.    Premises and Equipment

      Premises and equipment at September 30, 1998 and 1997 are summarized as follows:

                                                            1998             1997

Land                                                      $   44,000       $   44,000
Building and improvements                                    368,605          368,605
Furniture, fixtures and equipment                            256,995          245,330
                                                        -------------    -------------
                                                             669,600          657,935
Less accumulated depreciation                               (384,670)        (364,308)
                                                        -------------    -------------
                                                         $   284,930      $   293,627
                                                        =============    =============

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

5. Deposits

      A summary of deposits at September 30, 1998 and 1997 follows (dollars in thousands):

                                                      1998                                    1997
                                          Weighted                                Weighted
                                           Average                                Average
                                            Rate              Balance               Rate              Balance
                                            ----              -------               ----              -------
NOW and money market accounts includes
   noninterest-bearing deposits of $74
   and $85 at September 30, 1998 and 1997,
   respectively                             3.84%         $     8,708               4.11%        $      8,308
Passbook savings                            3.06%               3,153               3.04%               3,196
Certificates of deposit (by upcoming
   maturities):
   3 months                                 5.43%               8,750               5.56%               9,341
   4 months                                 5.42%               3,038               5.44%               3,276
   6 months                                 5.50%               6,471               5.77%               5,505
   9 months                                 5.60%               6,610               5.96%               7,058
   12 months                                5.23%               2,752               5.55%               3,077
   18 months                                5.44%               2,602               5.73%               2,594
   36 months                                5.94%               6,961               5.74%               3,041
                                                          ------------          ------------     ------------
   Total certificates of deposit            5.55%              37,184               5.70%              33,892
                                                          ------------          ------------     ------------
Total deposits                              5.09%         $    49,045               5.22%        $     45,396
                                                          ============                           ============


Home Savings Bank of Siler City
Footnote 5 - Deposits

At September 30, 1998, the scheduled maturities of time deposits are as follows (dollars in thousands):

                           1999      $27,621
                           2000        2,602
                           2001        6,961
                           2002            -
                           2003            -
                                     -------
                                     $37,184
                                     =======



      The aggregate amount of certificates of deposit $100,000 or greater at September 30, 1998 by scheduled maturities follows:

Less than 3 months through 12 months                         $  2,540,180
In excess of 12 months                                          1,083,904
                                                             -------------
                                                             $  3,624,084
                                                             =============

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      Interest on deposits for the years ended September 30, 1998, 1997 and 1996 consists of the following:

                                                 1998             1997            1996
NOW and money market accounts                $   326,233      $  314,927      $   298,213
Passbook  savings                                 95,769          99,435          104,600
Certificates of deposit                        2,008,737       1,743,369        1,699,332
                                           --------------   -------------   --------------
                                            $  2,430,739    $  2,157,731     $  2,102,145
                                           ==============   =============   ==============

6.    Regulatory Capital Requirements

      The Savings Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Savings Bank's financial statements. Quantitative measures established by regulation to ensure capital adequacy require the Savings Bank to maintain minimum amounts and ratios, as set forth in the table below. Management believes, as of September 30, 1998, that the Savings Bank meets all capital adequacy requirements to which it is subject.

      As of September 30, 1998, the most recent notification from the FDIC categorized the Savings Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Savings Bank must maintain minimum amounts and ratios, as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Savings Bank's category.

      The Savings Bank's actual capital amounts and ratios are also presented in the table below (dollars in thousands).

                                                                                              To Be Well Capitalized
                                                                         For Capital                Under Prompt
                                                 Actual                    Adequacy              Action Provisions
                                          -------------------        -------------------      -----------------------
                                          Amount        Ratio        Amount        Ratio        Amount        Ratio
                                          ------        -----        ------        -----        ------        -----
As of September 30, 1998:
Total Capital ( to Risk Weighted Assets)   $ 9,995       43.6%   $      1,835        8.0%       $ 2,294        10.0%
Tier I Capital ( to Risk Weighted Assets)    9,708       42.3%            918        4.0%         1,376         6.0%
Tier I Capital ( to Average Assets)          9,708       16.5%          2,353        4.0%         2,941         5.0%
Total Tangible Capital (to Total
   Tangible Assets)                          9,708       16.3%          2,986        5.0%         2,986         5.0%

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

                                                                                              To Be Well Capitalized
                                                                         For Capital                Under Prompt
                                                 Actual                    Adequacy              Action Provisions
                                          -------------------        -------------------      ----------------------
                                          Amount        Ratio        Amount        Ratio        Amount        Ratio
                                          ------        -----        ------        -----        ------        -----

As of September 30, 1997:
Total Capital ( to Risk Weighted Assets)   $9,879       45.2%   $      1,706        8.0%   $     2,134        10.0%
Tier I Capital ( to Risk Weighted Assets)   9,606       43.9%            853        4.0%         1,280         6.0%
Tier I Capital ( to Average Assets)         9,606       17.3%          2,223        4.0%         2,779         5.0%
Total Tangible Capital (to Total
   Tangible Assets)                         9,606       18.0%          2,815        5.0%         2,815         5.0%

      On September 30, 1996, Congress passed into law a recapitalization plan for the Savings Association Insurance Fund (the "SAIF"), the insurance fund covering deposits of savings institutions. The approved plan provided for a special assessment of 0.66% on certain deposits as of March 31, 1995. The Savings Bank's assessment amounted to approximately $256,000 and is included in Federal deposit insurance premiums in the statement of operations for the year ended September 30, 1996.

7.    Income Taxes

      Income taxes charged to operations for the years ended September 30, 1998, 1997 and 1996 consist of the following components:

                                              1998        1997         1996
Current:
   Federal                                  $  35,170   $ 262,406    $ 154,824
   State                                         (230)     10,300        5,400
                                           -----------  ----------  -----------
                                               34,940     272,706      160,224
                                           -----------  ----------  -----------
Deferred:
   Federal                                     76,704     (62,700)      35,800
   State                                       12,304     (17,302)       9,800
                                           -----------  ----------  -----------
                                               89,008     (80,002)      45,600
                                           -----------  ----------  -----------
                                            $ 123,948   $ 192,704    $ 205,824
                                           ===========  ==========  ===========

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      The components of the net deferred income tax asset at September 30, 1998 and 1997 are as follows:

                                                            1998               1997
Deferred income tax assets:
   MRP and deferred compensation                          $   161,700       $    357,900
   Deferred loan origination fees and costs                    80,800             84,000
   Bad debt reserve                                            54,900             43,500
   Unrealized securities losses                                     -             36,982
   Other accrued liabilities and expenses                      22,994             16,302
   Net operating loss                                          91,900                  -
                                                        --------------    ---------------
                                                              412,294            538,684
                                                        --------------    ---------------
Deferred income tax liabilities:
   Depreciation                                               (53,300)           (53,700)
   FHLB stock dividends                                       (51,500)           (51,500)
   Unrealized securities gains                                (61,183)                 -
                                                        --------------    ---------------
                                                             (165,983)          (105,200)
                                                        --------------    ---------------
Net deferred income tax asset                             $   246,311       $    433,484
                                                        ==============    ===============


      A reconciliation of income taxes computed at the statutory federal income tax rate (34%) to the income tax expense for the years ended September 30, 1998, 1997 and 1996 follows:


                                                 1998              1997              1996

Income tax expense at the statutory
   federal rate                              $    125,325       $   201,377       $    110,790
Increases (decreases) resulting from:
   State tax, net of federal benefit               18,246            (4,603)             9,986
   Effect of difference between average fair
     value and cost of released ESOP shares        12,624             7,055             56,187
   Abandonment loss                               (45,555)                -                  -
   Other                                           13,308           (11,125)            28,861
                                           ---------------   ---------------   ----------------
                                             $    123,948       $   192,704       $    205,824
                                           ===============   ===============   ================

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      Retained income at September 30, 1998, includes approximately $1,550,000 for which no deferred income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for income tax purposes only. Reductions of the amount so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then current corporate income tax rate.

      At September 30, 1998, the Company had federal net operating loss carryforwards of approximately $235,000. The net operating loss carryforward expires in 2018. Additionally, the Company has net economic loss carryforwards of approximately $235,000 for state income tax purposes which expire in 2003.

      During 1996, Congress enacted certain tax legislation that exempted thrift institutions from being taxed on pre-1987 bad debt reserves. The Savings Bank will be recapturing a portion of its post-1987 bad debt reserve created by using the percentage of taxable income method. The Savings Bank has previously recorded deferred tax liabilities related to these excess reserves. Additionally, the Savings Bank is now required to use the experience method.

8.    Pension and Retirement Plans

      The Savings Bank has a noncontributory defined benefit pension plan covering substantially all its employees. The Savings Bank's policy is to fund current normal pension costs.

      Net periodic pension cost for the years ended September 30, 1998, 1997 and 1996 included the following components:

                                                1998             1997              1996

Service cost for benefits earned              $    50,465      $    43,815       $    38,953
Interest cost on projected benefit obligation      16,753           12,408             9,196
Actual return on plan assets                      (20,718)         (11,034)          (15,163)
Net amortization and deferral                       9,526            1,503             7,703
                                           ---------------   --------------    --------------
                                              $    56,026      $    46,692       $    40,689
                                           ===============   ==============    ==============

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      The following schedule sets forth the plan's funded status at September 30, 1998 and 1997:

                                                             1998                 1997

Vested benefit obligation                                 $    170,131         $    133,189
                                                        ===============      ===============

Accumulated benefit obligation                            $    170,711         $    134,085
                                                        ===============      ===============

Projected benefit obligation                              $    306,540         $    233,473
Plan assets at fair value                                     (203,632)            (159,507)
                                                        ---------------      ---------------
Projected benefit obligation in excess of plan assets          102,908               73,966

Unrecognized net obligation                                    (15,479)             (16,423)
Unrecognized prior service cost                                 26,371               28,483
Unrecognized net loss                                          (73,761)             (59,709)
                                                        ---------------      ---------------

Accrued pension liability recognized in other liabilities  $    40,039         $     26,317
                                                        ===============      ===============


      The assumed discount rate used in the determination of the actuarial present value of accumulated plan benefits was 7% at September 30, 1998 and 1997. The assumed long-term rate of return on plan assets was 7%, and the assumed rate of compensation increase was 6%, for the years ended September 30, 1998 and 1997.

      Total pension plan expense charged to operations for the years ended September 30, 1998, 1997 and 1996 was $61,843, $49,938 and $44,177,
      respectively.

      During 1997 the Savings Bank agreed to pay health insurance premiums for certain employees for the remainder of their lives. Coverage to be obtained with these premiums is to be at least equal to coverage afforded active full time employees. The Savings Bank is accruing the estimated cost of these benefits over the expected periods of service. Included in other liabilities is $55,000 related to this Plan.

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

9. Employee Stock Ownership Plan

      On November 15, 1995 the Savings Bank established an Employee Stock Ownership Plan ("ESOP"), under which the Savings Bank makes annual contributions to a trust for the benefit of eligible employees. To be eligible, an employee must be 18 years of age and have completed 1,000 or more hours of service during the consecutive twelve month period following employment commencement. The contributions may be in the form of cash or common shares of the Savings Bank. Allocations to participants' accounts occur annually on September 30 (the plan valuation date). Shares are committed to be released for financial statement purposes when the Savings Bank makes scheduled payments on the ESOP note payable and will be allocated to employees for services rendered in the current accounting period. Employees vest in their allocated ESOP shares over six years. The number of shares legally released and allocated is based on the ratio of the actual principal payments amount to the remaining principal balance for the ESOP note payable. As required by current regulations, the ESOP includes a provision allowing participants to require that allocated shares be distributed in cash upon withdrawal. The amount of the annual contribution is at the discretion of the Board of Directors of the Savings Bank, but must be sufficient to enable the trust to pay principal and interest on the related ESOP note payable. Additionally, the contribution is limited by Federal tax regulations.

      Initially, the ESOP acquired 71,707 shares of the Savings Bank's common stock financed by $717,070 in borrowings by the ESOP. At September 30, 1998 and 1997, respectively approximately 59,410 and 47,250 shares had been allocated to participants' accounts and 12,297 and 24,457 shares with an estimated market value of $156,630 and $330,170, remained unallocated. All allocated shares are considered outstanding for earning per share purposes, while the unallocated shares are not included in the calculation.

      The principal balance of the ESOP loan at September 30, 1998 and 1997, was $122,970 and $244,570, respectively. The Savings Bank is using the dividends declared on shares held by the ESOP to reduce the outstanding debt. Dividends on allocated shares are treated as a reduction of retained earnings. During the current year, Plan participants approved using $36,459 of dividends on allocated shares for debt service. Dividends on unallocated shares are treated only as debt service, and there is no reduction of retained earnings. Compensation expense related to the plan is based on the fair market value of the Savings Bank's stock on the date shares are committed to be released. The financial statements for the years ended September 30, 1998, 1997 and 1996 include compensation expense of $117,414, $72,386 and $584,223 and interest expense of $14,417, $20,462 and $43,686, respectively, related to the ESOP.

      The Savings Bank guarantees the repayment of the ESOP debt to the outside lender and, accordingly, has recorded the debt on its balance sheet with a corresponding contra-equity account.

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      Future minimum principal payments related to the ESOP obligation are as follows:

1999                                                                 $  62,500
2000                                                                    62,500
2001                                                                     7,940
                                                                    -----------
                                                                       132,940
Less amounts representing interest at 7.5%                               9,970
                                                                    -----------
                                                                     $ 122,970
                                                                    ===========

10.   Stock Option and Award Plans

      Management Recognition Plan (MRP)

      The Savings Bank adopted the MRP Plan on July 17, 1996 and committed to provide funding to the MRP Plan to purchase 35,854 shares of common stock to the plan on that date. On July 17, 1996, 26,347 shares, with a market value of $382,032, were issued to the MRP Plan and awarded to certain officers and employees as restricted stock which will vest 20% per year over the five year period ending July 17, 2001. The remaining 9,507 shares may be purchased and awarded at the discretion of the Board of Directors to participants in the future by Trustees of the MRP Plan. The plan contains provisions providing for forfeiture of unvested shares in the event of termination of employment, and vesting in the event of death or disability.

      The shares issued to the MRP plan have been recorded as outstanding shares, and the unvested portion has been recorded as unearned compensation through a contra equity account. The consolidated statements of operations for the years ended September 30, 1998 and 1997 include compensation expense of $79,136 and $75,000, respectively, relating to the scheduled vesting of MRP shares.

      Incentive and Non-Statutory Stock Option Plans

      On July 17, 1996, the shareholders of the Savings Bank approved the Incentive and Non-Statutory Stock Option Plans ("ISO" and "NSSO"). The number of shares authorized and awarded by the ISO and NSSO are 22,408 and 26,890, respectively. The options were granted on September 12, 1996. On that date the exercise price was set at $11.50, the fair market value of the shares as established by the Board of Directors. The options for both plans become exercisable at 20% per year over the five year period following the grant date.

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      On October 1, 1996 the Savings Bank adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (SFAS 123). As permitted by SFAS 123, the Savings Bank has chosen to continue to apply APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its option plans. Accordingly, no compensation cost has been recognized for options granted under the plans. Had compensation cost for the plans been determined based on the fair value at the grant dates for awards under the plans consistent with the method of SFAS 123, the impact on the Savings Bank's net income and net income per share would not have been material.

      The exercise price for options outstanding is $11.50. The number of shares exercisable at September 30, 1998 and 1997 are 19,720 and 9,860, respectively. The remaining contractual maturity for all options at September 30, 1998 is 8.01 years. No options were granted during the years ended September 30, 1998 and 1997. No options were exercised, forfeited or expired during the years ended September 30, 1998, 1997 and 1996.

      Modification of the Management Recognition and Stock Option Plans

      On April 1, 1998 the shareholders of the Savings Bank approved amendments to the 1995 Management Recognition Plan and the 1995 Non-Qualified and Incentive Stock Option Plans. The amendments provide for accelerated vesting of the awards in the event of a director's retirement or a change in control of the Savings Bank. These provisions were omitted from the original plans because of regulatory restrictions on such provisions and have been made to ensure that the Savings Bank's plans are similar to other community financial instructions.

11.   Earning Per Share

      The Company adopted SFAS No. 128 "Earnings Per Share" on October 1, 1997. As required, all prior period earnings per share have been restated to conform with the provisions of the statement.

      The following table provides a reconciliation of income available to common stockholders and the average number of shares outstanding (less unearned ESOP shares) for the years ended September 31, 1998, 1997 and 1996.

                                                  1998                 1997               1996

Net income (numerator)                          $   244,654         $    399,582        $    58,678 (1)
                                              ==============      ===============     ==============

Shares for basic EPS (denominator)                  902,120              896,017            838,257
Dilutive effect of stock options                      2,908                2,647                  -
                                              --------------      ---------------     --------------
Adjusted shares for diluted EPS                     905,028              898,664            838,257
                                              ==============      ===============     ==============

(1)  Calculated from date of conversion, November 15, 1995

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

12. Commitments

      The Savings Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of the unfunded portion of construction loans. All construction loans are subject to the Savings Bank's underwriting criteria and are secured by first deeds of trust, however, these instruments involve elements of credit risk in excess of amounts recognized in the accompanying financial statements.

      The Savings Bank's risk of loss in the event of nonperformance by the other party to the unfunded loan is represented by the contractual amount of these instruments. The Savings Bank uses the same credit policies in making commitments under such instruments as it does for on-balance sheet instruments. The amount of collateral obtained, if any, is based on management's credit evaluation of the counterparty. Collateral held includes a first mortgage on the underlying single family home under construction. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. At September 30, 1998 and 1997, the Savings Bank had outstanding loan commitments totaling approximately $310,000 and $580,000, respectively.

13.   Fair Value of Financial Instruments

      Quoted market prices, if available, are utilized as an estimate of the fair value of financial instruments. Because no quoted market prices exist for a significant part of the Savings Bank's financial instruments, the fair value of such instruments has been derived based on management's assumptions with respect to future economic conditions, the amount and timing of future cash flows and estimated discount rates. Different assumptions could significantly affect these estimates. Accordingly, the net realizable value could be materially different from the estimates presented below. In addition, the estimates are only indicative of individual financial instruments' values and should not be considered an indication of the fair value of the Savings Bank taken as a whole.

      The following methods and assumptions were used to estimate the fair value of each class of financial instrument.

      Cash and Due from Banks and Federal Funds Sold

      Cash and due from banks and Federal funds sold are equal to the fair value due to the liquid nature of the financial instruments.

      Securities

      Fair values of securities available for sale and held to maturity are based on quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

      Federal Home Loan Bank of Atlanta Stock

      The carrying amount of the investment in Federal Home Loan Bank stock approximates market.

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      Loans Receivable

      For variable-rate loans that reprice frequently and have no significant credit risk, fair values are based on carrying values. The fair values of fixed rate loans are estimated by discounting the future cash flows using the current rates at which loans with similar terms would be made to borrowers with similar credit ratings and for the same remaining maturities. The Savings Bank has assigned no fair value to off-balance sheet financial instruments since they are either short term in nature or subject to immediate repricing.

      Deposits

      The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at year end. Fair value of certificates of deposit is estimated by discounting the future cash flows using the current rate offered for similar deposits with the same maturities.

      Accrued Interest Receivable and Payable

      The carrying amount of accrued interest approximates market.

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      The following table presents information for financial assets and liabilities as of September 30, 1998 (in thousands):

                                                     1998                                  1997
                                                             Estimated                             Estimated
                                           Carrying             Fair             Carrying             Fair
                                             Value             Value              Value              Value
                                             -----             -----              -----              -----
Financial assets:
   Cash and due from banks              $     1,092        $     1,092         $      959         $      959
   Federal funds sold                        11,750             11,750              5,050              5,050
   Securities available for sale              7,090              7,090              6,950              6,950
   Mortgage backed securities
     available for sale                       4,028              4,028              4,985              4,985
   Investment securities held to
     maturity                                 3,560              3,560              5,560              5,530
   Federal Home Loan Bank of
     Atlanta stock                              355                355                347                347
   Interest receivable                          182                182                199                199
   Loans, less allowance for loan
     losses                                  30,284             31,232             31,556             31,754
                                        ------------      -------------      -------------       ------------
         Total financial assets         $    58,341       $     59,289       $     55,606        $    55,774
                                        ============      =============      =============       ============
Financial liabilities:
   Deposits                                  49,045             49,132             45,396             45,409
   Interest payable                             237                237                130                130
   ESOP note payable                            123                123                245                245
                                        ------------      -------------      -------------       ------------
         Total financial liabilities    $    49,405       $     49,492       $     45,771        $    45,784
                                        ============      =============      =============       ============

      The Savings Bank's remaining assets and liabilities are not considered financial instruments.

14.   Conversion to Stock Savings Bank

      On November 14, 1995, the Savings Bank converted from a North Carolina-chartered mutual savings bank to a North Carolina capital stock savings bank. In connection with the conversion the Savings Bank issued 896,339 shares of common stock, including 7,707 issued to the Employee Stock Ownership Plan ("ESOP"), for $10 per share. The sale of common stock generated proceeds of $8,514,917, net of conversion costs of $457,473.

Home Savings Bank of Siler City, Inc., SSB and Subsidiary
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      At the time of the conversion, the Savings Bank established a liquidation account in an amount equal to the Savings Bank's net worth, or approximately $5,467,000, for the benefit of eligible account holders at that time. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their eligible deposits, shall cease upon the closing of the accounts, and shall never be increased. In the event of the liquidation of the Savings Bank, all remaining eligible deposit account holders shall be entitled, after all payment to creditors, to a distribution from the liquidation account before any distribution to stockholders. Dividends paid by the Savings Bank cannot be paid from the liquidation account.

      The Savings Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if its regulatory capital would thereby be reduced below either the aggregate requirements imposed by federal and state regulations.


15.   Pending Merger


      On September 29, 1998, the Savings Bank entered into an Agreement and Plan of Reorganization and Share Exchange with Capital Bank. The transaction will be accounted for as a pooling of interests, with the holders of the Savings Bank receiving approximately 1,180,000 shares of Capital Bank common stock. If approved by the shareholders, management expects the transaction to be completed by March 31, 1999.

                                   APPENDIX I

        EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION AND SHARE EXCHANGE
                       FOR HOLDING COMPANY REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION AND SHARE EXCHANGE (this "Agreement"), made and entered into as of August 12, 1998, by and between Capital Bank, a banking corporation organized under the laws of the State of North Carolina and having its principal place of business in the City of Raleigh, North Carolina (the "Bank"), and Capital Bank Corporation, a North Carolina business corporation (the "Holding Company").

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of the Bank and the Holding Company believe that it is in the best interests of their respective shareholders that the Bank be reorganized into a bank holding company structure pursuant to which the shareholders of the Bank (collectively, the "Shareholders" and individually, a "Shareholder") would receive shares of the common stock of the Holding Company in exchange for their shares of Bank common stock.

         NOW, THEREFORE, in consideration of the mutual promises and conditions herein contained, the Bank and the Holding Company hereby mutually agree to an exchange of shares on the terms and conditions and in the manner and on the basis hereinafter provided:

         1.       The Exchange.

                  (a) The name of the corporation whose shares will be acquired is "Capital Bank" and the name of the acquiring corporation is "Capital Bank Corporation."

                  (b) At the Effective Time (as defined in Section 2 below), upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Article 11 of the North Carolina Business Corporation Act, as amended (the "NCBCA"), each share of the $5 par value common stock of Bank ("Bank Stock") shall be exchanged (the "Exchange") for one (1) share of the no par value common stock of the Holding Company (all such shares of Holding Company common stock issued to the Shareholders, collectively, the "Shares").

                  (c) As soon as possible after the Effective Time, the Holding Company shall furnish to each Shareholder transmittal forms and written instructions with respect to the Exchange. Until shares of the Bank Stock are surrendered for exchange in accordance with this Agreement, each outstanding certificate which, prior to the Effective Time, represented shares of Bank Stock, shall for all purposes evidence only the exchange rights established pursuant to this Agreement or, if applicable, the rights described in Paragraph 3 of this Agreement. The Holding Company may in its discretion elect not to treat any such unsurrendered shares as shares of common stock of the Holding Company for purposes of the payment of dividends or other distributions. If the Holding Company in its discretion so elects, then unless and until any outstanding certificate evidencing Bank Stock shall be so surrendered, no dividends payable to the holders of common stock of the Holding Company shall be paid to the holder of the unsurrendered Bank Stock certificate; provided, however, upon surrender and exchange of each outstanding certificate evidencing Bank Stock for a certificate evidencing outstanding common stock of the Holding Company, there shall be paid to the holder thereof the amount, without interest, of all dividends and other distributions, if any, which theretofore were declared and became payable, but were not paid, with respect to said shares.

                  (d) At the Effective Time, all shares of common stock of the Holding Company outstanding immediately prior to the Effective Time shall be redeemed from the holder(s) thereof for the sum of $1.00 per share.

         2. Closing; Effective Time. Consummation of the Exchange and the other transactions contemplated by this Agreement shall take place at 10:00 a.m. at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. on November 30, 1998, or at such other time and date as the Holding Company and the Bank shall determine (such specified or other time and date, the "Closing"). The Exchange shall become effective at the time specified in articles of share exchange to be filed with the Secretary of State of North Carolina (the "Effective Time").

         3. Rights of Dissenting Shareholders. Any Shareholder who has not voted for the Exchange at the meeting of Shareholders for consideration of the Exchange, and who has given notice in writing at or prior to such meeting that he or she dissents from the Exchange, and who complies with the provisions of
Part 2 of Article 13 of the North Carolina Business Corporation Act ("NCBCA"), shall be entitled to receive the fair value of the shares held by him or her. Upon its receipt of any notice of a Shareholder's intent to assert dissenters rights pursuant to the NCBCA, the Bank shall establish an escrow fund (the "Escrow Fund") from which all payments, whether before or after the Effective Time, necessary with respect to the exercise of such dissenters rights shall be made. The Holding Company shall not directly or indirectly contribute any funds to the Escrow Fund. The Bank shall deposit in the Escrow Fund an amount that it reasonably believes is sufficient to pay fully the claims of all Shareholders asserting dissenters rights, and shall make additional deposits to the Escrow Fund as it may reasonably determine to be necessary to satisfy such claims. In the event funds remain in the Escrow Fund after all claims for payment pursuant to dissenters rights have finally expired, terminated, or have been finally satisfied or settled, then any balance remaining in the Escrow Fund shall be returned to the Bank.

         4. Lost, Destroyed, or Stolen Certificates. Shareholders whose certificates evidencing shares of Bank Stock have been lost, destroyed or stolen shall be entitled to receive certificates evidencing shares of Holding Company common stock for which such shares of Bank Stock were exchanged pursuant to this Agreement in compliance with the provisions of the Holding Company's bylaws.

         5. Stock Option and Other Plans. At the Effective Time, all outstanding options under the Bank's existing stock option plans ("Plans") shall be converted into options to acquire the number of shares of common stock of the Holding Company that the holders of such options were entitled to acquire of Bank Stock immediately prior to the Exchange on the same terms and conditions as set forth in the Plans.

         6. Obligations of the Parties Pending the Effective Time. The Bank and the Holding Company shall, as soon as practicable take the following action:

                  (a) This Agreement shall be duly submitted to the Shareholders of the Bank and the sole shareholder of the Holding Company for the purpose of considering and acting upon the Exchange in the manner required by law and their respective articles of incorporation and bylaws. The Bank and the Holding Company shall use their best efforts to obtain the requisite approval of their shareholders of the Exchange and the transactions contemplated by this Agreement, and the Bank and the Holding Company shall, through their respective officers, execute and file with the appropriate regulatory authorities, including the Board of Governors of the Federal Reserve System, such applications, exhibits, documents and papers as shall be necessary or appropriate to secure approval of this Agreement, the Exchange and the other transactions contemplated hereby, as required by applicable statutes, rules and regulations;

                  (b) The Holding Company shall use its best efforts to cause the issuance of common stock of the Holding Company made pursuant to this Agreement and the Exchange to be qualified or exempted under the Securities Act of 1933 and the Blue Sky Laws of each state in which it deems such qualification or exemption to be required;

                  (c) Until the Effective Time, neither the Bank nor the Holding Company shall dispose of its assets except in the ordinary and normal course of business.

         7. Conditions Precedent to the Exchange. The Exchange shall be subject to the satisfaction of the following conditions:

                  (a) Ratification and confirmation of this Agreement by approval of a majority of the Shareholders and by approval of the sole shareholder of the Holding Company as required by law;

                  (b) Approval by the Board of Governors of the Federal Reserve System to the Exchange and the transactions related thereto;

                  (c) Approval, to the extent required, of any other governmental or regulatory authority;

                  (d) Receipt of a favorable opinion with respect to the tax consequences of the proposed Exchange from the Bank's independent auditors; and

                  (e) Expiration of any waiting period required by any supervisory authority.

         8. Termination. This Agreement may be terminated prior to the Effective Time for any of the following reasons by written notice by either the Bank or the Holding Company to the other upon authorization by resolution adopted by either Board of Directors:

                  (a) Any condition precedent contained in Paragraph 7 has not been fulfilled or waived;

                  (b) Any action, suit, proceeding, or claim has been instituted, made or threatened, relating to the proposed Exchange that makes consummation of the Exchange inadvisable in the opinion of the Board of Directors of either the Bank or the Holding Company;

                  (c) The Board of Directors of the Bank determines that the holders of a sufficient number of shares of Bank Stock have dissented from the Exchange so that consummation of the Exchange is not in the best interests of the Bank;

                  (d) A determination by the Board of Directors of either the Bank or the Holding Company that consummation of the Exchange is inadvisable in the opinion of such Board of Directors.

         9. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the transactions contemplated hereby.

         10. Effect of Agreement. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.


  [remainder of page intentionally left blank; signatures appear on next page]

         IN WITNESS WHEREOF, the Bank and the Holding Company have caused this Agreement to be executed by their duly authorized officers and their corporate seals to be affixed hereto as of the date first above written.

                                      CAPITAL BANK



                                      By:  /s/ James A. Beck
                                          --------------------------------------
                                           James A. Beck
                                           President and Chief Executive Officer

ATTEST:

By:      /s/ Allen T. Nelson, Jr.
         -------------------------------
                             , Secretary
         -------------------

[CORPORATE SEAL]

                                       CAPITAL BANK CORPORATION



                                       By: /s/ James A. Beck
                                           ------------------------------------
                                           James A. Beck
                                           President and Chief Executive Officer

ATTEST:

By:      /s/ Allen T. Nelson, Jr.
         -----------------------------
                           , Secretary
         ------------------

[CORPORATE SEAL]

APPENDIX II

                              AGREEMENT AND PLAN

                      OF REORGANIZATION AND SHARE EXCHANGE



                                  BY AND AMONG

                                  CAPITAL BANK,

                            CAPITAL BANK CORPORATION

                                       AND

                   HOME SAVINGS BANK OF SILER CITY, INC., SSB






                               September 29, 1998


                                TABLE OF CONTENTS


ARTICLE I - THE EXCHANGE..........................................................................................2
   1.01 Names Of Exchanging Corporations..........................................................................2
   1.02 The Exchange..............................................................................................2
   1.03 Exchange Of Shares........................................................................................2
      A. Closing Of Home's Stock Transfer Books...................................................................2
      B. Exchange Procedures......................................................................................2
      C. Treatment Of Fractional Shares...........................................................................3
      D. Surrender Of Certificates................................................................................3
      E. Anti-Dilutive Adjustments................................................................................3
      F. Dissenters...............................................................................................4
      G. Lost Certificates........................................................................................4
      H. Treatment Of Home's Stock Options........................................................................4
   1.04 Closing; Articles Of Share Exchange; Effective Time.......................................................5

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF HOME...............................................................6
   2.01 Organization; Standing; Power.............................................................................6
   2.02 Home's Capital Stock......................................................................................6
   2.03 Subsidiaries..............................................................................................7
   2.04 Convertible Securities, Options, Etc......................................................................7
   2.05 Authorization And Validity Of Agreement...................................................................8
   2.06 Validity Of Transactions; Absence Of Required Consents Or Waivers.........................................8
   2.07 Home's Books And Records..................................................................................9
   2.08 Home Reports..............................................................................................9
   2.09 Home Financial Statements.................................................................................9
   2.10 Tax Returns And Other Tax Matters........................................................................10
   2.11 Absence Of Material Adverse Changes Or Certain Other Events..............................................10
   2.12 Absence Of Undisclosed Liabilities.......................................................................10
   2.13 Compliance With Existing Obligations.....................................................................11
   2.14 Litigation And Compliance With Law.......................................................................11
   2.15 Real Properties..........................................................................................12
   2.16 Loans, Accounts, Notes And Other Receivables.............................................................12
   2.17 Securities Portfolio And Investments.....................................................................13
   2.18 Personal Property And Other Assets.......................................................................14
   2.19 Environmental Matters....................................................................................14
   2.20 Absence Of Brokerage Or Finders Commissions..............................................................15
   2.21 Material Contracts.......................................................................................16
   2.22 Employment Matters; Employee Relations...................................................................16
   2.23 Employment Agreements; Employee Benefit Plans............................................................17
   2.24 Insurance................................................................................................18
   2.25 Insurance Of Deposits....................................................................................18
   2.26 Affiliates...............................................................................................19
   2.27 Obstacles To Regulatory Approval, Accounting Treatment, Or Tax Treatment.................................19


   2.28 Year 2000 Readiness......................................................................................19
   2.29 Disclosure...............................................................................................19

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF CAPITAL AND CBC..................................................19
   3.01 Organization; Standing; Power............................................................................19
   3.02 Capital Stock............................................................................................20
   3.03 Authorization And Validity Of Agreement..................................................................20
   3.04 Validity Of Transactions; Absence Of Required Consents Or Waivers........................................20
   3.05 Capital's And CBC's Books And Records....................................................................21
   3.06 Capital Reports..........................................................................................21
   3.07 Capital Financial Statements.............................................................................21
   3.08 Tax Returns And Other Tax Matters........................................................................22
   3.09 Absence Of Material Adverse Changes......................................................................22
   3.10 Absence Of Undisclosed Liabilities.......................................................................22
   3.11 Compliance With Existing Obligations.....................................................................22
   3.12 Litigation And Compliance With Law.......................................................................23
   3.13 Obstacles To Regulatory Approval, Accounting Treatment, Or Tax Treatment.................................24
   3.14 Disclosure...............................................................................................24

ARTICLE IV - COVENANTS OF HOME...................................................................................24
   4.01 Affirmative  Covenants Of Home...........................................................................24
      A. "Affiliates" Of Home....................................................................................24
      B. Conduct Of Business Prior To Effective Time.............................................................24
      C. Periodic Information Regarding Loans....................................................................25
      D. Notice Of Certain Changes Or Events.....................................................................26
      E. Consents To Assignment Of Leases........................................................................27
      F. Further Action; Instruments Of Transfer, Etc............................................................27
   4.02. Negative Covenants Of Home..............................................................................27
      A. Amendments To Articles Of Incorporation Or Bylaws.......................................................27
      B. Change In Capital Stock.................................................................................27
      C. Options, Warrants, And Rights...........................................................................27
      D.  Dividends..............................................................................................27
      E. Employment, Benefit, Or Retirement Agreements Or Plans..................................................28
      F. Increase In Compensation; Additional Compensation.......................................................28
      G. Accounting Practices....................................................................................28
      H. Acquisitions; Additional Branch Offices.................................................................28
      I. Changes In Business Practices...........................................................................29
      J. No Solicitation.........................................................................................29
      K. Acquisition Or Disposition Of Assets....................................................................30
      L. Debt; Liabilities.......................................................................................31
      M. Liens; Encumbrances.....................................................................................31
      N. Waiver Of Rights........................................................................................31
      O. Other Contracts.........................................................................................31


ARTICLE V - COVENANTS OF CAPITAL AND CBC.........................................................................32
   5.01 Notice Of Certain Changes Or Events......................................................................32
   5.02 Indemnification; Directors' And Officers' Insurance......................................................32
   5.03. Further Action..........................................................................................33
   5.04 Board Of Directors.......................................................................................33
   5.05 Advisory Board Of Directors..............................................................................33

ARTICLE VI - MUTUAL AGREEMENTS...................................................................................34
   6.01 Shareholders' Approvals; Registration Statement; Proxy  Statement/Prospectus; Listing Application........34
      A. Meetings Of Shareholders................................................................................34
      B. Registration Statement..................................................................................34
      C. Preparation And Distribution Of Joint Proxy Statement/Prospectus........................................34
      D. Recommendation Of Home's Board Of Directors.............................................................35
      E. Information For Proxy Statement/Prospectus And Registration Statement...................................35
      F. Listing Application.....................................................................................35
   6.02 Regulatory Approvals.....................................................................................35
   6.03 Access...................................................................................................36
   6.04 Costs....................................................................................................36
   6.05 Announcements............................................................................................36
   6.06 Environmental Studies....................................................................................37
      A. Environmental Surveys...................................................................................37
      B. Results Of Environmental Surveys Conducted By Capital Or CBC............................................37
      C. Results Of Environmental Surveys Conducted By Home......................................................38
   6.07 Employees; Severance Payments; Employee Benefits.........................................................38
      A. Employment Agreements...................................................................................38
      B. Employment Of Other Home Employees......................................................................38
      C. Severance Payment.......................................................................................39
      D. Employee Benefits.......................................................................................39
      E. Employee Stock Ownership Plan...........................................................................39
      F. Pension Plan............................................................................................39
      G. Stock Plans.............................................................................................39
   6.08 Confidentiality..........................................................................................40
   6.09 Reorganization For Tax Purposes..........................................................................40
   6.10 Accounting Treatment.....................................................................................40
   6.11 Other Permissible Transactions...........................................................................41

ARTICLE VII - CONDITIONS PRECEDENT TO EXCHANGE...................................................................41
   7.01 Conditions To All Parties' Obligations...................................................................41
      A. Approval By Governmental Or Regulatory Authorities; No Disadvantageous
      Conditions.................................................................................................41
      B. Effectiveness Of Registration Statement; Compliance With Securities And Other "Blue Sky" Requirements...41
      C. Adverse Proceedings, Injunction, Etc....................................................................42
      D. Approval By Board Of Directors And Shareholders.........................................................42



      E. Fairness Opinions.......................................................................................42
      F. Tax Opinion.............................................................................................42
      G. Listing Of CBC's Stock..................................................................................43
      H. No Termination Or Abandonment...........................................................................43
   7.02 Additional Conditions To Home's Obligations..............................................................43
      A. Material Adverse Change.................................................................................43
      B. Compliance With Laws....................................................................................43
      C. Capital's And CBC's Representations And Warranties And Performance Of Agreements; Officers' Certificate.43
      D. Legal Opinion Of Capital's And CBC's Counsel............................................................44
      E. Other Documents And Information From Capital And CBC....................................................44
      F. Acceptance By Home's Counsel............................................................................44
   7.03 Additional Conditions To Capital's And CBC's Obligation..................................................44
      A. Material Adverse Change.................................................................................44
      B. Compliance With Laws....................................................................................44
      C. Home's Representations And Warranties And Performance Of Agreements; Officers' Certificate..............44
      D. Legal Opinion Of Home's Counsel.........................................................................45
      E. Other Documents And Information From Home...............................................................45
      F. Consents To Assignment Of Leases........................................................................45
      G. Acceptance By Capital's And CBC's Counsel...............................................................45
      H. Exercise Of Dissenters Rights...........................................................................45
      I. Employment And Non-Compete Agreements...................................................................45
      J. Capital Reorganization Into A Holding Company Structure.................................................45
      K. Accounting Treatment....................................................................................46
      L. Resignations............................................................................................46
      M. Affiliates' Agreements..................................................................................46

ARTICLE VIII - TERMINATION; BREACH...............................................................................46
   8.01 Mutual Termination.......................................................................................47
   8.02 Unilateral Termination...................................................................................47
      A. Termination By Capital Or CBC...........................................................................47
      B. Termination By Home.....................................................................................48

ARTICLE IX - MISCELLANEOUS PROVISIONS............................................................................49
   9.01 "Previously Disclosed" Information; "Material Adverse Effect" And "Material Adverse Change"..............49
   9.02 Waiver...................................................................................................49
   9.03 Amendment................................................................................................50
   9.04 Notices..................................................................................................50
   9.05 Further Assurances.......................................................................................50
   9.06 Headings And Captions....................................................................................51
   9.07 Entire Agreement.........................................................................................51
   9.08 Severability Of Provisions...............................................................................51
   9.09 Assignment...............................................................................................51



   9.10 Enforcement..............................................................................................51
   9.11 Counterparts.............................................................................................51
   9.12 Governing Law............................................................................................51
   9.13 Inspection...............................................................................................51
   9.14 Survival Of Representations, Warranties, Indemnification And Other Agreements............................51
      A. Representations, Warranties And Other Agreements........................................................52
      B. Indemnification And Other Agreements....................................................................52

             AGREEMENT AND PLAN OF REORGANIZATION AND SHARE EXCHANGE
               BY AND AMONG CAPITAL BANK, CAPITAL BANK CORPORATION
                 AND HOME SAVINGS BANK OF SILER CITY, INC., SSB

         THIS AGREEMENT AND PLAN OF REORGANIZATION AND SHARE EXCHANGE (hereinafter called "Agreement") entered into as of the 29th day of September, 1998, by and among Capital Bank ("Capital"), Capital Bank Corporation ("CBC") and Home Savings Bank of Siler City, Inc., SSB ("Home").

         WHEREAS, Capital is a North Carolina commercial bank with its principal office and place of business located in Raleigh, North Carolina; and,

         WHEREAS, CBC is a North Carolina corporation with its principal office and place of business located in Raleigh, North Carolina; and,

         WHEREAS, Home is a North Carolina savings bank with its principal office and place of business located in Siler City, North Carolina; and,

         WHEREAS, CBC has been formed to become, and Capital and CBC intend for CBC to become, the holding company of Capital; and,

         WHEREAS, CBC, Capital and Home have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for CBC and Home to consummate a share exchange whereby each of the outstanding shares of Home's common stock would be exchanged for shares of CBC's common stock, all in the manner and upon the terms and conditions contained in this Agreement; and,

         WHEREAS, to effectuate the foregoing, CBC, Capital and Home desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and,

         WHEREAS, the parties intend that the transactions contemplated herein qualify for treatment as a pooling of interests pursuant to APB Opinion No. 16; and,

         WHEREAS, the respective Boards of Directors of each of Home, CBC and Capital have determined that it is in the best interests of their respective companies and their shareholders to consummate the transactions provided for herein; and,

         WHEREAS, as further inducement and as a condition to CBC's and Capital's entering into this Agreement, Home and Capital have entered into a certain Stock Option Agreement (the "Stock Option Agreement"), dated of even date herewith, whereby Capital has the option to acquire certain shares of Home's common stock under certain conditions.

         NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants, and promises herein contained, and subject to the terms and conditions hereof, Home, CBC and Capital hereby adopt and make this Agreement and mutually agree as follows:


                                    ARTICLE I
                                  THE EXCHANGE

         1.01 NAMES OF EXCHANGING CORPORATIONS. The name of the corporation whose shares will be acquired is "Home Savings Bank of Siler City, Inc., SSB" and the name of the acquiring corporation is "Capital Bank Corporation."

         1.02 THE EXCHANGE. At the "Effective Time" (as defined in Paragraph
1.07 below), upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Article 11 of the North Carolina Business Corporation Act, as amended (the "NCBCA"), each share of the $1.00 par value common stock of Home ("Home Stock") (other than any shares held by Capital or CBC or as to which rights of dissent and appraisal are properly exercised as provided below) shall be exchanged (the "Exchange") for 1.280 (the "Exchange Rate") newly issued shares of CBC's no par value common stock, rounded to the nearest whole share ("CBC Stock"). The Exchange shall have the effects set forth in Section 55-11-06 of the NCBCA.

         1.03     EXCHANGE OF SHARES.

                  A. CLOSING OF HOME'S STOCK TRANSFER BOOKS. At the Effective Time, and without any action by Home or CBC, Home's stock transfer books shall be closed as to holders of Home Stock immediately prior to the Effective Time and, thereafter, no transfer of Home Stock by any such holder may be made or registered; and the holders of shares of Home Stock shall cease to be, and shall have no further rights as, shareholders of Home other than as provided herein. Following the Effective Time, certificates representing shares of Home Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (i) certificates for the number of whole shares of CBC Stock to which such holders shall have become entitled on the basis set forth above (herein sometimes referred to as "New Certificates"), or
(ii) in the case of shares as to which rights of dissent and appraisal are properly exercised (as provided below), cash as provided in Article 13 of the NCBCA.

                  B. EXCHANGE PROCEDURES. As soon as reasonably practicable, but in any event no more than twenty (20) days following the Effective Time, CBC shall cause Wachovia Bank, N.A., the transfer agent for CBC Stock (the "Exchange Agent"), to mail to each former shareholder of Home of record immediately prior to the Effective Time ("Home Record Holder") written instructions and transmittal materials (including, without limitation, a return mailing envelope addressed to the Exchange Agent (collectively, a "Transmittal Letter") for use in surrendering Old Certificates to the Exchange Agent. All Transmittal Letters shall be sent by United States mail to the Home Record Holders at the addresses set forth on a certified shareholder list to be delivered by Home to CBC at the Closing and shall also be made available at the offices of the Exchange Agent. As soon as reasonably practicable thereafter, the Home Record Holders of all of the outstanding shares of Home Stock, shall deliver, or cause to be delivered, by United States Postal Service, hand delivery or any other means of delivery selected by such Home Record Holders, to the Exchange Agent, pursuant to the Transmittal Letters, the Old Certificates, and the Exchange Agent shall take prompt action to process such Old Certificates received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects). Upon the proper delivery to the Exchange Agent (in accordance with the above instructions, and accompanied by a properly completed Transmittal Letter) by a Home Record Holder of his or her Old Certificates, the Exchange Agent shall register in the name of such Home Record Holder the shares of CBC Stock and deliver New Certificates to the Home Record Holder entitled thereto upon and in exchange for the surrender and delivery to the Exchange Agent by said individual Home Record Holder of his or her Old Certificates.

                  C. TREATMENT OF FRACTIONAL SHARES. No scrip or certificates representing fractional shares of CBC Stock will be issued in connection with the Exchange, and Home's former shareholders shall have no right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of CBC Stock resulting from the Exchange.

                  D. SURRENDER OF CERTIFICATES. Subject to Paragraph 1.03.F. below, no certificate for any shares of CBC Stock shall be delivered to any former shareholder of Home unless and until such shareholder shall have properly surrendered to the Exchange Agent the Old Certificate(s) formerly representing his or her shares of Home Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by the Exchange Agent for that purpose. Further, until such Old Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of CBC Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old Certificate(s). However, upon the proper surrender of such Old Certificate(s) the Exchange Agent shall pay to the registered holder of the shares of CBC Stock represented by such Old Certificate(s) the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither CBC, Home, nor the Exchange Agent, shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment. Further, and notwithstanding any other provision of this Agreement, neither CBC, Home, nor the Exchange Agent shall be liable to a former holder of Home Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

                  E. ANTI-DILUTIVE ADJUSTMENTS. If, following the date of this Agreement, CBC shall change the number of outstanding shares of CBC Stock as a result of a dividend payable in shares of CBC Stock, a stock split, a reclassification or other subdivision or combination of outstanding shares, and if the record date of such event occurs prior to the Effective Time, then an appropriate and proportionate adjustment shall be made to the Exchange Rate so as to appropriately and proportionately increase or decrease the number of shares of CBC Stock to be issued in exchange for each of the shares of Home Stock.

                  F.       DISSENTERS.

                           (i) Any shareholder of Home who has and properly
exercises the right of dissent and appraisal with respect to the Exchange as provided in Article 13 of the NCBCA ("Dissenters Rights") shall be entitled to receive cash payment of the fair value of all of his or her shares of Home Stock from the Escrow Fund (defined below) in the manner and pursuant to the procedures provided therein, subject further to the conditions set forth in Paragraph 7.03.H. Shares of Home Stock held by persons who exercise Dissenters Rights shall not be exchanged for CBC Stock as provided in Paragraph 1.03.A. above. However, if any shareholder of Home who exercises Dissenters Rights shall fail to perfect his or her right to receive cash payment as provided above, or effectively shall waive or lose such right, then each of his or her shares of Home Stock, at CBC's sole option, shall be deemed to have been converted into the right to receive CBC Stock as of the Effective Time as provided in Paragraph 1.03.A. above.

                           (ii) Upon its receipt of any notice of a Home
shareholder's intent to assert Dissenters Rights pursuant to the NCBCA, Home shall establish an escrow fund (the "Escrow Fund") with an independent third party reasonably satisfactory to Capital and CBC (the "Escrow Agent"), from which the Escrow Agent shall make all payments, whether before or after the Effective Time, necessary with respect to the exercise of such Dissenters Rights. Neither CBC nor Capital shall, directly or indirectly, contribute any funds to the Escrow Fund. Home shall deposit in the Escrow Fund an amount, subject to Capital's and CBC's approval, that Home reasonably believes is sufficient to pay fully the claims of all Home shareholders asserting Dissenters Rights, and shall make additional deposits to the Escrow Fund as Home, Capital or CBC may reasonably determine to be necessary to satisfy such claims. In the event funds remain in the Escrow Fund after all claims for payment pursuant to Dissenters Rights have finally expired, terminated, or have been finally satisfied or settled, then any balance remaining in the Escrow Fund shall be returned to Home.

                  G. LOST CERTIFICATES. Any Home shareholder whose certificate evidencing shares of Home Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of CBC Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Exchange Agent or CBC pursuant to the provisions of N.C. Gen. Stat. ss. 25-8-405 and N.C. Gen. Stat. ss. 25-8-104 (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Exchange Agent and CBC).

                  H.       TREATMENT OF HOME'S STOCK OPTIONS.

                           (i) At the Effective Time, each option or other right
to purchase shares of Home Stock pursuant to stock options ("Home Options") granted by Home under its 1995 Nonqualified Stock Option Plan and its 1995 Incentive Stock Option Plan (as amended, collectively referred to herein as the "Home Stock Plan"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to CBC

Stock, and CBC shall assume each Home Option, in accordance with the terms of the Home Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time (A) CBC and its Compensation Committee shall be substituted for Home and the Committee of Home's Board of Directors (including, if applicable, the entire Board of Directors of Home) administering the Home Stock Plan, (B) each Home Option assumed by CBC may be exercised solely for shares of CBC Stock, (C) the number of shares of CBC Stock subject to such Home Option shall be equal to the number of shares of Home Stock subject to such Home Option immediately prior to the Effective Time multiplied by the Exchange Rate and rounding to the nearest whole share, and (D) the per share exercise price under each such Home Option shall be adjusted by dividing the per share exercise price under each such Home Option by the Exchange Rate and rounding to the nearest cent.

                           (ii) As soon as practicable after the Effective Time,
CBC shall deliver to the participants in the Home Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to the Home Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Paragraph 1.03.H(i) after giving effect to the Exchange). At or prior to the Effective Time, CBC shall take all corporate action necessary to reserve for issuance sufficient shares of CBC Stock for delivery upon exercise of Home Options assumed by it in accordance with this Paragraph 1.03.H. As soon as practicable after the Effective Time, CBC shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of CBC Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                           (iii) All restrictions or limitations on transfer
with respect to Home Stock awarded under the Home Stock Plan or any other plan, program, or arrangement of Home, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plans, program, or arrangement, shall remain in full force and effect with respect to shares of Home Stock into which such restricted stock is converted pursuant to this Agreement.

                           (iv) Home agrees to cooperate with CBC to insure the
implementation of this Paragraph 1.03.H.

                           (v) Notwithstanding anything to the contrary in this
Agreement, CBC and Capital agree that Home may, prior to the Effective Time, amend Home's 1995 Nonqualified Stock Option Plan to provide that continued service as an advisory director of either Home or Capital by any optionee under such Plan shall qualify such optionee to continue to hold options under such Plan; provided, however, that any such amendment shall be subject to Capital's and CBC's prior approval, which approval shall not be unreasonably withheld.

         1.04 CLOSING; ARTICLES OF SHARE EXCHANGE; EFFECTIVE TIME. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. in Raleigh, North

Carolina, or at such other place as CBC shall designate, on a date specified by CBC (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Exchange by governmental or regulatory authorities. At the Closing, Home, CBC and Capital shall take such actions (including, without limitation, the delivery of certain closing documents) as are required herein and as shall otherwise be required by law to consummate the Exchange and cause it to become effective, and shall execute Articles of Share Exchange under North Carolina law which shall contain a "Plan of Exchange" substantially in the form attached as Exhibit A hereto.

         Subject to the terms and conditions set forth herein (including, without limitation, the receipt of all required approvals of governmental and regulatory authorities), the Exchange shall be effective on the date and at the time (the "Effective Time") the Articles of Share Exchange are filed with the North Carolina Secretary of State in accordance with law.


                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF HOME

         Except as otherwise specifically provided herein or as "Previously Disclosed" (as defined in Paragraph 9.01 below) to Capital and CBC, Home hereby makes the following representations and warranties to Capital and CBC:

         2.01 ORGANIZATION; STANDING; POWER. Home (i) is duly organized and incorporated, validly existing, and in good standing under the laws of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease, and operate its properties and to carry on its business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased, or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect on Home; and (iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse affect on Home.

         2.02 HOME'S CAPITAL STOCK. Home's authorized capital stock consists of 5,000,000 shares of common stock, $1.00 par value per share. As of August 31, 1998, 922,686 shares of Home Stock were issued and outstanding, which constitute Home's only issued and outstanding securities.

         Each outstanding share of Home Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable, (ii) has not been issued in violation of the preemptive rights of any shareholder, and
(iii) has been issued pursuant to and in compliance with the requirement of a registration statement or an applicable exemption from registration requirements under the Securities Act of 1933, as amended (the "1933 Act").

         2.03     SUBSIDIARIES.

                  A. (i) Schedule 2.03 hereto is a list of all of Home's Subsidiaries (defined below) together with the jurisdiction of organization of each such Subsidiary, (ii) except as Previously Disclosed, Home owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (iii) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any contractual right or obligation or otherwise, (iv) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (v) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities;
(vi) all of the equity securities of each Subsidiary held by Home or its Subsidiaries are fully paid and nonassessable, are owned by Home or its Subsidiaries free and clear of any liens, charges, encumbrances or security interests, have been duly authorized, and are validly issued and outstanding;
(vii) none of the equity securities of any Subsidiary held by Home have been issued in violation of the preemptive rights of any shareholder, and all such securities have been issued pursuant to a valid and effective registration statement or pursuant to and in compliance with the requirement of an applicable exemption from the registration requirements under the 1933 Act.

                  B. As used in this Agreement, "Subsidiary" shall have the meaning ascribed to that term in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission ("SEC").

                  C. Home does not own beneficially, directly or indirectly, any equity securities or similar interests of any entity, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

                  D. Each of Home's Subsidiaries is duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on Home.

                  E. The representations of Home contained in Paragraphs 2.04 through 2.08, 2.10 through 2.24, and 2.27 through 2.29 hereof shall be deemed to have been made by each Subsidiary of Home as well.

         2.04 CONVERTIBLE SECURITIES, OPTIONS, ETC. With the exception of options to purchase an aggregate of 49,295 shares of Home Stock which have been issued and are outstanding under the Home Stock Plan (22,408 shares under the 1995 Incentive Stock Option Plan and 26,887 shares under the 1995 Nonqualified Stock Option Plan), and the option granted pursuant to the Stock Option Agreement, Home does not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Home Stock or any other securities of Home; (ii) options, warrants, rights, calls, or other commitments of any nature which entitle any person to receive or acquire any shares of Home Stock or any other securities of Home; or (iii) plan, agreement or other arrangement pursuant to which shares of Home Stock or any other securities of Home, or options, warrants, rights, calls, or other commitments of any nature pertaining thereto, have been or may be issued.

         2.05 AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by Home's Board of Directors in the manner required by law and subject only to approval of this Agreement by the shareholders of Home in the manner required by law (as contemplated by Paragraph 6.01.A. below) and by the applicable regulatory authorities (as contemplated by Paragraph 6.02 below), (i) Home has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate action required to authorize Home to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein has been duly and properly taken, and (iii) this Agreement has been duly executed on behalf of Home, and (assuming due authorization, execution and delivery by CBC and Capital) constitutes a valid and binding agreement of Home, enforceable in accordance with its terms (except to the extent enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect which affect creditors' rights generally; and (b) by legal and equitable limitations on the availability of injunctive relief, specific performance, and other equitable remedies), and (c) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

         2.06 VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Except where the same would not have a Material Adverse Effect on Home, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Home with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Home's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Home is bound or by which it, its business, capital stock, or any properties or assets may be affected;
(ii) result in the creation or imposition of any lien, claim, interest, charge, restriction, or encumbrance upon any of Home's properties or assets; (iii) violate any applicable federal or state statute, law, rule, or regulation, or any judgment, order, writ, injunction, or decree of any court, administrative or regulatory agency, or governmental body; (iv) result in the acceleration of any obligation or indebtedness of Home; or (v) interfere with or otherwise adversely affect Home's or Home's ability to carry on its business as presently conducted.

         No consents, approvals, or waivers are required to be obtained from any person or entity in connection with Home's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Home's shareholders as described in Paragraph 7.01.D. below and of governmental or regulatory authorities as described in Paragraph 7.01.A. below, and other consents or approvals, the failure of which to obtain would not have a Material Adverse Effect on Home or its ability to consummate the Exchange.

         2.07 HOME'S BOOKS AND RECORDS. Home's books of account and business records have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects Home's items of income and expense and all of its assets, liabilities, and stockholders' equity. The minute books of Home accurately reflect in all material respects the corporate actions which its shareholders and Boards of Directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Capital, CBC and their representatives.

         2.08 HOME REPORTS. Home has filed all reports, registrations, and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the Federal Deposit Insurance Corporation ("FDIC"), (ii) the Administrator, Savings Institutions Division, North Carolina Department of Commerce (the "Administrator"), and (iii) any other governmental or regulatory authorities having jurisdiction over Home. All such reports, registrations, and statements filed by Home with the FDIC, the Administrator, or other such regulatory authority are collectively referred to herein as the "Reports." As of their respective dates, each Report complied in all material respects with all the statutes, rules, and regulations enforced or promulgated by the regulatory authority with which it was filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and Home has not been notified by any such governmental or regulatory authority that any such Report was deficient in any material respect as to form or content. Following the date of this Agreement, Home shall deliver to CBC, simultaneous with the filing thereof, a copy of each report, registration, statement or other regulatory filing made by it with the FDIC, the Administrator, or any other such regulatory authority.

         2.09 HOME FINANCIAL STATEMENTS. Home has delivered to CBC (i) a copy of its audited consolidated balance sheets as of December 31, 1997 and 1996, and its audited consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1997 and 1996, together with notes thereto (the "Home Financial Statements"), and (ii) a copy of its unaudited consolidated balance sheet as of June 30, 1998 and its unaudited statement of operations for the nine months ended June 30, 1998 (the "Home Interim Financial Statements"). Following the date of this Agreement, Home promptly will deliver to CBC and Capital all other annual or interim financial statements prepared by or for Home. The Home Financial Statements and the Home Interim Financial Statements (including any related notes and schedules thereto)
(i) are in accordance with Home's books and records, and (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly in all material respects Home's financial condition, assets and liabilities, results of operations, changes in stockholders' equity, and changes in cash flows as of the dates indicated and for the periods specified therein. The Home Financial Statements have been audited and certified by Home's independent certified public accountants, PricewaterhouseCoopers LLP.

         2.10 TAX RETURNS AND OTHER TAX MATTERS. (i) Home has timely filed or caused to be filed all federal, state, and local tax returns and reports which are required by law to have been filed, and to the best knowledge of management of Home, all such returns and reports were true, correct, and complete in all material respects and contained all material information required to be contained therein; (ii) all federal, state, and local income, profits, franchise, sales, use, occupation, property, excise, and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Home or its property have been fully paid, and, to the best knowledge of management of Home, with respect to any such taxes to become due from Home for any period or periods through and including June 30, 1998, adequate provision has been made for the payment of all such taxes and such provision is reflected in the Home Financial Statements; (iii) Home's tax returns and reports have been examined or closed by applicable statutes of limitations through the tax year ended September 30, 1995, and Home has not received any indication of the pendency of any audit or examination in connection with any tax return or report and has no knowledge that any such return or report is subject to adjustment; and (iv) Home has not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax. Any deferred taxes of Home have been provided for in the Home Financial Statements in all material respects.

         2.11     ABSENCE OF MATERIAL ADVERSE CHANGES OR CERTAIN OTHER EVENTS.

                  (i) Since June 30, 1998, Home has conducted its business only in the ordinary course, and there has been no Material Adverse Change, and there has occurred no event or development and there currently exists no condition or circumstance to the best knowledge of management of Home which, with the lapse of time or otherwise, is reasonably likely to cause, create, or result in a Material Adverse Change, in or affecting Home's consolidated financial condition or results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations.

                   (ii) Since June 30, 1998, and other than in the ordinary course of its business including its normal salary review for 1998, all as Previously Disclosed to CBC and Capital, Home has not incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation, or general benefits payable to its employees, suffered any loss, destruction, or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

         2.12 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 2.12, Home has no liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent, or otherwise, whether due or to become due (including, without limitation, tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the Home Financial Statements or the Home Interim Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of its business since June 30, 1998, and which are not reasonably likely to, individually or in the aggregate, cause a Material Adverse Change in Home.

         2.13 COMPLIANCE WITH EXISTING OBLIGATIONS. Home has performed in all material respects all obligations required to be performed by it under, and it is not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding, or other undertaking (whether oral or written) to which Home is bound or by which it, its business, capital stock, or any of its properties or assets may be affected, which default or violation would have a Material Adverse Effect on Home.

         2.14     LITIGATION AND COMPLIANCE WITH LAW.

                  (i) There are no actions, suits, arbitrations, controversies, or other proceedings or investigations (or, to the best knowledge and belief of management of Home, any facts or circumstances which reasonably could result in such), including, without limitation, any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending, or, to the best knowledge and belief of management of Home, threatened, contemplated, or probable of assertion, against, relating to, or otherwise affecting Home or any of its properties or assets which, if determined adversely, could result in liability on the part of Home for, or subject it to, monetary damages, fines, or penalties, or an injunction, and which could have a Material Adverse Effect on Home's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations or on the ability of Home to consummate the Exchange;

                  (ii) Home has all licenses, permits, orders, authorizations, or approvals ("Permits") of any federal, state, local, or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease, and operate its properties; all such Permits are in full force and effect, except where the failure to be in force and effect would not have a Material Adverse Effect on Home; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of management of Home, threatened or probable of assertion to suspend, cancel, revoke, or limit any Permit;

                  (iii) Home is not subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding, or other similar agreement, order, directive, memorandum, or consent of, with or issued by any regulatory or other governmental authority (including, without limitation, the FDIC or the Administrator) relating to its financial condition, directors or officers, operations, capital, regulatory compliance, or otherwise; there are no judgments, orders, stipulations, injunctions, decrees, or awards against Home which in any manner limit, restrict, regulate, enjoin, or prohibit any present or past business or practice of Home; and Home has not been advised and has no reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening, or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree, or award; and,

                  (iv) Home is not in violation or default in any material respect under, and Home has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, or decrees of any court or federal, state, municipal, or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties, or assets (including, without limitation, all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by Home) and, to the best knowledge of management of Home, there is no basis for any claim by any person or authority for compensation, reimbursement, or damages or otherwise for any violation of any of the foregoing that would have any Material Adverse Effect on the financial condition of Home.

         2.15 REAL PROPERTIES. Home has Previously Disclosed to Capital and CBC a listing of all real property owned or leased by Home and its Subsidiaries (including, without limitation, banking facilities and all other real estate or foreclosed properties owned by Home) (the "Real Property") and all leases, if any, pertaining to any such Real Property to which Home is a party (the "Real Property Leases"). With respect to all Real Property owned by Home, Home has good and marketable title to such Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects, and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not affect materially and adversely affect the value of the Real Property and which do not and will not materially detract from, interfere with, or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Real Property Lease (i) such lease is valid and enforceable in accordance with its terms, (ii) there currently exists no circumstance or condition which constitutes an event of default by Home or their lessor or which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (iii) subject to any required consent of Home's lessor, each such Real Property Lease may be assigned to CBC and the execution and delivery of this Agreement does not constitute an event of default thereunder.

         To the best knowledge of management of Home, the Real Property complies in all material respects with all applicable federal, state, and local laws, regulations, ordinances, or orders of any governmental authority, including those relating to zoning, building and use permits, and the Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use.

         All improvements and fixtures included in or on the Real Property are in good condition and repair, ordinary wear and tear excepted, and, except as may have been Previously Disclosed pursuant to Paragraph 2.19 below, there does not exist any condition which materially interferes with Home's use or materially and adversely affects the economic value thereof.

         2.16     LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES.

                  (i) All loans, accounts, notes and other receivables reflected as assets on Home's books and records (a) have resulted from bona fide business transactions in the ordinary course of Home's operations, (b) in all material respects were made in accordance with Home's customary loan policies and procedures, and (c) are owned by Home free and clear of all liens, encumbrances, assignments, participation or repurchase agreements, or other exceptions to title or to the ownership or collection rights of any other person or entity.

                  (ii) All records of Home regarding all outstanding loans, accounts, notes, and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which Home's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral"), such loan is secured by valid, perfected, and enforceable liens on all such Loan Collateral having the priority described in Home's records of such loan.

                  (iii) Each loan reflected as an asset on Home's books, and each guaranty therefor, is the legal, valid, and binding obligation of the obligor or guarantor thereon, and to the best knowledge of management of Home no defense, offset, or counterclaim has been asserted with respect to any such loan or guaranty.

                  (iv) Home has Previously Disclosed to CBC a listing of (a) each loan, extension of credit, or other asset of Home which, as of June 30, 1998, is classified by the FDIC, the Administrator, or by Home as "Loss," "Doubtful," "Substandard," or "Special Mention" (or otherwise by words of similar import), or which Home has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (b) each loan or extension of credit of Home which, as of June 30, 1998, was past due thirty (30) days or more as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy, or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

                  (v) To the best knowledge of management of Home, each of Home's loans and other extensions of credit (with the exception of those loans and extensions of credit specified in the written listings described in Subparagraph (iv) above) is collectible in the ordinary course of Home's business in an amount which is not less than the amount at which it is carried on Home's books and records.

         2.17 SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by Home (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances, or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of Home to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time (other than pledges of securities in the ordinary course of Home's business to secure public funds deposits and in connection with repurchase agreements with customers and Federal Home Loan Bank borrowings). There are no voting trusts or other agreements or undertakings to which Home is a party with respect to the voting of any such securities.

         Except for fluctuations in the market values of United States Treasury and agency, municipal securities, or other debt securities since June 30, 1998, there has been no material deterioration or Material Adverse Change in the quality, or any material decrease in the value, of Home's securities portfolio.

         2.18 PERSONAL PROPERTY AND OTHER ASSETS. All assets of Home (including, without limitation, all banking equipment, data processing equipment, vehicles, and all other personal property located in or used in the operation of each office of Home or otherwise used by Home in the operation of its business) are owned by Home free and clear of all liens, leases, encumbrances, title defects, or exceptions to title. All of Home's banking and other equipment is in good operating condition and repair, ordinary wear and tear excepted.

         2.19 ENVIRONMENTAL MATTERS. Home has Previously Disclosed and provided to Capital and CBC copies of all written reports, correspondence, notices, or other materials, if any, in its possession pertaining to environmental reports, surveys, assessments, notices of violation, notices of regulatory requirements, penalty assessments, claims, actions, or proceedings, past or pending, of the Real Property or any of its Loan Collateral and any improvements thereon, or to any violation of Environmental Laws (as defined below) on, affecting or otherwise involving the Real Property, any Loan Collateral, or otherwise involving Home.

         To the best knowledge of management of Home:

                  (i) There has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, or clean-up, in a reportable or regulated quantity, of any hazardous, toxic, or otherwise regulated materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, oil or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, or radioactive materials, and/or any hazardous, toxic, regulated or dangerous waste, substance, or material defined as such by the United States Environmental Protection Agency or any other federal, state, or local government or agency or political subdivision thereof, or for the purpose of any Environmental Laws (as defined herein), as may now or hereafter (through the Effective Time) be defined or in effect ("Hazardous Substances") by any person on, from, or relating to any parcel of the Real Property;

                  (ii) Home has not violated any federal, state, or local law, rule, regulation, order, permit, or other requirement relating to health, safety, or the environment or imposing liability, responsibility, or standards of conduct applicable to environmental conditions (all such laws, rules, regulations, orders, and other requirements being herein collectively referred to as "Environmental Laws"), and, there has been no violation of any Environmental Laws (including any violation with respect to or relating to any Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation Home is or may be responsible or liable;

                  (iii) Home is not subject to any pending claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs, or expenses of any kind and nature which arise out of, under, or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, or clean-up of any Hazardous Substances on, from, or relating to the Real Property or any Loan Collateral, by Home or any other person or entity; and,

                  (iv) No facts, events, or conditions relating to the Real Property or any Loan Collateral, or the operations of Home at any of their respective office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, remedial, or corrective actions, obligations, or liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise) pursuant to Environmental Laws.

         For purposes of this Agreement, "Environmental Laws" shall include:

                  (i) all federal, state, and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

                  (ii)     all contractual agreements, and

                  (iii) all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, or clean-up of any Hazardous Substances (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Oil Pollutant Act, the Coastal Zone Management Act, any "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substances Control Act, the North Carolina Water and Air Resources Act, and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time) as such may now or hereafter (through the Effective
Time) be defined or in effect.

         2.20 ABSENCE OF BROKERAGE OR FINDERS COMMISSIONS. Except as set forth on Schedule 2.20 hereto, (i) all negotiations relative to this Agreement and the transactions described herein have been carried on by Home directly with Capital and CBC; (ii) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Home or its Board of Directors, as a broker, finder, or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and (iii) Home has not agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

         2.21 MATERIAL CONTRACTS. Except as set forth in Schedule 2.21 hereto, Home is not a party to or bound by any agreement involving money or other property in an amount or with a value in excess of $10,000 (i) which is not to be performed in full prior to the Effective Time, (ii) which calls for the provision of goods or services to Home and cannot be terminated without material penalty upon written notice to the other party thereto, (iii) which is material to Home and was not entered into in the ordinary course of business, (iv) which involves hedging, options, or any similar trading activity, or interest rate exchanges or swaps, (v) which commits Home to extend any loan or credit (with the exception of letters of credit, lines of credit, and loan commitments extended in the ordinary course of Home's business), (vi) which involves the purchase or sale of any assets of Home, or the purchase, sale, issuance, redemption, or transfer of any capital stock or other securities issued by Home, or (vii) with any director or officer of Home (including, without limitation, any employment or consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of Home's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

         Home is not in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute a default, under any contract, lease, insurance policy, commitment, or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a Material Adverse Effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations of Home.

         2.22 EMPLOYMENT MATTERS; EMPLOYEE RELATIONS. Home (i) has paid in full to or accrued on behalf of all its directors, officers, and employees all wages, salaries, commissions, bonuses, fees, sick pay, severance pay, all other amounts promised to the extent required by law or when Home has a policy of making such payments and other direct compensation for all services performed by them to the date of this Agreement and (ii) is in compliance with all federal, state, and local laws, statutes, rules, and regulations with regard to employment and employment practices, terms and conditions, and wages and hours, and other compensation matters; and no person has, to the best knowledge of management of Home, asserted that Home is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

         There is no action, suit, or proceeding by any person pending or, to the best knowledge of management of Home, threatened, against Home (or any of its employees), involving employment discrimination, sexual harassment, wrongful discharge, or similar claims.

         Home is not a party to or bound by any collective bargaining agreement with any of its employees, any labor union, or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage, or strike involving Home and any of its employees, or any pending or threatened proceeding in which it is asserted that Home has committed an unfair labor practice; and management of Home is not aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

         2.23     EMPLOYMENT AGREEMENTS; EMPLOYEE BENEFIT PLANS

                  (i) Neither Home nor any its Subsidiaries is a party to or bound by any employment agreements with any of their respective directors, officers, or employees, except for the employment agreement between Home and Edwin E. Bridges ("Bridges"), dated April 27, 1998.

                  (ii) Home has Previously Disclosed and has delivered or made available to Capital and CBC prior to the execution of this Agreement copies, in each case, of all pension, stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, programs, arrangements or agreements, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Home for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Benefit Plans"). Schedule 2.23 identifies each such Benefit Plan, and further identifies each person who receives benefits under, or is or may become eligible to receive benefits under, each such Benefit Plan. Without limiting the foregoing, Schedule 2.23 also identifies each person for whom Home has agreed to provide "lifetime" health benefits and describes the extent of Home's obligations in that regard. Any of the Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ERISA Plan." No ERISA Plan is also a "defined benefit plan" (as defined in Section 414(j) of the Code) or is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA, except as described on Schedule 2.23. Neither Home nor any affiliate of Home has ever been required to contribute to a multi-employer plan, as defined in Section 3(37) of ERISA.

                  (iii) All Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Code, and any other applicable laws, rules, or regulations, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Home. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and management of Home is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the best knowledge of management of Home, Home has not engaged in a transaction with respect to any Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Home to a tax imposed by either Section 4975 of the Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Home.

                  (iv) Home has no liability for retiree health and life benefits under any of the Benefit Plans and there are no restrictions on the rights of Home to amend or terminate any such Plan without incurring any liability thereunder, except as set forth on Schedule 2.23.

                  (v) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of Home from Home under any Benefit Plan or otherwise, (b) increase any benefits otherwise payable under any Benefit Plan or otherwise, or (c) result in any acceleration of the time of payment or vesting of any such benefit, except as set forth on Schedule 2.23.

                  (vi) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Home and its beneficiaries have been fully reflected on the Home Financial Statements to the extent required by and in accordance with GAAP. Any adjustments necessary will be made prior to the earlier of Closing and December 31, 1998.

         2.24 INSURANCE. Home has in effect such policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions, and other property and liability insurance (including without limitation a "banker's blanket bond") as have been Previously Disclosed to Capital and CBC (the "Policies"). The Policies provide coverage in such amounts and against such liabilities, casualties, losses, or risks as is customary or reasonable for entities engaged in Home's businesses or as is required by applicable law or regulation; and, in the reasonable opinion of management of Home, the insurance coverage provided under the Policies is reasonable and adequate in all respects for Home. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina; and Home has taken all requisite actions (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. Home is not in default under the provisions of, has received notice of cancellation or nonrenewal of or any material premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Policy. There are no pending claims with respect to any Policy (and there are no facts which would form the basis of any such claim), and Home has no knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

         2.25 INSURANCE OF DEPOSITS. All deposits of Home are insured by the Savings Association Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Home to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the best knowledge of management of Home, are contemplated by the FDIC or otherwise to terminate such insurance.

         2.26 AFFILIATES. Home has Previously Disclosed to Capital and CBC a listing of those persons deemed by Home as of the date of this Agreement to be "Affiliates" of Home (as that term is defined in Rule 405 promulgated under the 1933 Act), including persons, trusts, estates, corporations, or other entities related to persons deemed to be Affiliates of Home.

         2.27 OBSTACLES TO REGULATORY APPROVAL, ACCOUNTING TREATMENT, OR TAX TREATMENT. To the best knowledge of management of Home, there exists no fact or condition (including Home's record of compliance with the Community Reinvestment
Act) relating to Home that may reasonably be expected to (i) prevent or materially impede or delay Capital, CBC or Home from obtaining the regulatory approvals required in order to consummate transactions described herein, (ii) prevent the Exchange from qualifying to be a reorganization under Section 368(a)(1)(B) of the Code, or (iii) prevent the Exchange from being treated as a "pooling-of-interests" for accounting purposes; and, if any such fact or condition becomes known to Home, Home shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to Capital and CBC in writing.

         2.28 YEAR 2000 READINESS. To the best knowledge of management of Home, Home is in compliance with the FDIC's guidelines on Year 2000 readiness.

         2.29 DISCLOSURE. To the best knowledge of management of Home, no written statement, certificate, schedule, list, or other written information furnished by or on behalf of Home at any time to Capital or CBC in connection with this Agreement (including, without limitation, information "Previously Disclosed" by Home), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Home to Capital or CBC is or will be a true and complete copy of such document, unmodified except by another document delivered by Home.


                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF CAPITAL AND CBC

         Except as otherwise specifically described herein or as "Previously Disclosed" (as defined in Paragraph 9.01 below) to Home, Capital and CBC hereby make the following representations and warranties to Home.

         3.01 ORGANIZATION; STANDING; POWER. Each of Capital and CBC (i) is duly organized and incorporated, validly existing, and in good standing under the laws of North Carolina, (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted, (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect on Capital or CBC, and (iv) is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a Material Adverse Effect on Capital or CBC.

         3.02 CAPITAL STOCK. CBC's authorized capital stock consists of 20,000,000 shares of common stock, no par value per share. As of August 31, 1998, one (1) share of CBC Stock was issued and outstanding. CBC's outstanding capital stock has been duly authorized and validly issued, and is fully paid and nonassessable, and the shares of CBC Stock issued to shareholders of Home pursuant to this Agreement, when issued as described herein, will be duly authorized, validly issued, fully paid, and nonassessable. Capital's authorized capital stock consists of 20,000,000 shares of common stock, $5.00 par value per share. As of June 30, 1998, 2,477,651 shares of Capital's common stock ("Capital Stock") were issued and outstanding. Capital's outstanding capital stock has been duly authorized and validly issued, and is fully paid and nonassessable (except to the extent assessable under applicable North Carolina banking laws).

         3.03 AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by each of Capital's and CBC's Board of Directors and duly executed on Capital's and CBC's behalf. Subject only to approval of this Agreement by all applicable regulatory authorities (as contemplated by Paragraph
6.02 below), (i) Capital and CBC each has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate action required to be taken to authorize Capital and CBC to enter into this Agreement and to perform their respective obligations and agreements and carry out the transactions described herein has been duly and properly taken, and (iii) this Agreement has been executed on behalf of each of CBC and Capital and, assuming due authorization, execution and delivery by Home, constitutes the valid and binding agreement of Capital and CBC, enforceable in accordance with its terms (except to the extent enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect which affect creditors' rights generally; (b) by legal and equitable limitations on the availability of injunctive relief, specific performance, and other equitable remedies, and (c) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

         3.04 VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Except where the same would not have a Material Adverse Effect on Capital or CBC, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Capital or CBC with any of their respective obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Capital's or CBC's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Capital or CBC is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction, or encumbrance upon any of Capital's or CBC's properties or assets; (iii) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction, or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of Capital or CBC; or (v) interfere with or otherwise materially and adversely affect Capital's or CBC's ability to carry on its business as presently conducted.

         No consents, approvals, or waivers are required to be obtained from any person or entity in connection with Capital's or CBC's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for the required approvals of governmental or regulatory authorities described in Paragraph 7.01.A. below, and other consents or approvals, the failure of which to obtain would not have a Material Adverse Effect on Capital or CBC or their respective abilities to consummate the Exchange.

         3.05 CAPITAL'S AND CBC'S BOOKS AND RECORDS. Capital's and CBC's respective books of account and business records have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects Capital's and CBC's respective items of income and expense and all of their respective assets, liabilities, and stockholders' equity. The minute books of Capital and CBC accurately reflect in all material respects the corporate actions which their respective shareholders and Boards of Directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Home and its representatives.

         3.06 CAPITAL REPORTS. Capital and CBC have filed all reports, registrations, and statements, together with any amendments that were required to be made with respect thereto, that were required to be filed with any governmental or regulatory authorities having jurisdiction over Capital or CBC. All such reports and statements filed with such regulatory authorities are collectively referred to herein as the "Capital Reports." As of their respective dates, the Capital Reports complied in all material respects with all the statutes, rules, and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and neither Capital nor CBC has been notified that any of the Capital Reports were deficient in any material respect as to form or content.

         3.07 CAPITAL FINANCIAL STATEMENTS. Capital has delivered to Home (i) a copy of Capital's balance sheet as of December 31, 1997, and its statement of operations, changes in shareholders' equity, and cash flows for the period June 20, 1997 through December 31, 1997 (the "Capital Financial Statements"), and
(ii) a copy of Capital's unaudited balance sheet as of June 30, 1998 and its unaudited statement of operations for the six months ended June 30, 1998 (the "Capital Interim Financial Statements"). The Capital Financial Statements and the Capital Interim Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and present fairly in all material respects Capital's financial condition, assets and liabilities, results of operations, changes in shareholders' equity and changes in cash flows as of the dates and for the periods specified therein. The Capital Financial Statements for 1997 have been audited by Capital's independent accountants, PricewaterhouseCoopers LLP.

         3.08 TAX RETURNS AND OTHER TAX MATTERS. (i) Capital has timely filed or caused to be filed all federal, state, and local tax returns and reports which are required by law to have been filed, and to the best knowledge of management of Capital, all such returns and reports were true, correct, and complete in all material respects and contained all material information required to be contained therein; (ii) all federal, state, and local income, profits, franchise, sales, use, occupation, property, excise, and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Capital or its property have been fully paid, and, to the best knowledge of management of Capital, with respect to any such taxes to become due from Capital for any period or periods through and including December 31, 1997, adequate provision has been made for the payment of all such taxes and such provision is reflected in the Capital Financial Statements; (iii) Capital has not received any indication of the pendency of any audit or examination in connection with any tax return or report and has no knowledge that any such return or report is subject to adjustment; and (iv) Capital has not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax. Any deferred taxes of Capital have been provided for in the Capital Financial Statements in all material respects.

         3.09 ABSENCE OF MATERIAL ADVERSE CHANGES. Since June 30, 1998 there has been no Material Adverse Change, and there has occurred no event or development and, to the best knowledge of management of Capital, there currently exists no condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in a Material Adverse Change, in or affecting Capital's or CBC's financial condition or results of operations, or in its assets, loan portfolio, investments, properties, or operations.

         3.10 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Capital nor CBC has any liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent, or otherwise, whether due or to become due (including, without limitation, tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the Capital Financial Statements or the Capital Interim Financial Statements, or
(ii) obligations or liabilities incurred in the ordinary course of its business since June 30, 1998, and which are not reasonably likely to, individually or in the aggregate, cause a Material Adverse Change in Capital or CBC.

         3.11 COMPLIANCE WITH EXISTING OBLIGATIONS. Capital and CBC have performed in all material respects all obligations required to be performed by them under, and they are not in default in any material respect under, or in violation in any material respect of, the terms and conditions of their respective Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding, or other undertaking (whether oral or written) to which Capital or CBC is bound or by which it, its business, capital stock, or any of its properties or assets may be affected, which default or violation would have a Material Adverse Effect on Capital or CBC.

         3.12     LITIGATION AND COMPLIANCE WITH LAW.

                  (i) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the best knowledge and belief of management of Capital or CBC, any facts or circumstances which reasonably could result in such), including, without limitation, any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to the best knowledge and belief of management of Capital or CBC, threatened, contemplated, or probable of assertion, against, relating to, or otherwise affecting Capital or CBC or any of its or their respective properties or assets which, if determined adversely, could result in liability on the part of Capital or CBC for, or subject Capital or CBC to, monetary damages, fines or penalties, or an injunction, and which could have a Material Adverse Effect on Capital's or CBC's financial condition, results of operations, or in Capital's or CBC's assets, loan portfolio, investments, properties, or operations or on the ability of Capital or CBC to consummate the Exchange;

                  (ii) Capital and CBC have all licenses, permits, orders, authorizations, or approvals ("Capital Permits") of any federal, state, local, or foreign governmental or regulatory body that are material to or necessary for the conduct of their respective businesses or to own, lease, and operate their respective properties; all such Capital Permits are in full force and effect, except where the failure to be in force and effect would not have a Material Adverse Effect on Capital or CBC; no violations are or have been recorded in respect of any such Capital Permits; and no proceeding is pending or, to the best knowledge of management of Capital or CBC, threatened or probable of assertion to suspend, cancel, revoke, or limit any Capital Permit;

                  (iii) Neither Capital nor CBC is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding, or other similar agreement, order, directive, memorandum, or consent of, with or issued by any regulatory or other governmental authority (including, without limitation, the FDIC or the North Carolina Banking Commissioner (the "Commissioner")) relating to its financial condition, directors or officers, operations, capital, regulatory compliance, or otherwise; there are no judgments, orders, stipulations, injunctions, decrees, or awards against Capital or CBC which in any manner limit, restrict, regulate, enjoin, or prohibit any present or past business or practice of Capital or CBC; and neither Capital nor CBC has been advised or have reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening, or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree, or award; and,

                  (iv) Neither Capital nor CBC is in violation or default in any material respect under, and each of Capital and CBC has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, or decrees of any court or federal, state, municipal, or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties, or assets (including, without limitation, all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by Capital or CBC) and to the best knowledge of management of Capital or CBC there is no basis for any claim by any person or authority for compensation, reimbursement, or damages or otherwise for any violation of any of the foregoing that would have any Material Adverse Effect on the financial condition of Capital or CBC.

         3.13 OBSTACLES TO REGULATORY APPROVAL, ACCOUNTING TREATMENT, OR TAX TREATMENT. To the best of the knowledge and belief of the executive officers of Capital and CBC, no fact or condition (including Capital's record of compliance with the Community Reinvestment Act) relating to Capital or CBC exists that may reasonably be expected to (i) prevent or materially impede or delay the Capital or CBC regulatory approvals required in order to consummate the transactions described herein, including, without limitation, the Reorganization (as defined in Paragraph 7.03.J.), (ii) prevent the Exchange from qualifying to be a reorganization under Section 368(a)(1)(B) of the Code, or (iii) prevent the Exchange from being treated as a "pooling-of-interests" for accounting purposes; and, if any such fact or condition becomes known to the executive officers of Capital or CBC, they promptly (and in any event within three days after obtaining such knowledge) shall communicate such fact or condition to Home.

         3.14 DISCLOSURE. To the best knowledge of Capital and CBC, no written statement, certificate, schedule, list, or other written information furnished by or on behalf of Capital or CBC at any time to Home in connection with this Agreement (including, without limitation, information "Previously Disclosed" by Capital or CBC), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Capital or CBC to Home is or will be a true and complete copy of such document, unmodified except by another document delivered by Capital or CBC.


                                   ARTICLE IV
                                COVENANTS OF HOME

         4.01 AFFIRMATIVE COVENANTS OF HOME. Home hereby covenants and agrees as follows with Capital and CBC:

                  A. "AFFILIATES" OF HOME. Home will use its best efforts to cause each person who is an Affiliate of Home (as defined in Paragraph 2.26 above), to execute and deliver to Capital and CBC at least five (5) days prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of CBC Stock to be received by such Affiliates pursuant to this Agreement and which Affiliates' Agreement shall be in form and content reasonably satisfactory to Capital and CBC. Certificates for the shares of CBC Stock issued to Affiliates of Home shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

                  B. CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME. While the parties recognize that the operation of Home and its Subsidiaries until the Effective Time is the responsibility of Home and its Subsidiaries and their respective Boards of Directors and officers, Home agrees that, between the date of this Agreement and the Effective Time, Home will carry on, and cause its Subsidiaries to carry on, their respective businesses in and only in the regular and usual course in substantially the same manner as such businesses heretofore were conducted and Home agrees that it will, and will cause each of its Subsidiaries to:

                           (i) preserve intact its present business
organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

                           (ii) maintain all its properties and equipment in
customary repair, order, and condition, ordinary wear and tear excepted;

                           (iii) maintain its books of account and records in
the usual, regular, and ordinary manner in accordance with sound business practices applied on a consistent basis;

                           (iv) comply in all material respects with all laws,
rules, and regulations applicable to it, its properties and to the conduct of its business;

                           (v) continue to maintain in force insurance such as
is described in Paragraph 2.24 above; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage;

                           (vi) provide to Capital and CBC on a monthly basis
Home's and each Home Subsidiary's market value report on their respective investment portfolios and hedging portfolios; and,

                           (vii) promptly provide to Capital and CBC such
information about Home and each of its Subsidiaries and their respective financial conditions, results of operations, prospects, businesses, assets, loan portfolios (including, without limitation, changes in loan quality), investments, properties, or operations, as Capital or CBC shall reasonably request.

                  C. PERIODIC INFORMATION REGARDING LOANS. All proposed new extensions of unsecured credit by Home, and all proposed new extensions of secured credit in excess of $150,000 by Home will be submitted by Home to Capital and CBC at least three days prior to approval by Home of such extension of credit for Capital's and CBC's review.

                     Additionally, Home agrees to make available and provide to Capital and CBC the following information with respect to Home's loans and other extensions of credit (such assets herein referred to as "Loans") as of August 31, 1998, and each month thereafter until the Effective Time, such information for each month to be in form and substance as is usual and customary in the conduct of Home's business and to be furnished within ten (10) business days of the end of each month ending after the date hereof:

                                    (i) a list of Loans past due for thirty (30)
days or more as to principal or interest;

                                    (ii) an analysis of all classified or "watch
list" Loans, along with the outstanding balance for each such classified or "watch list" Loan;

                                    (iii) a list of Loans on nonaccrual status;

                                    (iv) a list of all Loans without principal
     reduction for a period of longer than one year;

                                    (v) a list of all foreclosed real property
or other real estate owned and all repossessed personal property;

                                    (vi) a list of reworked or restructured
Loans over $10,000 and still outstanding, including original terms, restructured terms, and status; and

                                    (vii) a list of any actual or threatened
litigation by or against Home pertaining to any Loans or credits, which list shall contain a description of circumstances surrounding such litigation, its present status, and management's evaluation of such litigation.

                           All writedowns of Loans and foreclosed properties
prior to the Effective Time shall be satisfactory to CBC in its sole discretion. Home shall use its best efforts to effect all writedowns that it anticipates making prior to Closing before December 31, 1998, if that date is, or is expected to be, prior to the Closing Date.

                           Prior to the earlier of December 31, 1998 or the
Effective Time, Home shall increase its loan loss reserve to an amount satisfactory to Capital in its sole discretion, provided, however, that such action is not prohibited by any applicable law or regulation and provided further that such action by Home shall not be deemed a default by Home of any provision of this Agreement.

                  D. NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution of this Agreement and up to the Effective Time, Home promptly will notify Capital and CBC in writing of and provide to them such information as either of them shall request regarding (i) any Material Adverse Change in Home's and each Home Subsidiary's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any such Material Adverse Change, or (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation, or warranty of Home herein, or any information that has been Previously Disclosed by Home to Capital or CBC, to be or become materially inaccurate, misleading, or incomplete, or which has resulted or may or could cause, create, or result in the material breach or violation of any of Home's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01 or 7.03 below.

                  E. CONSENTS TO ASSIGNMENT OF LEASES. Home will obtain all consents of its and its Subsidiary's respective landlords and lessors to the acquisition of Home by CBC as may be required under the Real Property Leases and all other leases, each of which consents shall be in form and substance satisfactory to Capital and CBC.

                  F. FURTHER ACTION; INSTRUMENTS OF TRANSFER, ETC. Home covenants and agrees with Capital and CBC that it (i) will use its reasonable best efforts in good faith to take or cause to be taken all action reasonably required of it hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date,
(ii) shall perform all acts and execute and deliver to Capital and CBC all documents or instruments reasonably required herein or as otherwise shall be reasonably necessary or useful to or reasonably requested by either of them in consummating such transactions, and, (iii) will cooperate with Capital and CBC in every reasonable way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

         4.02. NEGATIVE COVENANTS OF HOME. Home hereby covenants and agrees that, between the date hereof and the Effective Time, neither Home nor any Home Subsidiary will do any of the following things or take any of the following actions without the prior written consent and authorization of Capital and CBC:

                  A. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS. Neither Home nor any of its Subsidiaries will amend its Articles of Incorporation or Bylaws (except as may be required by applicable law or regulation).

                  B. CHANGE IN CAPITAL STOCK. Neither Home nor any of its Subsidiaries will (i) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (ii) issue, sell, purchase, redeem, retire, reclassify, combine, or split any shares of its capital stock or other securities issued by Home or any Home Subsidiary, other than the issuance of shares upon the exercise of stock options which are outstanding as of the date of this Agreement (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

                  C. OPTIONS, WARRANTS, AND RIGHTS. Neither Home nor any of its Subsidiaries will grant or issue any options, warrants, calls, puts, or other rights of any kind relating to the purchase, redemption, or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action, other than the Stock Option Agreement.

                  D. DIVIDENDS. Neither Home nor any Home Subsidiary will declare or pay any dividends or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders; provided, however, Home may declare a semi-annual dividend prior to March 31, 1999, in accordance with its customary prior practices, in an amount not to exceed $.20 prorated for that portion of the six-month period commencing on October 1, 1998 which will have elapsed on the date that the parties agree, as of the time such dividend is declared, will be the Closing Date. By way of example, if Home declares a dividend in January of 1999, and the parties agree that the Closing date will be February 1, 1999, the amount of the dividend that Home may declare in January of 1999 would be $.20 multiplied by 4/6, or $.133 per share. Should the Closing take place after April 1, 1999 and before September 30, 1999, Home shall be entitled to declare and pay a dividend in an amount not to exceed $.20 per share prorated for that portion of the six-month period commencing April 1, 1999 which will have elapsed on the date that the parties agree, as of the time such dividend is declared, will be the Closing Date.

                  E. EMPLOYMENT, BENEFIT, OR RETIREMENT AGREEMENTS OR PLANS. Except as required by law, neither Home nor any Home Subsidiary will (i) enter into or become bound by any contract, agreement, or commitment for the employment or compensation of any officer, employee, or consultant which is not immediately terminable by Home or such Subsidiary without cost or other liability on no more than thirty (30) days notice; (ii) adopt, enter into, or become bound by any new or additional profit-sharing, bonus, incentive, change in control, or "golden parachute," stock option, stock purchase, pension, retirement, insurance (hospitalization, life, or other), or similar contract, agreement, commitment, understanding, plan, or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees, or consultants; or (iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

                  F. INCREASE IN COMPENSATION; ADDITIONAL COMPENSATION. Except as otherwise provided herein or with the prior written consent of Capital and CBC, neither Home nor any Home Subsidiary will increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of Home's or any of any Home Subsidiary's directors, officers, employees, or consultants. Notwithstanding anything contained herein to the contrary, this Paragraph 4.02.F. shall not prohibit annual merit increases in the salaries of Home's employees or other payments, including Home's usual and customary annual "Christmas" bonus (in an amount not to exceed 5% of any employee's base salary), for any employee or director made in the ordinary course of business, consistent with Home's past practices, in connection with existing compensation or benefit plans, so long as such increases or payments, including bonuses, are effected at such times and in such manner and amounts, and so long as Home provides Capital and CBC with reasonable advance notice of any such increase or payment.

                  G. ACCOUNTING PRACTICES. Neither Home nor any Home Subsidiary will make any changes in its accounting methods, practices, or procedures or in depreciation or amortization policies, schedules, or rates heretofore applied (except as required by GAAP or governmental regulations).

                  H. ACQUISITIONS; ADDITIONAL BRANCH OFFICES. Neither Home nor any Home Subsidiary will directly or indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (ii) open any new branch office, or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

                  I. CHANGES IN BUSINESS PRACTICES. Except as may be required by the FDIC, the Administrator, or any other governmental or other regulatory agency or as shall be required by applicable law, regulation, or this Agreement, neither Home nor any Home Subsidiary will (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business, or (iii) change in any material respect its lending, investment, asset-liability management, or other material banking or business policies (except to the extent required by Paragraph 4.01.C. above).

                  J. NO SOLICITATION. (i) Prior to the Effective Time, neither Home nor any Home Subsidiary, nor any of their respective affiliate entities, directors, officers, employees, agents, or representatives, shall, directly or indirectly, (1) encourage, solicit or initiate (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation, or other business combination involving Home or any Home Subsidiary or the acquisition of all or any significant part of the assets or capital stock of Home or any Home Subsidiary (including, without limitation, any branch office) (an "Acquisition Transaction") or (2) negotiate, explore, or otherwise engage in discussions with any person (other than Capital, CBC and their representatives) with respect to any Acquisition Transaction, or which may reasonably be expected to lead to a proposal for an Acquisition Transaction or enter into any agreement, arrangement, or understanding with respect to any such Acquisition Transaction or which would require it to abandon, terminate, or fail to consummate the Exchange or any other transaction contemplated by this Agreement.

                           (ii) Except as may be reasonably necessary to comply
with the legal duties of Home's Board of Directors under applicable law, including, without limitation, the NCBCA (based on the advice of outside counsel), Home agrees that, as of the date hereof, it, each Home Subsidiary and any affiliate entities, and the respective directors, officer, employees, agents, and representatives of the foregoing, shall immediately cease and cause to be terminated any existing activities, discussions, and negotiations with any person (other than Capital, CBC and their representatives) conducted heretofore with respect to any Acquisition Transaction. Home agrees to promptly advise Capital and CBC of any inquiries or proposals received by, any such information requested from, and any requests for negotiations or discussions sought to be initiated or continued with, Home, any Home Subsidiary, or any affiliate entities, or any of the respective directors, officers, employees, agents, or representatives of the foregoing, in each case from a person (other than Capital, CBC or their representatives) with respect to an Acquisition

Transaction. In addition, Home shall promptly advise Capital and CBC of the substance and content of any such inquiry, proposal, information request, negotiations, or discussions.

                           (iii) Nothing contained in this Paragraph 4.02.J.
shall prohibit Home from (1) filing with the FDIC a report on Form 8-K with respect to this Agreement (2) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Securities Exchange Act of 1934 (if applicable), or (3) making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of Home, upon the advice of outside counsel, failure to so disclose would be inconsistent with any applicable law, including, without limitation, the NCBCA, or any duty of the Board of Directors.

                  K. ACQUISITION OR DISPOSITION OF ASSETS. Unless required to do so by any regulatory authority having jurisdiction over Home (in which event, Home shall provide CBC and Capital with prompt written notice of such requirement), neither Home nor any Home Subsidiary will, without the prior written consent of Capital and CBC:

                           (i) sell or lease (as lessor), or enter into or
become bound by any contract, agreement, option, or commitment relating to the sale, lease (as lessor), or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option, or commitment relating to the sale, lease (as lessor), or other disposition of any equipment or any other fixed or capital asset having a value on Home's or such Subsidiary's books or a fair market value, whichever is greater, of more than $10,000 in the aggregate for all such items or assets;

                           (ii) purchase or lease (as lessee), or enter into or
become bound by any contract, agreement, option, or commitment relating to the purchase, lease (as lessee), or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option, or commitment relating to the purchase, lease (as lessee), or other acquisition of any equipment or any other fixed assets having a purchase price, or involving aggregate lease payments, in excess of $10,000 in the aggregate for all such items or assets;

                           (iii) enter into any purchase commitment for supplies
or services which calls for prices of goods or fees for services materially higher than current market prices or fees or which obligates Home or any Home Subsidiary for a period longer than six (6) months;

                           (iv) other than in the ordinary course of business
and at a level consistent with past practice, sell, purchase, or repurchase, or enter into or become bound by any contract, agreement, option, or commitment to sell, purchase, or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

                           (v) other than in the ordinary course of business and
at a level consistent with past practice, sell or dispose of, or enter into or become bound by any contract, agreement, option, or commitment relating to the sale or other disposition of, any other asset of Home or any Home Subsidiary (whether tangible or intangible, and including, without limitation, any trade name, copyright, service mark, or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under Home's or any Home Subsidiary's corporate name or any name similar thereto; or release, transfer, or waive any license or right granted to it by any other person to use any trademark, trade name, copyright, or intellectual property right.

                  L. DEBT; LIABILITIES. Except in the ordinary course of its business consistent with its past practices, including routine borrowings from the Federal Home Loan Bank of Atlanta and other corresponding Banks, neither Home nor any Home Subsidiary will (i) enter into or become bound by any promissory note, loan agreement, or other agreement or arrangement pertaining to its borrowing of money, (ii) assume, guarantee, endorse, or otherwise become responsible or liable for any obligation of any other person or entity, or (iii) incur any other liability or obligation (absolute or contingent).

                  M. LIENS; ENCUMBRANCES. Neither Home nor any Home Subsidiary will mortgage, pledge, or subject any of its assets to, or permit any of its assets to become or (except as Previously Disclosed) remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing of public funds deposits, securities repurchase agreements, or other similar operating matters).

                  N. WAIVER OF RIGHTS. Neither Home nor any Home Subsidiary will waive, release, or compromise any material rights in its favor (except in the ordinary course of business) except in good faith for fair value in money or money's worth, nor waive, release, or compromise any rights against or with respect to any of its officers, directors, or shareholders or members of families of officers, directors, or shareholders.

                  O. OTHER CONTRACTS. Neither Home nor any Home Subsidiary will enter into or become bound by any contracts, agreements, commitments, or understandings (i) for or with respect to any charitable contributions greater than $5,000 in the aggregate; (ii) with any governmental or regulatory agency or authority (except as may be reasonably required by applicable law or regulation); (iii) pursuant to which Home or such Subsidiary would assume, guarantee, endorse, or otherwise become liable for the debt, liability, or obligation of any other person (except in the ordinary course of business consistent with past practices); (iv) which is entered into other than in the ordinary course of its business; and (v) which, in the case of any one contract, agreement, commitment, or understanding and whether or not in the ordinary course of its business, would obligate or commit Home or such Subsidiary to make expenditures of more than $5,000.

                                    ARTICLE V
                          COVENANTS OF CAPITAL AND CBC

         Capital and CBC hereby covenant and agree as follows with Home:

         5.01 NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution of this Agreement and up to the Effective Time, Capital or CBC promptly will notify Home in writing of and provide to it such information as it shall reasonably request regarding (i) any Material Adverse Change (other than changes relating to or resulting from changes affecting the banking industry generally, but excluding movements in interest rates in the economy) in Capital's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any such Material Adverse Change, or (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Capital or CBC herein, or any information that has been Previously Disclosed by Capital or CBC to Home, to be or become materially inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the material breach or violation of any of Capital's or CBC's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01 or 7.02 below.

         5.02     INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

                  A. Following the Effective Time and for a period of five years thereafter, CBC shall indemnify, defend and hold harmless the present directors and officers of Home and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, amounts paid in settlement, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that CBC is permitted to indemnify (and advance expenses to) its directors and officers under the NCBCA, the CBC Articles of Incorporation, and the CBC Bylaws as in effect on the date hereof, including provisions relating to the advancement of expenses incurred in the defense of any investigation, suit or proceeding; provided, any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under the NCBCA, the CBC Articles of Incorporation and the CBC Bylaws shall be made by independent counsel selected by CBC and Home; and provided, further, in no circumstance, shall CBC be required to indemnify any Indemnified Party for intentional misconduct or fraud.

                  B. Prior to the Effective Time, Home may obtain a three year director's and officer's tail liability insurance policy, in a coverage amount equal to the director's and officer's insurance policy that Home currently has in place, for the benefit of the present officers and directors of Home or any of its Subsidiaries.

                  C. Any Indemnified Party wishing to claim indemnification under Paragraph 5.02.A., upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify CBC thereof in accordance with Paragraph 9.04; provided that the failure so to notify shall not affect the obligations of CBC under Section 5.02.A. unless and to the extent that CBC is actually prejudiced as a result of such failure.

                  D. If, after the Effective Time, CBC or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of CBC shall assume the obligations set forth in this Paragraph 5.02.

         5.03. FURTHER ACTION. Capital and CBC covenant and agree with Home that they (i) will use their reasonable best efforts in good faith to take or cause to be taken all action reasonably required of them hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (ii) shall perform all acts and execute and deliver to Home all documents or instruments reasonably required herein or as otherwise shall be reasonably necessary or useful to or reasonably requested by it in consummating such transactions, and, (iii) will cooperate with Home in every reasonable way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

         5.04 BOARD OF DIRECTORS. Subject to any necessary regulatory and shareholder approval, as soon as practicable following the Effective Time (or, in CBC's sole discretion, prior to the Effective Time), CBC shall take such steps as appropriate to appoint Edwin E. Bridges and John Grimes, or cause them to be elected, as members of CBC's Board of Directors, and, for such service, Messrs. Bridges and Grimes shall be compensated in accordance with CBC's standard arrangements for the compensation of its directors; provided, however, no such compensation shall be paid for services as a director to any director who is at such time being compensated for services as an employee of CBC, Capital or Home.

         5.05 ADVISORY BOARD OF DIRECTORS. After the Effective Time, the current members of Home's Board of Directors shall serve as members of Capital's (or Home's, as the case may be) local advisory board for a minimum of five (5) years, subject to satisfactory performance, and for such service, such individuals shall be compensated in accordance with Capital's standard arrangements for the compensation of local advisory board members.

                                   ARTICLE VI
                                MUTUAL AGREEMENTS

         6.01 SHAREHOLDER APPROVALS; REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS; LISTING APPLICATION.

                  A. MEETINGS OF SHAREHOLDERS. Home shall cause a meeting of its shareholders (the "Home Shareholder Meeting") to be held for the purpose of Home's shareholders voting on the approval of this Agreement and the transactions contemplated hereby. Capital shall cause a special meeting of its shareholders (the "Capital Shareholder Meeting") to be held for the purposes of voting on the Reorganization (as defined in Paragraph 7.03.J.). In connection with the call and conduct of and all other matters relating to the Home Shareholder Meeting and the Capital Shareholder Meeting (including the solicitation of proxies), Home and Capital shall fully comply with all provisions of applicable law and regulations and with their respective Articles of Incorporation and Bylaws.

                  B. REGISTRATION STATEMENT. As soon as practicable following the execution of this Agreement, Capital, CBC and Home shall in consultation with each other prepare, and CBC shall file with the SEC, a registration statement on Form S-4 (or on such other form as Capital and CBC shall determine to be appropriate) (the "Registration Statement") covering (i) the CBC Stock to be issued to shareholders of Home pursuant to this Agreement, and (ii) the CBC Stock to be exchanged in the Reorganization, and will use their respective reasonable best efforts in good faith to see that the Registration Statement is declared effective by the SEC under the 1933 Act. Additionally, Capital, CBC and Home shall in consultation with each other take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (i) to cause the CBC Stock to be issued upon consummation of the Exchange, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents to the issuance of such stock.

                  C. PREPARATION AND DISTRIBUTION OF PROXY STATEMENT/PROSPECTUS. Capital and Home jointly will prepare a "Proxy Statement/Prospectus" for distribution to Home's shareholders as the proxy statement relating to its solicitation of proxies for use at the Home Shareholder Meeting and as CBC's prospectus relating to the offer and distribution of CBC Stock as described herein. The Proxy Statement/Prospectus shall be in such form and shall contain or be accompanied by such information regarding the Home Shareholder Meeting and this Agreement, the parties hereto, and the transactions described or contemplated herein as is required by applicable law and regulations and otherwise as shall be agreed upon by Home and Capital. CBC shall include the Proxy Statement/Prospectus as the prospectus in the Registration Statement. Capital and Home shall cause the Proxy Statement/Prospectus to be filed with the FDIC and, to the extent required or deemed advisable or appropriate by Capital's counsel, the SEC for review; and each party hereto will cooperate with the others in good faith and will use its respective reasonable best efforts in good faith to respond to any comments of the FDIC or the SEC thereon.

                  Home will mail the Proxy Statement/Prospectus to its shareholders as soon as practicable following the date on which it is cleared by the SEC and the Registration Statement is declared effective.

                  D. RECOMMENDATION OF HOME'S BOARD OF DIRECTORS. Unless, due to a material change in circumstances or for any other reason Home's Board of Directors reasonably believes, based on a written opinion of outside counsel, that such a recommendation would violate the directors' duties or obligations as such to Home or to its shareholders under applicable law, including, without limitation, the NCBCA, Home's Board of Directors will recommend to and actively encourage Home's shareholders that they vote their shares of Home Stock at the Home Shareholder Meeting to approve and adopt this Agreement and the Exchange, and the Proxy Statement/Prospectus mailed to Home's shareholders will so indicate and state that Home's Board of Directors considers the Exchange to be advisable and in the best interests of Home and its shareholders.

                  E. INFORMATION FOR PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT. CBC, Capital and Home each agrees to respond promptly, and to use its reasonable best efforts to cause its directors, officers, counsel, accountants, and affiliates to respond promptly to requests by any other party or its counsel for information for inclusion in the various applications for regulatory approvals and in the Proxy Statement/Prospectus and the Registration Statement. CBC, Capital and Home each hereby covenant that none of the information provided by it for inclusion in the Proxy Statement/Prospectus will, at the time of its mailing, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Proxy Statement/Prospectus, as it may be amended or supplemented, will contain an untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

                  In addition, Home shall cooperate with Capital and CBC, and shall provide such information as Capital or CBC may reasonably request, in connection with the preparation of Capital's proxy statement relating to the Reorganization (as defined in Paragraph 7.03.J.), and the provisions of the immediately preceding paragraph shall apply with respect to such information provided by Home.

                  F. LISTING APPLICATION. Capital and CBC shall use their reasonable best efforts to cause the shares of CBC Stock to be issued pursuant to this Agreement in the Exchange to be listed for trading on the Nasdaq SmallCap Market or on any securities exchange on which shares of CBC Stock shall be listed at the Effective Time.

         6.02 REGULATORY APPROVALS. Promptly following the date of this Agreement, CBC, Capital and Home each shall use their respective reasonable best efforts in good faith to (i) prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to the transactions described herein (including applications to the FDIC, the Commissioner, the Administrator, the North Carolina State Banking Commission, the Board of Governors of the Federal Reserve ("Federal Reserve"), and to any other applicable federal or state banking, securities, or other regulatory authority as may be required), and (ii) obtain all necessary regulatory approvals required for consummation of the transactions described herein. The parties shall cooperate in the preparation of all applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements, or other material that may be required by the other party to complete any such application; and, before the filing thereof, each party to this Agreement (and its counsel) shall have the right to review and comment on the form and content of any such application to be filed by the other party. Should the appearance of any of the officers, directors, employees, or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

         6.03 ACCESS. Following the date of this Agreement and to and including the Effective Time, Home shall provide, and shall cause each of its Subsidiaries to provide, Capital, CBC and their employees, accountants, and counsel, access to all their respective books, records, files, and other information (whether maintained electronically or otherwise), to all their respective properties and facilities, and to all their respective employees, accountants, counsel, and consultants, for purposes of the conduct of such reasonable investigation and review as Capital, CBC and their employees, accountants, and counsel shall, in their sole discretion, consider to be necessary or appropriate; provided, however, that any such review conducted by CBC shall be performed in such a manner as will not interfere unreasonably with Home's normal operations, or with Home's relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing.

         6.04 COSTS. Whether or not this Agreement shall be terminated or the Exchange shall be consummated, Home, CBC and Capital each shall pay its own legal, accounting, and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including, without limitation, all accounting fees, legal fees, filing fees, printing costs, travel expenses, and, in the case of Home, all fees owed to Baxter Fentriss and Company for the cost of Home's fairness opinion described in Paragraph 7.01.E. below, and, in the case of Capital, all fees owed to Interstate Johnson Lane for the cost of Capital's and/or CBC's fairness opinion described in Paragraph 7.01.E. below). All costs incurred in connection with the printing and mailing of the Proxy Statement/Prospectus shall be deemed to be incurred and shall be paid fifty percent (50%) by Home and fifty percent (50%) by Capital.

         6.05 ANNOUNCEMENTS. Home, CBC and Capital each agrees that no person other than the parties to this Agreement is authorized to make any public announcement or statement about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the other (which consent shall not unreasonably be denied or delayed), no party hereto (or any affiliates of such parties) may make any public announcement, statement, or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official, or the consent of any lessor or landlord of Home or any Home Subsidiary to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, prior review and consent shall not be required if in the good faith opinion of counsel to Capital, CBC or Home, such disclosure by such entity is required by law or otherwise is prudent. Capital, CBC and Home agree that they shall make a joint public announcement of this Agreement and the transactions described herein after execution of this Agreement. The timing and content of such announcement shall be approved by Capital, CBC and Home prior to such announcement.

         6.06     ENVIRONMENTAL STUDIES.

                  A. ENVIRONMENTAL SURVEYS At their option and expense Capital and CBC may cause to be conducted Phase I environmental assessments of the Real Property, the real estate subject to any Real Property Lease, or the Loan Collateral, or any portion thereof, together with such other studies, testing, and intrusive sampling and analyses as Capital or CBC shall deem necessary or desirable, and at its option and expense Home may cause to be conducted Phase I environmental assessments of Capital's real property or real property that Capital has leased (collectively, "Capital Property"), together with such other studies, testing, and intrusive sampling and analyses as Home shall deem necessary or desirable (collectively, the "Environmental Survey"). All such Phase I environmental assessments shall be completed within sixty (60) days following the date of this Agreement and thereafter the parties shall conduct and complete any such additional studies, testing, sampling, and analyses within sixty (60) days following completion of all Phase I environmental assessments.

                  B. RESULTS OF ENVIRONMENTAL SURVEYS CONDUCTED BY CAPITAL OR CBC. If (i) the final results of any Environmental Survey (or any related analytical data) conducted by Capital or CBC reflect that there likely has been any discharge, disposal, release, or emission by any person of any Hazardous Substance on, from, or relating to any of the Real Property, real estate subject to a Real Property Lease, or Loan Collateral at any time prior to the Effective Time, or that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Real Property, real estate subject to a Real Property Lease, or Loan Collateral which constitutes or would or may constitute a violation of any Environmental Laws, and if, (ii) based on the advice of its legal counsel or other consultants, Capital or CBC believes that Home or any Home Subsidiary is reasonably likely to become responsible for the remediation of such discharge, disposal, release or emission or for other corrective action with respect to any such violation, or that Home or any Home Subsidiary is reasonably likely to become liable for monetary damages (including, without limitation, any civil or criminal penalties or assessments) resulting therefrom (or that, in the case of any of the Loan Collateral, Home or any Home Subsidiary is reasonably likely to incur any such liability if it acquired title to such Loan Collateral), and if, (iii) based on the advice of its legal counsel or other consultants, Capital or CBC believes the amount of expenses or liability which Home or any Home Subsidiary is reasonably likely to incur or for which Home or any Home Subsidiary could become responsible or liable on account of any and all such remediation, corrective action or monetary damages at any time or over any period of time could equal or exceed an aggregate of $50,000, then Capital or CBC shall give Home written notice thereof (together with all information in its possession relating thereto) within fifteen (15) days of the completion of the Environmental Survey and, at Capital's or CBC's option and discretion, at any time thereafter and up to the Effective Time, Capital or CBC may terminate this Agreement without further obligation or liability to Home.

                  C. RESULTS OF ENVIRONMENTAL SURVEYS CONDUCTED BY HOME. If (i) the final results of any Environmental Survey (or any related analytical data) conducted by Home reflect that there likely has been any discharge, disposal, release, or emission by any person of any Hazardous Substance on, from, or relating to any of the Capital Property at any time prior to the Effective Time, or that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Capital Property which constitutes or would or may constitute a violation of any Environmental Laws, and if, (ii) based on the advice of its legal counsel or other consultants, Home believes that Capital or CBC is reasonably likely to become responsible for the remediation of such discharge, disposal, release or emission or for other corrective action with respect to any such violation, or that Capital or CBC is reasonably likely to become liable for monetary damages (including, without limitation, any civil or criminal penalties or assessments) resulting therefrom, and if, (iii) based on the advice of its legal counsel or other consultants, Home believes the amount of expenses or liability which Capital or CBC is reasonably likely to incur or for which Capital or CBC could become responsible or liable on account of any and all such remediation, corrective action or monetary damages at any time or over any period of time could equal or exceed an aggregate of $50,000, then Home shall give Capital and CBC written notice thereof (together with all information in its possession relating thereto) within fifteen (15) days of the completion of the Environmental Survey and, at Home's option and discretion, at any time thereafter and up to the Effective Time, Home may terminate this Agreement without further obligation or liability to Capital or CBC.

         6.07     EMPLOYEES; SEVERANCE PAYMENTS; EMPLOYEE BENEFITS.

                  A. EMPLOYMENT AGREEMENT. Home shall enter into an amended and restated employment agreement with Edwin E. Bridges as of the Effective Time which shall contain substantially the same terms and conditions and be in substantially the same form as is attached as Exhibit B to this Agreement.

                  B. EMPLOYMENT OF OTHER HOME EMPLOYEES. Provided they remain employed by Home at the Effective Time, Capital will in good faith use its best efforts to locate suitable positions for and offer employment to all other employees of Home ("Home Employees") at an office of Capital or Home located within a reasonable commuting distance from their respective job locations at the Effective Time. The employment so offered by Capital shall be at such compensation as that of the Home Employee at the Effective Time. Notwithstanding the foregoing, or anything else in this Agreement, Capital shall have no obligation with respect to any specific Home Employee, except as set forth in subparagraphs C and E below. Each such Home Employee's employment shall be on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate Capital to employ any such person for any specific period of time or in any specific position or to restrict Capital's right to terminate the employment of any such person at any time and for any reason satisfactory to Capital.

                  C. SEVERANCE PAYMENT. In the event Capital terminates any employee of Home other than Edwin E. Bridges within one year of the Effective Time for any reason other than cause ("cause" to be determined in Capital's absolute discretion), Capital shall pay to such employee severance pay in an amount equal to such employee's regular salary for one week, with a minimum of three weeks, per year of such employee's employment with Home.

                  D. EMPLOYEE BENEFITS. Except as otherwise provided herein, all Home Employees shall be entitled to receive all employee benefits and to participate in all benefit plans provided by CBC and Capital on the same basis (including costs) and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of CBC and Capital. However, each Home Employee shall be given credit for his or her full years of service with Home for purposes of entitlement to vacation and sick leave and for purposes of eligibility and vesting (but not for benefit accrual purposes) under any CBC and Capital benefit plans. There shall be no exclusion from coverage under the CBC and Capital health insurance plan as a result of pre-existing conditions to the extent such conditions were covered under any health insurance plan maintained by Home prior to the Effective Time.

                  E. EMPLOYEE STOCK OWNERSHIP PLAN. Home acknowledges that CBC intends to assume the Home Employee Stock Ownership Plan ("Home ESOP"), and, thereafter, to terminate the Home ESOP at the earliest practicable time permitted by applicable legal and accounting authority (including without limitation the applicable requirements for the transactions contemplated by this Agreement to be treated as a "pooling of interests" for accounting purposes), all at CBC's discretion. CBC intends to continue to make ESOP loan payments substantially consistent with Home's past practices, and CBC will not terminate the ESOP until all loan balances due under the ESOP have been paid in full. Home covenants and agrees with CBC and Capital to take any actions reasonably requested by CBC or Capital to facilitate such assumption, including without limitation, obtaining consents and approval, providing notices, and making any filings as may be necessary or desirable.

                  F. PENSION PLAN. Prior to December 31, 1998, or the Effective Time if the Effective Time is prior to December 31, 1998, (i) Home shall fund any deficits existing in the Home defined benefit pension plan ("Pension Plan"), and (ii) Home's Board of Directors shall adopt a resolution to terminate the Pension Plan, effective before the Effective Time or as soon after the Effective Time as possible, in accordance with the terms of the Pension Plan and the requirements of ERISA and the Code.

                  G. STOCK PLANS. CBC and Capital acknowledge that the Exchange will constitute a change in control for purposes of Home's Management Recognition Plan and Stock Option Plan and that all outstanding awards thereunder, totaling 26,347 shares of Home Stock and 49,295 stock options will be fully vested as a result of the Exchange.

         6.08 CONFIDENTIALITY. Capital, CBC and Home each agrees that it will treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the others during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers, or financial condition of such other parties; and that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (i) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Paragraph 6.08), (ii) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC, FDIC or other regulatory authorities in connection with the transactions described herein, or (iv) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law. Capital, CBC and Home shall cause their respective Subsidiaries and affiliates, and all of their respective officers, directors, employees and agents to comply with the provisions of this Paragraph 6.08.

         In the event this Agreement is terminated for any reason, each of the parties hereto immediately shall return to the other parties all copies of any and all documents or other written materials or information of or relating to such other parties which were obtained from them or their Subsidiaries or affiliates during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers, or financial condition of such other parties.

         The parties' obligations of confidentiality under this Paragraph 6.08 shall survive and remain in effect following any termination of this Agreement.

         6.09 REORGANIZATION FOR TAX PURPOSES. Capital, CBC and Home each undertakes and agrees to use its reasonable best efforts to cause the Exchange to qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code, and that it will not intentionally take any action that would cause the Exchange to fail to so qualify.

         6.10 ACCOUNTING TREATMENT. Capital, CBC and Home each undertakes and agrees to use its reasonable best efforts to cause the Exchange to qualify to be treated as a "pooling-of-interests" for accounting purposes and that it will not intentionally take any action that would cause the Exchange to fail to so qualify.

         6.11 OTHER PERMISSIBLE TRANSACTIONS. Home agrees that CBC and/or Capital may offer to acquire, enter into agreements to acquire and acquire financial institution holding companies and their subsidiaries, financial institutions or financial services entities and their subsidiaries, leasing companies and other entities which are permissible for financial institutions to own, and/or the assets and liabilities of such entities prior to the Effective Time.


                                   ARTICLE VII
                        CONDITIONS PRECEDENT TO EXCHANGE

         7.01 CONDITIONS TO ALL PARTIES' OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

                  A. APPROVAL BY GOVERNMENTAL OR REGULATORY AUTHORITIES; NO DISADVANTAGEOUS CONDITIONS. (i) The Exchange and the other transactions described herein (not including the Reorganization) shall have been approved, to the extent required by law, by the FDIC, the Commissioner and the North Carolina State Banking Commission, the Administrator, the Federal Reserve, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transaction, (ii) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by Capital, CBC or Home to be materially disadvantageous or burdensome or to impact so adversely the economic or business benefits of this Agreement as to render it inadvisable for such party to consummate the transactions contemplated herein; (iii) all waiting periods required following necessary approvals by governmental or regulatory agencies or authorities shall have expired, and, in the case of any waiting period imposed by law or regulation following approval by the Federal Reserve, the FDIC, or other governmental or regulatory authority, no unwithdrawn objection to the transactions contemplated herein shall have been raised by the U.S. Department of Justice; and (iv) all other consents, approvals, and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

                  B. EFFECTIVENESS OF REGISTRATION STATEMENT; COMPLIANCE WITH SECURITIES AND OTHER "BLUE SKY" REQUIREMENTS. The Registration Statement shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. CBC and Capital shall have taken all such actions, if any, as required by applicable state securities laws (i) to cause the CBC Stock to be issued upon consummation of the Exchange, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents with respect to the issuance of such stock, and any such required approvals or consents shall have been obtained and shall remain in effect.

                  C. ADVERSE PROCEEDINGS, INJUNCTION, ETC. There shall not be
(i) any order, decree, or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Exchange or any of the other transactions described herein (not including the Reorganization) or any of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Exchange or any of such other transactions contemplated herein (not including the Reorganization) by the U.S. Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Exchange or any other such transactions, or (iii) any suit, action, or proceeding by any person (including any governmental, administrative, or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit Home, CBC or Capital from consummating the transactions contemplated herein (not including the Reorganization) or carrying out any of the terms or provisions of this Agreement, or (iv) any other suit, claim, action, or proceeding pending or threatened against Home, CBC or Capital or any of their officers or directors which shall reasonably be considered by Home, CBC or Capital to be materially burdensome in relation to the proposed transactions or materially adverse in relation to the financial condition of such corporation, and which has not been dismissed, terminated, or resolved to the satisfaction of all parties hereto within ninety (90) days of the institution or threat thereof.

                  D. APPROVAL BY BOARD OF DIRECTORS AND SHAREHOLDERS. The Boards of Directors of Home, Capital and CBC shall have duly approved and adopted this Agreement by appropriate resolutions and the shareholders of Home shall have duly approved, ratified, and confirmed this Agreement and the transactions contemplated herein, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and Bylaws.

                  E. FAIRNESS OPINIONS. Home shall have received from Baxter Fentriss and Company a written opinion, in form and substance satisfactory to Home and its counsel, dated as of the date of this Agreement to Home's shareholders, to the effect that the terms of the transactions contemplated herein are fair, from a financial point of view, to Home and its shareholders. Capital and/or CBC shall have received from Interstate Johnson Lane a written opinion, in form and substance satisfactory to Capital and/or CBC and its/their counsel, dated as of the date of this Agreement to Capital's and/or CBC's shareholders, to the effect that the terms of the transactions contemplated herein are fair, from a financial point of view, to Capital and/or CBC and its/their shareholders.

                  F. TAX OPINION. The parties shall have received, in form and substance satisfactory to Capital, CBC and Home, an opinion of PricewaterhouseCoopers LLP substantially to the effect that: (i) for federal income tax purposes, consummation of the Exchange will constitute a "reorganization" as defined in ss. 368(a)(1)(B) of the Code; (ii) that no taxable gain will be recognized by a shareholder of Home upon such shareholder's receipt of CBC Stock in exchange for his or her Home Stock; (iii) that the basis of the CBC Stock received by the shareholder in the Exchange will be the same as his or her Home Stock surrendered in exchange therefor; and (iv) that, if Home Stock is a capital asset in the hands of the shareholder at the Effective Time, then the holding period of the CBC Stock received by the shareholder in the Exchange will include the holding period of Home Stock surrendered in exchange therefor. In rendering its opinion, PricewaterhouseCoopers LLP may rely on representations contained in certificates of officers of Home, CBC and Capital.

                  G. LISTING OF CBC'S STOCK. CBC Stock shall have been approved for listing on the Nasdaq SmallCap Market effective as of the Effective Time.

                  H. NO TERMINATION OR ABANDONMENT. This Agreement shall not have been terminated by any party hereto.

         7.02 ADDITIONAL CONDITIONS TO HOME'S OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, Home's obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

                  A. MATERIAL ADVERSE CHANGE. There shall not have been any Material Adverse Change in the financial condition or results of operations of Capital or CBC, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create, or result in any such Material Adverse Change.

                  B. COMPLIANCE WITH LAWS. Capital and CBC shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation is reasonably likely to have a Material Adverse Effect on the financial condition or results of operations of Capital or CBC.

                  C. CAPITAL'S AND CBC'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by Home as provided in Paragraph 9.02 below, each of the representations and warranties of Capital and CBC contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) representations and warranties that speak as of a specific date, (ii) for changes which are not, in the aggregate, material and adverse to the financial condition and results of operations of Capital or CBC, and (iii) as otherwise contemplated by this Agreement; and Capital and CBC shall have performed in all material respects all their respective obligations, covenants, and agreements hereunder to be performed by them on or before the Closing Date. Home shall have received a certificate dated as of the Closing Date and executed by Capital's and CBC's President and Chief Financial Officer to the foregoing effect and as to any other matter as Home may reasonably request.

                  D. LEGAL OPINION OF CAPITAL'S AND CBC'S COUNSEL. Home shall have received from Capital's and CBC's counsel, Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan LLP, a written opinion, dated as of the Closing Date in the form of Exhibit C attached hereto.

                  E. OTHER DOCUMENTS AND INFORMATION FROM CAPITAL AND CBC. Capital and CBC shall have provided to Home correct and complete copies of their respective Bylaws, Articles of Incorporation and board resolutions (all certified by their respective secretaries), together with a certificate of the incumbency of its officers and such other closing documents and information as may be reasonably requested by Home or its counsel.

                  F. ACCEPTANCE BY HOME'S COUNSEL. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Home's legal counsel.

         7.03 ADDITIONAL CONDITIONS TO CAPITAL'S AND CBC'S OBLIGATION. Notwithstanding any other provision of this Agreement to the contrary, Capital's and CBC's obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

                  A. MATERIAL ADVERSE CHANGE. There shall not have occurred any Material Adverse Change in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties, or operations of Home or any Home Subsidiary, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create, or result in any such Material Adverse Change.

                  B. COMPLIANCE WITH LAWS. Home and each Home Subsidiary shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation is reasonably likely to have a Material Adverse Effect on Home.

                  C. HOME'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by Capital or CBC as provided in Paragraph 9.02 below, each of the representations and warranties of Home contained in this Agreement shall have been true and correct in all material respects as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) representations and warranties that speak as of a specific date, (ii) for changes which do not, in the aggregate, result in a Material Adverse Effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties, or operations of Home or any Home Subsidiary, and (iii) as otherwise contemplated by this Agreement; and Home shall have performed in all material respects all its obligations, covenants, and agreements hereunder to be performed by it on or before the Closing Date.

                  Capital and CBC shall have received a certificate dated as of the Closing Date and executed by Home's President and Chief Financial Officer to the foregoing effect and as to such other matters as may be reasonably requested by Capital or CBC.

                  D. LEGAL OPINION OF HOME'S COUNSEL. Capital and CBC shall have received from Home's counsel, Moore & Van Allen, PLLC, a written opinion, dated as of the Closing Date in the form of Exhibit D attached hereto.

                  E. OTHER DOCUMENTS AND INFORMATION FROM HOME. Home shall have provided to Capital and CBC correct and complete copies of its Articles of Incorporation, Bylaws, and board and shareholder resolutions (all certified by Home's Secretary), together with certificates of the incumbency of Home's officers and such other closing documents and information as may be reasonably requested by Capital, CBC or their counsel.

                  F. CONSENTS TO ASSIGNMENT OF LEASES. Home shall have obtained all required consents to the Exchange as may be required under the Real Property Leases and all other leases, under the same terms, rates, and conditions of such Real Property Leases and all other leases in effect as of the date of this Agreement, and such consents shall be in such form and substance as shall be satisfactory to CBC; and each of Home's and each of Home Subsidiary's lessors shall have confirmed in writing that Home or such Subsidiary, as the case may be, is not in material default under the terms and conditions of the Real Property Lease or any other lease between such lessor and Home or such Subsidiary.

                  G. ACCEPTANCE BY CAPITAL'S AND CBC'S COUNSEL. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Capital's and CBC's legal counsel.

                  H. EXERCISE OF DISSENTERS RIGHTS. The aggregate number of shares of Home Stock as to which cash is required to be paid as the result of the exercise of any dissenters rights pursuant to the NCBCA, when coupled with any other shares of Capital Stock, CBC Stock and Home Stock deemed tainted for "pooling-of-interest" purposes, shall not exceed 10% of the total number of shares of Home Stock outstanding at the date of this Agreement or at the Effective Time.

                  I. EMPLOYMENT AND NON-COMPETE AGREEMENT. Edwin E. Bridges ("Bridges") shall enter into an amended and restated employment and non-compete agreement with Home substantially in the form of Exhibit B attached hereto or otherwise in form and substance satisfactory to Capital and CBC. Such amended and restated employment and non-compete agreement shall amend, restate, replace and supersede any prior employment agreement between Bridges and Home.

                  J. CAPITAL REORGANIZATION INTO A HOLDING COMPANY STRUCTURE. Prior to the Effective Time, Capital shall have reorganized into a holding company structure such that Capital is a wholly-owned Subsidiary of CBC (the "Reorganization"), and (i) the Reorganization shall have been approved, to the extent required by law, by the FDIC, the Commissioner and the North Carolina State Banking Commission, the Federal Reserve, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transaction,
(ii) no governmental or regulatory agency or authority shall have withdrawn its approval of the Reorganization or imposed any condition on the Reorganization or conditioned its approval thereof, which condition is reasonably deemed by Capital or CBC to be materially disadvantageous or burdensome or to impact so adversely the economic or business benefits of the Reorganization as to render it inadvisable for Capital or CBC to consummate the Reorganization; (iii) all waiting periods required following necessary approvals by governmental or regulatory agencies or authorities shall have expired, and, in the case of any waiting period imposed by law or regulation following approval by the Federal Reserve, the FDIC, or other governmental or regulatory authority, no unwithdrawn objection to the Reorganization shall have been raised by the U.S. Department of Justice; and (iv) all other consents, approvals, and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the Reorganization shall have been procured. The Reorganization shall be structured such that each share of Capital's common stock outstanding as of the date of this Agreement shall be exchanged for or converted into one share of CBC's common stock. Notwithstanding the foregoing, at Capital's option, in the event the Reorganization is not consummated prior to the Effective Time, the transactions contemplated by this Agreement may be restructured such that Home is merged into Capital in consideration for the distribution by Capital to Home Shareholders of 1.280 shares of Capital's common stock for each share of Home Stock (other than any shares held by Capital or as to which rights of dissent and appraisal are properly exercised). In the event Capital exercises such option, the provisions of this Agreement shall be modified to the extent necessary to effect such a restructuring.

                  K. ACCOUNTING TREATMENT. (i) Capital and CBC shall have received assurances from PricewaterhouseCoopers LLP, in form and content satisfactory to them, to the effect that the Exchange will qualify to be treated as a "pooling-of-interests" for accounting purposes; (ii) if requested by the Capital or CBC, Home's independent public accountants shall have delivered to Capital and CBC a letter in form and content satisfactory to them to the effect that such accountants are not aware of any fact or circumstance that might cause the Exchange not to qualify for such treatment; (iii) it shall not have come to the attention of management of Capital or CBC that any event has occurred or that any condition or circumstance exists that makes it likely that the Exchange may not so qualify.

                  L. RESIGNATIONS. Capital and CBC shall have received the written resignation, satisfactory in form and substance to Capital and CBC, from each director of Home, effective as of the Effective Time.

                  M. AFFILIATES' AGREEMENTS. Capital and CBC shall have received an Affiliates Agreement executed by each person who is an Affiliate of Home (as defined in

Paragraph 2.26 above) at least five (5) days prior to the Closing in form and content reasonably satisfactory to Capital and CBC.


                                  ARTICLE VIII
                               TERMINATION; BREACH

         8.01 MUTUAL TERMINATION. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of Capital or Home), this Agreement may be terminated by the mutual agreement of Capital, CBC and Home. Upon any such mutual termination, all obligations of Capital, CBC and Home hereunder shall terminate and each party shall pay costs and expenses as provided in Paragraph 6.04 above.

         8.02 UNILATERAL TERMINATION. This Agreement may be terminated by either Capital, CBC or Home (whether before or after approval hereof by Home's or Capital's shareholders) upon written notice to the other parties and under the circumstances described below.

                  A. TERMINATION BY CAPITAL OR CBC. This Agreement may be terminated by Capital or CBC by action of either of their Board of Directors:

                           (i) if Home shall have violated or failed to fully
perform any of its obligations, covenants, or agreements contained in Article IV or Article VI herein in any material respect;

                           (ii) if Capital or CBC determines at any time that
any of Home's representations or warranties contained in Article II or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, is reasonably likely to cause any such representations or warranties to become false or misleading in any material respect;

                           (iii) if Home's shareholders do not ratify and
approve this Agreement and the transactions contemplated herein or Capital's shareholders do not approve the Reorganization;

                           (iv) if any of the conditions of the obligations of
Capital or CBC (as set forth in Paragraph 7.01 or 7.03 above) shall not have been satisfied or effectively waived in writing, or if the transactions contemplated herein shall not have become effective, on or before June 30, 1999, unless such date is extended as evidenced by the written mutual agreement of the parties hereto;

                           (v) if the number of shares dissenting from the
Exchange, when coupled with any other shares of Capital Stock, CBC Stock and Home Stock deemed tainted from "pooling-of-interest" purposes, precludes accounting for the Exchange as a pooling of interests pursuant to APB Opinion No. 16; or

                           (vi) if the Board of Directors of Home (x) fails to
convene a meeting of the Home shareholders to approve the Exchange on or before December 31, 1998 (the "Meeting Date"), or postpones the date scheduled for the meeting of the Home shareholders to approve the Exchange beyond the Meeting Date, except with the written consent of Capital or CBC, (y) fails to recommend the approval of this Agreement and the Exchange to the Home shareholders in accordance with Section 6.01.D. hereof, or (z) withdraws or amends or modifies in a manner adverse to Capital or CBC its recommendation or approval in respect of this Agreement and the Exchange or fails to reconfirm such recommendation within two business days of a written request for such confirmation by Capital or CBC.

                                    However, before Capital or CBC may terminate
this Agreement for any of the reasons specified above in clause (i) or (ii) of this Paragraph 8.02.A., it shall give written notice to Home as provided herein stating its intent to terminate and a description of the specific breach, default, violation, or other condition giving rise to its right to so terminate, and, such termination by Capital or CBC shall not become effective if, within thirty (30) days following the giving of such notice, Home shall cure such breach, default, or violation or satisfy such condition to the reasonable satisfaction of Capital and CBC.

                  B. TERMINATION BY HOME. This Agreement may be terminated by Home by action of its Board of Directors:

                           (i) if Capital or CBC shall have violated or failed
to fully perform any of its obligations, covenants, or agreements contained in
Article V or VI herein in any material respect;

                           (ii) if Home determines at any time that any of
Capital's or CBC's representations and warranties contained in Article III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, is reasonably likely to cause any such representations or warranties to become false or misleading in any material respect;

                           (iii) if, notwithstanding Home's compliance with its
obligations contained in this Agreement, Home's shareholders do not ratify and approve this Agreement;

                           (iv) if any of the conditions of the obligations of
Home (as set forth in Paragraph 7.01 or 7.02 above) shall not have been satisfied or effectively waived in writing, or if the transactions contemplated herein shall not have become effective, on or before June 30, 1999, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

                                    However, before Home may terminate this
Agreement for any of the reasons specified above in clause (i) or (ii) of this Paragraph 8.02.B., it shall give written notice to Capital and CBC as provided herein stating its intent to terminate and a description of the specific breach, default, violation, or other condition giving rise to its right to so terminate, and, such termination by Home shall not become effective if, within thirty (30) days following the giving of such notice, Capital or CBC shall cure such breach, default, or violation or satisfy such condition to the reasonable satisfaction of Home.


                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         9.01 "PREVIOUSLY DISCLOSED" INFORMATION; "MATERIAL ADVERSE EFFECT" AND "MATERIAL ADVERSE CHANGE"

                  A. "Previously Disclosed" shall mean, as to Home, Capital or CBC, the disclosure of information in a letter delivered by such party to the others prior to the date of this Agreement and which specifically refers to this Agreement and is arranged in paragraphs corresponding to the Paragraphs, subparagraphs, and items of this Agreement applicable thereto, all of which documents are incorporated herein by reference.

                  Information disclosed in any party's letter described above shall be deemed to have been Previously Disclosed by such party for the purpose of any given Paragraph, subparagraph, or item of this Agreement only to the extent that information is expressly set forth in such party's letter described above and that, in connection with such disclosure, a specific reference is made in the letter to that Paragraph, subparagraph, or item.

                  B. Where used in this Agreement, the terms "Material Adverse Effect" and "Material Adverse Change" shall mean an event, matter, item or circumstance (other than as a result of (i) changes in GAAP, (ii) changes in banking and similar laws of general application or interpretations thereof by courts or governmental authorities, or (iii) any non-recurring merger-related expense of any kind) that in and of itself, or when combined with all similar events, matters, items or circumstances, reasonably would be expected to have, now or in the future, a material adverse effect on the business, financial condition, operations, results of operations or prospects of either party.

         9.02 WAIVER. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand a full and complete compliance with such terms.

         9.03 AMENDMENT. This Agreement may be amended, modified, or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Home, by an agreement in writing approved by a majority of the Board of Directors of CBC, Capital and Home executed in the same manner as this Agreement; provided, however, that, except with the further approval of Home's shareholders of that change or as otherwise provided herein, following approval of this Agreement by the shareholders of Home no change may be made in the number of shares of CBC Stock into which each share of Home Stock will be converted.

         9.04 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, postage prepaid, as follows:

          A.       If to Home, to:

                   Home Savings Bank of Siler City, Inc., SSB
                   300 East Raleigh Street
                   Siler City, North Carolina  27344
                   Attention:  Mr. Edwin E. Bridges

                   With copy to:

                   Anthony Gaeta, Esq.
                   Moore & Van Allen, PLLC
                   1 Hannover Square
                   Raleigh, North Carolina  27601

          B.       If to CBC or Capital, to:

                   Capital Bank
                   4400 Falls of Neuse Road
                   Raleigh, North Carolina 27609
                   Attention:  James A. Beck

                   With copy to:

                   John L. Jernigan
                   Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP 2500 First Union Capitol Center
                   Raleigh, North Carolina 27601

         9.05 FURTHER ASSURANCES. Home, CBC and Capital each agree to furnish to the others such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations, and warranties contained herein, including the opinion of legal counsel, as such other parties may reasonably request.

         9.06 HEADINGS AND CAPTIONS. Headings and captions of the articles, sections, and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

         9.07 ENTIRE AGREEMENT. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

         9.08 SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement, or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

         9.09 ASSIGNMENT. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

         9.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court located in the State of North Carolina, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.11 COUNTERPARTS. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

         9.12 GOVERNING LAW. This Agreement is made in and shall be construed and enforced in accordance with the internal laws (and not the laws of conflict) of the State of North Carolina.

         9.13 INSPECTION. Any right of CBC and Capital hereunder to investigate or inspect the assets, books, records, files, and other information of Home and Home's Subsidiaries in no way shall establish any presumption that CBC or Capital should have conducted any investigation or that such right has been exercised by CBC or Capital or their respective agents, representatives, or others. Any investigations or inspections that have been made by CBC, Capital or their respective agents, representatives, or others prior to the Closing Date shall not be deemed in any way in derogation or limitation of the covenants, representations, and warranties made by or on behalf of Home and Home's Subsidiaries in this Agreement.

         9.14 SURVIVAL OF REPRESENTATIONS, WARRANTIES, INDEMNIFICATION AND OTHER AGREEMENTS.

                  A. REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. None of the representations, warranties or agreements herein shall survive the effectiveness of the Exchange, and no party shall have any right after the Effective Time to recover damages or other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties' agreements contain in Paragraphs 5.02, 6.07 and 6.08 and Article VIII hereof, and CBC's representations and warranties contained in Paragraph 3.02, shall survive the effectiveness of the Exchange.

                  B. INDEMNIFICATION AND OTHER AGREEMENTS. CBC's indemnification and all other agreements and obligations pursuant to Paragraph 5.02 above shall become effective only at the Effective Time, and CBC shall not have any obligation under that Paragraph prior to the Effective Time or in the event of or following termination of this Agreement prior to the Effective Time.

  [remainder of page intentionally left blank; signatures appear on next page]

         IN WITNESS WHEREOF, Home, Capital and CBC have each caused this Agreement to be executed in its name by its duly authorized officers as of the date first above written.

                                    HOME SAVINGS BANK OF SILER CITY, INC., SSB


                                    By: /s/ Edwin E. Bridges
                                        ------------------------------------
                                    Name: Edwin E. Bridges
                                    Title: President
ATTEST:

/s/
------------------------
______ Secretary

[CORPORATE SEAL]


                                    CAPITAL BANK


                                    By: /s/ James A. Beck
                                        ------------------------------------
                                    Name:
                                    Title:
  ATTEST:
/s/ Allen T. Nelson, Jr.
------------------------
_______ Secretary

[CORPORATE SEAL]


                                    CAPITAL BANK CORPORATION


                                    By: /s/ James A. Beck
                                        ------------------------------------
                                    Name:
                                    Title:
  ATTEST:

/s/ Allen T. Nelson, Jr.
------------------------
_______ Secretary

[CORPORATE SEAL]

  AMENDMENT 1 TO AGREEMENT AND PLAN OF REORGANIZATION AND SHARE EXCHANGE BY AND
                   AMONG CAPITAL BANK, CAPITAL BANK CORPORATION
                  AND HOME SAVINGS BANK OF SILER CITY, INC., SSB

      THIS AMENDMENT 1 TO AGREEMENT AND PLAN OF REORGANIZATION AND SHARE EXCHANGE (this "Amendment") is entered into as of the 11th day of February, 1999, by and among Capital Bank ("Capital"), Capital Bank Corporation ("CBC") and Home Savings Bank of Siler City, Inc., SSB ("Home").

      WHEREAS, Capital, CBC and Home are parties to that certain Agreement and Plan of Reorganization and Share Exchange, dated as of September 29, 1998 (the "Agreement"); and,

      WHEREAS, the parties desire to amend the Agreement as provided herein.

      NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Amendment and the Agreement, Home, CBC and Capital hereby adopt and make this Amendment and mutually agree as follows:

      1. All references in the Agreement, wherever appearing, to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, shall be changed to references to Section 368(a) of the Internal Revenue Code of 1986, as amended.

      2. Paragraph 5.05 of the Agreement is amended in its entirety to read as follows:

            "5.05 ADVISORY BOARD OF DIRECTORS. After the Effective Time, the current members of Home's Board of Directors may, in CBC's sole discretion, serve as members of Capital's (or Home's, as the case may be) local advisory board. CBC may terminate advisory directors, with or without cause, at any time in its sole discretion. Any compensation, if any, paid to advisory directors shall be at the sole discretion of CBC."

      3. The parties to the Agreement agree that the Agreement and the transactions contemplated thereby must, in accordance with Nasdaq Stock Market requirements, be approved by the shareholders of Capital and CBC. Accordingly, the parties agree that:

            a. In the third line of Paragraph 3.03, after the word "by", the following shall be inserted: "the shareholders of Capital in the manner required by law (as contemplated by Paragraph 6.01.A) below and by".

            b. In the fourth line of the second paragraph of Paragraph 3.04, after the word "of", the following shall be inserted: "Capital's shareholders as described in Paragraph 7.01.D below and of".

            c. In the fifth line of Paragraph 6.01.A, after the word "on", the following shall be inserted: "the approval of this Agreement and the transactions contemplated hereby and".

            d. In the fourth line of Paragraph 6.01.C, the word "and" shall be replaced with a comma, and after the word "as", the following shall be inserted:
"for distribution to Capital's shareholders as the proxy statement relating to its solicitation of proxies for use at the Capital Shareholder Meeting,". In the seventh line of Paragraph 6.01.C, after the word "Meeting", insert the following: ", Capital Shareholder Meeting,".

            e. In the third line of Paragraph 7.01.D, after the word "of", the following shall be inserted: "Capital and".

            f. In the second line of Paragraph 8.02.A(iii), after the word "not", the following shall be inserted: "ratify and approve this Agreement and the transactions contemplated herein or do not".

            g. In the second line of Paragraph 8.02.B(iii), after the words "approve this Agreement", the following shall be inserted: "or if the shareholders of Capital do not ratify and approve this Agreement and the transactions contemplated hereby."

            h. In the third line of Paragraph 9.03, after the words "shareholders of", the following shall be inserted: "Capital or". In the fifth line of Paragraph 9.03, after the words "approval of", the following shall be inserted: "Capital's and". In the sixth line of Paragraph 9.03, after the words "shareholders of", the following shall be inserted: "Capital and".

      Except as amended by this Amendment, the Agreement shall remain unchanged and in full force and effect. This Amendment is made in and shall be construed and enforced in accordance with the internal laws (and not the laws of conflict) of the State of North Carolina. Any number of counterparts of this Amendment may be signed and delivered, each of which shall be considered an original and which together shall constitute one and the same amendment of the Agreement.

   [remainder of page intentionally left blank; signatures appear on next page]

      IN WITNESS WHEREOF, Home, Capital and CBC have each caused this Amendment to be executed in its name by its duly authorized officers as of the date first above written.

                              HOME SAVINGS BANK OF SILER CITY, INC., SSB


                              By: /s/ Edwin Bridges
                              Name: Edwin Bridges
                              Title: President
ATTEST:

------------------------
______ Secretary

[CORPORATE SEAL]


                              CAPITAL BANK


                              By: /s/ Allen T. Nelson, Jr.
                              Name: Allen T. Nelson, Jr.
                              Title: Chief Financial Officer
  ATTEST:

------------------------
_______ Secretary

[CORPORATE SEAL]


                            CAPITAL BANK CORPORATION


                              By: /s/ Allen T. Nelson, Jr.
                              Name: Allen T. Nelson, Jr.
                              Title: Chief Financial Officer
  ATTEST:

------------------------
_______ Secretary

[CORPORATE SEAL]

APPENDIX III

                                (BAXTER FENTRISS
                                AND COMPANY logo)

      9100 ARBORETUM PARKWAY   SUITE 280      RICHMOND, VIRGINIA 23236
                  (804) 323-7540     FAX (804) 323-7457







September 29, 1998


The Board of Directors of
Home Savings Bank of Siler City, Inc., SSB
                      and
Edwin E. Bridges, Trustee for the
Employee Stock Ownership Plan of
Home Savings Bank of Siler City, Inc., SSB

300 East Raleigh Street
Siler City, NC 27344


Dear Ladies and Gentlemen:

Home Savings Bank of Siler City, Inc., SSB, Siler City, North Carolina ("Home") has entered into an agreement with Capital Bank, Raleigh, North Carolina and Capital Bank Corporation, Raleigh, North Carolina (a new bank holding company to be formed by Capital Bank)(collectively referred to herein as "Capital") providing for the acquisition of HOME by Capital ("Acquisition"). The terms of the Acquisition are set forth in the Agreement and Plan of Reorganization and Share Exchange dated September 29, 1998.

The terms of the Acquisition provide that, with the possible exception of those shares as to which dissenter's rights may be perfected, each outstanding share of Home ($1.00 par value) shall be converted into the right to receive 1.28 Capital ($5.00 par value) shares ("Consideration").

You have asked our opinion as to whether the proposed transaction pursuant to the terms of the Acquisition are fair to the respective shareholders of Home from a financial point of view.

In rendering our opinion, we have evaluated the financial statements of Home and Capital available to us from published sources. In addition, we have, among other things: (a) to the extent deemed relevant, analyzed selected public information of certain other financial institutions and compared Home and Capital from a financial point of view to the other financial institutions; (b) considered the historical market price of the common stock of Home and Capital;
(c) compared the terms of the Acquisition with the terms of certain other comparable transactions to the extent information concerning such acquisitions was publicly available; (d) reviewed the drafts of the Agreement and Plan of Reorganization and related documents; and (e) made such other analyses and examinations as we deemed necessary. We also met with various senior officers of Home and Capital to discuss the foregoing as well as other matters that may be relevant.

We have not independently verified the financial and other information concerning Home, or Capital, or other data which we have considered in our review. We have assumed the accuracy and completeness of all such information; however, we have no reason to believe that such information is not accurate and complete. Our conclusion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of Home and Capital as they exist and are known to us as of June 30, 1998.

We have acted as financial advisor to Home in connection with the Acquisition and will receive from Home a fee for our services, a significant portion of which is contingent upon the consummation of the Acquisition.

It is understood that this opinion may be included in its entirety in any communication by Home or the Board of Directors to the stockholders of Home. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

Based on the foregoing, and subject to the limitations described above, we are of the opinion that the Consideration is fair to the shareholders of Home from a financial point of view.


Sincerely,


/s/
Baxter Fentriss and Company

February 1, 1999


APPENDIX IV

Board of Directors
Capital Bank Corporation
4400 Falls of Neuse Road
Post Office Box 18949
Raleigh, North Carolina  27619-8949

Members of the Board:


     You have requested our opinion (the "Opinion") as to the fairness, from a financial point of view, of the consideration to be paid by the shareholders of Capital Bank Corporation ("Capital Bank") under the terms of a certain Agreement and Plan of Reorganization and Share Exchange (the "Agreement"), dated as of September 29, 1998, by and among Capital Bank, Capital Bank Corporation and Home Savings Bank of Siler City, Inc., SSB ("Home Savings") pursuant to which the shareholders of Home Savings will exchange their shares for shares of Capital Bank Corporation (the "Exchange"). Under the terms of the Agreement, each of the outstanding shares of Home Savings common stock shall be converted into the right to receive 1.28 shares of Capital Bank common stock. The foregoing summary of the Exchange is qualified in its entirety by reference to the Agreement.


      Interstate/Johnson Lane Corporation ("IJL") is one of the largest independent investment banking firms headquartered in the Southeast. As part of its regular investment banking business, IJL evaluates securities in connection with negotiated underwritings, leveraged buyouts, secondary distributions, private placements, estate and gift valuations, mergers and acquisitions, employee stock ownership plan purchases and other activities.

      We have developed our Opinion on the basis of the findings and conclusions arising from our conduct of due diligence with respect to Capital Bank and Home Savings. In arriving at our Opinion, we have, among other things:

      1) reviewed the terms and conditions of the Agreement and Joint Proxy Statement-Prospectus;

      2) analyzed certain historical business and financial information relating to Capital Bank and Home Savings;


      3) conducted discussions with members of the senior management of Capital Bank and Home Savings with respect to the business and prospects of Capital Bank and Home Savings and the strategic objectives of the Exchange;

Board of Directors
Capital Bank Corporation
February 1, 1999
Page 2



      4)    reviewed   financial  and  market  information  as  to  certain
            other publicly traded companies believed by us to be reasonably similar to Home Savings;

      5) considered the financial terms of selected merger and acquisition transactions in the thrift industry believed by us to be reasonably similar to the proposed Exchange;

      6) performed a pro forma dilution analysis using financial projections for Capital Bank and Home Savings in calendar years 1999 and 2000, including potential cost savings, merger costs and synergies, to estimate the impact to the shareholders of Capital Bank; and

      7) conducted, as appropriate and relevant, such other financial studies, analyses and investigations as the basis for the conclusions set forth in this Opinion.



     We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information furnished to us by Capital Bank and Home Savings including, without limitation, all financial projections of Capital Bank and Home Savings. Accordingly, we do not make any warranties, nor do we express any opinion regarding the accuracy of such projections. We have also relied upon the reasonable assurances of management of Capital Bank and Home Savings that they are unaware of any facts that would make the information provided to us materially incomplete or misleading.


      Based upon and subject to the foregoing and such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration provided for in the Agreement is fair, from a financial point of view, to the shareholders of Capital Bank.


      Our fees for rendering our Opinion are not contingent upon the Opinion expressed herein, and neither IJL nor any of its affiliates or employees has a present or intended material financial interest in the Company. Further, IJL is independent of all parties participating in the proposed Exchange.

Board of Directors
Capital Bank Corporation
February 1, 1999
Page 3


     This Opinion is furnished pursuant to our engagement letter dated July 16, 1998. Our Opinion is directed to the Board of Directors of Capital Bank Corporation and does not constitute a recommendation to any shareholder of Capital Bank as to how such a shareholder should vote in connection with the Exchange. This Opinion is a summary discussion of our underlying analyses and may be included in the Joint Proxy Statement-Prospectus relating to the Exchange.


Very truly yours,

/s/
INTERSTATE/JOHNSON LANE CORPORATION

APPENDIX V
                               DISSENTERS' RIGHTS
          N.C. GEN. STAT. CHAPTER 55, ARTICLE 13 WITH 1997 AMENDMENTS
                       GENERAL STATUTES OF NORTH CAROLINA

CHAPTER 55.  NORTH CAROLINA BUSINESS CORPORATION ACT
ARTICLE 13.  DISSENTERS' RIGHTS
PART 1.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

N.C. Gen. Stat. ss.55-13-01 (1996)

  ss.55-13-01.  Definitions

  In this Article:

      (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

      (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

      (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

      (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

      (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

      (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

      (7) "Shareholder" means the record shareholder or the beneficial shareholder.

N.C. Gen. Stat. ss.55-13-02 (1996)

  ss.55-13-02. Right to dissent

  (a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

      (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

      (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

      (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

      (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;

      (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

  (b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

  (c) Notwithstanding any other provision of this Article, there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or (ii) held by at least 2,000 record shareholders, unless in either case:

      (1) The articles of incorporation of the corporation issuing the shares provide otherwise;

      (2) In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

          a.  Cash;

          b. Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders; or

          c. A combination of cash and shares as set forth in sub-subdivisions
    a. and b. of this subdivision.

N.C. Gen. Stat. ss.55-13-03 (1996)

  ss.55-13-03.  Dissent by nominees and beneficial owners

  (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

  (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

      (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

      (2) He does so with respect to all shares of which he is the beneficial shareholder.

N.C. Gen. Stat. ss.55-13-04 (1996)

  ss.55-13-04 through 55-13-19

  Reserved for future codification purposes.

PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

N.C. Gen. Stat. ss.55-13-20 (1996)

  ss.55-13-20. Notice of dissenters' rights

  (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

  (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no longer than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.

  (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.

  ss.55-13-21. Notice of intent to demand payment

  (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

      (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

      (2) Must not vote his shares in favor of the proposed action.

  (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.

N.C. Gen. Stat. ss.55-13-22 (1996)

  ss.55-13-22. Dissenters' notice

  (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S.
55-13-21.

  (b) The dissenters' notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters' rights under G.S. 55-13-02, and must:

      (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

      (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

      (3) Supply a form for demanding payment;

      (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

      (5) Be accompanied by a copy of this Article.

N.C. Gen. Stat. ss.55-13-23 (1996)

  ss.55-13-23. Duty to demand payment

  (a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

  (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

  (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article.

N.C. Gen. Stat. ss.55-13-24 (1996)

  ss.55-13-24. Share restrictions

  (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

N.C. Gen. Stat. ss.55-13-25 (1996)

  ss.55-13-25. Payment

  (a) As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.

  (b) The payment shall be accompanied by:

      (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

      (2) An explanation of how the corporation estimated the fair value of the shares;

      (3) An explanation of how the interest was calculated;

      (4) A statement of the dissenters' right to demand payment under G.S. 55-13-28; and

      (5) A copy of this Article.

N.C. Gen. Stat. ss.55-13-26 (1996)

  ss.55-13-26. Failure to take action

  (a) If the corporation does not take the proposed action within 60 days after the date for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

N.C. Gen. Stat. ss.55-13-27 (1996)

  ss.55-13-27

  Reserved for future codification purposes.

N.C. Gen. Stat. ss.55-13-28 (1996)

  ss.55-13-28.   Procedure  if  shareholder  dissatisfied  with  corporation's payment or failure to perform

  (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:

      (1) The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

      (2) The corporation fails to make payment under G.S. 55-13-25; or

      (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

  (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision
(a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

N.C. Gen. Stat. ss.55-13-29 (1996)

  ss.55-13-29

  Reserved for future codification purposes.

PART 3. JUDICIAL APPRAISAL OF SHARES

N.C. Gen. Stat. ss.55-13-30 (1996)

  ss.55-13-30. Court action

  (a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter's payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

  (a1) Repealed by Session Laws 1997-202, s.4, effective October 1, 1997.

  (b)  [Reserved for future codification purposes.]

  (c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

  (d) The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.

  (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

  ss.55-13-31. Court action

  (a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

  (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable.

       (1)Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

       (2)Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

  (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.